  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997

                                                REGISTRATION NO. 333-29573
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO

                    REGISTRATION STATEMENT ON FORM S-4
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          PREMIER LASER SYSTEMS, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           CALIFORNIA                             3841                            33-0476284
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                ---------------
                      3 MORGAN, IRVINE, CALIFORNIA 92618
                                (714) 859-0656
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                             COLETTE COZEAN, PH.D.
                            CHIEF EXECUTIVE OFFICER
                          PREMIER LASER SYSTEMS, INC.
                      3 MORGAN, IRVINE, CALIFORNIA 92618
                                (714) 859-0656
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT OF SERVICE)
                                ---------------
                                  COPIES TO:
                          THOMAS G. BROCKINGTON, ESQ.
                             SCOTT SANTAGATA, ESQ.
                                RUTAN & TUCKER
                        611 ANTON BOULEVARD, SUITE 1400
                         COSTA MESA, CALIFORNIA 92626
                                (714) 641-5100
                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the Registration Statement becomes effective and all other conditions
  to the merger described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.
                                ---------------
  If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                               PROPOSED
 TITLE OF EACH CLASS OF                        MAXIMUM     PROPOSED MAXIMUM  AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE    OFFERING PRICE    AGGREGATE     REGISTRATION
       REGISTERED            REGISTERED        PER UNIT     OFFERING PRICE      FEE
-----------------------------------------------------------------------------------------
Class A Common Stock, no
 par value(1)...........   1,500,000 shares Not Applicable $1,003,871.03(2)  $  304.20(2)
-----------------------------------------------------------------------------------------
Options to Purchase
 Class A Common Stock...     165,250 shares Not Applicable        --         $     --
-----------------------------------------------------------------------------------------
Class A Common Stock, no
 par value(3)...........     165,250 shares Not Applicable        --         $     --
-----------------------------------------------------------------------------------------
Class A Common Stock, no
 par value..............  325,000 shares(4)   $10.50(5)       $3,412,500     $1,034.09(6)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

(1) Based upon the Registrant's estimate of the maximum number of shares that may be issued in the merger described herein. Pursuant to the Merger, shares of Class A Common Stock of the registrant ("Common Stock") will be issued to (a) holders of convertible subordinated notes, preferred stock or common stock of EyeSys Technologies, Inc. ("EyeSys") or (b) certain creditors and claimants of EyeSys as payment for services or settlement of claims.

(2) The registration fee was calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, based on one-third of the sum of (i) the aggregate par value of the stock to be cancelled in the merger (assuming the exercise of all outstanding warrants and options to purchase such stock) and (ii) the principal amount of the notes to be cancelled in the merger. The amount shown was previously paid.
(3) Issuable upon exercise of Options to Purchase Class A Common Stock to be granted as a result of the Merger to holders of options and, in certain circumstances, holders of warrants to purchase EyeSys Common Stock and employees of EyeSys entitled to bonuses.

(4) Shares of Class A Common Stock being registered for resale by Dominick and Dominick Incorporated ("Dominick"). Consists of shares of Class A Common Stock issuable upon the exercise of presently outstanding warrants which were granted to Dominick in consideration for services rendered to Premier in connection with the Merger.

(5) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c), as of August 5, 1997.

(6) This additional registration fee is being paid concurrently with the filing of this Pre-Effective Amendment No. 1.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          PREMIER LASER SYSTEMS, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K.
                (SHOWING LOCATION IN PROSPECTUS/PROXY STATEMENT
                 OF INFORMATION REQUIRED BY ITEMS OF FORM S-4)

  FORM S-4 ITEM NUMBER AND CAPTION               LOCATION IN PROSPECTUS
  --------------------------------               ----------------------
A.Information About the Transaction
   1.Forepart of the Registration
       Statement and Outside Front Cover
       Page of Prospectus............... Forepart of Registration Statement;
                                          Outside Front Cover Page of
                                          Prospectus/Proxy Statement
   2.Inside Front and Outside Back Cover
       Pages of Prospectus.............. Inside Front Cover Page of
                                          Prospectus/Proxy Statement; Table of
                                          Contents; Additional Information;
                                          Incorporation of Certain Documents by
                                          Reference
   3.Summary Information, Risk Factors
       and Ratio of Earnings to Fixed
       Charges.......................... Prospectus/Proxy Statement/Summary;
                                          Risk Factors
   4.Terms of the Transaction........... Prospectus/Proxy Statement Summary;
                                          The Merger; Certain Federal Income
                                          Consequences; Description of
                                          Securities of Premier; Comparison of
                                          Rights of Holders of EyeSys Stock and
                                          Premier Common Stock
   5.Pro Forma Financial Information.... Prospectus/Proxy Statement Summary;
                                          Unaudited Pro Forma Combined
                                          Financial Statements
   6.Material Contacts with the Company
       Being Acquired................... Not applicable
   7.Additional Information Required for
       Reoffering by Persons and Parties
       Deemed to Be Under-writers....... Not applicable
   8.Interest of Named Experts and
       Counsel.......................... Not applicable
   9.Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities.................. Not applicable
B.Information About the Registrant
  10.Information with Respect to S-3
       Registrants...................... Not applicable
  11.Incorporation of Certain
       Information by Reference......... Not applicable
  12.Information with Respect to S-2 or
       S-3 Registrants.................. Incorporation of Certain Documents by
                                          Reference; Prospectus/Proxy Statement
                                          Summary; Description of Premier
  13.Incorporation of Certain
       Information by Reference......... Incorporation of Certain Documents by
                                          Reference
  14.Information with Respect to
       Registrants Other than S-3 or S-2
       Registrants...................... Not applicable

  FORM S-4 ITEM NUMBER AND CAPTION                LOCATION IN PROSPECTUS
  --------------------------------                ----------------------
C.Information About the Company Being
     Acquired
  15.Information with Respect to S-3
       Companies......................... Not applicable
  16.Information with Respect to S-2 or
       S-3 Companies..................... Not applicable
  17.Information with Respect to
       Companies Other Than S-3 or S-2
       Companies......................... Prospectus/Proxy Statement Summary;
                                           Description of EyeSys; Index to
                                           EyeSys Financial Statements; EyeSys
                                           Management's Discussion of Financial
                                           Condition and Results of Operations;
                                           EyeSys Share Ownership
D.Voting and Management Information
  18.Information if Proxies, Consents or
       Authorizations are to be
       Solicited......................... Outside Front Cover Page of
                                           Prospectus/Proxy Statement;
                                           Prospectus/Proxy Statement Summary;
                                           The Special Meeting; The Merger;
                                           Premier Share Ownership; EyeSys Share
                                           Ownership; Incorporation of Certain
                                           Documents by Reference; Solicitation
                                           Compensation
  19.Information if Proxies, Consents, or
       Authorizations are not to be
       Solicited or in an Exchange Offer. Not applicable

                           EYESYS TECHNOLOGIES, INC.
                               2776 BINGLE ROAD
                             HOUSTON, TEXAS 77055

                                                                         , 1997

Dear Stockholder or Noteholder:

  You are cordially invited to attend a special meeting of stockholders and convertible subordinated noteholders of EyeSys Technologies, Inc. ("EyeSys") to be held at 2:30 p.m. (Central time) on September , 1997 at the offices of EyeSys at the address set forth above (following the adjournment of the meeting held on August 1, 1997).

  At this meeting, you will be asked to adopt the Agreement and Plan of Merger dated as of April 24, 1997 (the "Merger Agreement"), which provides for the acquisition of EyeSys by Premier Laser Systems, Inc. ("Premier") through the merger of Premier Acquisition of Delaware, Inc. ("PAI"), a wholly-owned subsidiary of Premier, with and into EyeSys (the "Merger"). If the Merger is consummated, EyeSys shares currently outstanding will convert into a right to receive shares of Premier Class A Common Stock ("Premier Common Stock"), as described in the Merger Agreement and the attached Prospectus/Proxy Statement. The Merger Agreement also requires that outstanding convertible notes of EyeSys be converted into shares of Premier Common Stock and EyeSys options and common warrants be exchanged for options to purchase Premier Common Stock and/or, under certain circumstances, shares of Premier Common Stock. Also, in connection with the proposed Merger, you will be asked to approve certain amendments to the Certificate of Incorporation of EyeSys, which are necessary to effect the Merger on the terms set forth in the Merger Agreement.

  The consummation of the Merger requires the execution of certain exchange agreements and lockup agreements. You therefore will also be asked to provide a power of attorney authorizing an agent of EyeSys to execute certain exchange agreements (if applicable) on your behalf.

  Information about Premier, EyeSys and PAI and details about the proposed Merger are included in the attached Prospectus/Proxy Statement.

  The Board of Directors of EyeSys (the "Board") believes that the Merger is in the best interests of the stockholders of EyeSys and has approved the Merger Agreement. In arriving at its decision, the Board considered a number of factors, including an opinion from its financial advisor, Cowen & Company, that the consideration to be received in the Merger by EyeSys stockholders is fair from a financial point of view. The Board recommends that you vote FOR adoption of the Merger Agreement. In considering this recommendation, you should review carefully all the information contained in the attached Prospectus/Proxy Statement.

  It is important that your shares be represented and voted at the special meeting regardless of the size of your holdings. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AND POWER OF ATTORNEY IN THE ENCLOSED ENVELOPE IN ORDER TO MAKE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card.

                                          Sincerely,

                                          Youseff S. Wakil, M.D.
                                          Chairman

                           EYESYS TECHNOLOGIES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   AND CONVERTIBLE SUBORDINATED NOTEHOLDERS

  Notice is hereby given that a Special Meeting of the Stockholders and holders of convertible subordinated notes of EYESYS TECHNOLOGIES, INC.
(hereinafter called "EyeSys") will be held on September   , 1997 at 2:30 p.m.
(Central time), at the offices of EyeSys, located at 2776 Bingle Road Houston, Texas (following the adjournment of the meeting held on August 1, 1997), for the following purposes:

    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of April 24, 1997 between Premier Laser Systems, Inc. ("Premier"), Premier Acquisition of Delaware, Inc. ("PAI") and EyeSys (the "Merger Agreement"). A copy of the Merger Agreement is attached as Exhibit A to the accompanying Prospectus and Proxy Statement.

    2. To consider and vote upon a proposal to amend the Certificate of Incorporation of EyeSys to provide that if the Merger is consummated the Series A Preference (payable to holders of Series A Preferred Stock), the Series B Preference (payable to holders of Series B Preferred Stock), and the value given to securities delivered in satisfaction of such preferences shall be calculated in accordance with the terms of the Merger Agreement, which includes the elimination of any right of the Series B Preferred Stock to participate with EyeSys Common Stock in the liquidation of the net assets of EyeSys after payment of debts and preferences. A copy of the proposed amendments to the Certificate of Incorporation are attached as Exhibit B to the accompanying Prospectus and Proxy Statement.

    3. To transact such other business as may properly come before the special meeting or any adjournment thereof.

  In addition to your review of the details of the merger appearing in the accompanying Prospectus and Proxy Statement and in the Merger Agreement, you should carefully review the investment considerations associated with the merger discussed under the section entitled "Risk Factors" in the accompanying Prospectus and Proxy Statement.

  If the merger is consummated, stockholders of EyeSys that are entitled to vote to approve the merger but that do not vote in favor of the merger and that otherwise comply with Section 262(d) of the Delaware General Corporation Law, as amended (the "Delaware Law"), will be entitled to dissenters' appraisal rights with respect to their shares. The procedures involved in the exercise of such appraisal rights are described in the accompanying Prospectus and Proxy Statement and in Section 262 of the Delaware Law, a copy of which is attached as Exhibit C to the accompanying Prospectus and Proxy Statement.

  The Board of Directors has fixed the close of business on June 27, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment thereof; only stockholders of record at the close of business on that date will be entitled to attend the special meeting and vote.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

DATED this      day of    , 1997

                                          BY ORDER OF THE BOARD

                                          _____________________________________
                                          Youssef S. Wakil, M.D.,
                                          Chairman

                        PROSPECTUS AND PROXY STATEMENT

                           Dated              , 1997

    PREMIER LASER SYSTEMS, INC.                 EYESYS TECHNOLOGIES, INC.
 3 MORGAN IRVINE, CALIFORNIA 92618        2776 BINGLE ROAD HOUSTON, TEXAS 77055
         (714) 859-0656                             (713) 465-1921
            PROSPECTUS                              PROXY STATEMENT
                               ----------------

  This Prospectus and Proxy Statement ("Prospectus/Proxy Statement") is furnished to holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, options and warrants to purchase Common Stock, and 10.5% convertible subordinated notes ("EyeSys Notes") of EyeSys Technologies, Inc. ("EyeSys"), and certain creditors and claimants of EyeSys, including Cowen & Company ("Cowen"), in connection with the proposed merger of Premier Acquisition of Delaware, Inc. ("PAI"), a subsidiary of Premier Laser Systems, Inc., a California corporation ("Premier"), with and into EyeSys (the "Merger"), pursuant to an Agreement and Plan of Merger dated as of April 24, 1997 (the "Merger Agreement").

  This Prospectus/Proxy Statement constitutes (a) the Proxy Statement of EyeSys relating to the Special Meeting of Stockholders and EyeSys Noteholders
to be held on September   , 1997 at 2:30 p.m. (following the adjournment of
the meeting originally scheduled for August 1, 1997) at the offices of EyeSys, 2776 Bingle Road, Houston, Texas, and any adjournments or postponements thereof (the "Special Meeting"), and (b) the Prospectus of Premier constituting part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") relating to (i) the shares of Premier's Class A Common Stock and other securities to be issued in the Merger and (ii) the resale of up to 325,000 shares of Class A Common Stock underlying warrants issued to Dominick & Dominick Incorporated as consideration for services rendered to Premier in connection with the Merger. Only EyeSys stockholders and holders of EyeSys Notes of record at the close of business on June 27, 1997 (the "Record Date") will be entitled to vote at the Special Meeting.

  At the Special Meeting, EyeSys will present a proposal to adopt the Merger Agreement. If the Merger Agreement is adopted and the other conditions set forth in the Merger Agreement are satisfied, PAI will be merged with and into EyeSys. EyeSys will survive the Merger as a wholly-owned subsidiary of Premier. All outstanding shares of the Common Stock, $.001 par value ("EyeSys Common Stock") and Preferred Stock, $.001 par value ("EyeSys Preferred Stock") of EyeSys (together the "EyeSys Stock") will be converted into a right to receive shares of Class A Common Stock, no par value, of Premier ("Premier Common Stock"). In connection with the Merger, shares of Premier Common Stock will also be issued to (1) holders of EyeSys Notes in full payment of such EyeSys Notes, (2) Cowen as partial payment for its services rendered to EyeSys in connection with the Merger, and (3) certain other creditors or claimants of EyeSys in satisfaction of their claims. Holders of options to purchase EyeSys Common Stock ("EyeSys Options") will receive options to purchase Premier Common Stock ("Premier Options") and, depending upon the satisfaction of certain contingencies, may also receive Premier Common Stock. Depending upon the satisfaction of certain contingencies, holders of warrants to purchase EyeSys Common Stock ("EyeSys Common Warrants") and certain employees entitled to a bonus for continued service (the "Stay Bonus") will receive Premier Options and/or Premier Common Stock.

  The minimum consideration payable by Premier in shares of Premier Common Stock is $10,600,000 and the number of Premier Options issuable is 165,000, with a deemed value of $3.00 per option, or an aggregate of $495,000. Additional consideration (referred to herein as "Contingent Consideration") in shares of Premier Common Stock upon the satisfaction of certain contingencies determinable after 90 days following the Merger, or at such earlier time as the parties may agree. The Contingent Consideration is based upon fees to be received by EyeSys before April 24, 1998 from certain licensing agreements. However, to the extent such license fees are not paid before April 24, 1998, that portion of the Contingent Consideration attributable to such unpaid license fees will be reimbursed to Premier from the Escrow. See "The Merger-- Escrow and Indemnity." The allocation of the shares of Premier Common Stock (which remain after payment of the principal and contingent payment under the EyeSys Notes and of the Nonincluded Costs) and the allocation of the Premier Options among holders of EyeSys Stock, EyeSys Options, EyeSys Common Warrants and holders of the Stay Bonuses is described in "The Merger-- Conversion of EyeSys Securities" and "--Treatment of Options and Warrants."

  The number of shares of Premier Common Stock issuable to the EyeSys stockholders will depend upon the amount of the Contingent Consideration (as defined in "The Merger--Conversion of EyeSys Securities") and the Nonincluded Costs (as defined in "The Merger--Conversion of EyeSys Securities"), and the Per Share Value (which is calculated as set forth in "The Merger--Conversion of EyeSys Securities") of the Premier Common Stock to be issued in the Merger. Assuming that no Contingent Consideration is paid, the Nonincluded Costs equal $1,953,185, and the Per Share Value is $12, the EyeSys stockholders would receive the following consideration: (i) each share of Series B Preferred Stock would receive approximately .0708 shares of Premier Common Stock, (ii) each share of Series A Preferred Stock would receive approximately .1569 shares of Premier Common Stock, and (iii) each share of EyeSys Common Stock would receive approximately .0258 shares of Premier Common Stock. The above example assumes that options, warrants and convertible notes of EyeSys are exchanged for Premier Common Stock as described herein and not converted into EyeSys Stock prior to the Merger. See "The Merger--Conversion of EyeSys Securities." In addition, (A) twenty percent of the shares of Premier Common Stock otherwise issuable to EyeSys stockholders and noteholders and (B) that number of shares of Premier Common Stock equal to $1,000,000 of the Merger Consideration (valued at the Per Share Value) otherwise issuable to EyeSys stockholders and noteholders, shall be deposited in escrow and shall be subject to potential claims of Premier for indemnification under the Merger Agreement. See "The Merger--Escrow and Indemnity." Notwithstanding the above example, at the time of the Special Meeting the Per Share Value will not be determined and therefore the exact number of shares of Premier Common Stock to be issued to EyeSys stockholders in the Merger will not be resolved.

  The obligations of the parties to consummate the Merger are dependent upon numerous conditions (see "The Merger--Conditions of Merger") including that all EyeSys stockholders shall have executed lockup agreements. Such lockup agreements restrict the ability of EyeSys stockholders to sell the Premier Common Stock received in the Merger. Separate lockup agreements are provided for affiliates of EyeSys and nonaffiliates of EyeSys. The conditions and restrictions set forth in such lockup agreements are further described in "The Merger--Lockup Agreements."

  Either Premier or EyeSys may terminate the Merger Agreement, without liability, if the closing has not occurred by September 15, 1997.

  On the Record Date, EyeSys had outstanding 3,379,483 shares of Common Stock, 101,784 shares of Series A Preferred Stock, and 4,953,026 shares of Series B Preferred Stock entitled to vote at the Special Meeting. Each share of EyeSys Common Stock is entitled to one vote at the Special Meeting, and each share of EyeSys Preferred Stock is entitled to that number of votes equal to the number of shares of EyeSys Common Stock into which EyeSys Preferred Stock is convertible. Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will have the effect of a vote against the adoption of the Merger Agreement and the Charter Amendment (defined below).

  A majority in interest of the outstanding voting stock of EyeSys represented at the Special Meeting in person or by proxy, constitutes a quorum for the transaction of business. Approval of the Merger will require the affirmative vote of (i) a majority of the outstanding shares of EyeSys Stock voting as one class (with EyeSys Preferred Stock voting on an as-converted basis); (ii) sixty-seven percent (67%) of the outstanding shares of Series B Preferred Stock of EyeSys; and (iii) the holders of a majority of the outstanding principal under the EyeSys Notes.

  At the Special Meeting, EyeSys stockholders will also be asked to vote on an amendment to the Restated Certificate of Incorporation of EyeSys (the "EyeSys Charter"), providing that if the Merger is consummated the amount payable to holders of Series A Preferred Stock ("Series A Preference"), the amount payable to holders of Series B Preferred Stock ("Series B Preference"), and the value of securities delivered in satisfaction of such preferences shall be calculated in accordance with the terms of the Merger Agreement, which includes eliminating any right of the Series B Preferred Stock to participate with EyeSys Common Stock in the liquidation of the net assets of EyeSys after payment of debts and preferences (collectively, "Charter Amendment").

  The adoption of the Charter Amendment requires the affirmative vote of (1) a majority of the outstanding shares of the following, voting as one class:
EyeSys Common Stock, Series A Preferred Stock on an as-converted basis, and Series B Preferred Stock on an as-converted basis, (2) with respect to the amendment of Sections 4.1.3, 4.3.4(b) and (c), and 4.3.9 of the EyeSys Charter, at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, (3) with respect to the amendment of Section 4.2.4(a) and (b), a majority of the outstanding shares of Series A Preferred Stock voting as a separate class and at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, and (4) the holders of a majority of the outstanding principal under the EyeSys Notes. If the Charter Amendment is not approved, Premier will not be required to consummate the Merger.

  The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of EyeSys a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to approve the proposals set forth in the proxy.

  Premier's Common Stock is quoted on the NASDAQ National Market under the symbol "PLSIA."
                               ----------------

                 THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.

             SEE "RISK FACTORS" BEGINNING ON PAGE 20 HEREOF.
                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

  No person is authorized to give any information or make any representation not contained in this Prospectus/Proxy Statement in connection with the offering and solicitation made hereby, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus/Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this Prospectus/Proxy Statement or a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of the securities offered pursuant to this Prospectus/Proxy Statement shall create an implication that there has been no change in the affairs of Premier, PAI or EyeSys since the date of this Prospectus/Proxy Statement or that the information in this Prospectus/Proxy Statement or in the documents incorporated herein by reference is correct as of any time subsequent to the dates hereof or thereof.

  All information contained in this Prospectus/Proxy Statement with respect to Premier has been provided by Premier. All information contained in this Prospectus/Proxy Statement with respect to EyeSys has been provided by EyeSys.
The date of this Prospectus/Proxy Statement is           , 1997 and it is
first being mailed or delivered to EyeSys stockholders on or about that date.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   7
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   7
PROSPECTUS/PROXY STATEMENT SUMMARY.........................................   8
 The Parties...............................................................   8
 The Special Meeting.......................................................   9
 The Merger................................................................  10
 Premier Selected Financial Data...........................................  16
 EyeSys Selected Financial Data............................................  17
 Unaudited Pro Forma Selected Financial Data...............................  18
RISK FACTORS...............................................................  20
INTRODUCTION...............................................................  27
THE SPECIAL MEETING........................................................  27
 Record Date; Outstanding Securities.......................................  27
 Purpose of the Meeting....................................................  27
 Required Vote.............................................................  28
 Voting of Proxies.........................................................  28
 Appraisal Rights..........................................................  29
THE MERGER.................................................................  29
 General...................................................................  29
 EyeSys' Reasons for the Merger............................................  29
 Fairness Opinion..........................................................  31
 Premier's Reasons for the Merger..........................................  35
 Conversion of EyeSys Securities...........................................  35
 Treatment of Options and Warrants.........................................  39
 Stay Bonuses..............................................................  40
 Interests of Certain Persons in the Merger................................  41
 Merger and Effective Time.................................................  41
 Exchange of Certificates..................................................  41
 Fractional Shares.........................................................  42
 Resales of Premier Common Stock by Affiliates of EyeSys...................  42
 Lockup Agreements.........................................................  42
 Representations, Warranties and Covenants.................................  43
 Conditions of Merger......................................................  44
 Termination...............................................................  44
 Waiver and Amendment......................................................  45
 No Solicitation...........................................................  45
 Escrow and Indemnity......................................................  45
 Regulatory Matters........................................................  47
 Expenses..................................................................  47
 Accounting Treatment......................................................  47
 Management of Business After Merger.......................................  47
 EyeSys Stockholder Appraisal Rights.......................................  47
AMENDMENT OF EYESYS' CERTIFICATE OF INCORPORATION..........................  50
 Series A Preferred Stock..................................................  50
 Series B Preferred Stock..................................................  50

                                                                           PAGE
                                                                           ----
POWER OF ATTORNEY.........................................................  52
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................  53
 Conversion of EyeSys Notes...............................................  53
 Exchange of EyeSys Common and Preferred Stock for Premier Common Stock...  53
 Exchange of EyeSys Notes for Premier Common Stock........................  54
 Exchange of EyeSys Options and Warrants for Premier Options..............  54
 Appraisal Rights.........................................................  54
DESCRIPTION OF PREMIER....................................................  55
RECENT DEVELOPMENTS.......................................................  55
DESCRIPTION OF EYESYS.....................................................  55
 Overview.................................................................  55
 Market Background........................................................  55
 Technology Background....................................................  57
 Current Products.........................................................  57
 Products Under Development...............................................  58
 Sales and Marketing......................................................  59
 Government Regulation and Product Testing................................  59
 Facilities...............................................................  60
 Competition..............................................................  60
 Employees................................................................  61
 Legal Proceedings........................................................  61
 Market for Capital Stock; Dividends......................................  61
EYESYS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS....................................................  62
 Financial Condition......................................................  62
 Results of Operations....................................................  63
DESCRIPTION OF SECURITIES OF PREMIER......................................  65
 Common Stock.............................................................  65
 Preferred Stock..........................................................  66
 Options to Purchase Class A Common Stock.................................  66
 Redeemable Warrants......................................................  66
 Units....................................................................  67
 Unit Purchase Options....................................................  68
 Transfer and Warrant Agent...............................................  68
PRINCIPAL SHAREHOLDERS OF PREMIER.........................................  68
PRINCIPAL SHAREHOLDERS AND NOTEHOLDERS OF EYESYS..........................  69
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.........................  72
COMPARISON OF RIGHTS OF HOLDERS OF EYESYS STOCK AND PREMIER COMMON STOCK..  77
 Preference Rights........................................................  77
 Amendment of Charter.....................................................  77
 Amendment of Bylaws......................................................  77
 Number of Directors......................................................  77
 Removal of Directors.....................................................  78
 Power to Call Stockholder Meetings.......................................  78
 Indemnification of Directors/Officers....................................  78
 Cumulative Voting........................................................  79

                                                                            PAGE
                                                                            ----
SELLING SECURITYHOLDER AND PLAN OF DISTRIBUTION............................  80
LEGAL OPINIONS.............................................................  81
EXPERTS....................................................................  81
FINANCIAL ADVISORS.........................................................  81
SOLICITATION COMPENSATION..................................................  81
OTHER MATTERS..............................................................  81
INDEX TO EYESYS FINANCIAL STATEMENTS....................................... F-1
EXHIBIT A: AGREEMENT AND PLAN OF MERGER.................................... A-1
EXHIBIT B: PROPOSED CHARTER AMENDMENTS..................................... B-1
EXHIBIT C: SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW............. C-1
EXHIBIT D: COWEN & COMPANY FAIRNESS OPINION................................ D-1
EXHIBIT E: POWER OF ATTORNEY TO SIGN EXCHANGE AGREEMENTS................... E-1
EXHIBIT F: FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER.................

                             AVAILABLE INFORMATION

  Premier is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission relating to its business, financial statements and other matters. Reports and proxy and information statements filed pursuant to Sections 14(a) and 14(c) of the Exchange Act and other information filed with the Commission as well as copies of the Registration Statement, of which this Prospectus/Proxy Statement is a part, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information that Premier files electronically with the Commission. The Commission's Web site address is http:\\www.sec.gov.

  Premier has filed with the Commission a Registration Statement with respect to the securities offered hereby. This Prospectus/Proxy Statement also constitutes the prospectus of Premier filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus/Proxy Statement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed or incorporated by reference as part thereof, are available for inspection and copying at the Commission's offices as described above. All information included herein with respect to Premier and its shareholders has been furnished by Premier.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by Premier with the Commission (File No. 0-25242) under the Exchange Act are incorporated by reference herein:

  1. Premier's Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Commission on May 28, 1997, as amended by Form 10-K/A filed with the Commission on June 18, 1997.

  2. The description of Premier's Common Stock contained in Premier's Registration Statement on Form 8-A filed with the Commission on December 7, 1994, as amended by Form 8-A/A filed with the Commission on January 31, 1995.

  All documents filed by Premier pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the termination of the offering which is the subject of this Prospectus/Proxy Statement shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the date of filing such documents.

  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference) modifies or superseded, to constitute a part of this Prospectus/Proxy Statement.

  THIS PROSPECTUS/PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS FILED BY PREMIER WITH THE COMMISSION BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MICHAEL HIEBERT, CHIEF FINANCIAL OFFICER FOR PREMIER, AT THE EXECUTIVE OFFICES OF PREMIER LASER SYSTEMS, INC., 3 MORGAN, IRVINE, CALIFORNIA 92618 (TELEPHONE:
(714) 859-0656)). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY
REQUEST SHOULD BE MADE BY           , 1997.

                      PROSPECTUS/PROXY STATEMENT SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. Reference is made to, and this Prospectus/Proxy Statement Summary is qualified in its entirety by, the more detailed information contained in this Prospectus/Proxy Statement and the exhibits attached hereto. Cross-references in this summary are to captions in this Prospectus/Proxy Statement. You are urged to read this Prospectus/Proxy Statement and the other documents attached hereto or delivered herewith in their entirety. The securities described in this Prospectus/Proxy Statement involve a high degree of risk. See "Risk Factors."

                                  THE PARTIES

PREMIER

  Premier develops, manufactures and markets several lines of proprietary medical lasers, fiberoptic delivery systems and associated products for a variety of dental, ophthalmic and surgical applications principally for use in surgical centers and medical offices. Premier's lasers and related products use the controlled application of thermal, acoustic and optical energy to allow the physician or dentist to perform selected minimally invasive procedures which, compared to conventional techniques not involving the use of lasers, vaporize or sever tissue with minimal blood loss and scarring, increase patient comfort and reduce patient treatment time and treatment costs. To date, Premier has received FDA clearance or has rights to market 20 models of medical lasers, which are covered by 20 U.S. patents, 14 pending U.S patent applications, 13 foreign patents and at least 44 pending foreign patent. Premier currently markets certain of these lasers for dentistry, ophthalmology and surgery.

  Premier commenced operations in August 1991, after acquiring substantially all of the assets of Pfizer Laser Systems, a division of Pfizer Hospital Products Group, in an acquisition led by Premier's Chief Executive Officer. The assets acquired by Premier included the proprietary rights to a broad base of laser and fiberoptic technologies, which Premier developed over the past four years into 19 laser models cleared for market introduction. Following an initial public offering in December 1994, Premier expanded inventory and expanded its dental sales force in December 1995 to include five area sales managers and 25 independent marketing representatives.

  Premier was incorporated in California in 1991. Premier's principal executive offices are located at 3 Morgan, Irvine, California 92618. Premier's telephone number is (714) 859-0656.

EYESYS

  EyeSys designs, develops and markets a line of non-invasive corneal topography systems for use by ophthalmologists and optometrists in surgical planning and evaluation, diagnosis of corneal pathologies and contact lens fitting. Founded in 1986, EyeSys has installed more than 3,500 systems.

  Since late 1994, EyeSys' primary product has been the EyeSys 2000 Corneal Analysis System (the "EyeSys System 2000"). The EyeSys System 2000 combines proprietary hardware used for capturing an image of the patient's cornea, proprietary software used to analyze the captured image and a personal computer to control the hardware and to run the software. The output of the EyeSys System 2000 is a color-coded map of the shape and curvature of the human cornea.

  EyeSys markets its products on a worldwide basis through a combination of direct employees, independent manufacturer representatives and distributors. EyeSys currently has approximately 39 employees.

  EyeSys was incorporated in 1986 under the laws of the State of Texas and was reincorporated in 1994 under the laws of the State of Delaware. Its principal executive offices are located at 2776 Bingle Road, Houston, Texas, 77055, and its telephone number is (713) 465-1921.

                              THE SPECIAL MEETING

  The Prospectus/Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of EyeSys ("EyeSys
Board") of proxies for use at the Special Meeting to be held on September   ,
1997, at 2:30 p.m. (following the adjournment of the meeting originally scheduled for August 1, 1997), at the offices of EyeSys, 2776 Bingle Road, Houston, Texas. Only holders of record of EyeSys Stock and EyeSys Notes as of the close of business on June 27, 1997 are entitled to notice of and to vote at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal to adopt the Merger Agreement and the related Charter Amendment described herein. The adoption of the Charter Amendment is a condition to consummation of the Merger.

  The presence at the Special Meeting in person or by proxy of the holders of EyeSys Stock representing a majority of the votes entitled to be cast is required to constitute a quorum for the transaction of business. Adoption of the Merger Agreement will require the affirmative vote of (i) the holders of a majority of the outstanding shares of the following voting as one class:
EyeSys Common Stock, Series A Preferred Stock on an as-converted basis and Series B Preferred Stock on an as-converted basis; (ii) sixty-seven percent (67%) of the then outstanding shares of Series B Preferred Stock of EyeSys; and (iii) the holders of a majority of the outstanding principal under the EyeSys Notes. The adoption of the Charter Amendment requires the affirmative vote of (1) a majority of the outstanding shares of the following, voting as one class: EyeSys Common Stock, Series A Preferred Stock on an as-converted basis, and Series B Preferred Stock on an as-converted basis, (2) with respect to the amendment of Sections 4.1.3, 4.3.4(b) and (c), and 4.3.9 of the EyeSys Charter, at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, (3) with respect to the amendment of Section 4.2.4(a) and (b), a majority of the outstanding shares of Series A Preferred Stock voting as a separate class and at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, and (4) the holders of a majority of the outstanding principal under the EyeSys Notes.

  At the close of business on the Record Date, 3,379,483 shares of EyeSys Common Stock were entitled to vote on the adoption of the Merger Agreement and the Charter Amendment and 101,784 shares of Series A and 4,953,026 shares of Series B Preferred Stock of EyeSys were outstanding and entitled to vote on such proposals. Each share of EyeSys Common Stock is entitled to one vote at the Special Meeting and each share of EyeSys Preferred Stock is entitled to that number of votes equal to the number of shares of EyeSys Common Stock into which such preferred stock is convertible. As of the Record Date, each share of Series A Preferred Stock was convertible into 1.96 shares of EyeSys Common Stock and each share of Series B Preferred Stock was convertible into 1.115 shares of EyeSys Common Stock. With respect to the Series A Preferred Stock, fractional shares are not permitted and any fractional voting rights resulting from the assumed conversion of Series A Preferred Stock (after aggregating all shares of Series A Preferred Stock held by each holder) shall be disregarded for voting purposes. Fractional voting is permitted with respect to the Series B Preferred Stock and therefore each share of Series B Preferred Stock will be entitled to 1.115 votes at the Special Meeting.

  As of the Record Date, directors and executive officers of EyeSys, together with their respective affiliates: (i) own none of the Series A Preferred Stock, (ii) own approximately 96% of the Series B Preferred Stock, (iii) own approximately 28% of the EyeSys Common Stock, (iv) hold 87% of the outstanding principal amount of the EyeSys Notes, and (v) hold 68% of the total votes eligible to be cast with respect to any vote in which the Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as one class (with the Series A Preferred Stock and Series B Preferred Stock, voting on an as-converted basis). The directors and executive officers of EyeSys, together with their respective affiliates have sufficient votes: (A) to approve the adoption of the Merger Agreement by (i) a majority of the total votes entitled to be cast by the EyeSys Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, (ii) at least 67% of the outstanding shares of Series B Preferred Stock, voting as a separate class, and (iii) a majority of the outstanding principal under the EyeSys Notes; and
(B) to approve the Charter Amendments by (i) a majority of the total votes entitled to be cast by the EyeSys Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, and (ii) with respect to amendments to Section 4.1.3, 4.3.4(b) and (c), and 4.3.9 of the

Restated Certificate of Incorporation, at least 67% of the outstanding shares of Series B Preferred Stock, voting as a single class. Such holders will not, however, have the power to approve the amendment of Section 4.2.4(a) and (b) of the Restated Certificate of Incorporation, by a majority of the outstanding shares of Series A Preferred Stock because they hold no such shares. See "EyeSys Share Ownership."

                                  THE MERGER

  Pursuant to the terms of the Merger Agreement, PAI will be merged with and into EyeSys and EyeSys, as the surviving corporation, will become a wholly owned subsidiary of Premier. Holders of EyeSys Stock and holders of EyeSys Notes will become holders of Premier Common Stock. Pursuant to exchange agreements with Premier, holders of EyeSys Options will become holders of Premier Options (and possibly Premier Common Stock), and holders of EyeSys Common Warrants and Stay Bonuses will become holders of Premier Options and/or Premier Stock, depending upon the satisfaction of certain conditions. Cowen will receive shares of Premier Common Stock as partial payment for its services rendered to EyeSys in connection with the Merger, and certain other creditors or claimants of EyeSys will receive Premier Common Stock in satisfaction of their claims. In addition, if certain contingencies are satisfied, additional shares of Premier Common Stock will be issued and allocated among the EyeSys Stock, EyeSys Options and EyeSys Common Warrants.

  The Merger will become effective as soon as practicable after satisfaction or waiver of all conditions to the Merger and at the time and on the date that appropriate merger documents are duly filed with the Secretary of State of Delaware (the "Effective Time"). See "The Merger--Merger and Effective Time." Assuming all conditions to the Merger are met, or waived where permissible, it is expected that the Effective Time will occur on the date the vote is taken at the Special Meeting, or as soon thereafter as practicable.

RISK FACTORS

  As a result of the Merger (i) holders of EyeSys Stock and EyeSys Notes will become holders of Premier Common Stock, (ii) holders of EyeSys Options will become holders of Premier Options (and possibly Premier Common Stock), (iii) holders of EyeSys Common Warrants and the Stay Bonuses will become holders of Premier Common Stock and/or Premier Options depending upon the satisfaction of certain contingencies, (iv) Cowen will receive shares of Premier Common Stock as partial payment for its services rendered to EyeSys in connection with the Merger, and (v) certain other creditors or claimants of EyeSys will receive Premier Common Stock in satisfaction of their claims. Such persons should carefully consider the risks involved in an investment in securities of Premier. See "Risk Factors."

CONVERSION OF EYESYS SECURITIES

  The capitalization of EyeSys consists of EyeSys Common Stock, Series A Preferred Stock and Series B Preferred Stock. EyeSys has outstanding warrants to purchase Series B Preferred Stock; however, pursuant to the Merger Agreement, such warrants must be exercised or cancelled prior to the Effective Time. In addition, EyeSys has outstanding EyeSys Options, EyeSys Common Warrants and EyeSys Notes.

  As a result of the Merger, at the Effective Time, all outstanding shares of EyeSys Stock, the EyeSys Notes, the EyeSys Options and the EyeSys Common Warrants (collectively the "EyeSys Securities") will be exchanged for or converted into a right to receive securities of Premier based upon the amount of Merger Consideration (as defined in "The Merger--Conversion of EyeSys Securities") allocated to each such EyeSys Security. The EyeSys Stock and EyeSys Notes will convert into a right to receive Premier Common Stock. All EyeSys Options will be exchanged for Premier Options and may, in certain circumstances described herein, also convert into a right to receive shares of Premier Common Stock. Depending upon the satisfaction of certain contingencies, EyeSys Common Warrants will be exchanged for Premier Options and/or Premier Common Stock. The aggregate Merger Consideration shall be equal to the sum of (i) $10,600,000, (ii) the Contingent Consideration (as defined in "The Merger--Conversion of EyeSys Securities"), and (iii) $495,000 (representing the deemed value of the Premier Options issuable in the Merger). See "The Merger--Conversion of EyeSys Securities" and "--Treatment of Options and Warrants." A portion of the Premier Options may be available for issuance to persons entitled to Stay Bonuses. If such persons refuse to accept Premier Options in partial or full satisfaction of such Stay Bonuses, such Premier Options will not be issued and the aggregate Merger Consideration will be reduced accordingly.

  The Merger Consideration shall be allocated as follows: (i) first, to pay the Nonincluded Costs (as defined in "The Merger--Conversion of EyeSys Securities"), (ii) second, to pay the principal amount of outstanding EyeSys Notes (plus any premium payment thereon, as required thereunder), and (iii) third, among the holders of EyeSys Preferred Stock, EyeSys Common Stock, EyeSys Options and EyeSys Common Warrants (EyeSys Options and EyeSys Common Warrants are referred to herein as "Common Stock Equivalents") in accordance with the Merger Agreement and the EyeSys Charter (as amended pursuant to the charter Amendment).

  Each holder of an EyeSys Note, other than a noteholder who elects to convert the EyeSys Note into EyeSys Common Stock, shall be paid his portion of the Merger Consideration in shares of Premier Common Stock. Each such holder shall receive that number of shares of Premier Common Stock equal to (i) either (a) the outstanding principal of such holder's EyeSys Note for noteholders designated as "Affiliates Noteholders" on Schedule 2.1 of the Merger Agreement, or (b) two times the principal amount of such holder's EyeSys Note for noteholders designated as "Nonaffiliate Noteholders" on Schedule 2.1 of the Merger Agreement, divided by (ii) the Per Share Value (which is the value of a share of Premier Common Stock determined pursuant to a formula based on the trading prices of such stock prior to the Effective Time, as described in the Merger Agreement). The EyeSys Notes provide that, immediately prior to a "Contingency Event" (defined therein to include a merger of EyeSys), each holder thereof is entitled to a premium payment equal to two times the principal of such EyeSys Note (the "Note Premium Payment") in addition to the principal and interest otherwise payable under such EyeSys Note. It is a condition to Premier's obligation to consummate the Merger that each holder of an EyeSys Note convert his EyeSys Note into EyeSys Common Stock or waive the Note Premium Payment and agree to accept either one or two times the principal amount of his EyeSys Note as described above (plus accrued and unpaid interest). The parties, however, may agree to waive this condition to the extent it is not satisfied, in which case the portion of the Merger Consideration paid to holders of EyeSys Notes will increase and the amount available to holders of EyeSys Stock, EyeSys Options, and EyeSys Common Warrants will decrease accordingly. Interest on the EyeSys Notes shall be paid to the noteholders as part of the Nonincluded Costs. See "The Merger-- Conversion of EyeSys Securities."

  After the allocation of Merger Consideration to the holders of EyeSys Notes and to pay the Nonincluded Costs, the remaining Merger Consideration ("Shareholder Consideration") shall be allocated among the holders of EyeSys Stock by (i) first allocating to the holders of Series B Preferred Stock an amount equal to the Series B Preference, (ii) next allocating to the holders of Series A Preferred Stock an amount equal to the Series A Preference, and
(iii) then allocating the remaining Merger Consideration to the holders of EyeSys Common Stock and Common Stock Equivalents. Each share of EyeSys Stock will be converted into a number of shares of Premier Common Stock equal to the amount of Shareholder Consideration allocated to such share of EyeSys Stock divided by the Per Share Value. The Common Stock Equivalents will receive that amount of Premier Options and, if necessary, Premier Common Stock, equal to the value of the Common Stock Equivalents determined in accordance with the Merger Agreement. The determination of the value of Common Stock Equivalents is discussed in "The Merger--Treatment of Options and Warrants."

  The amount of Shareholder Consideration available in the Merger will depend upon the amount of Nonincluded Costs and the amount of the Contingent Consideration, if any. The allocation of the percentage of Shareholder Consideration among the holders of Series A Preferred Stock, Series B Preferred Stock and the EyeSys Common Stock and Common Stock Equivalents, respectively, is calculated pursuant to a sliding scale (the formulas are set forth in the Merger Agreement) and will vary depending upon the amount of Shareholder Consideration available. If no Contingent Consideration is paid and the Nonincluded Costs total $1,953,185 the Shareholder Consideration will be approximately $5,781,822, of which $4,205,321 will be allocated to the Series B Preferred Stock, $191,612 will be allocated to the Series A Preferred Stock, and $1,384,889 will be allocated to the EyeSys Common Stock and Common Stock Equivalents. See "The Merger--Conversion of EyeSys Securities." The above example assumes that the exchanges with securityholders, creditors and claimants of EyeSys are effected as described herein. Also, the Contingent Consideration, if any, may be subsequently reduced (through reimbursement to Premier from the Escrow) to the extent that the License Fees upon which it is based are not received by April 24, 1998. See "The Merger--Escrow and Indemnity."

  In addition, at the Effective Time, (i) twenty percent (20%) of the total number of shares and other securities otherwise issuable in respect of the EyeSys Stock and the EyeSys Notes and (ii) that number of shares valued at $1,000,000 (based on the Per Share Value) otherwise issuable to holders of EyeSys Stock and EyeSys Notes, will be deposited with an escrow agent. Such shares shall be deducted pro rata from the shares allocable to each former holder of EyeSys Common Stock, Preferred Stock and the EyeSys Notes and will be used to satisfy certain indemnity obligations of EyeSys under the Merger Agreement. Twelve months after the Effective Time, the shares of Premier Common Stock identified in item (i) above that are not otherwise distributed to Premier to satisfy indemnification claims (or then subject to a pending claim) will be distributed to the stockholders and noteholders in proportion to their interests in the securities held in the Escrow. The shares valued at $1,000,000 (the "Patent Escrow Shares") are subject only to claims of Premier relating to certain patent issues. Eighteen months (or twelve months if EyeSys satisfies certain conditions described in "The Merger--Escrow and Indemnity") after the Effective Time, the Patent Escrow Shares that are not otherwise distributed to Premier to satisfy indemnification claims (or then subject to a pending claim) will be distributed to the stockholders and noteholders in proportion to their interests in such shares held in the Escrow. The procedures for making and contesting claims under the Escrow are described in "The Merger--Escrow and Indemnity."

TREATMENT OF OPTIONS AND WARRANTS

  Premier shall exchange Premier Options (and, depending upon the amount of the Merger Consideration, Premier Common Stock) for EyeSys Options. Depending upon the amount of Merger Consideration, EyeSys Common Warrants will be exchanged for Premier Options and/or Premier Common Stock. Each Premier Option shall be exercisable for a period commencing 12 months from the Effective Time and ending three years from the Effective Time. The exercise price of the Premier Options shall be equal to the Per Share Value. The Premier Options shall not be redeemable.

  Premier shall issue an aggregate of 165,000 Premier Options (i) first to holders of EyeSys Options, (ii) second, to the extent Premier Options are remaining, to holders of EyeSys Common Warrants, and (iii) third, if any Premier Options are remaining, to persons entitled to the Stay Bonuses, in partial or full satisfaction of such Stay Bonuses. See "The Merger--Stay Bonuses." Also, if the value of the EyeSys Options and Common Warrants and/or Stay Bonuses exceeds the value of the Premier Options available to be issued, the holders thereof will receive the balance of such value in Premier Common Stock. For purposes of allocating Premier Options among holders of EyeSys Options and Common Warrants, the Premier Options shall have a deemed value of $3.00 per option. The EyeSys Options and Common Warrants will be valued in accordance with the Merger Agreement based upon the exercise price thereof and the value of the EyeSys Common Stock issuable upon exercise of such options or warrants (using the Per Share Value of the Premier Common Stock into which such EyeSys Common Stock would be converted in this Merger). See "The Merger-- Conversion of EyeSys Securities" and "--Treatment of Options and Warrants." It is a condition to Premier's obligation to consummate the Merger that all options, warrants and convertible securities of EyeSys shall have been exchanged for Premier Common Stock and/or Premier Options as described herein (or otherwise eliminated if not so exchanged) prior to the Closing or with respect to the EyeSys Preferred Stock in the Merger.

STAY BONUSES

  Employees of EyeSys entitled to Stay Bonuses will receive Premier Options and/or Premier Common Stock in satisfaction of such Stay Bonuses. A Stay Bonus is a bonus payable to certain key employees of EyeSys as consideration for continuing their employment with EyeSys following the Merger. The combination of Premier Options and/or Premier Common Stock available to satisfy Stay Bonuses will depend upon certain factors, including the aggregate amount of the Merger Consideration and the number of EyeSys Options and EyeSys Common Warrants outstanding immediately prior to the Effective Time. See "The Merger--Stay Bonuses."

REASONS FOR THE MERGER

 Premier

  The Board of Directors of Premier (the "Premier Board") has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of Premier and, therefore, has unanimously approved the Merger Agreement. In reaching such a determination, the Premier Board and Premier management reviewed information about EyeSys available to it from EyeSys management and assessed EyeSys's financial condition. After considering this information, the Premier Board concluded that the anticipated business advantages of the Merger favored adoption of the Merger Agreement and consummation of the Merger. These advantages include: (i) the ability of Premier to utilize EyeSys' established international distribution force;
(ii) Premier's ability to sell its products through EyeSys' marketing and sales organization; (iii) the expectation that Premier's sales will be benefited by EyeSys' reputation in the ophthalmic field; (iv) the ability to sell Premier's ophthalmic lasers in conjunction with EyeSys' reliable and high quality corneal topography system; and (v) the fact that Premier's and EyeSys' products complement each other in the cataract and refractive field.

 EyeSys

  The EyeSys Board has determined that the Merger is in the best interests of the EyeSys stockholders and recommends a vote in favor of the Merger Agreement. In early 1996, management of EyeSys determined that EyeSys would need to pursue a strategy that would enable it to broaden its product offerings to leverage its distribution channel and achieve profitability. At the same time, management realized that future growth and product development was becoming severely constrained by the requirement for additional capital resources. Under these circumstances, the EyeSys Board suggested that the interests of the EyeSys stockholders might best be served by some form of strategic transaction, including (i) the sale of EyeSys, (ii) an initial public offering or (iii) additional stockholder financings. Management of EyeSys conferred with several financial advisors with respect to this suggestion and, in March 1996, the Board of Directors authorized EyeSys to retain Cowen, based primarily on Cowen's strengths in the health care industry. In particular, EyeSys believed that Cowen was best suited to provide EyeSys with access to other companies that might be interested in a strategic transaction with EyeSys.

  In reaching its decision to approve the Merger Agreement, the directors reviewed and considered a number of relevant factors, including but not limited to (i) information concerning Premier's and EyeSys' respective businesses, current and historical financial performance, operations, products, technologies and management; (ii) the financial condition of the combined companies after the Merger; (iii) the current financial market conditions and historical market prices, volatility and trading information with respect to Premier Common Stock; (iv) publicly available information on Premier; (v) a review of other possible merger candidates, their readiness to move to an offer and estimates of their valuation placed on EyeSys; (vi) the prospects of EyeSys continuing as an independent company; (vii) alternative forms of growth financing, including an initial public offering; (viii) the extensive marketing effort undertaken by Cowen in connection with the sale of EyeSys; (ix) the terms and conditions of the Merger, including the parties' representations, warranties and obligations thereunder; (x) the consideration given to the stockholders of EyeSys, including a review of the fairness opinion presented by Cowen; and (xi) the effect on the employees and customers of EyeSys. See "The Merger--EyeSys' Reasons for the Merger."

FAIRNESS OPINION

  Cowen, a nationally recognized investment banking firm, has acted as financial adviser to EyeSys in connection with the Merger and has delivered to EyeSys its written opinion that subject to the assumptions and qualifications stated by Cowen therein, the proposed merger consideration is fair, from a financial point of view, to EyeSys stockholders. Such fairness opinion is based on financial forecasts provided by the management of EyeSys as well as current market, economic, financial and other conditions.

  Pursuant to the terms of its engagement, EyeSys has agreed to pay Cowen certain fees for its financial advisory services provided in connection with the Merger. If the Merger is consummated, Cowen will be paid an aggregate transaction fee of $325,000 (which includes the advisory fees described below), a portion of which will be paid by Premier. If the Merger is not consummated, Cowen is entitled only to an advisory fee of $25,000, which has already been paid by EyeSys. In addition, EyeSys has agreed to indemnify Cowen and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

  The opinion of Cowen is attached to this Prospectus/Proxy Statement as Exhibit D and stockholders are urged to read the opinion carefully and in its entirety. Cowen will receive a fee for its opinion. See "The Merger--Fairness Opinion."

COVENANTS

  EyeSys, Premier and PAI have made certain covenants and agreements with each other in the Merger Agreement relating to, among other things, (i) the conduct of their respective businesses prior to the Merger, (ii) cooperation with respect to the preparation of this Prospectus/Proxy Statement, and (iii) confidentiality and publicity. See "The Merger--Representations, Warranties and Covenants."

CONDITIONS OF MERGER

  In addition to the adoption of the Merger Agreement by the EyeSys stockholders, the respective obligations of Premier, PAI and EyeSys to consummate the Merger are subject to certain conditions, including that (i) the Registration Statement shall have been declared effective by the Commission; (ii) each party shall have obtained all necessary consents, approvals and waivers required for it to perform the Merger Agreement; (iii) Premier shall have received lockup agreements executed by all stockholders of EyeSys which restrict the sale of Premier Common Stock received in the Merger;
(iv) the holders of less than ten percent (10%) of the shares of EyeSys Common Stock, and no shares of EyeSys Preferred Stock, shall have exercised appraisal rights; (v) the Charter Amendment shall have been approved; (vi) all outstanding rights, options, warrants and convertible securities of EyeSys described in the EyeSys Letter shall have been terminated, canceled, replaced or otherwise eliminated, to the satisfaction of Premier; (vii) Silicon Valley Bank, or another lender acceptable to Premier, shall have consented to the Merger and shall have agreed to continue to provide at least $2.1 million in financing to EyeSys for at least one year after the Closing; (viii) Premier shall have received from General Electric Company and Colloptics Inc. an estoppel certificate confirming that the License Agreement among them and EyeSys dated September 23, 1994 is in full force and effect; and (ix) Premier shall have completed, to its reasonable satisfaction, a "due diligence review," of certain patent and proprietary rights of EyeSys, and of the relationship between EyeSys and its distributors and vendors. See "The Merger--Conditions of Merger." The parties have agreed that the conditions specified in (viii) and (ix) above have been satisfied or waived. In connection with the waiver of the condition relating to CollOptics, however, the parties have agreed that Premier will be reimbursed out of the escrow for costs and expenses relating to that matter in an amount not to exceed $275,000. See "The Merger--Escrow and Indemnity."

EXCHANGE OF CERTIFICATES

  After the Effective Time, and as soon as the Contingent Consideration is determined, holders of EyeSys Stock will be entitled to exchange their certificates representing such securities for certificates representing shares of Premier Common Stock. See "The Merger--Exchange of Certificates."

  HOLDERS OF EYESYS STOCK SHOULD NOT SEND ANY EYESYS CERTIFICATES WITH THE ENCLOSED PROXY CARD. Instead, such certificates and securities should be surrendered in accordance with instructions that will be contained in a letter of transmittal that will be mailed to holders of EyeSys Stock after the Effective Time. See "The Merger--Exchange of Certificates" and "--Fractional Shares."

MANAGEMENT OF BUSINESS AFTER MERGER

  EyeSys will be a wholly-owned subsidiary of Premier. The directors and officers of Premier will not change as a result of the Merger. However, Premier has agreed to nominate to its Board a person selected by Frontenac Company (currently an affiliate of a stockholder of EyeSys), as provided in the Merger Agreement. See "The Merger--Management of Business After Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Holders of securities of EyeSys are urged to consult their own tax advisors to determine the effect of the Merger on them under federal, state, local and foreign laws and to read the discussion of the federal income tax consequences of the Merger under "Certain Federal Income Tax Consequences."

REGULATORY MATTERS

  Other than the filing of appropriate merger documents with the Secretary of the State of Delaware, no governmental approvals are required to effect the Merger. See "The Merger--Regulatory Matters."

APPRAISAL RIGHTS

  EyeSys stockholders who file written notice of their intention to exercise dissenters' rights before the taking of the vote and do not vote to adopt the Merger Agreement may elect to have the "fair value" of their shares (determined in accordance with Delaware law) judicially appraised and paid to them if the Merger is consummated and if they comply with Section 262 of the Delaware General Corporation Law ("Delaware Law"), which is attached hereto as Exhibit C. Failure to comply strictly with such requirements may result in the loss of statutory dissenters' rights. See "The Merger--EyeSys Stockholder Appraisal Rights."

ACCOUNTING TREATMENT

  If the Merger is consummated, Premier expects to account for the Merger as a purchase. See "The Merger--Accounting Treatment."

DIFFERENCES IN RIGHTS OF HOLDERS OF STOCK

  The rights of holders of EyeSys Stock currently are governed by Delaware Law, the EyeSys Charter, and the Bylaws of EyeSys. Upon consummation of the Merger, stockholders of EyeSys will become stockholders of Premier and their rights as stockholders of Premier, which is a California corporation, will be governed by the California General Corporation law ("California Law"), and the Articles of Incorporation and the Bylaws of Premier. In addition, preferred stockholders of EyeSys will become common stockholders of Premier. See "Comparison of Rights of Holders of EyeSys Stock and Premier Common Stock."

MARKET FOR PREMIER COMMON STOCK AND DIVIDEND POLICY

  Premier Common Stock is listed for trading on the Nasdaq National Market and designated a Nasdaq National Market security. On April 23, 1997, the last trading day prior to the first public announcement of the proposed Merger, the closing price of Premier Common Stock as reported by the Nasdaq National Market was $5.75. As of June 9, 1997, the closing price of Premier Common Stock as reported by the Nasdaq National Market was $11.41. Immediately following the Merger, Premier Common Stock will continue to be listed for trading by Nasdaq and designated a Nasdaq National Market security.

  Premier has never paid a cash dividend on shares of its capital stock; it has retained any earnings for use in its business. Premier expects to continue to follow the policy of retaining funds for reinvestment in its business.

NO MARKET FOR EYESYS STOCK

  EyeSys is a privately held company and there is no public market for its capital stock. It has never paid a cash dividend on its capital stock. EyeSys' current line of credit limits the payment of dividends by EyeSys without the prior written consent of the lender. As of July 31, 1997 there were approximately 72 holders of EyeSys Common Stock.

                        PREMIER SELECTED FINANCIAL DATA

                                 (HISTORICAL)

  The following table contains certain selected consolidated financial data of Premier and is qualified by the more detailed financial statements and notes thereto of Premier incorporated by reference in this Prospectus/Proxy Statement. The balance sheet and statement of operations data for the years ended March 31, 1994, 1995, and 1996, as well as statement of operations data for the nine months ended March 31, 1993, have been derived from Premier's financial statements audited by Price Waterhouse LLP, independent accountants. The report of Price Waterhouse LLP with respect to such financial statements contains an explanatory paragraph that describes uncertainty as to the ability of Premier to continue as a going concern. The selected financial data for the year ended March 31, 1997 was derived from Premier's financial statements audited by Ernst & Young LLP. The following information should be read in conjunction with Premier's consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Premier's Annual Report on Form 10-K for the year ended March 31, 1997, as amended and incorporated by reference in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by Reference."

                          NINE MONTHS
                             ENDED
                           MARCH 31,             FISCAL YEAR ENDED MARCH 31,
                          -----------  --------------------------------------------------
                            1993(1)       1994         1995         1996         1997
                          -----------  -----------  -----------  -----------  -----------
SELECTED STATEMENT OF
 OPERATIONS DATA:
 Net sales..............  $ 1,527,457  $ 2,079,335  $ 1,249,403  $ 1,704,390  $ 5,530,861
 Cost of sales..........    1,053,180    1,753,352    1,298,420    3,324,757    3,968,539
                          -----------  -----------  -----------  -----------  -----------
 Gross profit (loss)....      474,277      325,983      (49,017)  (1,620,367)   1,562,322
 Selling and marketing
  expenses..............    1,261,571    1,087,461    1,035,863    1,308,767    2,406,010
 Research and
  development expenses..      647,810      678,279    1,035,705    1,213,471    1,563,228
 General and
  administrative
  expenses..............      574,676    1,322,888    1,747,090    1,709,327    1,736,184
 Write-off of investment
  in Mattan.............          --           --           --           --       881,010
 Termination of
  strategic alliance
  with IBC..............          --           --           --           --       331,740
 In process research and
  development acquired
  in the Data.Site
  acquisition...........          --           --           --           --       250,000
                          -----------  -----------  -----------  -----------  -----------
 Loss from operations...   (2,009,780)  (2,762,645)  (3,867,675)  (5,851,932)  (5,605,850)
 Interest (expense)
  income................     (201,697)    (434,851)    (322,540)      99,037       15,493
                          -----------  -----------  -----------  -----------  -----------
 Loss before
  extraordinary item....   (2,211,477)  (3,197,496)  (4,190,215)  (5,752,895)  (5,590,357)
 Extraordinary gain from
  extinguishment of
  indebtedness..........          --           --       381,730          --           --
                          -----------  -----------  -----------  -----------  -----------
 Net loss...............  $(2,211,477) $(3,197,496) $(3,808,485) $(5,752,895) $(5,590,357)
                          ===========  ===========  ===========  ===========  ===========
SELECTED PER SHARE DATA:
 Loss per share before
  extraordinary item(2).          --   $     (2.45) $     (1.59) $     (1.26) $      (.96)
 Extraordinary gain from
  extinguishment of
  indebtedness..........          --           --           .15          --           --
                          -----------  -----------  -----------  -----------  -----------
 Net loss per share.....          --   $     (2.45) $     (1.44) $     (1.26) $      (.96)
                          ===========  ===========  ===========  ===========  ===========
 Weighted average shares
  outstanding(3)........          --     1,288,751    2,584,722    4,556,959    5,833,326
                          ===========  ===========  ===========  ===========  ===========
                                                 AT MARCH 31,
                          ---------------------------------------------------------------
                             1993         1994         1995         1996         1997
                          -----------  -----------  -----------  -----------  -----------
SELECTED BALANCE SHEET
 DATA:
 Cash and cash
  equivalents(4)........  $       --   $   308,764  $ 5,888,237  $    35,463  $   173,610
 Working capital(4).....          --     1,287,587    6,756,149    5,818,492    8,018,616
 Total assets(5)........    7,459,161   12,325,029   16,883,975   15,674,568   19,320,611
 Long-term debt(5)......    1,564,507    4,303,890          --           --        49,356
 Shareholders'
  equity(4).............          --     6,022,174   15,002,260   13,797,046   16,631,710

-------
(1) Premier changed its fiscal year end from June 30 to March 31, commencing with the fiscal year ended March 31, 1993. Accordingly, the fiscal year ended March 31, 1993 was a nine-month period.
(2) The effect on net loss per common share of the conversion of the Company's debentures was to reduce historical net loss by $37,500 and $67,995 and to increase weighted average shares outstanding by 76,875 shares and 321,099 shares for the fiscal years ended March 31, 1994 and 1995, respectively. Net loss per common share was computed based on the weighted average number of the Company's common shares outstanding during the fiscal years ended March 31, 1995 and 1994 after giving retroactive adjustment for recapitalization and conversion of debentures into Units upon completion of the Company's initial public offering.
(3) Does not include shares of Class E-1 or Class E-2 Common Stock, which are subject to cancellation in certain circumstances.
(4) These amounts were unavailable for March 31, 1993.
(5) Total assets and long-term debt amounts at March 31, 1993 are unaudited. Amounts for long-term debt at March 31, 1994 include $285,000 in mandatorily redeemable warrants.

                        EYESYS SELECTED FINANCIAL DATA

                                 (HISTORICAL)

  The statement of operations data set forth below with respect to the fiscal years ended December 31, 1996, 1995 and 1994 and the balance sheet data at December 31, 1996 and 1995 are derived from, and are qualified by reference to EyeSys' audited financial statements included elsewhere in this Prospectus/Proxy Statement and should be read in conjunction with those financial statements and the notes thereto. The statement of operations data for the years ended December 31, 1993 and 1992 and the balance sheet data at December 31, 1994, 1993 and 1992, are derived from audited financial statements not included in this Prospectus/Proxy Statement. The statement of operations data for the three months ended March 31, 1997 and 1996 and the balance sheet data at March 31, 1997 and 1996 are derived from unaudited financial statements. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such period. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of results to be expected for the full fiscal year.

                                                                     THREE MONTHS
                                                                         ENDED
                             FISCAL YEAR ENDED DECEMBER 31,            MARCH 31,
                          ----------------------------------------  ----------------
                           1992   1993    1994     1995     1996     1996     1997
                          ------ ------  -------  -------  -------  -------  -------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
HISTORICAL STATEMENT OF
 OPERATIONS DATA:
 Net sales..............  $7,777 $9,057  $ 8,298  $ 8,922  $ 8,098  $ 1,745  $   869
 Gross profit...........   4,745  4,580    3,799    3,832    3,186      676      405
 Income (loss) from
  operations............     643   (749)  (3,734)  (3,240)  (3,649)  (1,233)    (779)
 Income tax expense
  (benefit)                  175    (95)     (38)      16      --       --       --
 Net income (loss)......     449   (679)  (3,709)  (3,425)  (4,165)  (1,339)    (918)
 Net income (loss) to
  common stockholders...     --     --    (3,904)  (3,874)  (4,664)  (1,464)  (1,043)
 Net income (loss) per
  common share..........    0.15  (0.22)   (1.24)   (1.19)   (1.39)    (.44)    (.31)
HISTORICAL BALANCE SHEET
 DATA:
 Working capital........  $  973 $  885  $ 1,566  $ 1,621  $(4,432) $  (232) $(5,219)
 Total assets...........   3,064  4,100    4,649    6,814    4,816    5,228    3,532
 Long-term debt.........     --      44       32    2,629      235      235      197
 Stockholders' equity
  (deficit).............   1,538  1,493    2,403      468   (3,686)    (862)  (4,603)
 Book value per common
  share.................    0.49   0.48     0.74     0.14    (1.09)    (.26)   (1.36)

                  UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

  The following table sets forth the unaudited selected pro forma combined financial data for the periods and as of the dates indicated which are derived from the unaudited pro forma combined financial statements, included elsewhere herein, which present the pro forma combined financial position and results of operations of Premier and EyeSys. The unaudited pro forma combined balance sheet has been prepared as if the Merger, which will be accounted for as a purchase of EyeSys by Premier, was consummated as of March 31, 1997. The unaudited pro forma combined statements of operations give effect to the Merger as if the acquisition were completed at the beginning of the periods presented. The pro forma financial statements combine the historical results of operations of Premier for the year ended March 31, 1997 with the EyeSys historical results of operations for the year ended December 31, 1996.

  The unaudited pro forma selected financial information is not necessarily indicative of what actual results would have been had the merger occurred at the date indicated nor do they purport to project the future financial position or the results of Premier.

                                                              FISCAL YEAR ENDED
                                                               MARCH 31, 1997
                                                              -----------------
SELECTED STATEMENT OF OPERATIONS DATA:
 Net sales...................................................    $13,628,641
 Cost of sales...............................................      8,880,761
                                                                 -----------
 Gross profit ...............................................      4,747,880
 Selling and marketing expenses..............................      6,444,437
 Research and development expenses...........................      2,786,237
 General and administrative expenses.........................      3,665,213
 Write-off of investment in Mattan...........................        881,010
 Termination of strategic alliance with IBC..................        331,740
 In process research and development acquired in the
  Data.Site acquisition......................................        250,000
                                                                 -----------
 Loss from operations........................................     (9,610,757)
 Interest (expense)..........................................       (227,529)
                                                                 -----------
 Net loss....................................................    $(9,838,286)
                                                                 ===========
SELECTED PER SHARE DATA:
 Net loss per common share...................................    $     (1.46)
                                                                 ===========
 Weighted average shares outstanding.........................      6,716,659
                                                                 ===========
                                                                AT MARCH 31,
                                                                    1997
                                                              -----------------
SELECTED BALANCE SHEET DATA:
 Cash and cash equivalents...................................    $   173,610
 Working capital.............................................      5,486,564
 Total assets................................................     28,286,611
 Long-term debt..............................................         49,356
 Shareholders' equity........................................     19,226,710

                  COMPARATIVE PER SHARE FINANCIAL INFORMATION

  The following unaudited information reflects certain comparative per share data related to book value and income (loss) from continuing operations (i) on a historical basis for Premier Common Stock and EyeSys Common Stock, (ii) on a pro forma basis per share of Premier Common Stock giving effect to the Merger, and (iii) on an equivalent pro forma basis per share of EyeSys Common Stock giving effect to the Merger. Neither Premier nor EyeSys has paid any cash dividends since their inception.

                                                                YEAR ENDED
                                                          ----------------------
                                                          MARCH 31, DECEMBER 31,
                                                            1997        1996
                                                          --------- ------------
                                                           PREMIER     EYESYS
      Net loss per share                                  --------- ------------
       Historical........................................  $(0.96)     $(1.39)
       Pro forma.........................................   (1.46)      (0.38)
                                                          MARCH 31, DECEMBER 31,
                                                            1997        1996
                                                           PREMIER     EYESYS
      Book value per common share                         --------- ------------
       Historical........................................  $ 2.27      $(1.09)
       Pro forma.........................................    2.31        0.60

                                 RISK FACTORS

  In evaluating an investment in the Premier securities being offered hereby, investors should consider carefully, among other things, the following risk factors, as well as the other information contained in this Prospectus/Proxy Statement.

LIMITED OPERATING HISTORY; CONTINUING OPERATING LOSSES

  Premier was formed in July 1991 and has not generated significant revenues to date. As of March 31, 1997, Premier had an accumulated deficit of approximately $24.2 million and tangible net worth of approximately
$8.8 million. For the fiscal years ended March 31, 1995, 1996 and 1997, Premier had operating losses of approximately $3.9 million, $5.9 million, and $5.6 million, respectively, resulting principally from costs incurred in research and development and other costs of operations. Premier expects that operating losses will continue until such time as product sales generate sufficient revenues to fund its continuing operations, as to which there can be no assurance. Premier may incur losses for the foreseeable future due to the significant costs associated with manufacturing, marketing and distributing its laser products and due to continual research and development activities which will be necessary to develop additional applications for Premier's laser technology.

  Since 1992, EyeSys has incurred substantial losses which have depleted its working capital and reduced shareholders' equity. The negative cash flows of EyeSys have been funded during 1995 and 1996 by the sale of additional equity and loans from its principal stockholders. As of March 31, 1997, EyeSys had fully exhausted its working capital, even assuming the conversion to equity of all EyeSys stockholder loans.

UNCERTAINTIES CONCERNING FUTURE PROFITABILITY

  Premier's ability to achieve profitability will depend, in part, on its ability to continue to successfully develop clinical applications, obtain regulatory approvals for its products and develop the capacity to manufacture and market such products on a wide scale. There is no assurance that Premier will be able to successfully make the transition from research and development to manufacturing and selling commercial medical laser products on a broad basis. While attempting to make this transition, Premier will be subject to all risks inherent in a growing venture, including the need to produce reliable products, develop marketing expertise and enlarge its sales force.

  EyeSys currently markets a single product (a corneal topography measuring system) in a highly competitive market. Historically, EyeSys has incurred substantial losses. The management of EyeSys believes that with the appointment of a new national distributor for its products in the U.S. along with the introduction of a new portable product later in 1997, EyeSys may reach a break-even level of operating performance by the fourth quarter 1997. The ability of EyeSys to achieve this level of performance is dependent on the demand for the Company's product as well as maintaining sufficient research, development and sales and marketing expenditures to meet the requirements of the market. There can be no assurance that the revenues from the EyeSys product line will be sufficient to cover all of the expenses related to such operations. If EyeSys is unable to achieve a break-even cash flow performance, additional levels of capital will be required.

GOING CONCERN REPORT WITH RESPECT TO EYESYS

  EyeSys' independent auditors have included an explanatory paragraph in their report covering EyeSys' financial statements for the year ended December 31, 1996, which paragraph emphasizes substantial doubt as to EyeSys' ability to continue as a going concern. EyeSys' independent auditors cited the following reasons for such explanatory paragraph: (i) EyeSys has reported net losses of $4,164,998, $3,424,996 and $3,708,657 for the years ended December 31, 1996,
1995 and 1994, respectively, (ii) EyeSys was in default of several loan covenants relating to its revolving lines of credit, and (iii) Eyesys has not repaid such loan obligations within their respective terms.

UNCERTAIN MARKET ACCEPTANCE

  Premier's future sales are dependent, in part, on Premier's ability to demonstrate to dentists, ophthalmologists and other physicians the potential cost and performance advantages of its laser systems over traditional methods of treatment and, to a lesser extent, over competitive laser systems. To date, commercial sales of Premier's lasers have been limited, and no assurance can be given that these laser products can be successfully commercialized on a broad basis. Lasers have not been widely used in dentistry and their use requires training and expertise. The acceptance of dental lasers may be adversely affected by their high cost, concerns by patients and dentists relating to their safety and efficacy, and the substantial market acceptance and penetration of alternative dental tools such as the dental drill. Current economic pressure may make doctors and dentists reluctant to purchase substantial capital equipment or invest in new technology. The failure of medical lasers to achieve broad market acceptance would have a material adverse effect on Premier's business, financial condition and results of operations. No assurance can be given that any of Premier's products will be accepted by the medical or dental community or by patients, or that a significant market for Premier's laser systems will be developed and sustained. Premier currently has a limited sales force and will need to hire additional sales and marketing personnel to increase the general acceptance of its products.

INTEGRATION OF ACQUIRED BUSINESSES

  Following the Merger, Premier will be required to integrate and coordinate the business presently operated by EyeSys with Premier's existing businesses. Although Premier believes that there are certain synergies in the two lines of business, it may incur expenses in connection with its efforts to integrate these businesses. For example, although it is contemplated that certain of the existing EyeSys management personnel will continue with EyeSys after the merger, members of Premier's management will also have to expend time and effort on new activities relating to the EyeSys operations, which will detract from their time available to attend to Premier's existing activities. No assurance can be given that Premier will receive the advantages from the Merger that it currently expects, or that the expenses or dislocations it may suffer or incur as a result of its effort to coordinate these businesses will not be material.

DEPENDENCE ON SUPPLIERS

  Premier purchases certain raw materials, components and subassemblies included in Premier's products from a limited group of qualified suppliers and does not maintain long-term supply contracts with any of its key suppliers. The disruption or termination of these sources could have a material adverse effect on Premier's business and results of operations. For example, during fiscal 1994, Premier's sole supplier of the specialized optic fiber required for use in Premier's Er:YAG lasers ceased to provide this fiber to Premier. While Premier has since qualified the new suppliers of this fiber, Premier's inability to obtain sufficient quantities of this specialized optical fiber had a material adverse effect on the volume of Er:YAG lasers Premier was able to sell during fiscal 1994 and 1995. While Premier believes that alternative suppliers could be found, there can be no assurance that any supplier could be replaced in a timely manner. Any interruption in the supply of other key components could have a material adverse effect on Premier's ability to manufacture its products and on its business, financial condition and results of operations.

  Certain computer memory chips used by EyeSys in its proprietary hardware are manufactured by a single company. These computer memory chips are subject to rapid innovation and obsolescence. The discontinuance of the manufacturing of this chip may cause EyeSys to redesign certain hardware and software to accommodate a replacement chip. While in the past EyeSys has been successful in these redesign efforts, there can be no assurances that such an event would not prove costly or cause a disruption in sales of corneal topography systems.

RISKS APPLICABLE TO FOREIGN SALES

  Sales of Premier's products to foreign markets account for a substantial portion of Premier's sales. Foreign sales expose Premier to certain risks, including the difficulty and expense of maintaining foreign sales distribution channels, barriers to trade, potential fluctuations in foreign currency exchange rates, political and economic instability, availability of suitable export financing, accounts receivable collections, tariff regulations, quotas, shipping delays, foreign taxes, export licensing requirements and other United States and foreign regulations that may apply to the export of medical lasers. The regulation of medical devices worldwide also continues to develop, and there can be no assurance that new laws or regulations will not have an adverse effect on Premier. In addition, Premier may experience additional difficulties in providing prompt and cost effective service of its medical lasers in foreign countries. Premier does not carry insurance against such risks. The occurrence of any one or more of these events may individually or in the aggregate have a material adverse effect upon Premier's business, financial condition and results of operations.

RISK OF TECHNOLOGICAL OBSOLESCENCE

  The markets in which Premier's laser products compete are subject to rapid technological change as well as the potential development of alternative surgical techniques or new pharmaceutical products. Such changes could render Premier's products uncompetitive or obsolete. Premier will be required to invest in research and development to attempt to maintain and enhance its existing products and develop new products. No assurances can be given that such research and development efforts will result in the introduction of new products or product improvements.

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY

  Premier's success will depend in part on its ability to obtain patent protection for products and processes, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. While Premier holds 20 U.S. patents and 13 foreign patents (including 2 utility model patents) and has other patent applications pending in the United States and foreign countries, no assurance can be given that any additional patents will be issued, that the scope of any patent protection will exclude competitors or that any of Premier's patents will be held valid if subsequently challenged. Further, there can be no assurance that others will not independently develop similar products, duplicate Premier's products or design products that circumvent any patents used by Premier. Premier is aware of certain patents which, along with other patents that may exist or be granted in the future, could restrict Premier's right to market certain of its technologies without a license, including, without limitation, patents relating to Premier's lens emulsification product and ophthalmic probes for the Er:YAG laser. In the past, Premier has received allegations that certain of Premier's laser products infringe other patents. American Dental Technologies ("ADT") recently has asserted that an aspect of the delivery system of Premier's Er:YAG laser infringes a patent held by ADT. There has been significant patent litigation in the medical industry in general, and in the medical laser industry in particular. Adverse determinations in litigation or other patent proceedings to which Premier may become a party could subject Premier to significant legal judgments or other liabilities to third parties and could require Premier to seek licenses from third parties that may or may not be economically viable. Patent and other intellectual property rights disputes often are settled through licensing arrangements. No assurance can be given that any licenses required under these or any other patents or proprietary rights would be available on terms acceptable to Premier, if at all. If Premier does not obtain such licenses, it could encounter delays in product introductions while it attempts to design around such patents, or it could find that the development, manufacture or sale of products requiring such licenses could be enjoined. If Premier is found, in a legal proceeding, to have infringed the patents or other proprietary rights of others, it could be liable for significant damages. Premier also relies upon unpatented trade secrets, and no assurance can be given that others will not independently develop or otherwise acquire substantially equivalent trade secrets. In addition, at each balance sheet date, Premier is required to review the value of its intangible assets based on various factors, such as changes in technology. Any adjustment downward in such value may result in a write-off of the intangible asset and a substantial charge to earnings, thereby adversely affecting the operating results of Premier in the future.

NEED FOR FDA AND FOREIGN GOVERNMENTAL APPROVALS; GOVERNMENT REGULATION

  Premier's products are regulated as medical devices by the FDA under the Federal Food, Drug and Cosmetic Act (the "FDC Act"). As such, these devices require either Section 510(k) premarket clearance ("510(k)") or approval of a premarket approval application ("PMA") by the FDA prior to commercialization. Satisfaction of applicable regulatory requirements may take several years and varies substantially based upon the type, complexity and novelty of such devices, as well as the clinical procedure. Filings and governmental approvals may be required in foreign countries before the devices can be marketed in these countries. There is no assurance that further clinical trials of Premier's medical lasers or of any future products will be successfully completed or, if they are completed, that any requisite FDA or foreign governmental approvals will be obtained. FDA or other governmental approvals of products developed by Premier in the future may require substantial filing fees which could limit the number of applications sought by Premier and may entail limitations on the indicated uses for which such products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. Also, Premier has made modifications to certain of its existing products which it does not believe require the submission of a new 510(k) notification to the FDA. However, there can be no assurance that the FDA would agree with Premier's determination and not require Premier to discontinue marketing one or more of the modified devices until they have been cleared by the FDA. Premier is also required to adhere to applicable requirements for current Good Manufacturing Practices ("CGMP") and radiological health requirements, to engage in extensive record keeping and reporting and to comply with the FDA's product labeling, promotional and advertising requirements. Noncompliance with state, local, federal or foreign requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, delay, denial or withdrawal of premarket clearance or approval of devices, recommendations by the FDA that Premier not be allowed to enter into government contracts, and criminal prosecution, all of which would have a material adverse effect on Premier's business, financial condition and results of operations. Premier's manufacturing facilities are subject to periodic inspections by state and federal agencies, including the FDA, the California Department of Health Services, and comparable agencies in other countries.

DEPENDENCE ON KEY PERSONNEL

  Premier depends to a considerable degree on a limited number of key personnel, including Colette Cozean, Ph.D., its Chairman of the Board, President, Chief Executive Officer and Director of Research. Dr. Cozean is also an inventor of a number of Premier's patented technologies. During Premier's limited operating history, many key responsibilities within Premier have been assigned to a relatively small number of individuals. The loss of Dr. Cozean's services or those of certain other members of management could adversely affect Premier. Premier carries key person life insurance in the amount of $3 million on Dr. Cozean. The success of Premier will also depend, among other factors, on the successful recruitment and retention of qualified technical and other personnel.

HIGHLY COMPETITIVE INDUSTRY

  The medical laser industry is subject to intense competition and is characterized by rapid technological change. Premier is and will continue to be subject to competition in its targeted markets, principally from businesses providing other traditional surgical and nonsurgical treatments, including existing and developing technologies, and to a lesser extent competitors' CO\2\, Argon, Er:YAG and Nd:YAG lasers. Many of Premier's competitors have substantially greater financial, marketing and manufacturing resources and experience than Premier. Furthermore, Premier expects other companies will enter the market, particularly as medical lasers gain increasing market acceptance. Significant competitive factors which will affect future sales in the marketplace include regulatory approvals, performance, pricing and general market acceptance.

  The corneal topography market is highly competitive. There are many companies, both public and private, some with significantly greater resources than EyeSys engaged in the corneal topography market. These companies include Alcon Laboratories (a subsidiary of Nestle), Humphrey Instruments (a subsidiary of Carl Zeiss), and Tomey Technology. These companies, together with EyeSys and others, market corneal topography instruments which utilize a technology for measuring corneal curvature based on reflected images. Other companies, including PAR Technology and Orbtek, utilize other technologies to measure the corneal surface. There can be no assurances that EyeSys' competitors will not succeed in developing technologies, procedures or products that are more effective or economical than those marketed or being developed by EyeSys or that would render EyeSys' products obsolete or noncompetitive.

  To continue to remain competitive, EyeSys must develop new software and hardware meeting the needs of ophthalmologists and optometrists. The Company's future revenues will depend, in part, on its ability to develop and commercialize these new products as well as on the success of development and commercialization efforts of its competitors.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

  Due to the relatively high sales price of Premier's laser systems and the low sales unit volume, minor timing differences in receipt of customer orders have produced and could continue to produce significant fluctuations in quarterly results. In addition, if anticipated sales and shipments in any quarter do not occur when expected, expenditures and inventory levels could be disproportionately high, and Premier's operating results for that quarter, and potentially for future quarters, would be adversely affected. Quarterly results may also fluctuate based on a variety of other factors, such as seasonality, production delays, product mix, cancellation or rescheduling of orders, new product announcements by competitors, receipt of FDA clearances or approvals by Premier or its competitors, notices of product suspension or recall, Premier's ability to manage product transitions, sales prices and market conditions. In addition, if Premier expands or augments its manufacturing capabilities in connection with the introduction of new products, quarterly revenues and operating results are expected to fluctuate to an even greater degree.

UNCERTAIN ABILITY TO MEET CAPITAL NEEDS

  Premier will require substantial additional funds for its research and development programs, preclinical and clinical testing, development of its sales and distribution force, operating expenses, regulatory processes and manufacturing and marketing programs. Premier's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of preclinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, developments and changes in Premier's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that Premier may establish. Premier believes its available short-term assets and investment income will be sufficient to meet its operating expenses and capital expenditures through the next 12 months. However, Premier's cash requirements may vary materially from those now planned due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, the FDA and foreign regulatory processes and other factors. There can be no assurance, however, that additional financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent Premier from implementing its business strategy or may require Premier to delay, scale back or eliminate certain of its research and product development programs or to license to third parties rights to commercialize products or technologies that Premier would otherwise seek to develop itself.

POSSIBLE VOLATILITY OF STOCK PRICE/LOCKUP AGREEMENTS

  The stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of Premier's Common Stock. In addition, the market price of Premier's Common Stock has been and is likely to continue to be highly volatile. For example, over the past twenty-four (24) months, the last sale price of Premier Common Stock has fluctuated from a low of $3.875 per share to a high of $14.00 per share. Over the past ninety (90) days, the last sale price of Premier Common Stock has fluctuated from a low of $5.25 per share to a high of $14.00 per share. Because the sale of Premier Common Stock by EyeSys stockholders will be restricted by the lockup agreements (See "The Merger-- Lockup Agreements"), this volatility may adversely affect the value that EyeSys stockholders may realize upon the eventual sale of the Premier Common Stock received in the Merger. Factors such as fluctuations in Premier's operating results, announcements of technological innovations or new products by Premier or its competitors, FDA and international regulatory actions, developments with respect to patents or proprietary rights, public concern as to the safety of products developed by Premier or its competitors, changes in health care policy in the United States and internationally, changes in analysts' recommendations regarding Premier, other medical companies or the medical laser industry generally and general market conditions may have a significant effect on the market price of Premier's Common Stock. The market price of Premier's Common Stock recently increased significantly due to Premier's receipt of the first FDA clearance to market a laser for the treatment of tooth decay. No assurance can be given that this increased market price of Premier Common Stock will be sustained over time.

  Also, the shares of Premier Common Stock issued in the Merger will be subject to lockup agreements which restrict the sale of such shares by EyeSys stockholders. As a result, former EyeSys stockholders holding Premier Common Stock may not be able to liquidate their investment readily. See "The Merger-- Lockup Agreements."

PRODUCT LIABILITY EXPOSURE

  The sale of Premier's laser systems involves the inherent risk of product liability claims against Premier. Premier currently maintains product liability insurance coverage in the amount of $5 million per occurrence and $5 million in the aggregate, but such insurance is expensive, subject to various coverage exclusions and may not be obtainable by Premier in the future on terms acceptable to Premier. There can be no assurance that claims against Premier arising with respect to its products will be successfully defended or that the insurance carried by Premier will be sufficient to cover liabilities arising from such claims. A successful claim against Premier in excess of Premier's insurance coverage could have a material adverse effect on Premier.

LIMITATIONS ON THIRD PARTY REIMBURSEMENT

  Premier's laser systems are generally purchased by physicians, dentists and surgical centers which then bill various third party payors, such as government programs and private insurance plans, for the procedures conducted with Premier's lasers. Third-party payors carefully review and are increasingly challenging the prices charged for medical products and services. Reimbursement rates from private companies vary depending on the procedure performed, the third-party payor, the insurance plan and other factors. Medicare reimburses hospitals a prospectively-determined fixed amount for the costs associated with an in-patient hospitalization based on the patient's discharge diagnosis, and reimburses physicians a prospectively-determined fixed amount based on the procedure performed, regardless of the actual costs incurred by the hospital or physician in furnishing the care and unrelated to the specific devices used in that procedure. Third-party payors are increasingly scrutinizing whether to cover new products and the level of reimbursement for covered products. While Premier believes that the laser procedures using its products have generally been reimbursed, payors may deny coverage and reimbursement for Premier's products if they determine that the device was not reasonable and necessary for the purpose for which used, was investigational or not cost-effective. As a result, there can be no assurance that reimbursement from third party payors for these procedures will be available or if available, that reimbursement will not be limited, thereby adversely affecting Premier's ability to sell its products on a profitable basis. Moreover, Premier is unable to predict what legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislature or regulation may have on Premier.

UNCERTAINTIES REGARDING HEALTH CARE REFORM

  Several states and the United States government are investigating a variety of alternatives to reform the health care delivery system and further reduce and control health care spending. These reform efforts include proposals to limit spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products. If adopted and implemented, such reforms could have a material adverse effect on Premier's business, financial condition and results of operations.

CHARGE TO EARNINGS IN THE EVENT OF RELEASE OF ESCROW SHARES

  Premier has outstanding shares of Class E-1 and Class E-2 Common Stock (the "Escrow Shares") which are being held by Premier in escrow, and which will be released from escrow and converted into shares of Common Stock if certain criteria are met. These criteria relate to the achievement, over a period of 30 consecutive trading days, of specified minimum market prices of Premier Common Stock, or the achievement of specified levels of net income before taxes, as defined. Different criteria apply to the Class E-1 Common Stock and Class E-2 Common Stock. For a description of these criteria, see "Description of Securities of Premier--Common Stock." In the event any of these criteria are met and any shares are released from escrow to stockholders who are officers, directors, employees or consultants of Premier, a substantial noncash compensation expense will be recorded for financial reporting purposes. The recognition of such compensation expense may have an adverse effect on the market price of Premier's securities. See "Premier Share Ownership" and "Description of Securities--Common Stock."

SHARES ELIGIBLE FOR FUTURE SALE; EFFECT OF OUTSTANDING OPTIONS AND WARRANTS

  Sales of a substantial number of shares of Common Stock in the public market following the Merger could adversely affect the market price for the Common Stock. Other than the shares of Premier Common Stock which are subject to such Lockup Agreements executed pursuant to the Merger Agreement, substantially all of Premier's shares of Common Stock to be outstanding upon completion of the Merger will be freely tradeable, subject to compliance with Rule 144 (and Rule 145 with respect to certain shares issued pursuant to the Merger) promulgated under the Securities Act. As of July 31, 1997, an additional 9,185,793 shares of Common Stock are issuable upon the full exercise of Premier's outstanding publicly traded Units, Class A Warrants and Class B Warrants, and in excess of two million shares of Common Stock are issuable upon exercise of other outstanding warrants and options. The issuance of shares upon the exercise of the Class A Warrants or Class B Warrants has been registered under the Securities Act, and substantially all of the shares of Common Stock issuable upon exercise of the remaining options and warrants may be resold pursuant to currently effective registration statements or Rule 144 under the Securities Act. The existence of Premier's outstanding warrants and options (including the options issued pursuant to the Merger) could adversely affect Premier's ability to obtain future financing. The price which Premier may receive for the Common Stock issued upon exercise of such options and warrants will likely be less than the market price of the Common Stock at the time such options and warrants are exercised. Moreover, the holders of the options and warrants might be expected to exercise them at a time when Premier would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided for by the options and warrants.

POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

  Premier's Articles of Incorporation authorize the issuance of 8,850,000 shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Premier's Common Stock. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Premier.

                                 INTRODUCTION

  This Prospectus/Proxy Statement is being furnished to the stockholders of EyeSys in connection with the solicitation of proxies by the EyeSys Board to be voted at the Special Meeting. This Prospectus/Proxy Statement is also the prospectus of Premier filed as part of the Registration Statement relating to the registration of the issuance of Premier Common Stock, Premier Options, and the shares of Premier Common Stock issuable upon the exercise of Premier Options, pursuant to the Merger Agreement.

                              THE SPECIAL MEETING

RECORD DATE; OUTSTANDING SECURITIES

  This Prospectus/Proxy Statement and enclosed proxy are being furnished in connection with the solicitation by the EyeSys Board of proxies in the
enclosed form for use at the Special Meeting to be held on September   , 1997,
at 2:30 p.m., at the offices of EyeSys, 2776 Bingle Road, Houston, Texas (following the adjournment of the meeting originally scheduled for August 1, 1997). The EyeSys Board has fixed the close of business on June 27, 1997 as the Record Date. Only the holders of shares of EyeSys Stock and EyeSys Notes of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the Record Date, 3,379,483 shares of EyeSys Common Stock, 101,784 shares of Series A Preferred Stock, and 4,953,026 shares of Series B Preferred Stock were issued and outstanding. Each share of EyeSys Common Stock is entitled to one vote on the proposals to be presented at the Special Meeting. Each share of EyeSys Preferred Stock is entitled to that number of votes equal to the number of shares of EyeSys Common Stock into which such Preferred Stock is convertible. As of the Record Date, each share of Series A Preferred Stock was convertible into 1.96 shares of EyeSys Common Stock and each share Series B Preferred Stock was convertible into 1.115 shares of EyeSys Common Stock. With respect to the Series A Preferred Stock, fractional shares are not permitted and any fractional voting rights resulting from the assumed conversion of Series A Preferred Stock (after aggregating all shares of Series A Preferred Stock held by each holder) shall be disregarded for voting purposes. Fractional voting is permitted with respect to the Series B Preferred Stock and therefore each share of Series B Preferred Stock will be entitled to 1.115 votes at the Special Meeting.

PURPOSE OF THE MEETING

  At the Special Meeting, the stockholders and noteholders of EyeSys will consider and vote upon a proposal to adopt the Merger Agreement pursuant to which (i) the Merger and the other transactions contemplated by the Merger Agreement are to be consummated, (ii) holders of EyeSys Stock and EyeSys Notes are to receive a right to receive Premier Common Stock in exchange for the EyeSys Stock and EyeSys Notes held by each of them as of the Effective Time of the Merger, (iii) holders of EyeSys Options shall receive Premier Options (and possibly Premier Common Stock), (iv) holders of EyeSys Common Warrants and persons entitled to Stay Bonuses will receive Premier Common Stock and/or Premier Options depending upon the satisfaction of certain contingencies and
(v) certain creditors and claimants of EyeSys will receive Premier Common Stock in satisfaction of such claims. See "The Merger--General," "--Conversion of EyeSys Securities" and "--Treatment of Options and Warrants."

  At the Special Meeting, EyeSys stockholders and noteholders will also be asked to vote on the Charter Amendment, providing that if the Merger is consummated the Series A Preference, the Series B Preference, and the value of securities paid in satisfaction of those preferences shall be determined in accordance with the terms of the Merger Agreement, which includes eliminating any right of the Series B Preferred Stock to participate with EyeSys Common Stock in liquidation of the net assets of EyeSys after payment of debts and preferences.

  In connection with the Merger, EyeSys has undertaken to obtain certain additional agreements executed by holders of EyeSys Stock, EyeSys Notes, EyeSys Options and EyeSys Common Warrants, persons entitled to Stay Bonuses, persons who have registration rights with respect to securities of EyeSys, certain other creditors and claimants of EyeSys, holders of warrants to purchase EyeSys Preferred Stock, and persons entitled to notices with respect to the Special Meeting (other than notices required by the Delaware General Corporation Law). In an effort to expedite the process of obtaining such executed agreements, EyeSys is seeking a power of attorney authorizing EyeSys to execute the appropriate agreements on behalf of such persons. See "Power of Attorney."

REQUIRED VOTE

  Shares of EyeSys Stock representing a majority of the votes entitled to be cast, represented in person or by proxy at the Special Meeting, will constitute a quorum. The affirmative vote of (i) a majority of the shares of the following, voting as one class: EyeSys Common Stock, Series A Preferred Stock on an as-converted basis, and Series B Preferred Stock on an as-converted basis, (ii) sixty-seven percent (67%) of the then outstanding shares of the Series B Preferred Stock of EyeSys, and (iii) the holders of a majority of the outstanding principal under the EyeSys Notes is a condition to Premier's, EyeSys' and PAI's obligation to consummate the Merger.

  The adoption of the Charter Amendment requires the affirmative vote of (1) a majority of the outstanding shares of the following, voting as one class:
EyeSys Common Stock, Series A Preferred Stock on an as-converted basis, and Series B Preferred Stock on an as-converted basis, (2) with respect to the amendment of Sections 4.1.3, 4.3.4(b) and (c), and 4.3.9 of the Restated Certificate of Incorporation of EyeSys, at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, (3) with respect to the amendment of Section 4.2.4(a) and (b), a majority of the outstanding shares of Series A Preferred Stock voting as a separate class and at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, and (4) the holders of a majority of the outstanding principal under the EyeSys Notes.

  As of the Record Date, directors and executive officers of EyeSys, together with their respective affiliates: (i) own none of the Series A Preferred Stock, (ii) own approximately 96% of the Series B Preferred Stock, (iii) own approximately 28% of the EyeSys Common Stock, (iv) hold 87% of the outstanding principal amount of the EyeSys Notes, and (v) hold 68% of the total votes eligible to be cast with respect to any vote in which the Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as one class (with the Series A Preferred Stock and Series B Preferred Stock, voting on an as-converted basis). The directors and executive officers of EyeSys, together with their respective affiliates have sufficient votes: (A) to approve the adoption of the Merger Agreement by (i) a majority of the total votes entitled to be cast by the EyeSys Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, (ii) at least 67% of the outstanding shares of Series B Preferred Stock, voting as a separate class, and (iii) a majority of the outstanding principal under the EyeSys Notes; and
(B) to approve the Charter Amendments by (i) a majority of the total votes entitled to be cast by the EyeSys Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, and (ii) with respect to amendments to Section 4.1.3, 4.3.4(b) and (c), and 4.3.9 of the Restated Certificate of Incorporation, at least 67% of the outstanding shares of Series B Preferred Stock, voting as a single class. Such holders will not, however, have the power to approve the amendment of Section 4.2.4(a) and (b) of the Restated Certificate of Incorporation, by a majority of the outstanding shares of Series A Preferred Stock because they hold no such shares.

VOTING OF PROXIES

  All proxies that are properly executed and returned will be voted at the Special Meeting in accordance with the instructions thereon, unless previously revoked. If no instructions are made, the proxies will be voted to approve the proposals set forth in the proxy. With regard to any other business not specified above that may properly come before the Special Meeting, shares represented by properly executed proxies will be voted at the discretion of the persons named in the relevant proxy. The execution of a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person.

  ANY EYESYS STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE THE PROXY PRIOR TO ITS EXERCISE. A PROXY MAY BE REVOKED BY (A) FILING WITH THE SECRETARY OF EYESYS, AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING, (1) A WRITTEN NOTICE OF REVOCATION SPECIFYING THE NUMBER OF SHARES AND CLEARLY IDENTIFYING THE PROXY TO BE REVOKED OR (2) DULY EXECUTING AND FILING A NEW PROXY BEARING A LATER DATE, OR (B) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PROXY). ANY WRITTEN NOTICE OF REVOCATION OR SUBSEQUENT PROXY SHOULD BE SENT

AND DELIVERED TO EYESYS TECHNOLOGIES, INC., 2776 BINGLE ROAD, HOUSTON, TEXAS 77055, ATTENTION: SECRETARY, OR HAND DELIVERED TO THE SECRETARY OF EYESYS AT OR BEFORE THE TAKING OF THE VOTE AT THE SPECIAL MEETING.

  If you have any questions about giving your EyeSys proxy or require assistance, please contact Henry Kuehn, President of EyeSys, as follows:

                           EyeSys Technologies, Inc.
                               2776 Bingle Road
                             Houston, Texas 77055
                                (713) 465-1921

APPRAISAL RIGHTS

  EyeSys stockholders who file written notice of their intention to exercise dissenters' rights before the taking of the vote to adopt the Merger Agreement may elect to have the "fair value" of their shares judicially appraised and paid to them if the Merger is consummated and if they comply with the provisions of Section 262 of the Delaware Law, which are attached hereto as Exhibit C. Failure to comply strictly with such requirements may result in the loss of dissenters' rights. See "The Merger--EyeSys Stockholder Appraisal Rights."

                                  THE MERGER

  The detailed terms of and conditions to the consummation of the Merger are contained in the Merger Agreement, a conformed copy of which is attached hereto as Exhibit A and incorporated herein by this reference. The following discussion sets forth a description of the material terms and conditions of the Merger Agreement. The description in this Prospectus/Proxy Statement of the terms and conditions to the consummation of the Merger is qualified by, and made subject to, the more complete information set forth in the Merger Agreement.

GENERAL

  The Merger Agreement provides for the merger of PAI with and into EyeSys. If the Merger Agreement is adopted by EyeSys stockholders and noteholders, certain additional conditions are satisfied or waived and the Merger is consummated, EyeSys will be the surviving corporation and will be a wholly owned subsidiary of Premier.

  As a result of the Merger, holders of EyeSys Stock and holders of EyeSys Notes will become holders of Premier Common Stock. Holders of EyeSys Options will become holders of Premier Options (and possibly Premier Common Stock). Holders of EyeSys Common Warrants and Stay Bonuses will become holders of Premier Options and/or Premier Common Stock. As partial payment for its services rendered to EyeSys in connection with the Merger, Cowen will receive shares of Premier Common Stock in an amount equal to (a) $75,000 divided by
(b) the Per Share Value. Certain other creditors or claimants of EyeSys will receive Premier Common Stock in satisfaction of their claims. The Contingent Consideration, if any, will be allocated among the holders of EyeSys Stock, EyeSys Options and EyeSys Common Warrants. The Merger Consideration (as hereinafter defined) will be allocated among the holders of EyeSys Stock, EyeSys Notes and EyeSys Options and EyeSys Warrants as hereinafter described. See "The Merger--Conversion of EyeSys Securities," "--Treatment of Options and Warrants," "--Stay Bonuses" and "--Escrow and Indemnity."

EYESYS' REASONS FOR THE MERGER

  In 1995, to respond to anticipated future demand related to projected growth in the laser surgery industry, EyeSys invested heavily to develop its sales and marketing channel. In early 1996, in part because anticipated growth in the photo refractive keratectomy laser industry had been slower than previously expected, the EyeSys Board and EyeSys management determined that EyeSys would need to pursue a strategy that would enable

EyeSys to broaden its product offerings to more fully leverage its distribution channel and also achieve profitability. At the same time, EyeSys realized that future growth and product development was becoming severely constrained by the requirement for additional capital resources. Under these circumstances, the EyeSys Board discussed assessments made by EyeSys management and suggested that the interests of EyeSys stockholders might best be served by some form of strategic transaction, including (i) the possible sale of EyeSys, (ii) an initial public offering, or (iii) the possibility of additional stockholder financings. The EyeSys Board also considered the possible countervailing risks of consummating, or even seriously considering or pursuing, any such transaction, including diversion of EyeSys management resources, disruption of EyeSys' business which might be caused by uncertainty regarding EyeSys' future among employees and the possible adverse impact upon employees and customers served by EyeSys.

  In March 1996, after further discussions with EyeSys management, the EyeSys Board authorized EyeSys management to retain Cowen & Company to initiate discussions with, and receive inquiries from, various companies which either had expressed interest in or were likely to have an interest in acquiring EyeSys or engaging in other possible transactions with EyeSys. Based upon contacts with potential partners, four parties submitted initial indications of interest in acquiring EyeSys, with two of these parties submitting final offers. The two parties were Premier and Sunrise Technologies International, Inc. ("Sunrise"). On December 27, 1996, EyeSys entered into an Agreement and Plan of Merger with Sunrise under which a subsidiary of Sunrise would merge with and into EyeSys, with holders of EyeSys Securities (and Cowen) receiving an aggregate of approximately 12,500,000 shares of Sunrise Common Stock. The closing sale price of the Sunrise Common Stock, as reported on the OTC Bulletin Board, on October 31, 1996, the last trading day prior to the announcement by Sunrise and EyeSys that they had reached an agreement in principle to enter into the proposed merger, was $1.75 per share and on December 30, 1996, was $0.906 per share. The consummation of that transaction was subject to various conditions including Sunrise's raising of additional equity and its entering into a definitive agreement to sell its dental business. The proceeds from the equity offering and the sale of Sunrise's dental business were intended to be used in part to fund EyeSys' working capital needs after the proposed acquisition. In January 1997, due to uncertainties relating to the satisfaction of these conditions, the parties agreed to terminate the Agreement and Plan of Merger. EyeSys then reopened discussions with Premier, which led to the execution of the Merger Agreement as of April 24, 1997.

  In reaching its decision to enter into and endorse the Merger Agreement, the EyeSys Board reviewed and considered a number of relevant factors. The factors considered included, but were not limited to: (i) information concerning Premier's and EyeSys' respective businesses, current and historical financial performance, operations, products, technologies and management; (ii) the financial condition of the combined companies after the Merger; (iii) the current financial market conditions and historical market prices, volatility and trading information with respect to Premier Common Stock; (iv) the publicly available information on Premier; (v) a review of other possible merger candidates, their readiness to move to an offer, and estimates of their valuation placed on EyeSys; (vi) the prospects of EyeSys continuing as an independent company; (vii) alternative forms of growth financing, including an initial public offering; (viii) the extensive marketing effort undertaken by Cowen in connection with the sale of EyeSys; (ix) the terms and conditions of the Merger, including the parties, representations, warranties and obligations thereunder; (x) the consideration given to the stockholders of EyeSys including a review of the fairness opinion presented by Cowen & Company; and
(xi) the effect of the Merger on the employees and customers of EyeSys.

  The EyeSys Board of Directors believes that the Merger will be beneficial to EyeSys for the additional following reasons: (i) there exists considerable synergy in the strategic and technical plans of the two companies that will provide both short and long term benefits including the ability to sell Premier's ophthalmic lasers in conjunction with EyeSys' reliable and high quality corneal topography systems; (ii) economies of scale may be achieved in marketing activities, including advertising, trade shows and other related activities of the combined companies; (iii) there is a perceived compatibility of the corporate cultures of EyeSys and Premier; (iv) the receipt by EyeSys' stockholders of Premier Common Stock which is publicly traded and therefore will provide an increase in liquidity; and (v) the fact that Premier's and EyeSys' products complement each other in the cataract and refractive field.

  The EyeSys Board of Directors considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the future dilutive effects of anticipated financings; (ii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on EyeSys' operating results, customers and personnel; and (iii) the risks associated with liquidity and volatility of Premier Common Stock.

  In view of the wide variety of factors considered, both positive and negative, the EyeSys Board of Directors did not find it practical to and did not quantify or otherwise assign relative weights to the specific factors considered. Although the EyeSys Board did not quantify specific factors, it did utilize a framework to evaluate each of the alternatives and determined that the anticipated benefits of the Merger outweighed the potentially negative factors considered.

  THE BOARD OF DIRECTORS OF EYESYS RECOMMENDS A VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE CHARTER AMENDMENT.

FAIRNESS OPINION

  Cowen & Company ("Cowen") has acted as financial advisor to the Board of Directors of EyeSys in connection with the Merger. Pursuant to an engagement letter dated March 5, 1996 (the "Cowen Engagement Letter"), the EyeSys Board retained Cowen to serve as its financial advisor with respect to assisting EyeSys in evaluating strategic business alternatives. As part of this assignment, Cowen was asked to render an opinion to the EyeSys Board as to the fairness, from a financial point of view, to the holders of EyeSys Stock of the consideration to be received by the holders of EyeSys Stock pursuant to the Merger Agreement. The amount of consideration was determined through negotiations between EyeSys and Premier and not pursuant to recommendations of Cowen.

  On May 16, 1997, Cowen delivered certain of its written analyses and its oral opinion to the EyeSys Board, confirmed in writing as of the same date to the effect that, as of May 16, 1997, the financial terms of the Merger pursuant to the Merger Agreement are fair, from a financial point of view, to the holders of EyeSys Stock. The full text of the written opinion of Cowen, dated May 16, 1997, is attached hereto as Exhibit D and is incorporated by reference. The EyeSys Board of Directors will not be requesting an updated fairness opinion from Cowen before the Special Meeting. HOLDERS OF EYESYS STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY COWEN. THE SUMMARY OF THE WRITTEN OPINION OF COWEN SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. COWEN'S ANALYSES AND OPINION WERE PREPARED FOR AND ADDRESSED TO THE EYESYS BOARD AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE FINANCIAL TERMS OF THE MERGER PURSUANT TO THE MERGER AGREEMENT AND DO NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE MERGER CONTEMPLATED BY THE MERGER OR A RECOMMENDATION TO ANY HOLDERS OF EYESYS STOCK AS TO HOW TO VOTE AT THE EYESYS MEETING.

  Cowen was selected by the EyeSys Board as its financial advisor, and to render an opinion to the EyeSys Board, because Cowen is a nationally recognized investment banking firm and because the principals of Cowen have substantial experience in transactions similar to the Merger and are familiar with EyeSys and its businesses. As part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In addition, in the ordinary course of its business, Cowen and its affiliates trade the equity securities of Premier for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

  In arriving at its opinion, Cowen (a) reviewed certain information of a business and financial nature regarding EyeSys, furnished to Cowen by management of EyeSys, including financial statements for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 and the fiscal quarter ended March 31, 1997 and certain projected financial data and operating data, (b) reviewed certain publicly available filings of Premier with the

SEC, including consolidated financial statements for the fiscal years ended March 31, 1994, 1995 and 1996 and the fiscal quarters ended June 30 1996, September 30, 1996 and December 31, 1996, and (c) discussed with EyeSys' management EyeSys' competitive position, current and anticipated future conditions in the ophthalmic instrument industry and the potential strategic synergies of the combination with Premier. Cowen held meetings and discussions with representatives of the management of EyeSys to discuss the business operations, historical financial results and future prospects of EyeSys, Premier and the combined company. In addition, Cowen: (i) reviewed the April 24, 1997 draft of the Merger Agreement; (ii) compared certain financial and stock market information regarding EyeSys with similar information regarding certain other companies Cowen deemed relevant; (iii) considered the financial terms, to the extent publicly available, of selected recent business transactions deemed to be comparable in whole or in part to the Merger pursuant to the Merger Agreement; (iv) reviewed historical market prices and trading volumes of Premier Common Stock from May 9, 1996 to May 9, 1997 and compared those trading histories with those of other companies deemed relevant; (v) analyzed pro forma ownership in the combined company by holders of EyeSys Stock; and (vi) performed a discounted future net income valuation of EyeSys based on projections provided by EyeSys' management. Cowen also reviewed other publicly available information and conducted such other studies, analyses, inquiries and investigations as it deemed appropriate. Cowen noted in its opinion that it had not been provided with detailed financial projections by Premier. At the request of the EyeSys Board, Cowen also solicited third party indications of interest in acquiring all or substantially all of the stock or assets of EyeSys.

  Cowen assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information that was available to it from public sources, that was provided to it by EyeSys, or that was otherwise reviewed by it. Cowen did not assume any responsibility for independent verification of such information, including financial information. In addition, with respect to the financial projections furnished to Cowen by EyeSys' management, Cowen assumed, with the consent of the EyeSys Board, the attainability of the financial results therein and that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of EyeSys, and management of EyeSys confirmed that such projections provided a reasonable basis for Cowen's opinion. Because such projections are inherently subject to uncertainty, none of EyeSys, Cowen or any other person assumes responsibility for their accuracy. Cowen did not make any independent valuation or appraisal of the assets or liabilities of EyeSys or Premier, nor has Cowen been furnished with any such appraisals. Cowen made no independent investigations of any legal matters affecting EyeSys or Premier. Cowen did not express any opinion as to what the value of the Premier Common Stock actually will be when issued to holders of EyeSys Stock, or the prices at which the Premier Common Stock will trade subsequent to the Merger. Unless otherwise indicated in its opinion, Cowen's opinion was necessarily based on economic, market, financial and other conditions as in effect on, and the information made available to it as of, May 16, 1997. It should be understood that, although developments subsequent to May 16, 1997 may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion.

  The following is a summary of certain financial analyses performed by Cowen to arrive at its opinion. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of EyeSys the assumptions on which such analyses were based and other factors, including the historical and projected financial results of EyeSys and the historical financial results of Premier. Cowen's analysis excludes the effect of any Contingent Consideration. Cowen was not provided with detailed financial projections for Premier. No limitations were imposed by the EyeSys Board with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

 Exclusive Sale Process

  In addition to the financial analysis described below, in rendering its opinion, Cowen also considered the extensive marketing effort it undertook in connection with the sale of EyeSys. As part of this process, at the request of the EyeSys Board, Cowen contacted 35 potential acquirers and ultimately received four indications of interest in acquiring all or substantially all of the stock or assets of EyeSys. Each of the four bids involved a sale of EyeSys for shares of the acquiring entity (or an affiliate thereof), at purchase prices ranging from approximately $5,000,000 to $20,000,000 (inclusive of contingent consideration resulting from the performance of the acquiring company after the transaction). Two of the bids involved acquisition by companies that did not have publicly traded securities. In addition, those bids involved purchase prices significantly below those offered by the other two bidders and accordingly the Board focused on the two remaining bids, one made by Premier and the other by Sunrise. The initial Premier offer involved the issuance of $14,000,000 of Premier Common Stock and the contingent earn-out of up to another $6,000,000 of Premier Common stock. The Sunrise offer involved the issuance of 12,500,000 shares of Sunrise Common Stock, the closing sale price of which on October 28, 1996, the date immediately preceding the date on which the Board determined to accept the Sunrise offer, was $1.75 per share. As discussed earlier, Sunrise and EyeSys entered into a merger agreement on December 30, 1996, which was subsequently terminated in January 1997, due to the uncertainties relating to the satisfaction of certain closing conditions. See "The Merger--EyeSys' Reasons for the Merger." EyeSys then reopened discussions with Premier, resulting in the execution and delivery of the Merger Agreement as of April 24, 1997.

 Analysis of Certain Mergers

  Cowen reviewed the financial terms, to the extent publicly available, of twenty-five selected transactions (collectively, the "Selected Mergers") involving the acquisition of companies in the ophthalmic industry (the "Selected Ophthalmic Mergers") and the acquisition of companies in the diagnostic medical technology industry (the "Selected Diagnostic Mergers"), which were announced or completed since November 1991. Cowen reviewed the market capitalization of common stock plus total debt less cash and equivalents ("Enterprise Value") paid in the Selected Mergers as a multiple of latest reported 12 month ("LTM") revenues, earnings before interest expense, income taxes, depreciation, and amortization ("EBITDA") and earnings before interest expense and income taxes ("EBIT") and also examined the multiples of equity value paid in the Selected Mergers to LTM earnings. In conducting its analyses, Cowen noted that EyeSys' LTM EBITDA, LTM EBIT and LTM earnings were negative.

  Such analyses indicated that, on the basis of the Enterprise Value paid, (i) the Selected Ophthalmic Mergers had a median valuation of 1.0 times LTM revenues and (ii) the Selected Diagnostic Mergers had a median valuation of
1.9 times LTM revenues. Excluding the Contingent Consideration, the corresponding multiple of LTM revenues implied by Premier's offer before synergies is 1.8 times.

  Although the Selected Mergers were used for comparison purposes, none of such transactions is directly comparable to the Merger, and none of the companies in such transactions are directly comparable to EyeSys or Premier. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies.

 Analysis of Certain Publicly Traded Companies

  To provide contextual data and comparative market information, Cowen compared selected historical operating and financial ratios for EyeSys to the corresponding data and ratios of certain other companies in the laser systems industry (the "Selected Laser Companies") and in the ophthalmic surgical and diagnostic industry (the "Selected Ophthalmic and Diagnostic Companies") whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of EyeSys. The Selected Laser Companies included: Autonomous Technologies Corp., Coherent, Inc., Summit Technology, Inc., Sunrise Technologies International, Inc. and VISX, Inc. The Selected Ophthalmic and Diagnostic Companies included:
Chiron Corporation, Escalon Medical Corp., KeraVision, Inc. and Staar Surgical Company. Such data and ratios include the Enterprise Value of such Selected Companies as multiples of revenues, EBITDA and EBIT for the LTM period, and the market capitalization of common stock of such Selected Companies as a multiple of the book value of common shareholders' equity. Cowen also examined the ratios of the current prices of the Selected Companies to the LTM earnings per share ("EPS"), estimated 1997 calendar year EPS (as estimated by Institutional Brokers Estimating System ("IBES") and First Call) and estimated EPS for the following calendar year (as estimated by IBES and First Call) for these companies. In conducting its analyses, Cowen noted that EyeSys' LTM EBITDA, LTM EBIT, LTM earnings and estimated 1997 calendar year earnings were negative.

  Such analysis indicated that, for the Selected Laser Companies: (i) the median value of Enterprise Value as a multiple of LTM revenue was 2.7 times; and (ii) the median value of price per share as a multiple of estimated EPS for the 1998 calendar year was 14.9 times. For the Selected Diagnostic and Ophthalmic Companies: (i) the median value of Enterprise Value as a multiple of LTM revenue was 2.8 times; and (ii) the median value of price per share as a multiple of estimated EPS for the 1998 calendar year was 15.8 times.

  The corresponding multiple of LTM revenues implied by Premier's offer excluding the Contingent Consideration and before synergies is 1.8 times. In addition, the corresponding multiple of the estimated EPS for the 1998 calendar year for EyeSys, using EyeSys' standalone base case forecasts, implied by Premier's offer excluding the Contingent Consideration and before synergies is 37.2 times. The corresponding multiple of the estimated EPS for the 1998 calendar year for EyeSys, using EyeSys' aggressive case forecasts, implied by Premier's offer excluding the Contingent Consideration and before synergies is 7.7 times.

  Although the Selected Companies were used for comparison purposes, none of such companies is directly comparable to EyeSys. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies.

 Contribution Analysis

  Cowen analyzed the respective contributions of the LTM revenues, EBIT and net income of EyeSys and Premier to the combined company based upon the historical results of EyeSys provided by the management of EyeSys and the historical results of Premier available from publicly available filings, excluding the possible effect of cost savings and synergies in the Merger. This analysis showed that EyeSys contributed to the combined company 57% of LTM revenues. Cowen noted in this analysis that both EyeSys and Premier had negative LTM EBIT and net income.

 Pro Forma Ownership Analysis of the Combined Company

  Cowen analyzed pro forma ownership in the combined company by holders of EyeSys Stock and EyeSys Notes. Cowen's analysis concluded that holders of EyeSys Stock and EyeSys Notes would own approximately 10% of the combined company excluding the Contingent Consideration, and based upon the May 9, 1997 closing stock price of $14.00 of Premier Common Stock.

 Discounted Future Net Income Analysis

  Cowen estimated the range of values for EyeSys based upon the discounted present value of the projected calendar 1998 net income of EyeSys. This analysis was based upon projections supplied by the management of EyeSys. In performing this analysis, Cowen utilized discount rates of 20% to 30%. Utilizing this methodology, the equity value of EyeSys ranged from $3.0 million to $5.7 million, using EyeSys' standalone base case forecasts and from $12.8 million to $25.0 million using EyeSys' aggressive case forecasts.

 Stock Trading History

  Cowen reviewed the historical market prices and trading volumes of Premier Common Stock from May 9, 1996 to May 9, 1997. Cowen also compared Premier's closing stock price with an index of the Selected Laser Companies. This information was presented solely to provide the EyeSys Board with background information regarding the stock prices of Premier over the period indicated. Cowen noted that over the indicated periods the high and low prices for shares of Premier Common Stock were $14.00 and $5.00, respectively, and that the average daily trading volume of Premier's shares traded was approximately 120,944.

  The summary set forth above does not purport to be a complete description of the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the EyeSys Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of EyeSys. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and none of EyeSys, Cowen or any other person assumes responsibility for their accuracy. As mentioned above, the analyses supplied by Cowen and its opinion were among several factors taken into consideration by EyeSys in making its determination to enter the Merger. The analyses of Cowen and its opinion should not be considered as determinative of the decision of EyeSys to enter the Merger.

  Pursuant to the Cowen Engagement Letter, EyeSys has agreed to pay certain fees to Cowen for its financial advisory services provided in connection with the Merger. If the Merger is consummated, Cowen will be entitled to receive an aggregate transaction fee in an amount equal to $325,000 (which includes the advisory fee described below), a portion of which will be paid by Premier. Such fee (less the $25,000 advisory fee which has already been paid by EyeSys) shall be paid as follows: (i) $75,000 in cash, and (ii) $225,000 in shares of Premier Common Stock valued at the Per Share Value. The formula used to calculate the Per Share Value is described in "The Merger--Conversion of EyeSys Securities." In the event the acquisition is not consummated as contemplated in the Merger Agreement, EyeSys has paid Cowen an advisory fee of $25,000 in consideration for Cowen's professional services. EyeSys has also agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Cowen as financial advisor to the EyeSys Board in connection with the Merger, unless it is finally judicially determined that such liabilities arose out of Cowen's gross negligence or willful misconduct. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm's length between EyeSys and Cowen, and the EyeSys Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Cowen is contingent upon consummation of the Merger.

PREMIER'S REASONS FOR THE MERGER

  The Premier Board believes that the Merger is in the best interests of Premier and, therefore, has unanimously approved the Merger Agreement and the transactions contemplated thereby.

  The Premier Board reviewed information about EyeSys available to it from EyeSys management and assessed EyeSys's financial condition. After considering this information, the Premier Board concluded that the anticipated business advantages of the Merger favored adoption of the Merger Agreement and consummation of the Merger. These advantages include: (i) the ability of Premier to take advantage of EyeSys' established international distribution force; (ii) Premier's ability to sell its products through EyeSys' marketing and sales organization; (iii) the expectation that Premier's sales will be benefited by EyeSys' reputation in the ophthalmic field; (iv) the ability to sell Premier's ophthalmic lasers in conjunction with EyeSys' reliable and high quality corneal topography system; and (v) the fact that Premier's and EyeSys' products complement each other in the cataract and refractive field.

  The Premier Board not only considered the benefits that could arise from the Merger, but also considered certain adverse factors, including the dilution to holders of Premier Common Stock resulting from the issuance of the shares of Premier Common Stock in the Merger and EyeSys's operating losses to be borne by PAI upon consummation of the Merger. The Premier Board concluded, in its business judgment, that the factors favoring adoption of the Merger Agreement outweighed any of the Merger's potential adverse effects.

CONVERSION OF EYESYS SECURITIES

  As a result of the Merger, at the Effective Time, all outstanding shares of EyeSys Stock, the EyeSys Notes, the EyeSys Options and the EyeSys Common Warrants (collectively the "EyeSys Securities") will be exchanged for or convert into a right to receive securities of Premier based upon the amount of Merger Consideration (defined below) allocated to each such EyeSys Security. The EyeSys Stock and EyeSys Notes will be exchanged for or convert into a right to receive Premier Common Stock. All EyeSys Options will be exchanged for Premier Options and may, in certain circumstances described herein, also be exchanged for shares of Premier Common Stock. Depending upon the amount of Contingent Consideration (defined below), EyeSys Common Warrants will be exchanged for Premier Options and/or Premier Common Stock. See "The Merger-- Treatment of Options and Warrants." The aggregate value (the "Merger Consideration") of the securities of Premier issuable in the Merger ("Premier Securities") is equal to the sum of (i) $10,600,000, (ii) the Contingent Consideration (as defined below) and (iii) $495,000 (representing the deemed value of the Premier Options issuable in the Merger). A portion of the Premier Options may be available for issuance to persons entitled to Stay Bonuses. If such persons refuse to accept Premier Options in partial or full satisfaction of such Stay Bonuses, such Premier Options will not be issued and the aggregate Merger Consideration will be reduced accordingly.

  The Contingent Consideration may be determined after 90 days following the Closing of the Merger or at such earlier time as the parties may agree, and is based upon noncontingent revenues ("License Fees") to be received by EyeSys from certain licensing agreements between April 24, 1997 and April 24, 1998. The Contingent Consideration is equal to the sum of: (i) .78 times the amount of the License Fees, for the first $1,500,000 of such License Fees; plus (ii)
 .5 times the amount of the License Fees in excess of $1,500,000. The Contingent Consideration will be paid in additional shares of Premier Common Stock valued at the Per Share Value. However, to the extent such License Fees are not paid before April 24, 1998, that portion of the Contingent Consideration attributable to such unpaid License Fees will be reimbursed to Premier from the Escrow. See "The Merger--Escrow and Indemnity."

  The license agreements upon which the Contingent Consideration is based are the agreements with Marco Ophthalmic Inc. ("Marco") and Nidek Co., Ltd. ("Nidek"). The agreement with Marco was entered into on June 2, 1997 and provides for the appointment of Marco as the exclusive distributor in the United States of EyeSys' System 2000 through March 31, 1998 and of the portable corneal topography system currently under development for a three-year period following commercialization of that system. In return for these rights, Marco will pay EyeSys a $200,000 licensing fee for the portable system and has committed to order 60 units of the System 2000 over the first four months of the contract. Marco has made an advance payment to EyeSys for 35 System 2000 units. The $200,000 licensing fee is refundable to Marco if the portable system is not commercially available by March 31, 1998. Marco is required to meet certain minimum purchase requirements in order to retain its exclusive distribution rights.

  The agreement with Nidek was entered into on July 23, 1997. This agreement has three parts which provide for a total of $1,790,000 of fees paid to EyeSys in a series of payments over the next nine months. The primary agreement is an OEM agreement for EyeSys to manufacture a tabletop corneal topography unit for Nidek's exclusive distribution worldwide. This product will use EyeSys software and Nidek will provide the necessary hardware from its auto-refractor product at no charge to reduce development time of the product and insure consistent appearance with other Nidek products. Nidek has given EyeSys a minimum purchase order for 2,000 units with advanced payment for the first 100 units.

  A second part to the agreement grants Nidek an exclusive distribution right for a combination auto-refractor/corneal topographer unit. This agreement represents a modification of an earlier nonexclusive agreement dated June 1, 1995 in which EyeSys agreed to license certain technology relating to corneal topography to Nidek for use in its manufacturing of a combination auto-refractor/corneal topography unit. Nidek agrees to use only EyeSys software in such a product. In order to make this prior agreement exclusive, Nidek will pay EyeSys $500,000 for such exclusive distribution rights. Third, Nidek has agreed to provide exclusive distribution in Japan and France for the new portable corneal topography product. Nidek will pay $300,000 for this exclusive distribution right in Japan and France. The amount of Contingent Consideration that may be paid pursuant to such license agreements will be subject to agreement between the parties and will depend upon such factors as the amount of License Fees that are "noncontingent" and the extent to which the terms of such agreements are acceptable to Premier.

  The Merger Consideration shall be allocated as follows: (i) first, to pay the Nonincluded Costs (as defined below), (ii) second, to pay all amounts (other than interest) owing under the EyeSys Notes and (iii) third, among the holders of EyeSys Preferred Stock, EyeSys Common Stock, EyeSys Options and EyeSys Common Warrants (EyeSys Options and EyeSys Common Warrants are referred to herein as "Common Stock Equivalents") in accordance with the Merger Agreement and the EyeSys Charter (as amended pursuant to the Charter Amendment).

  The Nonincluded Costs shall be equal to the sum of (i) certain obligations for money borrowed owing to stockholders of EyeSys plus interest (as specified in the Merger Agreement and estimated to be approximately $311,750); (ii) all legal and accounting fees payable by EyeSys in excess of $100,000 (estimated at approximately $350,000); (iii) $150,000 due to Cowen; (iv) all amounts payable by EyeSys to satisfy the Stay Bonuses to the extent such Stay Bonuses are not satisfied with Premier Options or otherwise settled or terminated (approximately $605,000, subject to adjustment to account for the value of EyeSys Options (or shares issued upon the exercise of such options) held by such persons which will be deducted from the Stay Bonus obligations (see "The Merger--Stay Bonuses")); (v) $50,000 due by EyeSys to a third party (RSS, LLC) in connection with a joint marketing agreement; and (vi) all interest accrued on the EyeSys Notes as of the Closing (approximately $537,481). Accordingly, if no Contingent Consideration is paid, the aggregate amount of the Nonincluded Costs is estimated to be approximately $1,953,185 (which accounts for the deduction from the Stay Bonus obligations of the value of EyeSys Options (or shares issued upon the exercise of such options) held by persons entitled to such Stay Bonuses). Each of the above referenced creditors and claimants will receive that number of shares of Premier Common Stock valued at the Per Share Value (as defined below) equal to the amount owing to such person by EyeSys. It is a condition to the consummation of the Merger that such creditors and claimants agree to accept Premier Common Stock in satisfaction of their claims. In the event any such person does not agree to such an exchange, Premier may, in its discretion, waive that condition and reduce the Merger Consideration accordingly.

  As a condition to the consummation of the Merger each holder of an EyeSys Note must either convert his EyeSys Notes into EyeSys Common Stock or waive the Note Premium Payment and agree to accept one times (for Affiliate Noteholders) or two times (for Nonaffiliate Noteholders) the principal amount of his EyeSys Note as described below. Each holder of an EyeSys Note, other than a noteholder who elects to convert his EyeSys Notes into EyeSys Common Stock, shall receive that number of shares of Premier Common Stock equal to
(i) either (a) the outstanding principal of such holder's EyeSys Note for Affiliates Noteholders, or (b) two times the principal amount of such holder's EyeSys Note for Nonaffiliate Noteholders, divided by (ii) the Per Share Value. The parties, however, may agree to waive this condition to the extent it is not satisfied, in which case the portion of the Merger Consideration paid to holders of EyeSys Notes will increase and the amount available to holders of EyeSys Stock, EyeSys Options, and EyeSys Common Warrants will decrease accordingly. Interest on the EyeSys Notes will be paid to the noteholders as part of the Nonincluded Costs.

  After the allocation of Merger Consideration to the holders of EyeSys Notes and to pay the Nonincluded Costs, the remaining Merger Consideration ("Shareholder Consideration") shall be allocated among the holders of EyeSys Stock by (i) first allocating to the holders of Series B Preferred Stock an amount equal to the Series B Preference (as defined in the Merger Agreement),
(ii) next allocating to the holders of Series A Preferred Stock an amount equal to the Series A Preference (as defined in the Merger Agreement), and (iii) then allocating the remaining Merger Consideration to the holders of EyeSys Common Stock and Common Stock Equivalents. Each share of EyeSys Stock will be converted into a number of shares of Premier Common Stock equal to the amount of Shareholder Consideration allocated to such share of EyeSys Stock divided by the Per Share Value. The Common Stock Equivalents will receive that amount of Premier Options (having a deemed value of $3.00 each) and, if necessary, Premier Common Stock, equal to the value of the Common Stock Equivalents determined in accordance with the Merger Agreement. The determination of the value of Common Stock Equivalents is discussed in "The Merger--Treatment of Options and Warrants."

  Pursuant to the Merger Agreement, the "Per Share Value" is, at the election of Premier, either (i) the average of the closing sales prices of Premier Common Stock for the 15 trading days immediately preceding the Closing; or
(ii) the average of the closing sale prices of Premier Common Stock for the 30 days ending 15 days prior to such Closing. The Per Share Value is dependent upon the date of the Closing and therefore it will not be determined as of the time of the Special Meeting.

  The amount of Shareholder Consideration available in the Merger will depend upon the amount of Nonincluded Costs and the amount of the Contingent Consideration, if any. The allocation of the percentage of Shareholder Consideration among the holders of Series A Preferred Stock, Series B Preferred Stock and the EyeSys Common Stock and Common Stock Equivalents, respectively, is calculated pursuant to a sliding scale (the formulas are set forth in the Merger Agreement) and will vary depending upon the amount of Shareholder Consideration available. The following discussion provides an example of the possible allocation of Merger Consideration among holders of EyeSys Stock and EyeSys Notes. This discussion is for illustrative purposes only and is based upon the assumptions detailed herein. Both examples assume that the Per Share Value is $12.

  The first example assumes that the Contingent Consideration is $1,415,000 and the Nonincluded Costs total $1,874,372 (which accounts for the deduction from Stay Bonus obligations of the value of EyeSys Options (or shares issued upon the exercise of such options) held by persons entitled to such Stay Bonuses). The Merger Consideration under this example would be equal to $12,510,000.

  Assuming that (i) no holders of EyeSys Notes convert their EyeSys Notes into EyeSys Common Stock, (ii) they all waive the Note Premium Payment, (iii) the Affiliate Noteholders holding $2,639,993 of principal of EyeSys Notes agree to accept one times the principal amount of their EyeSys Notes, and (iv) the Nonaffiliate Noteholders agree to receive two times the principal amount of their EyeSys Notes, then the holders of EyeSys Notes will be allocated an amount of Merger Consideration equal to $3,359,993. The holders of EyeSys Notes therefore would receive approximately 279,999 shares of Premier Common Stock in satisfaction of such EyeSys Notes.

  After deducting the Nonincluded Costs and payments made to holders of EyeSys Notes, the Shareholder Consideration would then be equal to $7,275,635. The Series B Preference would be equal to approximately $4,413,247, and the holders of Series B Preferred Stock would be entitled to approximately 367,771 shares of Premier Common Stock. Assuming there were 4,953,026 shares of Series B Preferred Stock outstanding on the Closing, each share of Series B Preferred Stock would be entitled to receive approximately .0743 share of Premier Common Stock. The Series B Preference is calculated pursuant to a formula and will vary depending upon the amount of the Shareholder Consideration; however, the Series B Preference shall not be less than 59.83746% nor more than 72.7345% of the Shareholder Consideration.

  Based on the above assumptions, the Series A Preference would be equal to approximately $344,960. Assuming 101,784 shares of Series A Preferred Stock are outstanding on the Closing, each such share would be entitled to receive approximately .2824 share of Premier Common Stock. The Series A Preference is calculated pursuant to a formula and will vary depending upon the amount of the Shareholder Consideration (and the resulting amount of the Series B Preference); however, the Series A Preference shall not be less than 12.04357% nor more than 12.15426% of the difference between Shareholder Consideration and the Series B Preference.

  After satisfaction of the Series B Preference and Series A Preference the remaining $2,517,428 shall be allocated among the holders of EyeSys Common Stock and Common Stock Equivalents. There are currently 3,379,483 shares of EyeSys Common Stock outstanding, and based on an assumed Per Share Value of $12 this would entitle each share of EyeSys Common Stock to approximately
 .0404 share of Premier Common Stock. Each Common Stock Equivalent (consisting of EyeSys Options and EyeSys Common Warrants to purchase more than 3,000,000 shares of EyeSys Common Stock) would be allocated $.2848 of Merger Consideration payable in shares of Premier Common Stock or Premier Options, after giving affect to the $.20 exercise price of such Common Stock Equivalent.

  The above example assumes that the Contingent Consideration will be equal to $1,415,000 which is the amount of Contingent Consideration that EyeSys believes will be generated from the agreements with Marco and Nidek (as described above). The payment of any such Contingent Consideration, however, is subject to the agreement of the parties. No assurance can be given that the parties will agree on the amount of the Contingent Consideration, if any, before 90 days following the Closing.

  The second example assumes that no Contingent Consideration is paid. The Nonincluded Costs would therefore be estimated at $1,953,185 (the difference in Nonincluded Costs between the two examples is a result of the difference in value attributable to EyeSys Options (or shares issued upon the exercise of such options) held by persons entitled to Stay Bonuses which are deducted from such Stay Bonus obligations). The Merger Consideration under this example would be equal to $11,095,000.

  The same amount of Merger Consideration will be allocated to holders of EyeSys Notes, as described above, regardless of whether any Contingent Consideration is paid.

  The Shareholder Consideration would then be equal to $5,781,822. The Series B Preference would be equal to approximately $4,205,321, and the holders of Series B Preferred Stock would be entitled to approximately 350,443 shares of Premier Common Stock. Assuming there were 4,953,026 shares of Series B Preferred Stock outstanding on the Closing, each share of Series B Preferred Stock would be entitled to receive approximately .0708 share of Premier Common Stock.

  Based on the above assumptions, the Series A Preference would be equal to approximately $191,612. Assuming 101,784 shares of Series A Preferred Stock are outstanding on the Closing, each such share would be entitled to receive
 .1569 share of Premier Common Stock.

  The remaining $1,384,899 shall be allocated among the holders of EyeSys Common Stock and Common Stock Equivalents. There are currently 3,379,483 shares of EyeSys Common Stock outstanding (assuming no exercise of warrants or options or the conversion of securities into EyeSys Common Stock), and based on an assumed Per Share Value of $12 this would entitle each share of EyeSys Common Stock to approximately .0258 share of Premier Common Stock. Each Common Stock Equivalent (consisting of EyeSys Options and EyeSys Common Warrants to purchase more than 3,000,000 shares of Eyesys Common Stock) would be allocated $.1097 of Merger Consideration payable in shares of Premier Common Stock or Premier Options, after giving affect to the $.20 exercise price of such Common Stock Equivalent.

  Payment of the Merger Consideration will be made as follows. At the Effective Time, the conversion of EyeSys Notes and the exchange of Premier Common Stock and Premier Options (to the extent applicable) for the Nonincluded Costs shall be effected. Holders of EyeSys Stock, EyeSys Options and EyeSys Common Warrants will not exchange such EyeSys Securities for Premier Common Stock and/or Premier Options until after the Contingent Consideration is determined. The Contingent Consideration will be determined as soon as practicable after 90 days following the Closing, or at such earlier time as the parties may agree (the "Contingency Determination Date"). The Contingent Consideration will be based upon the License Fees that are received before the Contingency Determination Date and those that are contractually required to be paid before April 24, 1998. To the extent that such License Fees are not received within such period, the excess shares of Premier Common Stock paid in consideration of unpaid License Fees will be distributed to Premier out of the escrow. See "The Merger--Escrow and Indemnity." All shares of Premier Common Stock issuable in respect of the Merger Consideration (including the Contingent Consideration, if any) shall be valued at the Per Share Value.

  In addition, at the Effective Time, (i) twenty percent of the total number of shares of Premier Common Stock otherwise issuable in respect of the EyeSys Stock and the EyeSys Notes and (ii) that number of shares of Premier Common Stock equal to $1,000,000 of Merger Consideration (valued at the Per Share Value) otherwise issuable to holders of EyeSys Notes and EyeSys Stock, will be deposited with an escrow agent. Such shares shall be deducted pro rata from the shares allocable to each former holder of EyeSys Common Stock, Preferred Stock and the EyeSys Notes and will be used to satisfy certain indemnity obligations of EyeSys under the Merger Agreement. Twelve months after the Effective Time, the shares of Premier Common Stock identified in item
(i) above that are not otherwise distributed to Premier to satisfy indemnification claims (or then subject to a pending claim) will be distributed to the stockholders and noteholders in proportion to their interests in the securities held in the Escrow. The shares valued at $1,000,000 (the "Patent Escrow Shares") are subject only to claims of Premier relating to certain patent issues. Eighteen months (or twelve months if EyeSys satisfies certain conditions described in "The Merger--Escrow and Indemnity") after the Effective Time, the Patent Escrow Shares that are not otherwise distributed to Premier to satisfy indemnification claims (or then subject to a pending claim) will be distributed to the stockholders and noteholders in proportion to their interests in such shares held in the Escrow. The procedures for making and contesting claims under the Escrow are described in "The Merger--Escrow and Indemnity."

TREATMENT OF OPTIONS AND WARRANTS

  Premier shall exchange Premier Options for EyeSys Options and possibly EyeSys Common Warrants (depending upon the amount of Contingent Consideration). EyeSys Options and Common Warrants may also receive shares of Premier Common Stock as described below. Each Premier Option shall be exercisable for a period commencing 12 months from the Effective Time and ending three (3) years from the Effective Time. The exercise price of the Premier Options shall be equal to the Per Share Value (as defined in the Merger Agreement). The Premier Options shall not be redeemable.

  Premier shall issue an aggregate of 165,000 Premier Options (i) first, to holders of EyeSys Options, (ii) second, to the extent any Premier Options are remaining, to holders of EyeSys Common Warrants, and (iii) third, to the extent any Premier Options are remaining, to persons entitled to the Stay Bonuses in partial or satisfaction of such Stay Bonuses. See "The Merger--Stay Bonuses." For purposes of allocating the Premier Options among such persons, the Premier Options are deemed to have a value of $3.00 per option. Such value has been arbitrarily determined by the parties based in part on the market price of similar publicly traded securities of Premier and does not necessarily reflect the economic value of the Premier Options.

  Each EyeSys Option shall be exchanged for that number of Premier Options as is equal to the value of the EyeSys Option (determined under the provision below), divided by $3.00. For purposes hereof, the value of outstanding and unexercised EyeSys Options shall be equal to the value of the EyeSys Common Stock issuable upon exercise thereof (using the Per Share Value of the Premier Common Stock into which such EyeSys Common Stock would be converted in this Merger), less the exercise price of such options. To the extent the value of the EyeSys Options exceeds the value of Premier Options available to be issued pursuant to the Merger, then the EyeSys Options shall receive the balance of such value in shares of Premier Common Stock.

  If any Premier Options remain after EyeSys Options are exchanged as provided above, the remaining Premier Options shall then be issued in exchange for outstanding EyeSys Common Warrants. Each outstanding and unexercised EyeSys Common Warrant shall be exchanged for that number of Premier Options as is equal to the value of the EyeSys Common Stock issuable upon the "net exercise" thereof (using the Per Share Value of the Premier Common Stock into which such EyeSys Common Stock would be converted in this Merger), divided by $3.00. To the extent the value of the EyeSys Common Warrants exceeds the value of Premier Options available to be issued pursuant to the Merger, then the EyeSys Common Warrants shall receive the balance of such value in shares of Premier Common Stock.

  If any Premier Options remain after the exchange of EyeSys Options and EyeSys Common Warrants as provided above, the remaining Premier Options shall be issued to the persons entitled to the holders of the Stay Bonuses, in satisfaction of such Stay Bonuses, at the rate of $3.00 of Stay Bonus forgiven for each Premier Option so issued. EyeSys shall determine which persons shall receive Premier Options in satisfaction of Stay Bonuses.

  EyeSys shall make arrangements for agreements with the holders of the EyeSys Options and EyeSys Common Warrants and the persons entitled to the Stay Bonuses to exchange such securities or claims for the Premier Options (and other securities, if applicable) in accordance with the above. It is a condition to Premier's obligation to consummate the merger that all options, warrants and convertible securities of EyeSys shall have been exchanged for Premier Common Stock and/or Premier Options as described above (or otherwise eliminated if not so exchanged) prior to the Closing, or with respect to the EyeSys Preferred Stock, in the Merger. To facilitate the execution of such agreements (as well as agreements with other persons required to be executed pursuant to the Merger Agreement), EyeSys is seeking a power of attorney to authorize an agent of EyeSys to execute the applicable agreements on behalf of such persons. See "Power of Attorney."

STAY BONUSES

  EyeSys adopted its Stay Bonus Plan in April 1996, shortly after EyeSys had engaged Cowen to initiate discussions with, and receive inquiries from, various companies which either had expressed interest in or were likely to have an interest in acquiring EyeSys or engaging in other possible transactions with EyeSys. The purpose of the Stay Bonus Plan is to provide an incentive to key employees of EyeSys to remain with EyeSys while it, together with Cowen, evaluated these potential transactions.

  Under the terms of the Stay Bonus Plan, selected key employees were offered bonuses of specified dollar amounts if they remained with EyeSys through the sale of EyeSys for at least 60 days thereafter, unless the acquiror determines, for reasons other than cause, that their respective services are not needed through that date. The amount of the bonus was based on the employee's annual salary, his relative importance to EyeSys, and his length of service with EyeSys. The bonus is payable in publicly-traded stock of an acquiror, not subject to any lockup restrictions, or cash. The amount of the bonus is reduced by the value received by the employee in exchange for the EyeSys stock options (or shares issued upon the exercise of such options) he holds. In addition, the employee waives his right to any other form of severance. The Stay Bonus Plan was subsequently amended to include all employees of EyeSys and three independent contractors and to specifically confirm that the contemplated action with Premier would be covered by the Stay Bonus Plan. The current aggregate dollar amount of the Stay Bonuses (without deducting any value attributable to EyeSys Options (or shares issued upon the exercise of such options) held by such persons) is $605,000 and the total number of persons currently covered thereby is 32 (inclusive of five former employees).

  Employees of EyeSys entitled to Stay Bonuses will receive Premier Common Stock and/or Premier Options in satisfaction of such Stay Bonuses. The Premier Common Stock will be valued at the Per Share Value and the Premier Options will be valued at $3.00 each pursuant to the Merger Agreement. To the extent the value of the Stay Bonuses exceeds the value of the Premier Options available for issuance in satisfaction of such Stay Bonuses, the balance of such value will be satisfied with Premier Common Stock. The combination of Premier Options and/or Premier Common Stock available to satisfy such Stay Bonuses will depend upon a number of factors, including the amount of Contingent Consideration, the amount of Nonincluded Costs, and the number of holders of EyeSys Options or Common Warrants, if any, that decide to exercise such options or warrants prior to the Merger. If Premier Options are available for issuance to persons entitled to Stay Bonuses and such persons refuse to accept Premier Options in partial or full satisfaction of such Stay Bonuses, such Premier Options will not be issued and the aggregate Merger Consideration will be reduced accordingly.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Frontenac VI Limited Partnership ("Frontenac"), American Healthcare Fund II, L.P. ("American"), and Trinity TVL Partners, L.P. and its affiliates ("Trinity") are principal stockholders of EyeSys and each has one representative on the Board of Directors of EyeSys. See "EyeSys Share Ownership." Up to $650,000 of debt of EyeSys previously has been guaranteed by each of Frontenac and American. In May 1997, Frontenac and American guaranteed an additional $300,000 and $100,000, respectively, of EyeSys debt, and Trinity provided $50,000 in cash as collateral to secure debt of EyeSys. The release of such guarantees and the return of such security is a condition to the consummation of the Merger. The Nonincluded Costs also include certain notes payable to certain affiliates of EyeSys. Frontenac, American, Trinity, Henry Kuehn and Joe Wakil are the holders of such notes in the respective principal amounts: $51,265.29, $17,539.25, $31,196.46, $90,000.00 and $20,000.00.

  In addition, if the Merger is consummated, then commencing with Premier's next annual meeting of shareholders at which directors are to be elected (or at such earlier time as there may be a vacancy on Premier's Board of Directors), Premier shall nominate for election to its Board of Directors a person who is designated from time to time by Frontenac Company (an affiliate of Frontenac), and who is reasonably acceptable to Premier. This obligation shall terminate on the earlier of: (i) three (3) years from the Closing of the Merger; or (ii) at such time as the persons receiving Premier Common Stock in the Merger hold in the aggregate less than five percent (5%) of the outstanding Premier voting stock. The Merger Agreement also requires Premier to repay on behalf of EyeSys the amount of $72,500 which was borrowed from Frontenac.

MERGER AND EFFECTIVE TIME

  If all of the conditions to the consummation of the Merger are satisfied or waived, it is expected that the closing contemplated by the Merger Agreement (the "Closing Date" or the "Closing") will take place on the date the vote is taken at the Special Meeting or as soon as practicable (most likely within a few days) thereafter.

  The date and time of the filing of appropriate merger documents with the Secretary of the State of Delaware will be the Effective Time of the Merger. The parties will cause such merger documents to be filed and recorded as soon as practicable on or after the satisfaction or waiver of all conditions to the Merger. It is expected that the merger documents will be filed on or about the Closing Date and will be effective at that time.

EXCHANGE OF CERTIFICATES

  As soon as practicable after the Effective Time, and after the Contingency Determination Date, all holders of record of EyeSys Stock at the Effective Time will be provided instructions for surrendering their EyeSys Stock certificates in exchange for a certificate or certificates representing shares of Premier Common Stock. EYESYS STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF INSTRUCTIONS. Upon surrender of an EyeSys Stock certificate for cancellation, the holder of such certificate will be entitled to receive in exchange a certificate representing the number of whole shares of Premier Common Stock into which the shares of EyeSys Stock previously represented by such certificate are converted. Surrendered certificates shall forthwith be cancelled. Until surrendered, each EyeSys Stock certificate shall represent for all purposes the right to receive Premier Common Stock.

  If any Premier Common Stock certificates are to be issued in a name other than that in which the EyeSys Common Stock certificate surrendered is registered, it will be a condition of such exchange that the person requesting such exchange deliver all documents necessary to evidence and effect such transfer and pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Premier Common Stock in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Premier or its Exchange Agent that such tax has been paid or is not applicable.

  At the Effective Time, the stock transfer books of EyeSys will be closed and no transfer of EyeSys Stock will thereafter be made on those stock transfer books.

FRACTIONAL SHARES

  No fractional shares of Premier Common Stock will be issued in the Merger, and any fractional interest will not entitle the owner to vote or to any other rights as a holder of Premier Common Stock. The number of shares of Premier Common Stock to be issued to each EyeSys stockholder will be rounded to the nearest whole share.

RESALES OF PREMIER COMMON STOCK BY AFFILIATES OF EYESYS

  The shares of Premier Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and may be traded without restriction by all former holders of shares of EyeSys Common Stock who are not "affiliates," as defined under the Securities Act, of EyeSys ("Affiliates"). A person is an "affiliate" of a company if the person directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such company. Generally, officers, directors and significant stockholders of a company are deemed to be affiliates of such company.

  Shares of Premier Common Stock issued to any person who may be deemed to be an Affiliate of EyeSys may not be sold by such persons except (a) pursuant to an effective registration statement under the Securities Act covering the resale of such shares, (b) pursuant to an applicable exemption from registration under the Securities Act, or (c) pursuant to Rule 145(d) under the Act. The lockup agreements discussed below describe additional restrictions applicable to Affiliates and nonaffiliates of EyeSys.

LOCKUP AGREEMENTS

  Pursuant to the Merger Agreement, Premier is not required to consummate the Merger unless all EyeSys stockholders have executed lockup agreements. The lockup agreements executed by stockholders who are not Affiliates of EyeSys will prohibit those stockholders from selling, during any calendar month, more than 1/10 of the shares of Premier Common Stock (or options or warrants convertible into Premier Common Stock) issued to the respective stockholders in connection with the Merger Agreement. The lockup agreements executed by Affiliates of EyeSys will (i) for 4 1/2 months from the Effective Time prohibit the sale of any shares of Premier Common Stock (or options or warrants convertible into Premier Common Stock); (ii) for a period commencing at the end of such 4 1/2 month period and ending November 30, 1997, restrict the sale of shares of Premier Common Stock to an amount which, when added to all other dispositions by a certain group of persons who receive the largest number of shares of Premier Common Stock in the Merger (as specified in the lockup agreement), does not exceed 65,000 shares per month; and (iii) during each month thereafter restrict the sale of shares of Premier Common Stock to an amount equal to one-ninth ( 1/9) of the number of shares held by the respective stockholder on November 30, 1997 (subject to further restrictions in the event Premier provides notice that it will commence a "call" with respect to Premier's outstanding Class A or Class B Warrants). In addition, the lockup agreements executed by Affiliates of EyeSys will impose restrictions consistent with Rule 145(d) under the Act.

REPRESENTATIONS, WARRANTIES AND COVENANTS

  EyeSys, Premier and PAI have made certain representations and warranties to each other relating to, among other things, compliance with laws, preparation of financial statements, legal actions and proceedings, the absence of undisclosed liabilities, and capitalization and share ownership. Each of EyeSys, Premier and PAI has also agreed that prior to the consummation of the Merger it shall observe certain covenants relating to the conduct of its business, including conducting and preserving its business, goodwill and its relationships with distributors, customers, suppliers, officers, employees, agents and others in substantially the same manner as it did prior to the date of the Merger Agreement.

  Each party has also agreed that, except with the prior written consent of the other parties (and with certain other exceptions set forth in the Merger Agreement), it will not (i) incur any additional indebtedness for money borrowed or guarantee any indebtedness or obligation of any other party; (ii) set aside or pay any dividend or distribution of assets to, or repurchase any of its stock from any of its shareholders; issue or grant any securities or securities convertible into capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock; (iii) enter into, amend or terminate any employment or consulting agreement or any similar agreement or arrangement; increase the compensation payable or to become payable to any of its officers, employees or agents above the amount payable as of December 31, 1996, or adopt or amend any employee benefit plan or arrangement; (iv) acquire or dispose of any properties or assets used in its business except in the ordinary course of business; permit any change in the nature of business or the manner in which its books and records are maintained; (v) waive any statute of limitations so as to extend any tax or other liability; (vi) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against its properties or assets; (vii) enter into, amend or terminate any lease of real or personal property otherwise than in the ordinary course of business; (viii) except as contemplated by the Merger Agreement, amend its Certificate of Incorporation or Bylaws; (ix) engage in any activities or transactions outside the ordinary course of its business as conducted at the date hereof; (x) make any amendments or changes in any instruments, agreements, other documents or written information delivered by it or its representatives to the other or its representatives; or (xi) accelerate the vesting of any employee stock benefit (including vesting under stock purchase agreements or the exercisability of stock options).

  Subject to certain conditions detailed in the Merger Agreement, from the date of the Merger Agreement until the earlier of the Closing or the termination of the Merger Agreement, Premier agreed to loan to EyeSys, pursuant to a demand promissory note bearing interest at the rate of 10.5% per annum (or, if less, the maximum rate permitted by law) and secured by substantially all of the assets of EyeSys, an amount necessary to cover reasonable cash requirements of EyeSys (as described in the Merger Agreement) but not to exceed $100,000 per month.

  EyeSys also agreed that, prior to the Closing, it shall make arrangements for (i) the termination and/or satisfaction of all Stay Bonuses; and (ii) the compromise and payment of all amounts due by EyeSys to RSS, LLC in connection with a joint marketing agreement. These payments constitute Nonincluded Costs and will be deducted from the Merger Consideration. See "The Merger-- Conversion of EyeSys Securities."

  Each party will use its best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code and accordingly will not, either before or after consummation of the Merger, take any action or fail to take any action that would prevent the Merger from so qualifying as a tax-free reorganization under Section 368(a) of the Code, or that would be inconsistent with such qualification.

  Each party has agreed to use its respective reasonable best efforts to cause all conditions to closing the merger to be satisfied, including obtaining all authorizations and consents of third parties necessary to the consummation of the transactions contemplated by the Merger Agreement, and to perform and fulfill its obligations under the Merger Agreement.

CONDITIONS OF MERGER

  In addition to the adoption of the Merger Agreement by the stockholders of EyeSys, the respective obligations of Premier, EyeSys and PAI to consummate the Merger are subject to the following conditions, among others: (i) the parties shall have obtained all consents and approvals of stockholders and third parties (including governmental authorities) required to consummate the transactions contemplated by the Merger Agreement; (ii) all representations and warranties made in the Merger Agreement shall be true, accurate and correct in all material respects as of the Effective Time; (iii) the parties shall have performed in all material respects all obligations and agreements undertaken by them to be performed at or prior to the Effective Time; (iv) the parties shall have received customary legal opinions and other documents as described in the Merger Agreement; (v) Premier and PAI shall have received a lockup agreement executed by each EyeSys stockholder; (vi) the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Prospectus/Proxy Statement shall have been initiated or threatened by the SEC; (vii) the First Amendment to the Restated Certificates of Incorporation of EyeSys shall have been filed in the office of the Secretary of State of the State of Delaware; (viii) payment of the transactional fees shall have been made in accordance with the Merger Agreement; (ix) specified holders of the EyeSys Notes shall have converted such EyeSys Notes into EyeSys Common Stock or waived their contingency payments; (x) all outstanding rights, options, warrants and convertible securities of EyeSys shall have been terminated, canceled, replaced or otherwise eliminated, to the satisfaction of Premier (except for the EyeSys Preferred Stock which will be exchanged in the Merger); (xi) the parties shall have executed an agreement covering the securities to be held in escrow (the "Escrow Agreement"); (xii) Silicon Valley Bank, or another lender acceptable to Premier, shall have consented to the Merger and shall have agreed to continue to loan at least $2,100,000 for at least one year after Closing at the advance rates currently available to EyeSys, as specified in the Loan Agreement, with such adjustments to the loan covenants as reflect the merged companies and are acceptable to Premier, and shall further have agreed to release the Shareholder Guarantees at the Closing; (xiii) EyeSys stockholders holding in the aggregate less than 10% of the EyeSys Common Stock, and no holders of EyeSys Preferred Stock, shall have perfected their appraisal rights; (xiv) Premier shall have received from General Electric Company and CollOptics, Inc. an estoppel certificate confirming that a certain License Agreement among them and EyeSys dated September 23, 1994 is in full force and effect; and (xv) Premier shall have completed, to its reasonable satisfaction, a "due diligence review," of certain patent and proprietary rights of EyeSys, and of the relationship between EyeSys and its distributors and vendors. The satisfaction of any of the above conditions may be waived by the party for whose benefit the condition exists. Each condition must be satisfied or waived at or prior to the Closing Date. The parties have agreed that the conditions set forth in items (xiv) and (xv) above have been satisfied or waived. In connection with the waiver of the condition relating to CollOptics, however, the parties have agreed that Premier will be reimbursed out of the escrow for costs and expenses relating to that matter in an amount not to exceed $275,000. See "The Merger--Escrow and Indemnity."

TERMINATION

  The Merger Agreement provides that it may be terminated at any time prior to the Effective Time: (i) by written consent of Premier, PAI and EyeSys, notwithstanding approval of the Merger by the stockholders of PAI or EyeSys;
(ii) by Premier or PAI if: (A) EyeSys has breached or violated the Merger Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within 10 days of receiving written notice thereof, (B) any representation or warranty made by EyeSys is false or inaccurate in any material respect or there is any material misrepresentation or omission by EyeSys, (C) upon the occurrence of a "Material Adverse Effect" (as defined in the Merger Agreement) with respect to EyeSys, (D) the rate of sales received by EyeSys, measured on a monthly basis, shall have declined by more than 10% (calculated separately for international sales and domestic sales) as compared to the average monthly sales rate over the corresponding period as set forth in the Operating Plan (as defined in the Merger Agreement), or (E) any of the EyeSys foreign distributors who have been responsible on an annual basis for more than ten percent (10%) of EyeSys' foreign sales, or any EyeSys domestic independent manufacturing representative who has been responsible on an annual basis for more than ten percent (10%) of EyeSys' domestic sales, shall have terminated its relationship with EyeSys;
(iii) by EyeSys if: (A) Premier or PAI has breached or violated the Merger Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within 10 days of receiving written notice thereof, (B) any representation or warranty made by Premier or PAI is false or inaccurate in any material respect or there is any material misrepresentation or omission by either Premier or PAI, or (C) upon the occurrence of a "Material Adverse Effect" (as defined in the Merger Agreement) with respect to Premier; or (iv) by any party if the Closing has not occurred by September 15, 1997. The parties have subsequently agreed that the conditions in items
(ii)(D) and (E) above are no longer grounds for termination of the agreement.

  If terminated as provided above, the Merger Agreement will become void and have no effect, without any liability on the part of either party, its directors, officers or stockholders with the exception of the provisions relating to confidentiality, publicity and expenses, which shall remain in effect. All parties will bear their own costs incurred in connection with the Merger Agreement. However, termination of the Merger Agreement pursuant to one or more of the methods described above will not relieve any party from liability for any breach thereof occurring before such termination.

WAIVER AND AMENDMENT

  At any time prior to the Effective Time, (i) the parties to the Merger Agreement may, by written agreement, waive or extend the time for performance of any obligation under the Merger Agreement and (ii) any term or provision of the Merger Agreement may be waived in writing by the party entitled to the benefits thereof.

NO SOLICITATION

  EyeSys has agreed that it will not discuss or negotiate, or authorize any person or entity to discuss or negotiate on its behalf, with any other party, concerning the possible disposition of EyeSys' business, assets or capital stock, except that EyeSys may discuss and negotiate backup offers to sell or otherwise dispose of EyeSys' business, assets or capital stock in case the Merger is not consummated pursuant to the Merger Agreement, provided that EyeSys must inform any potential purchaser that EyeSys has entered into the definitive Merger Agreement with Premier.

  Since the signing of the Merger Agreement, consistent with its obligations under the Merger Agreement not to solicit bids for the sale of EyeSys from third parties other than in connection with backup offers, EyeSys has held discussions with one venture capitalist, who has expressed an interest in acquiring the debt and equity interest held by the three venture capital firms (Frontenac, American and Trinity) and in funding EyeSys with additional working capital. The EyeSys Board rejected the offer made by the venture capitalist for among other reasons, the uncertainties surrounding his ability to finance the transaction, the fact that the holders of EyeSys Common Stock and Series A Preferred Stock would not be given the opportunity to sell their shares, and the uncertainties surrounding the ultimate dilution to the stockholders whose interests are not purchased by the venture capitalist as the result of this infusion of additional capital into EyeSys. There are no other discussions pending with respect to backup offers, but the EyeSys Board reserves the right to consider such offers, consistent with its obligations under the Merger Agreement.

ESCROW AND INDEMNITY

  Pursuant to the Merger Agreement, all of the representations and warranties, covenants and agreements of EyeSys under the Merger Agreement ("EyeSys Obligations") shall survive the Closing for a period of at least 12 months. No claim for indemnification for breach of an EyeSys Obligation may be commenced by Premier after first anniversary of the Closing; however, if a claim is made prior to such date, the representations and warranties at issue and the claim shall survive until the claim is finally determined and, if applicable, shares are released in settlement of such determination.

  In order to secure the indemnification obligations under the Merger Agreement, (i) 20% of the total number of shares and other securities otherwise issuable in respect of the EyeSys Stock and the EyeSys Notes (the "Original Escrow Shares") and (ii) shares of Premier Common Stock valued at $1,000,000 (based on the Per Share Value) otherwise issuable to holders of EyeSys Stock and EyeSys Notes (the "Patent Escrow Shares") will be deposited (the "Escrow") with an escrow agent (the "Escrow Agent"), to be held for a 12-month or 18-month period (see below) following the Effective Time and disbursed by the Escrow Agent in accordance with the Escrow Agreement (a copy of which is attached to the Merger Agreement as Exhibit B). Such shares will be deducted pro rata from the shares allocable to each former holder of EyeSys Stock and EyeSys Notes.

  The Escrow Agreement establishes a procedure for the resolution of claims made against the Escrow and the distribution of securities held in the Escrow. Under the Escrow Agreement, Premier is required to notify the "EyeSys Representative" (defined as James Crawford of his duly appointed successor) and the Escrow Agent of any claim made against the Escrow. The EyeSys Representative will have thirty days to contest the claim. If the claim is not contested within that period, the Escrow Agent will distribute the securities subject to the claim to Premier. If such claim is contested by the EyeSys Representative, the parties will attempt to settle the claim through negotiations and possibly mediation. If such attempts are unsuccessful, the dispute will be submitted to arbitration. The decision of the arbitrator will be final and binding on all parties.

  At the expiration of the twelve month period following the Effective Time, the Escrow Agent will distribute the Original Escrow Shares then held in Escrow that are not then subject to a pending claim. Such securities will be distributed to holders of EyeSys Stock and EyeSys Notes in proportion to their interests in the shares held in the Escrow. Any shares retained in the Escrow following the expiration of such twelve month period as a result of a pending claim, will be distributed in accordance with the terms of the Escrow Agreement.

  The Patent Escrow Shares are subject only to claims of Premier relating to certain patent issues. Eighteen months after the Effective Time, the Patent Escrow Shares that are not otherwise distributed to Premier to satisfy indemnification claims (or then subject to a pending claim) will be distributed to the stockholders and noteholders in proportion to their interests in such shares held in the Escrow. If EyeSys satisfies certain requirements concerning its technology, then the Patent Escrow Shares shall be distributed after twelve months rather than eighteen months. Any shares retained in the Escrow following the expiration of such twelve or eighteen month period, as the case may be, as a result of a pending claim, will be distributed in accordance with the terms of the Escrow Agreement.

  EyeSys has agreed to indemnify, defend and hold harmless Premier and PAI from and against and shall reimburse Premier and PAI for and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Losses") that Premier or PAI shall incur or suffer and which arise from or are attributable to by reason of or in connection with any breach or inaccuracy of or any failure to perform or comply with any of EyeSys' representations, warranties, agreements or covenants contained in the Merger Agreement (including any exhibit, letter, schedule or certificate referred to therein) or in the Escrow Agreement.

  By voting in favor of the Merger, EyeSys stockholders and noteholders are approving the terms and conditions of the Escrow Agreement and thereby are agreeing to share in the obligation to indemnify Premier under the Merger Agreement to the extent of the funds deposited in the Escrow. Such indemnification is limited to the extent of each holders' interest in the portion of the Merger Consideration held in the Escrow.

  The Escrow will also be available to reimburse Premier for any overpayment of Contingent Consideration made in connection with the Merger. To the extent the License Fees (upon which the Contingent Consideration is based) are not received before April 24, 1998, the Contingent Consideration shall be recalculated and the excess consideration paid over the amount of Contingent Consideration as recalculated shall be reimbursed to Premier out of the Escrow.

  Premier has agreed to waive the condition to Closing that required an estoppel certificate from General Electric Company and CollOptics, Inc. relating to a license agreement among them and EyeSys (the "License Agreement"). See "The Merger--Conditions of Merger." In connection with such waiver, the parties have agreed that any costs or expenses (up to $275,000) incurred by Premier relating to the enforcement of the License Agreement shall be reimbursed to Premier from the Escrow. If Premier is unable to successfully enforce the License Agreement within one year after the Closing Date, Premier will be entitled to liquidated damages payable from the Escrow in an amount equal to $275,000.

  In addition to the above referenced shares, there shall be deposited with the Escrow Agent for the benefit of Frontenac, that number of shares of Premier Common Stock (the "Escrowed Dissenting Shares") equal to the number of shares that would be issuable to any EyeSys stockholders who have perfected their appraisal rights at the Closing in accordance with Delaware law. The Escrowed Dissenting Shares shall be issued to Frontenac and held in the escrow subject to any claim by Frontenac for the release of such shares. The Escrowed Dissenting Shares shall be released to Frontenac to the extent that Frontenac sells shares of Premier Common Stock to reimburse Premier for certain payments made with respect to dissenting stockholders. All Escrowed Dissenting Shares not released to Frontenac shall be returned to Premier when the claims of dissenting stockholders have been paid.

REGULATORY MATTERS

  Other than the filing of appropriate merger documents with the Secretary of the State of Delaware, there are no governmental approvals required to effect the Merger.

EXPENSES

  The Merger Agreement provides that if the Merger is not consummated, Premier and EyeSys will bear their respective expenses incurred in connection with the preparation, execution, and performance of the Merger Agreement and the transactions contemplated thereby. If the Merger is consummated, however, the Nonincluded Costs which will be deducted from the Merger Consideration and EyeSys will be obligated to pay any of its other expenses in connection with the Merger. Premier will pay all fees relating to the registration and issuance of the shares of Premier Common Stock comprising the Merger Consideration under applicable federal and state securities laws. The expenses of printing the Prospectus/Proxy Statement will also be borne by Premier.

ACCOUNTING TREATMENT

  Premier will account for the Merger under the purchase method of accounting.

MANAGEMENT OF BUSINESS AFTER MERGER

  Following consummation of the Merger, EyeSys will be the surviving entity and a wholly-owned subsidiary of Premier. The directors and executive officers of Premier will not change as a result of the Merger. If the Merger is consummated, however, then commencing with Premier's next annual meeting of shareholders at which directors are to be elected (or at such earlier time as there may be a vacancy on Premier's Board of Directors), Premier shall nominate for election to its Board of Directors a person who is designated from time to time by Frontenac, and who is reasonably acceptable to Premier. This obligation shall terminate on the earlier of: (i) three (3) years from the Closing of the Merger; or (ii) at such time as the persons receiving Premier Common Stock in the Merger hold in the aggregate less than five percent (5%) of the outstanding Premier voting stock. Biographical data and compensation information for the current directors and executive officers of Premier is contained under the captions "Directors and Officers of the Registrant" and "Executive Compensation" in Premier's Annual Report on Form 10-K for the year ended March 31, 1997 filed with the Commission on May 28, 1997, as amended by Form 10-K/A filed with the Commission on June 18, 1997 (Commission File No. 0-25242), which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

EYESYS STOCKHOLDER APPRAISAL RIGHTS

  Pursuant to Section 262 of the Delaware General Corporation law ("Section 262"), record holders of shares of EyeSys Stock on the Record Date are entitled to assert dissenters' rights in connection with the Merger and obtain payment of the "fair value" of their shares, provided that such stockholders comply with the requirements of Section 262. The following is a summary of the statutory procedures to be followed by stockholders of EyeSys electing to exercise their dissenters' rights and is qualified in its entirety by reference to Section 262, the full text of which is attached to this Prospectus/Proxy Statement as Exhibit C. Section 262 should be reviewed carefully by stockholders who wish to assert their dissenters' rights or who wish to preserve the right to do so, since failure to comply with those procedures may result in the loss of such dissenters' rights.

  A EyeSys stockholder who elects to exercise dissenters' rights must satisfy each of the following conditions: (i) such holder must deliver to EyeSys, before the taking of the vote with respect to the Merger Agreement, written notice of his or her intention to demand payment of the fair value of his or her shares (this written notice must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against adoption nor a failure to vote for the Merger Agreement will constitute such a notice); and (ii) such holders must not vote in favor of adoption of the Merger Agreement (a failure to vote will satisfy this requirement, but a vote in favor of adopting of the Merger Agreement, by proxy or in person, with constitute a waiver of such holder's dissenters' rights and will nullify any previously filed written notice of intent to demand payment). A stockholder who fails to comply with either of these conditions will have no dissenters' rights with respect to his or her shares.

  All written notices should be addressed to: EyeSys Technologies, Inc., 2776 Bingle Road, Houston, Texas 77055, Attention: Secretary, and must be executed by, or with the consent of, the holder of record. The notice must identify the stockholder and indicate the intention of such stockholder to demand payment of the fair value of his or her shares. In the notice, the stockholder's name should be stated as it appears on his or her stock certificate(s). If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the fiduciary. If the shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record: however, the agent must identify the record owner(s) and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owners.

  A record owner, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares for all or less than all beneficial owners of shares as to which he or she is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of such record owner.

  After the stockholder vote adopting the Merger Agreement, and assuming the Merger is consummated, EyeSys must give written notice within 10 days after the Effective Time that the Merger Agreement has been adopted to each stockholder who filed a written notice of intent to demand payment for such stockholder's shares and who did not vote in favor of adoption of the Merger Agreement (a "Dissenting Stockholder"). Within 120 days after the Effective Time, EyeSys or any Dissenting Stockholder may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the value of the stock of all Dissenting Stockholders. Notwithstanding the foregoing, at any time within 60 days after the Effective Time, any Dissenting Stockholder has the right to withdraw his or her demand for appraisal and to accept the Merger Consideration to which he or she otherwise would have been entitled. In addition, within 120 days after the Effective Time, any Dissenting Stockholder will, upon written request, be entitled to receive from EyeSys a statement setting forth the aggregate number of shares not voted in favor of adopting the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

  At the hearing on such petition, the Court will determine the stockholders who have perfected their dissenters' rights. The Court may require Dissenting Stockholders to submit their stock certificates to the Register in Chancery for notation thereon of the pending of appraisal proceedings, the failure of a Dissenting Stockholder to comply with such direction may result in the Court dismissing the proceedings as to such stockholder.

  After determining the stockholders entitled to an appraisal, the Court will appraise the shares, determining the fair value arising from the consummation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court may take into account all relevant factors. The Court will then direct the payment of the fair value of the shares, together with any interest, to the Dissenting Stockholders upon the surrender to EyeSys of the certificates representing the Dissenting Shares.

  Stockholders considering seeking appraisal for their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the Court and allocated among the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each stockholder bears his or her own expenses.

  Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights.

  It is a condition to Premier's obligation to consummate the Merger that the holders of less than 10% of the outstanding shares of EyeSys Common Stock, and no holders of EyeSys Preferred Stock, shall have validly exercised statutory appraisal rights.

               AMENDMENT OF EYESYS' CERTIFICATE OF INCORPORATION

  In order to effect the allocation of Merger Shares as proposed in the Merger Agreement, the terms of the Series A Preferred Stock and Series B Preferred Stock must be amended. Based on its consideration of the contributions made to EyeSys by its stockholders and of the prospective benefits of the Merger that may be realized by the EyeSys stockholders, management of EyeSys has determined it to be in the interests of all of the EyeSys stockholders to effect the allocation of the Merger Shares as proposed in the Merger Agreement. A copy of the proposed Charter Amendment is attached to this Prospectus/Proxy Statement as Exhibit B.

SERIES A PREFERRED STOCK

  The Merger will be deemed to be a "Liquidation" within the meaning of
Section 4.2.4 of the EyeSys Charter. Pursuant to the terms of the Series A Preferred Stock, the value of the Merger Shares is deemed to be the average of the closing bid prices over the 30 day period ending 3 business days prior to the closing of the Merger. In addition, the EyeSys Charter provides that the holders of Series A Preferred Stock are entitled to receive (after the payment of preferential amounts owing to the Series B Preferred Stock) an amount equal to $7.00 for each outstanding share of Series A Preferred Stock, plus any declared but unpaid dividends (the "Series A Preference").

  Under the Merger Agreement, the value of a share of Premier Common Stock (the "Per Share Value") is, at the election of Premier, either (i) the average of the closing sales prices of Premier Common Stock for the 15 trading days immediately preceding the Closing; or (ii) the average of the closing sale prices of Premier Common Stock for the 30 days ending 15 days prior to such Closing. Also pursuant to the Merger Agreement, the aggregate Series A Preference is equal to (i) the difference between the total amount of the Shareholder Consideration (as defined in the Merger Agreement) and the Series B Preference multiplied by (ii) "D," calculated under the following formula:

  D = 0.12293255-(0.084469 * 10-/8/ * (Shareholder Consideration minus the Series B Preference));

provided, however, that in no event shall the aggregate Series A Preference be more than 12.15426% or less than 12.04357% of the difference between the Shareholder Consideration and the Series B Preference.

  As of the Record Date, 101,784 shares or Series A Preferred Stock outstanding, and therefore, without the Charter Amendment, the aggregate Series A Preference is $712,488. Pursuant to the Merger Agreement and Charter Amendment the Series A Preference is determined as a sliding percentage of the Shareholder Consideration based on the amount of the Shareholder Consideration. The amount of Shareholder Consideration will depend upon the amount of Nonincluded Costs and the amount of Contingent Consideration, if any. See "The Merger--Conversion of EyeSys Securities," for two illustrations (based on the assumptions detailed therein) where the per share Series A Preference was determined to be approximately $3.39 and $1.88, respectively.

SERIES B PREFERRED STOCK

  The Merger will be deemed to be a "Liquidation" within the meaning of
Section 4.3.4 of the EyeSys Charter. Pursuant to the EyeSys Charter the value of the Merger Shares (with respect to payments to holders of Series B Preferred Stock) would be determined by independent appraisers selected by the board of directors of EyeSys. Pursuant to the terms of the Series B Preferred Stock, in the event of a Liquidation, the holders of Series B Preferred Stock are entitled to be paid, among other things, an amount equal to $1.26 per share plus accumulated but unpaid dividends (the "Series B Preference"). Also, after the payment of preferences and debts of EyeSys, the Series B Preferred Stock would participate with the EyeSys Common Stock on an as converted basis in the distribution of the remaining Shareholder Consideration.

  Under the Merger Agreement the Per Share Value of Premier Common Stock is as set forth above. Under the Merger Agreement the aggregate Series B Preference is equal to that amount of the Shareholder Consideration equal to "A" in the following formula:

  A = (1-P)*(any principal or contingency payments made to holders of EyeSys Notes in excess of $3,359,993 plus Shareholder Consideration), where

  P equals (9.732853 * 10-/8/ * (any principal or contingency payments made to holders of EyeSys Notes in excess of $3,359,993 plus Shareholder Consideration)) minus 0.31470577;

provided, however, in no event shall the aggregate Series B Preference be less than 59.83746% or more than 72.7345% of the Shareholder Consideration. Also, the Charter Amendment would eliminate any right of the Series B Preferred Stock to participate with EyeSys Common Stock in the liquidation of the net assets of EyeSys after payment of debts and preferences.

  Without the Charter Amendment, as of the Record Date, the Series B Preference would be approximately $1.26 per share of Series B Preferred Stock plus accrued but unpaid dividends, and the Series B Preferred Stock would have the right to participate with the EyeSys Common Stock in the liquidation of EyeSys. If the Merger was consummated without the Charter Amendment, the Series B Preference would have likely received most, if not all, of the Shareholder Consideration. Pursuant to the Merger Agreement and Charter Amendment the Series B Preference is determined as a sliding percentage of the Shareholder Consideration based on the amount of the Shareholder Consideration. The amount of Shareholder Consideration will depend upon the amount of Nonincluded Costs and the amount of Contingent Consideration, if any. See "The Merger--Conversion of EyeSys Securities," for two illustrations (based on the assumptions detailed therein) where the per share Series B Preference was determined to be approximately $.89 and $.85, respectively. The Series B Preferred Stock would receive no other consideration.

  The Charter Amendment must be approved by (1) a majority of the outstanding shares of the following, voting as one class: EyeSys Common Stock, Series A Preferred Stock on an as-converted basis, and Series B Preferred Stock on an as-converted basis, (2) with respect to the amendments of Sections 4.1.3, 4.3.4(b) and (c), and 4.3.9 of the EyeSys Charter, at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, (3) with respect to the amendment of Section 4.2.4(a) and (b), a majority of the outstanding shares of Series A Preferred Stock voting as a separate class and at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, and (4) the holders of a majority of the outstanding principal under the EyeSys Notes.

  THE BOARD OF DIRECTORS OF EYESYS RECOMMENDS A VOTE FOR THE PROPOSED CHARTER AMENDMENT ALTERING THE TERMS OF THE SERIES A PREFERRED STOCK AND THE SERIES B PREFERRED STOCK IN ORDER TO EFFECT THE ALLOCATION OF THE MERGER CONSIDERATION AS PROPOSED IN THE MERGER AGREEMENT.

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

                               POWER OF ATTORNEY

  Pursuant to the Merger Agreement, EyeSys has undertaken to obtain certain additional agreements executed by holders of EyeSys Stock, EyeSys Notes, EyeSys Options and EyeSys Common Warrants, persons entitled to Stay Bonuses, persons who hold registration rights with respect to securities of EyeSys, persons whose claims are included in the Nonincluded Costs, holders of warrants to purchase EyeSys Preferred Stock, and persons entitled to notice of the Special Meeting or the Record Date in addition to notices required under Delaware General Corporation Law (e.g. notices required pursuant to the EyeSys Charter or certain contractual provisions). In an effort to expedite the process of obtaining such executed agreements, EyeSys is seeking a power of attorney authorizing certain representations of EyeSys to execute the appropriate agreements on behalf of such persons (the "Power of Attorney"). A form of the Power of Attorney is enclosed herewith as Exhibit E and relates to the following agreements:

  1. Lockup agreements executed by all stockholders of EyeSys (copies of which are attached to the Merger Agreement as Exhibits C-1 and C-2) which restrict the sale of Premier Common Stock received in the Merger. EyeSys stockholders listed on Schedule 2.7 to the Merger Agreement are required to sign a lockup agreement in the form of Exhibit C-1 and all other EyeSys stockholders are required to sign a lockup agreement in the form of Exhibit C-2. See "The Merger--Lockup Agreements."

  2. Exchange agreements executed by the holders of EyeSys Options and EyeSys Common Warrants and persons entitled to Stay Bonuses to accept Premier Options and/or Premier Common Stock in exchange for the cancellation of such options and warrants or the full payment of such Stay Bonus in accordance with the terms of the Merger Agreement.

  3. Exchange agreements executed by the holders of EyeSys Notes to accept Premier Common Stock in satisfaction of such notes and, if the holder is listed on Schedule 2.1 to the Merger Agreement to waive the entire Note Premium Payment thereon, and for other holders to waive one-half of the Note Premium Payment thereon.

  4. Agreements executed by persons who hold registration rights with respect to securities of EyeSys to cancel such registration rights.

  5. Agreements executed by creditors or claimants of EyeSys (to the extent their claims are included in the Nonincluded Costs) to accept Premier Common Stock (or in the case of holders of Stay Bonuses, Premier Common Stock and/or Premier Options) in exchange for the full payment of such claims in accordance with the terms of the Merger Agreement.

  6. Agreements executed by holders of warrants to purchase EyeSys Preferred Stock which will terminate such warrants.

  7. Agreements executed by persons entitled to notice of the record date or meeting date of the Special Meeting that are in addition to notices required under Delaware General Corporation Law (e.g. notices required pursuant to the EyeSys Charter or certain contractual provisions), which will waive such notice requirements. Without limiting the foregoing, such agreements will waive notices required under (i) Sections 4.3.6(f)
     (ii) and 4.3.10 of the Restated Certificate of Incorporation (with respect to its Series B Preferred Stockholders), (ii) Section 10 of the Series B Preferred Stock Warrant, which requires at least 10 days' notice of the contemplated merger sent by certified or registered mail, and (iii) Sections 10 and 12 of certain common stock warrants, which notice provisions require at least 20 days' advance notice of the record date of the special meeting at which the Merger Agreement is to be considered and provide that notice is deemed to have been given when received by the warrantholder (as opposed to when mailed). EyeSys is not seeking a waiver of any notice requirements imposed under Delaware General Corporation Law with respect to the Special Meeting.

  If you agree to authorize EyeSys's agent (as specified in the Power of Attorney) to execute the above agreements on your behalf, please sign and date the enclosed Power of Attorney and return it to:

    EyeSys Technologies, Inc.
    2776 Bingle Road
    Houston, Texas 77055
    Attention: President

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax consequences of the Merger that are generally applicable to the holders of EyeSys Common Stock, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes ("EyeSys Securities") and does not deal with all income tax considerations that may be relevant to particular holders of EyeSys Securities in light of their particular circumstances. The discussion assumes that the EyeSys Securities are held as capital assets and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. The discussion does not purport to be a complete analysis of potential tax effects relevant to each particular EyeSys stockholder or noteholder and it does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each EyeSys noteholder and stockholder is urged to consult his or her own tax advisor regarding the tax consequences of the Merger and his or her own particular tax situation and regarding state, local and foreign tax implications of the Merger and any tax reporting requirements of the Merger.

  The firm of Rutan & Tucker, LLP has rendered a legal opinion covering certain federal income tax consequences to the parties to the Merger. This summary reflects the views of Rutan & Tucker, LLP as to material federal income tax consequences of the Merger. Both the opinion and this summary, however, are based upon representations by the management of Premier and EyeSys (including a representation regarding the holding period of Premier Common Stock received by EyeSys stockholders in the Merger) and current law, and assume that the Merger is carried out as described herein. If those representations are not accurate, if changes are made to current law or if the Merger is not carried as described herein, the federal income tax consequences of the Merger may vary from those described in the opinion and this summary. Neither this summary nor the legal opinion is binding on the IRS, and no rulings have been or will be requested from the IRS with respect to the Merger.

CONVERSION OF EYESYS NOTES

  If any holder of an EyeSys Note elects to convert such EyeSys Note into EyeSys Common Stock pursuant to the conversion right provided in the EyeSys Note, such conversion will be a non-taxable transaction, except to the extent that EyeSys Common Stock is received in payment of accrued interest on the EyeSys Notes. EyeSys Common Stock received in payment of accrued interest on the EyeSys Notes will be taxable as ordinary income.

  The tax basis of EyeSys Common Stock received in a non-taxable transaction in exchange for EyeSys Notes will be equal to the tax basis of the EyeSys Notes surrendered, and the holding period of such stock will include the holding period of such EyeSys Notes. The tax basis of EyeSys Common Stock received in payment of interest on the EyeSys Notes will be equal to the fair market value of such stock at the time received, and the holding period of such stock will begin at the time of receipt.

EXCHANGE OF EYESYS COMMON AND PREFERRED STOCK FOR PREMIER COMMON STOCK

  If at least 80% of the EyeSys Securities (including each of the Common Stock and Preferred Stock) are exchanged for Premier Common Stock in accordance with the Merger Agreement, the Merger of PAI with and into EyeSys will be a reorganization within the meaning of Code Sections 368(a)(1)(A) and 368(a)(2)(E). Each of Premier, PAI and EyeSys will be a party to the reorganization. No gain or loss will be recognized on the exchange of EyeSys Common Stock, Series A Preferred Stock or Series B Preferred Stock for Premier Common Stock. The tax basis of the Premier Common Stock in the hands of the former EyeSys stockholders will be equal to the basis of the EyeSys Stock surrendered in exchange therefor. The holding period of the Premier Common Stock in the hands of a former EyeSys stockholder will include the holding period of the EyeSys Stock exchanged therefor, provided that the EyeSys Stock was held as a capital asset at the time of the Merger.

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

EXCHANGE OF EYESYS NOTES FOR PREMIER COMMON STOCK

  The fair market value of the Premier Common Stock received in payment of accrued interest will be treated as interest income to the holders. In addition, the fair market value of any Premier Common Stock received in satisfaction of the contingency payment provisions of the EyeSys Notes will be treated as interest income to the holders pursuant to the original issue discount provisions of Section 1271-1275 of the Code. The tax basis of the Premier Common Stock treated as interest income will be the fair market value of such stock at the time of the Merger. The holding period of such stock will begin at the time of the Merger.

  The tax consequences of the exchange of EyeSys Notes for Premier Common Stock (other than Premier Common Stock treated as interest income as described above) will depend upon whether the EyeSys Notes constitute "Securities" for federal income tax purposes. If the EyeSys Notes are "Securities" for such purposes, no gain or loss will be recognized on the exchange of such EyeSys Notes for Premier Common Stock (other than Premier Common Stock treated as interest income) pursuant to the Merger. In such event, the tax basis of the Premier Common Stock so received will be equal to the tax basis of the EyeSys Notes exchanged, and the holding period of the Premier Common Stock so received will include the holding period of the EyeSys Notes exchanged, provided that the EyeSys Notes were held as capital assets.

  If the EyeSys Notes are not "Securities" for federal income tax purposes, gain or loss will be recognized on the exchange in an amount equal to the difference between the tax basis of the EyeSys Notes surrendered and the fair market value of the Premier Common Stock received in exchange therefor (other than Premier Common Stock treated as interest income). In such event, the tax basis of the Premier Common Stock in the hands of an exchanging EyeSys noteholder will be equal to the fair market value of the Premier Stock on the date of the exchange, and the holding period of the Premier Common Stock will begin on the date of the exchange.

  Whether a debt instrument constitutes a security for the purpose of the reorganization provisions of the Internal Revenue Code is determined under case law based on all of the facts and circumstances. In general, notes having a term of less than five (5) years are not considered to be securities for federal income tax purposes. However, some cases have considered factors other than the term of the notes in classifying instruments as securities. Such factors have included the nature of the debt, the degree of participation by the noteholders in the business of the corporation and the purpose of the loan. Because the issue turns in part on facts and circumstances existing at the time holders acquired the EyeSys Notes and counsel to Premier lacks information regarding those facts and circumstances, counsel cannot express an opinion as to whether the EyeSys Notes will be treated as securities for tax purposes. Accordingly, each holder of EyeSys Notes should consult his or her own tax adviser on this issue.

EXCHANGE OF EYESYS OPTIONS AND WARRANTS FOR PREMIER OPTIONS

  The tax treatment of the exchange of EyeSys Options and Common Warrants for Premier options depends in part upon the terms of the EyeSys Options and Common Warrants and whether or not they were compensatory in nature when received by the holders thereof. Each holder of EyeSys Options and Common Warrants should consult his individual tax advisor regarding the tax consequences of the exchange for Premier options.

APPRAISAL RIGHTS

  A holder of EyeSys Stock who perfects appraisal rights under Delaware law and receives solely cash in exchange for EyeSys Stock will recognize taxable gain or loss measured by the difference between the holder's basis in the EyeSys Stock and the amount of cash received. Such gain or loss will be taxed as capital gain or loss if the holder held the EyeSys Stock as a capital asset at the time of the Merger.

  THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH HOLDER OF EYESYS SECURITIES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

                            DESCRIPTION OF PREMIER

  The business of Premier is described under the heading "Business" in Premier's Annual Report on Form 10-K for the year ended March 31, 1997 filed with the Commission on May 28, 1997, as amended by Form 10-K/A filed with the Commission on June 18, 1997, (Commission File No. 0-25242), which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference." This Prospectus/Proxy Statement is accompanied by a copy of Premier's Annual Report on Form 10-K for the year ended March 31, 1997, as amended by Form 10-K/A.

                           RECENT DEVELOPMENTS

FDA CLEARANCE FOR HARD TISSUE PROCEDURES

  In May 1997, the United States Food and Drug Administration ("FDA") issued a clearance to market Premier's Centauri Er:YAG laser for certain hard tissue dental procedures. Premier has commenced these marketing efforts.

WARRANT EXERCISES

  Partially as a result of the issuance of the FDA clearance of Premier's Er:YAG laser for hard tissue procedures, a significant number of holders of Premier's outstanding Class A Warrants and Class B Warrants have exercised such Warrants. Premier has received, in connection with such exercises, gross proceeds in excess of $23 million during the period from May 12 to July 2, 1997.

                             DESCRIPTION OF EYESYS

OVERVIEW

  EyeSys designs, develops and markets a line of noninvasive corneal topography systems for use by ophthalmologists and optometrists in surgical planning and evaluation, diagnosis of corneal pathologies and contact lens fitting. Founded in 1986, EyeSys has installed more than 3,500 systems.

  The EyeSys System 2000 combines proprietary hardware used for capturing an image of the patient's cornea, proprietary software used to analyze the captured image and a personal computer to control the hardware and to run the software. The output of the EyeSys System 2000 is a color-coded map of the shape and curvature of the human cornea that vision care professionals can easily interpret and utilize for treatments such as refractive and cataract surgery and corneal transplants, for diagnosis of astigmatisms and corneal pathology, and for contact lens fitting and custom lens manufacturing.

MARKET BACKGROUND

  The eye is analogous to a camera, with three main components: the lens (comprised of the cornea and the lens) which focuses the light, the aperture (the iris) which regulates the amount of light passing through the system and the film (the retina) which receives the image for subsequent processing by the brain. Approximately 75% of the refractive or focusing power of the eye is provided by the curvature of the anterior cornea. As with conventional lenses, a steeper cornea has greater refractive power and a shorter focal length, while a flatter cornea has less refractive power and a longer focal length. Approximately 40% of the world population suffers from refractive error great enough to require correction with spectacles, contact lenses or refractive surgery.

  Refractive errors result when the eye cannot properly focus images on the retina. The most common refractive errors include myopia, hyperopia and astigmatism. In the myopic (or nearsighted) eye, light rays are focused in front of the retina. The myopic patient can clearly see nearby objects, while distant objects appear blurry. Alternatively, the hyperopic (or farsighted) eye has a focal length which is too long. The hyperopic patient can clearly see distant objects, but nearby objects appear out of focus. In the astigmatic eye, the curvature of the cornea is nonuniform. This nonuniformity causes light passing through various portions of the cornea to be focused at different locations either in front of, on or behind the retina. The astigmatic patient experiences blurry vision at any distance. The correction of these refractive errors is the primary driver in the vision care marketplace and dominates the practices of most ophthalmologists and optometrists throughout the world.

  Because of the importance of the cornea to visual performance, virtually all ophthalmologists and optometrists have historically used a measuring instrument known as a keratometer to quantify corneal curvature. This instrument obtains four measurement points reflected on a 3 millimeter diameter circle on the cornea. Because of the small number of data points and other limitations of this instrument, it cannot accurately measure asymmetrical curvatures. This is clinically significant because, according to clinical studies, more than one out of every three people suffers from asymmetric refractive errors. While in the past the limitations of keratometry were accepted since only symmetrical refractive errors were correctable with glasses or contact lenses, this is no longer the case. Advanced contact lens designs and refractive surgical procedures provide clinicians and patients with a variety of optical solutions, even for asymmetrical errors, and require more accurate information over a greater area of the cornea.

  Applications of corneal topography technology include:

 Refractive Surgery

  More than 140 million Americans suffer from refractive errors requiring them to wear glasses or contact lenses. Every year there are an estimated 65-70 million patient visits to ophthalmologists and optometrists in the U.S. which result in the purchase of over 60 million eyeglasses and contact lenses. It is also estimated that over 40% of the world's population suffers from refractive errors significant enough to require some form of correction. Many industry analysts believe that emerging refractive surgery techniques will be attractive to a significant number of these patients. Corneal topography has important applications in selecting the appropriate procedure for each patient, preoperative surgical planning, postoperative evaluation and patient follow-up.

 Cataract Surgery

  Cataract surgery is a procedure involving removal of an opacified natural crystalline lens, primarily in elderly patients. The evacuated lens is replaced with an implant called an intraocular lens. Corneal topography can help the surgeon improve pre-surgical planning, assess and correct surgically induced astigmatism (which is the most frequent complication caused by IOL surgery), potentially improve the calculation of the implanted IOL power, and support combination cataract/refractive surgical procedures.

 Corneal Transplants

  Corneal topography provides important information for other surgical procedures, including post operative evaluation of corneal transplants. An increasing number of corneal transplants are performed using corneal topography to provide for improved surgical outcomes by allowing the practitioner to evaluate surgical technique and adjust postoperative treatment. EyeSys estimates that approximately 50,000 corneal transplants are performed in the U.S. each year.

 Diagnosis of Astigmatism and Corneal Pathology

  Corneal topography is a valuable technology for the analysis and diagnosis of astigmatism and various corneal pathologies, including keratoconus, pellucid marginal degeneration and contact lens-induced corneal warpage. Because of the aforementioned limitations of keratometers, many of these patients have pathology that cannot be accurately measured by keratometry, the most widely used method of measuring corneal curvature.

Contact Lens Fitting and Custom Lens Manufacturing

  Corneal topography has several applications in contact lens fitting and manufacturing, including (i) identification of irregular and hard-to-fit corneas, (ii) detection of contact lens induced corneal warpage,
(iii) computerized selection of lenses and evaluation of fit, (iv) custom designed contact lenses, and (v) verification of lens parameters. EyeSys believes that the combination of an affordable corneal topography system and applications software targeted at improving contact lens fitting is particularly attractive to optometrists and general ophthalmologists who currently fit contact lenses. EyeSys has developed a software application, Pro-Fit(TM), which utilizes the available corneal topography data to recommend lenses which can be selected from a comprehensive worldwide database of rigid gas permeable (RGP or "hard") and soft lenses. Clinical testing of Pro-Fit shows that the use of this application software can yield dispensable RGP prescriptions over 90% of the time providing for dramatic improvements in the quality of contact lens fits and can result in a significant saving of clinicians' time. Traditional RGP lens fitting, based on keratometer readings, is often a trial and error process, consuming clinician or staff time and can be uncomfortable for patients.

TECHNOLOGY BACKGROUND

  While corneal curvature is generally referred to as the key variable in determining how well light is focused on the retina, it is in fact the tear film which is the first physiological surface encountered by light rays as they enter the ocular system. The general shape and curvature of the tear film is naturally determined by the cornea, but this liquid layer does act to smooth small surface irregularities and presents a better optical surface than the corneal tissue. For this reason, vision care specialists have used images reflected off the anterior tear film for over 100 years to study the refractive power of the cornea.

  To obtain more information about corneal curvature than was otherwise available, a pattern of concentric, alternating black and white rings, such as that used by EyeSys, was first used by Antonio Placido in 1890. These reflected images optically correlate with the image generated on the retina which leads to vision. By the capture of the reflected image (virtual image) of this known pattern, EyeSys' corneal topography system can calculate corneal curvature and refractive power to within 0.13 diopter (a unit of measure of the refractive power of a lens). For reference, spectacle or contact lens correction targets refraction within 0.25 diopter of 20/20 vision and refractive surgery is considered very successful if within 0.50 diopters of 20/20 vision. In fact, the refractive instrumentation used by ophthalmologists and optometrists operates only in 0.25 diopter steps since changes smaller than this are insignificant with respect to their impact on quality of vision. EyeSys' corneal topography system operates by detecting each of 18 edges (rings) of alternating black to white and white to black transitions. These rings are then compared to calibration files of known surfaces in order to compute curvature. Although EyeSys' instrument has proven to be accurate in its measurements of the corneal surface in numerous studies, EyeSys is actively engaged in bringing improved placido and image processing technology to the market to maintain its clinical and competitive position.

CURRENT PRODUCTS

 EyeSys 2000 Corneal Analysis System

  In the fourth quarter of 1994 EyeSys launched the System 2000 corneal topography instrument and Microsoft Windows based software targeted at refractive surgeons, general ophthalmologists and optometrists for diagnostic, surgical and contact lens fitting applications. The primary function of the instrument is to position a patient for corneal image capture, acquire the image of reflected rings and send the image to an Intel based personal computer for further processing. The System 2000 is modular and is marketed as a proprietary computer peripheral and software. The System 2000 hardware interfaces to the computer via a parallel port connection, allowing EyeSys to unbundle the computer, monitor, printer, tables and other third party items. This can significantly lower the price to the customer by allowing physicians to utilize hardware they already own. Customers that need to purchase nonproprietary hardware are given the option of ordering through EyeSys or obtaining suitable hardware on their own.

  The EyeSys System 2000 software modules are Microsoft Windows applications and include the following basic modules:

 Patient Examination Software

  This core application is the fundamental software marketed by EyeSys and is required to perform corneal topography examinations. It provides the control functions for EyeSys' System 2000 instrumentation as well as image processing and basic topographical mapping capability.

 Patient History Software

  This application provides a database for patient topographic and demographic data as well as the results of other tests performed as part of an eye examination. This software includes the ability to compare multiple corneal topography examinations for a patient allowing the clinician to monitor surgical and other corneal changes over time. Features include the ability to digitally subtract multiple examinations, providing high resolution analysis of corneal changes.

 Advanced Diagnostic Software

  This application provides software tools to allow for diagnosing corneal pathologies and analyzing visual function. More specifically, this package presents unique information on the cornea's refractive power, aspherecity and optical surface distortion.

 Pro-Fit Contact Lens Fitting Software

  Pro-Fit utilizes the available corneal topography data to recommend specific lenses which can be selected from a comprehensive worldwide database of rigid gas permeable (RGP or "hard") and soft lenses. This application also has been designed for the needs of foreign markets, particularly for the European market where contact lens fitting methods and practices differ from those in the United States.

 DirectLink Co-management Software

  DirectLink software allows the transmission of patient topographical and other information between vision care practitioners or between contact lens fitters and contact lens laboratories.

  EyeSys has recently introduced a new program of software and hardware support agreements to extend the one-year hardware warranty on its instrumentation and one year of software support (unlimited phone support and software updates). For all customers not covered under warranty or extended service contracts, repairs are billed on a time and materials basis, either by EyeSys or its international distributors. Under its software support program, EyeSys markets software maintenance contracts, which include free software upgrades and updates and unlimited phone support.

PRODUCTS UNDER DEVELOPMENT

  In addition to the continued development of new and enhanced software for corneal topography, EyeSys has development programs in the following areas:
(1) EyeSys is developing a portable corneal topography system and (2) EyeSys has entered into a worldwide exclusive license agreement with CollOptics, Inc. of Palo Alto, California for certain patents and technology which will allow it to develop and commercialize a new diagnostic instrument for the measurement and analysis of total ocular refraction across a number of data points on the anterior surface of the cornea (i.e., in a spatially resolved manner). No assurance can be given that the development of such products will be completed or that their commercialization would be successful.

  A dispute has arisen with respect to the license agreement with CollOptics. CollOptics has notified EyeSys that it believes the license agreement has been terminated based on the allegation that EyeSys has failed to meet the minimum development requirements thereunder. EyeSys disputes this claim.

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

SALES AND MARKETING

  EyeSys' products are sold to end-users through a sales channel which is configured as follows:

 United States

  EyeSys has historically sold its products directly to end users through a mix of direct sales representatives employed by EyeSys and independent manufacturers' representatives. Direct sales representatives are 100% focused on the sales of EyeSys, products while independent manufacturers' representatives typically sell other ophthalmic capital equipment, in addition to EyeSys'. All sales representatives are managed by EyeSys' Houston based Director of Sales for North America. EyeSys also employs a national accounts manager who focuses on surgicenter companies, vision care chains, contact lens labs and large group practices. Telemarketing representatives, based in Houston, generate qualified leads for new systems, upgrades, trade-ins and support agreements. On June 2, 1997, EyeSys entered into an agreement with Marco Ophthalmic Inc. ("Marco") pursuant to which Marco was appointed as the exclusive distributor in the United States of the System 2000 through March 31, 1998 and the portable corneal topography system currently under development for a three-year period following commercialization of that system. In return for these rights, Marco will pay EyeSys a $200,000 licensing fee for the portable system and has committed to order 60 units of the System 2000 over the first four months of the contract. Marco has made an advance payment to EyeSys for 35 System 2000 units. The $200,000 licensing fee is refundable to Marco if the portable system is not commercially available by March 31, 1998. Marco is required to meet certain minimum purchase requirements in order to retain its exclusive distribution rights.

 International

  EyeSys sells its products to independent distributors who in turn resell within their geographic territories. EyeSys utilizes approximately 40 distributors covering over 60 countries. EyeSys' distributors typically carry other ophthalmic capital equipment, regularly call on ophthalmic clinicians with synergistic products and remain well established within their geographic areas. International distributors are supported by EyeSys' sales manager located in Paris, France, whose efforts are supplemented in the Asia Pacific region by EyeSys' regional sales manager located in Singapore. Selling prices to independent distributors reflect a discount of approximately 30% from published list prices. Distributors assume service and support obligations for sales in their territory with EyeSys providing back up support. In addition, distributors are responsible for maintaining product inventory as well as performing invoicing and collection activities. International sales are denominated in U.S. dollars and are subject to risks common to export activities, including government regulation and trade barriers. EyeSys currently has systems installed in over 50 countries around the world.

  For 1996, the U.S. accounted for approximately 46% of revenues and 37% of unit shipments, and international markets accounted for 54% of revenues and 63% of unit shipments.

GOVERNMENT REGULATION AND PRODUCT TESTING

  In the United States, medical devices are subject to review by the FDA. The Federal Food, Drug and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, reporting, approval, advertising and promotion of such products. Prior to marketing, substantially all medical devices must undergo FDA review by means of a 510(k) pre-market notification (a "Notification") or a PMA. In order to obtain clearance from the FDA for a new medical device by way of a Notification ("510(k) Clearance"), the manufacturer must show that the device is "substantially equivalent" to a device or devices cleared by the FDA prior to 1976. In order for the FDA to clear a new medical device by way of a PMA ("PMA Clearance"), the manufacturer must show that the new device is safe and effective, based primarily on extensive clinical testing. The System 2000 is classified by the FDA as a Class I medical device. To date, the FDA has required only that EyeSys obtain a 510(k) Clearance.

  A company that desires to market medical devices must also comply with FDA-established Good Manufacturing Practices regulations. EyeSys has been inspected by the FDA twice, most recently in March 1996.

  Sales of medical devices outside the United States are subject to widely varying regulatory requirements, depending on the country. EyeSys generally relies on distributors for sales outside the United States, and requires such distributors to obtain regulatory approval for all EyeSys products sold in the distributors, respective territories.

FACILITIES

  EyeSys' manufacturing, research and development and office facilities are located in Houston, Texas, in approximately 22,750 square feet of leased space. The lease on the facilities expires in September 2000. EyeSys will have the option to terminate the lease beginning in 1998, for a payment equal to the unamortized portion of the landlord's leasehold improvements plus two months rent. Management of EyeSys believes that sufficient space exists in the current facilities or can be reasonably obtained to satisfy its currently projected needs.

COMPETITION

  EyeSys' primary competitors in the corneal topography market are Tomey Technology ("Tomey"), Alcon Surgical, Inc., a subsidiary of Nestle ("Alcon"), and Humphrey Instruments, a subsidiary of Carl Zeiss ("Humphrey").

  Tomey, a Japanese ophthalmic diagnostic instrument manufacturer, has historically been EyeSys' principal established competitor. Tomey initially obtained worldwide marketing rights for the TMS-1 topography system from Computed Anatomy, the product's developer, and subsequently purchased Computed Anatomy. Computed Anatomy first introduced a placido disk based topography unit at the 1987 American Academy of Ophthalmology ("AAO") meeting. A placido is the illuminated, patterned surface in a corneal topography unit which, when reflected on the cornea, provides an image that can be captured and analyzed electronically. The Tomey instrument distinguishes itself with a small placido and a very short working distance.

  Alcon, by its 1993 acquisition of Visioptic Inc., became a competitor of EyeSys, with considerable financial and marketing strength. Visioptic first introduced its placido disc based topography system at the AAO in 1989. The founder of Visioptic, Sami El Hage, OD, is a pioneer in three-dimensional measurement of the cornea and holds several patents on both the EH-270 placido ring based system and algorithms used in the device.

  Humphrey, with its acquisition of the corneal topography business of Optical Radiation Corporation (ORC), entered the corneal topography market at the American Academy of Ophthalmology meeting in San Francisco in October 1994. Humphrey has a strong international reputation in diagnostic instrumentation and is a formidable competitor.

  Other placido based instruments and technologies are marketed or are under development by other companies, although to date none of such companies has achieved appreciable market share. Included among placido based companies are Topcon America Corporation, Opticon and TechnoMed GmbH. Non-placido based technologies are marketed by PAR Technology Corporation, Kerametrics, Inc. and Orbtek. EyeSys anticipates that it will encounter established competitors as it enters new markets for ophthalmic instrumentation. Some of these competitors may have greater financial, technical and marketing resources.

  EyeSys was one of the first companies to introduce a corneal topography system to the market and has been a leader in that market since it first introduced its initial corneal topography system. EyeSys believes its system is more accurate and has a broader range of features than the models sold by its competitors. These advantages have historically permitted EyeSys to market its system to the ophthalmologist market at a price 10-15% higher than the prices of its competitors' systems.

  Initially, the largest market for topography systems was among ophthalmologists who perform refractive surgery. During the past few years, that market has been saturated. The market for topography systems among optometrists has however grown rapidly during the past few years, the needs of whom are different from those of the ophthalmologist. Optometrists seek lower priced units, which are simpler to operate and have fewer features. As a result of this shift in the market, EyeSys has lost market share to its competitors. EyeSys will attempt to regain market share in the optometrist market through the introduction of the portable system and through its new exclusive U.S. distributor, Marco Ophthalmic Inc.

EMPLOYEES

  As of April 30, 1997, EyeSys had 39 employees, of whom 30 work at the Houston facility. None of the employees is covered by a collective bargaining agreement and EyeSys believes its relationships with employees are good.

LEGAL PROCEEDINGS

  EyeSys is subject to various legal proceedings in the ordinary course of its business. Currently, EyeSys is party to the litigation described below. The Chubb Group of Insurance Companies, the insurance carrier for EyeSys, has assumed the defense of these claims. EyeSys holds a general liability insurance policy in which the policy limits are One Million Dollars ($1,000,000) and an excess umbrella insurance policy in which the limits are Ten Million Dollars ($10,000,000). No provision with respect to the following litigation has been made in EyeSys' financial statements.

 Rollins v. International Vision Expo, et al.

  On November 13, 1995, Richardo Rollins and Lisa Rollins instituted a legal action against EyeSys, The International Expo and Conference Incorporating Optifair, Ophthalmic Instrument Company, Opis Software by Bright Eyedeas and Nano Film in the Supreme Court of the State of New York, County of Queens. The complaint alleges that on April 2, 1995, as a result of the negligence of one or more of the defendants, Mr. Rollins slipped and fell in an area of the Jacob K. Javitz Convention Center where several of the defendants (including EyeSys) had previously maintained booths during a trade show. At the time of the accident, the booths that were used by the defendants during the trade show had been removed from the floor of the Convention Center. As a result of the accident, Mr. Rollins claims to have sustained severe injuries and seeks relief in the amount of Five Million Dollars ($5,000,000). Mrs. Rollins has also asserted a claim for loss of consortium and seeks relief in the amount of One Hundred Thousand Dollars ($100,000).

 Stothers v. EyeSys

  On March 22, 1996, Alvin B. Stothers, an individual, filed a complaint against EyeSys in the District Court of Harris County, Texas. The complaint alleges that on December 21, 1995, Mr. Stothers slipped and fell on property leased by EyeSys and as a result sustained substantial injuries. At the time of the accident, the Plaintiff was employed by a subcontractor that had been hired to perform some remodeling work on the premises leased by EyeSys. As a result of the accident, Plaintiff alleges that he sustained deep burns on his arm and a partial tear of his rotator cuff. Plaintiff contends that his injuries are the result of negligence on the part of EyeSys and seeks damages in the amount of Five Million Dollars ($5,000,000).

MARKET FOR CAPITAL STOCK; DIVIDENDS

  EyeSys is a privately held company and there is no public market for its capital stock. It has never paid a cash dividend on its capital stock. EyeSys's current line of credit limits the payment of dividends by EyeSys without the prior written consent of the lender. As of July 31, 1997, there were approximately 72 holders of EyeSys Common Stock.

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

                  EYESYS MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  EyeSys commenced operations in 1986 and has devoted the majority of its efforts and resources to date to the development of corneal topography technology and, began in the first quarter of 1990, the manufacture and marketing of its products.

  The following discussion contains certain forward looking statements and projections concerning the expected performance of specified markets and EyeSys' plans and expectations relating to the introduction and distribution of new products. Although management believes that these forward looking statements and projections are accurate, such information and projections are subject to certain risks and uncertainties, and are entirely dependent on certain assumptions and conditions. No assurance can be given that such assumptions or conditions will be satisfied. The uncertainties and risks to which these forward looking statements are subject include, but are not limited to, the uncertain nature of future rates of growth in certain markets and uncertainties concerning the development and market acceptance of EyeSys' products. The accuracy of these projections will be dependent on future market conditions over which EyeSys has no control. These forecasts should not be relied upon as guarantees or representations of the future financial performance of EyeSys.

FINANCIAL CONDITION

  As of March 31, 1997, EyeSys had $28,944 in cash and cash equivalents. EyeSys' operating activities provided $352,863 in the three months ended March 31, 1997, and utilized $3,312,327 during fiscal 1996. In fiscal 1995, operations consumed $2,912,071. A substantial portion of the 1995, 1996 and year-to-date 1997 losses were funded by the $1.5 million proceeds received from the completion of the private placement of Series B Preferred Stock in June 1995, $3.0 million proceeds received from the completion of the private placement of Convertible Subordinated Notes and Warrants in the period from December 1995 through May 1996, and an aggregate of approximately $3.2 million in proceeds from lines of credit with a bank in fiscal years 1995 and 1996 and the first quarter of 1997.

  Working capital deficit amounted to ($5,219,267) at March 31, 1997 as compared to ($231,733) at March 31, 1996. The significant decrease in working capital between these periods is due primarily to the $3.0 million of Convertible Subordinated Notes and Warrants and approximately $1.2 million of other notes payable and long term debt becoming current in the intervening time between these periods, an additional $650,000 of notes payable from Silicon Valley Bank, the accrual of $220,000 of professional expenses attributable to an earlier anticipated sale of EyeSys in late 1996, and a write-down of approximately $316,000 of obsolete inventory at year end 1996.

  Working capital deficit amounted to ($4,432,045) at December 31, 1996 as compared to positive working capital of $1,620,648 at December 31, 1995. The reasons for this change are the same as those described above in the March 31, 1996 and 1997 comparisons.

  Working capital, including the proceeds from 1995 and 1996 private placements and the lines of credit with a bank, was used to fund EyeSys' 1995, 1996 and first quarter 1997 losses.

  EyeSys' current operations continue to be cash flow negative, further straining its limited working capital resources. Management believes that with the appointment of a new national distributor for its products in the U.S. along with the introduction of a new portable product later in 1997, EyeSys may reach a break-even level of operating performance by the Fourth Quarter, 1997. The ability of EyeSys to achieve such a level of performance is dependent on the demand for EyeSys' product as well as maintaining sufficient research, development and sales, and marketing expenditures to meet the requirements of the market. To reach this point, EyeSys will require additional capital during 1997.

  The future growth of the market for corneal topography systems depends primarily on two factors: the growth rate of refractive laser procedures and the increasing rate at which optometrists begin using topography for contact lens fitting. To date, neither refractive laser procedures nor optometrists' use of topography systems has grown significantly. As the public becomes more comfortable with refractive surgery, EyeSys believes that the demand for topography from the opthalmology market will increase. It is anticipated that the introduction of lower priced and simpler topography will cause expansion in the optometry market.

  EyeSys anticipates that pricing of topography systems will continue to decline due to an increasing number of suppliers in this market and decreasing differentiation between product offerings. Two of EyeSys's major competitors have announced their intent to introduce new low price unit. EyeSys expects to introduce its own low-priced unit by late 1997.

  EyeSys's most formidable competitors are those that offer a customer a line of opthalmology or optometry products. Having such a line allows for greater pricing flexibility through "bundling" of products. EyeSys anticipates that its recent exclusive distribution agreement with Marco, which carries a large line of eye treatment products, and its merger with Premier, will make its products more competitive in the marketplace.

RESULTS OF OPERATIONS

 REVENUES OR NET SALES

  Revenues of $868,744 for the three month period ended March 31, 1997 represent a 50% decrease compared to revenues of $1,744,741 for the same period in 1996. The primary reason for this decrease has been the lack of sufficient funding to produce salable products at the rate at which orders were received. In addition, the loss of two key senior staff members and several independent sales representatives in the U.S. weakened the first quarter sales and marketing effort.

  EyeSys' total unit shipments have decreased by 42% from the first three months of 1996 compared to the first three months of 1997, while at the same time average selling prices have decreased 12% during this period, resulting in a reduction of overall revenue. The deterioration in product pricing is due to increased competition in the market.

  EyeSys' reported revenues of $8,097,780 and $9,521,968 for the years ended December 31, 1996 and 1995, respectively, which represents a decrease of 15%. A major reason for this decrease was that in fiscal year 1995, EyeSys recognized revenues associated with a one time software licensing transaction of $600,000, which is included in EyeSys' reported revenues. Revenues from this source had not recurred since that time. In addition, the average selling price of EyeSys' product dropped 12% from fiscal year 1995 to 1996, as a result of stiffening competition in the marketplace. With a slowly growing market, the addition of several new competitors and the introduction of new products from existing competitors caused the company to sell less systems.

  EyeSys reported revenues of $9,521,968 and $8,297,967 for the years ended December 31, 1995, and 1994, respectively, which represents an increase of 15%. During 1995, EyeSys recognized revenues of $600,000 associated with a one time software licensing transaction.

  Additionally, unit shipments of EyeSys corneal topography systems was virtually unchanged between 1995 and 1996. Between 1994 and 1995 there was an increase of 35% in unit shipments due to a pricing decrease which was necessary in order to respond to competitive market pressures. This latter increase is not fully reflected by a commensurate increase in product revenues because of the decrease in average selling prices and because of a decrease of $587,000 in accessory revenues (comprising third party computers, printers and tables) associated with customers choosing to purchase such items from other sources. Prior to 1995, the majority of all EyeSys shipments were required to include the purchase of accessories from EyeSys. Beginning in 1995 such items could be purchased separately.

 GROSS PROFIT

  Gross profit increased as a percentage of revenues from 39% for the three month period ended March 31, 1996, to 47% for the same period of 1997. This was due primarily to a reduction in production and production support staff.

  Gross profit for the full year 1996 was 39% compared to the 43% gross profit of 1995, excluding the one time $600,000 recognition of software sales in 1995. The decrease in gross profit in fiscal year 1996 is due primarily to the write-down of inventory of approximately $316,000.

  Gross profit increased as a percentage of revenues from 46% to 47% in 1994 and 1995, respectively. This is due primarily to EyeSys having recognized $600,000 of revenues associated with a one time software licensing transaction in 1995 and against which no costs of sales were incurred. Were it not for this revenue, gross profit would have decreased from 46% to 43% in 1994 and 1995, respectively. This decrease is due primarily to a decrease in average selling price as described above.

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  Selling, general and administrative expenses ("SG&A") decreased 32% from $1,587,541 for the three month period ended March 31, 1996 to $1,081,144 for the same period in 1997. This decrease resulted primarily from a significant reduction in sales and marketing expense as the result of EyeSys reducing its international sales and marketing staff and reducing the scope of its domestic marketing programs. EyeSys made such reductions in order to curtail its operating losses.

  SG&A expenses increased from $5,726,183 to $5,731,051 for the years ended December 31, 1995 and 1996, respectively, an increase of less than 1%.

  SG&A expenses increased from $5,277,651 to $5,726,183 for the years ended December 31, 1994 and 1995, respectively, an increase of 8%. The increase results primarily from an increase in sales and marketing costs associated with EyeSys entering the optometry market.

 RESEARCH AND DEVELOPMENT EXPENSES

  Research and development expenses ("R&D") decreased from $321,524 for the three months period ended in March 31, 1996, to $103,206 for the same period in 1997, a decrease of 68%. This decrease results primarily from EyeSys focusing its development efforts on a smaller number of projects than was previously the case as well as a reduction in development staff.

  R&D expenses decreased from $1,946,153 to $1,103,009 for the years ended December 31, 1995 and 1996, a decrease of 43%. This resulted primarily from a major reduction in R&D staff in June 1996.

  R&D expenses decreased from $2,255,320 to $1,946,153 for the years ended December 31, 1994 and 1995, a decrease of 14%. This resulted primarily from a decrease in outside engineering charges in 1995 compared to 1994 due to one time costs incurred in 1994 associated with the design of a new product by EyeSys.

 NET LOSS

  Net losses of $917,748 for the three month period ended March 31, 1997, represent a decrease of 31% over net losses of $1,339,028 for the same period in 1996. This was the result of significant reduction in operational spending, largely through staff reductions.

  Net losses increased from $3,424,996 to $4,164,998 for the years ended December 31, 1995 and 1996, respectively, an increase of 22%. In 1995, EyeSys recognized revenues associated with a one time software licensing transaction of $600,000, which is included in EyeSys' reported net loss. Revenues from this source have not recurred since then. Were it not for this one time revenue, losses for fiscal 1995 would have been $4,024,996 or 3% less than the 1996 loss.

  Net losses decreased from $3,708,657 to $3,424,996 for the years ended December 31, 1994 and 1995, respectively, a decrease of 8%. This resulted primarily from the one time software licensing transaction of $600,000 in 1995.

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

                     DESCRIPTION OF SECURITIES OF PREMIER

  The following description of Premier's capital stock and selected provisions of its Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by Premier's Articles of Incorporation and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

COMMON STOCK

  Premier is authorized to issue 35,600,000 shares of Class A Common Stock, no par value, 2,200,000 shares of Class E-1 Common Stock, no par value, and 2,200,000 shares of Class E-2 Common Stock. The Class A Common Stock, Class E-1 Common Stock and the Class E-2 Common Stock have equal voting rights and are entitled to share equally in dividends from sources available therefor when, as and if declared by the Board of Directors. See "Dividend Policy." Holders of Class A Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. The holders of each class of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, except that holders of Common Stock are entitled to cumulative voting with respect to the election of directors upon giving notice as required by law. In cumulative voting, the holders of Common Stock are entitled to cast for each share held the number of votes equal to the number of directors to be elected. In the event of a liquidation, dissolution or winding up of Premier, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares are, and all shares to be sold and issued as contemplated hereby will be, fully paid and nonassessable and legally issued. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by Premier's charter and without shareholder action. As of June 4, 1997, there were 10,275,266 shares of Class A Common Stock outstanding. Premier's Class A Common Stock is quoted on the NASDAQ National Market under the symbol "PLSIA."

 CLASS E-1 COMMON STOCK

  As of June 4, 1997, there were outstanding 1,257,178 shares of Class E-1 Common Stock and 1,257,178 shares of Class E-2 Common Stock (the "Escrow Shares"). The Escrow Shares are not transferrable (but may be voted), and each Escrow Share will automatically convert into one share of Common Stock and be released to the owners thereof upon the achievement of the objectives described below. On June 30, 2000, all Escrow Shares not previously converted into Common Stock will be cancelled. This arrangement was required by the representative of the underwriters for Premier's initial public offering as a condition of such offering.

  All of the shares of Class E-1 Common Stock will be automatically converted into Common Stock in the event that Premier's net income before provision for income taxes, as defined, exceeds certain amounts. These amounts were originally $6,850,000, $8,425,000, $9,900,000 for the fiscal years ending March 31, 1998 through 2000, respectively, but these amounts will be increased in future fiscal years in proportion to increases in the weighted average number of shares of common stock outstanding (as defined) in the relevant year, as compared to the number of shares outstanding immediately after Premier's initial public offering. In addition, the Class E-1 common stock will be converted if the closing price, as defined, of the Class A Common Stock shall average in excess of $19.25 for any 30 consecutive trading days during the period May 1, 1996 to November 30, 1997. If none of the above events occur, the Class E-1 Common Stock will be canceled on June 30, 2000.

 CLASS E-2 COMMON STOCK

  All of the shares of Class E-2 Common Stock will be automatically converted into Common Stock in the event that: (1) Premier's net income before provision for income taxes, as defined, amounts to at least $14,750,000, $20,475,000 or $26,750,000 for the years ending March 31, 1998 through 2000, respectively (which amounts shall be adjusted in the same manner as those for the Class E-1 Common Stock), or (2) the closing price, as defined, of the Class A Common Stock shall average in excess of $24.00 for any 30 consecutive trading days during the period May 1, 1996 to November 30, 1997. If none of the above events occur, the Class E-2 Common Stock will be canceled on June 30, 2000.

  Any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution or total or partial liquidation of Premier, shall be held by Premier in escrow until conversion of the Escrow Shares. If none of the foregoing earnings or market price levels are attained, the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be cancelled. The earnings and market price levels set forth above were determined by negotiation between Premier and the representative of the underwriter in Premier's initial public offering and should not be construed to imply or predict any future earnings by Premier or any increase in the market price of its securities. There can be no assurance that such earnings and market price levels will be attained or that any or all of the Escrow Shares will be converted into Common Stock. However, the conversion to Common Stock of all or any portion of the Escrow Shares may result in a charge to earnings to the extent that such shares are held by management or employees.

PREFERRED STOCK

  Premier's authorized preferred stock consists of 20,000,000 shares, no par value (the "Preferred Stock"), of which 11,150,000 shares have been cancelled or already designated. The Board of Directors has the authority, without further action by the shareholders, to issue from time to time up to 8,850,000 shares of Preferred Stock in one or more series and to fix the dividend rights and terms, conversion rights, voting rights (whole, limited or none), redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, could make it more difficult for a third party to gain control of Premier. Such issuance of Preferred Stock could also adversely affect the distributions on and liquidation preference of the Common Stock by creating more series of Preferred Stock with distribution or liquidation preferences senior to the Common Stock. Premier has no present plan to issue any shares of Preferred Stock.

OPTIONS TO PURCHASE CLASS A COMMON STOCK

  The Premier Securities will include options to purchase an aggregate of 165,000 shares of Premier Common Stock. These options (the "Premier Options") will be exercisable commencing 12 months from the Closing Date, and ending 3 years from the Closing Date, and will have an exercise price equal to the Per Share Value. These options are not redeemable, but will provide for the adjustment of the exercise price any change in the number of shares issuable upon exercise to protect the holders thereof against dilution in the event of a stock split, stock dividend, combination or reclassification of the Common Stock. The holders of these options do not have any voting or other right of a shareholder of Premier.

REDEEMABLE WARRANTS

  Premier has outstanding redeemable Class A Warrants and Class B Warrants (collectively, the "Warrants") which are currently listed on the Nasdaq National Market. These Warrants are in fully registrable form under a Warrant Agreement (the "Warrant Agreement") between Premier and American Stock Transfer and Trust Company, and are evidenced by Warrant certificates. These Warrants may be exercised upon surrender of the Warrant certificate on or prior to the respective expiration dates (or earlier redemption dates), accompanied by payment of the full exercise price (by certified or bank check payable to the order of Premier) for the number of shares with respect to which the Warrants are being exercised. Holders of the Warrants do not have any voting or other rights of a shareholder of Premier. Upon notice to the holders of the Warrants, Premier has the right to unilaterally reduce the exercise price or extend the expiration date of the Warrants. The Warrants provide for the adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect the holders of the Warrants against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of additional shares of Common Stock at prices lower than the market price then in effect other than issuances upon exercise of options granted to employees, directors and consultants to Premier.

 CLASS A WARRANTS

  Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one redeemable Class B Warrant at an exercise price of $6.50 at any time prior to November 30, 1999. As of June 4, 1997, Premier had outstanding 2,480,328 Class A Warrants. Premier has the right to redeem all of the Class A Warrants at a price of $0.05 per Class A Warrant upon not less than 30 days' prior written notice at any time, provided that before any such redemption can take place, the last sale price of Premier's Common Stock in the over-the-counter market shall have averaged in excess of $9.10 per share for 30 consecutive business days ending within 15 days of the date of the notice of redemption. During the 30-day notice period, a holder shall have the option to exercise his Class A Warrants. This right of redemption shall not apply to the Class A Warrants that are components of the IPO Unit Purchase Option.

 CLASS B WARRANTS

  Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.00 per share at any time prior to November 30, 1999. As of June 4, 1997, Premier had outstanding 4,677,092 Class B Warrants. Premier has a right to redeem all of the Class B Warrants at a price of $.05 per Class B Warrant upon not less than 30 days' prior written notice at any time, provided that before any such redemption can take place, the last sale price of Premier's Class A Common Stock in the over-the-counter market shall have averaged in excess of $11.20 per share for 30 consecutive business days ending within 15 days prior to the date of the notice of redemption. During the 30-day notice period, a holder shall have the option to exercise his Class B Warrants. This right of redemption shall not apply to the Class B Warrants that are components of the IPO Unit Purchase Option.

UNITS

  Premier also has outstanding Units which are currently listed on the Nasdaq SmallCap Market. Each Unit consists of (i) one share of Class A Common Stock,
(ii) one Class A Warrant and one Class B Warrant. At the option of the holder of the Units, the components thereof could be separately transferred immediately upon issuance of such Units.

UNIT PURCHASE OPTIONS

  In connection with Premier's initial public offering ("IPO") in 1994, Premier granted to the underwriter for the IPO and three finders unit purchase options (the "IPO Unit Purchase Options") to purchase up to an aggregate of 210,000 Units. The IPO Unit Purchase Options are exercisable at any time prior to November 30, 1999 at an exercise price of $7.00 per Unit (140% of the initial public offering price) subject to adjustment in certain events to protect against dilution. These units will be identical to the publicly traded Units except that the Class A Warrants and the Class B Warrants included in the IPO Unit Purchase Options will not be subject to redemption by Premier, except if at the time the Warrants are called for redemption, the IPO Unit Purchase Options have been exercised and the underlying warrants are outstanding. The IPO Unit Purchase Options cannot be transferred, sold, assigned or hypothecated until November 30, 1997, except in the case of a transfer to any officer of the underwriter for the IPO or a member of that selling group.

  In connection with Premier's secondary public offering in 1996, Premier granted to the underwriter unit purchase options to purchase up to 1,100 units, each unit being substantially identical to the units offered in the 1996 offering. Such units consisted of 190 shares of Premier's Class A Common Stock, and 95 redeemable Class B Warrants. The warrants included in the secondary unit purchase options are subject to redemption by the Premier at any time after the unit purchase option has been exercised and the underlying warrants are outstanding. The secondary unit purchase option is exercisable during the three year period commencing October 15, 1998, at an exercise price of $1,200 per unit, subject to adjustment in certain events to protect against dilution. The secondary unit purchase option is not transferable until October 15, 1998, and entitled the holder thereof to certain registration rights.

TRANSFER AND WARRANT AGENT

  The Transfer and Warrant Agent for Premier's securities is American Stock Transfer & Trust Company, New York, New York.

                       PRINCIPAL SHAREHOLDERS OF PREMIER

  Information concerning the securities ownership of the directors, officers and certain shareholders of Premier is set forth in Premier's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended, which information is incorporated herein by this reference.

               PRINCIPAL SHAREHOLDERS AND NOTEHOLDERS OF EYESYS

  The following table sets forth as of the Record Date, information with respect to the beneficial ownership of the each class of equity securities of EyeSys held by (i) each person known by EyeSys to own beneficially five percent or more of each such class, (ii) each director of EyeSys, (iii) each executive officer of EyeSys and (iv) all executive officers and directors as a group, together with their respective percentage ownership of such shares and their percentage of the total votes entitled to be cast at the Meeting:

                               SERIES A            SERIES B
                           PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK
                          ------------------ --------------------- ---------------------------------
                                 PERCENTAGE            PERCENTAGE                        PERCENTAGE
                                     OF                    OF                                OF
                                 OUTSTANDING           OUTSTANDING                       OUTSTANDING PERCENTAGE
                          NO. OF  SHARES OF   NO. OF    SHARES OF   NO. OF                SHARES OF      OF
        NAME(1)           SHARES    CLASS     SHARES      CLASS     SHARES                  CLASS    TOTAL VOTE
        -------           ------ ----------- --------- ----------- ---------             ----------- ----------
Johnny Gayton(2)........   7,428     7.3                              20,524(22)(25)           *           *
David Greenspan(3)......   7,500     7.4                              20,665(22)(25)           *           *
Jack T. Holladay(4).....   7,500     7.4                              71,656(22)(25)         2.1           *
John Hunkeler(5)........  10,000     9.8                              37,553(22)(25)         1.1           *
Maurice John(6).........   7,500     7.4                              20,665(22)(25)           *           *
Harold A. Stein(7)......  21,428    21.1                              70,398(22)             2.1           *
Raymond M. Stein(8).....   7,428     7.3                              20,524(22)(25)           *           *
Roberto Zaldivar(9).....   7,500     7.4                              20,665(22)(25)           *           *
American Healthcare Fund
 II, L.P.(10)...........                       797,618    16.1     1,060,032(23)(24)(25)    23.9         9.8
Frontenac VI Limited
 Partnership(11)........                     2,331,349    47.1     3,098,307(23)(24)(25)    47.8        28.6
Robert G. Martin,
 M.D.(12)...............                       198,413     4.0       564,106(23)(24)(25)    15.3         5.2
Trinity Ventures II,
 L.P.(13)...............                     1,066,311    21.5     1,368,749(23)(24)(25)    28.8        13.1
Trinity Ventures III,
 L.P.(13)...............                       295,210     6.0       378,940(23)(24)(25)    10.1         3.6
Trinity Ventures Side-
 by-Side Fund I,
 L.P.(13)...............                        57,129     1.2        73,333(23)(24)(25)     2.1           *
James Crawford(11)(14)..                     2,331,349    47.1     3,098,307(23)(24)(25)    47.8        28.6
Kinney L. Johnson(15)...                       797,618    16.1     1,060,032(23)(24)(25)    23.9         9.8
David Nierenberg(16)....                     1,418,650    28.6     1,821,022(23)(24)(25)    35.0        17.4
Henry Kuehn.............                                              50,000(25)             1.5           *
Donald R. Sanders,
 M.D.(17)...............                                             610,568(23)(25)        16.9         4.1
Youssef S. Wakil, M.D...                                             792,015(25)            22.7         7.5
Frederick J.
 Ruegsegger(18).........                                             294,811(25)             8.0           *
Mahmoud Al-Bahrani(19)..                                             199,699                 5.9         2.2
Jeffrey K. Wilkins(20)..                                             198,033(25)             5.8         1.5
Saleh Shenaq(21)........                                             181,016                 5.4         2.0
All directors and
 executive officers as a
 group (6 persons)......                     4,746,030    96.0     7,385,482                75.0        68.0

-------
   * Less than 1%.
 (1) Address of Messrs. Kuehn and Wakil is c/o EyeSys Technologies, Inc., 2776 Bingle Road, Houston, Texas 77055.
 (2) Address is 278 Lakeshore Drive, Warner Robins, Georgia 31088.
 (3) Address is 411 Menking Court, Houston, Texas 77024.
 (4) Address is 5108 Braeburn, Bellaire, Texas 77401.
 (5) Address is c/o Hunkeler Eye Clinic, 4321 Washington, Suite 6000, Kansas City, Missouri 64111.
 (6) Address is 428 Twinbrook Road, Louisville, Kentucky 40207.
 (7) Address is c/o Bochner Eye Institute, 40 Prince Arthur Avenue, Toronto, Ontario, Canada MDR 1A9.
 (8) Address is 11 Ingelwood Drive, Toronto, Ontario, Canada M4T 1G7.
 (9) Address is Av. Emilio Civit 685, Mendoza, Argentina 5500.
(10) Address is 2084 S. Milwaukee Street, Denver, Colorado 80210.

(11) Address is 135 South LaSalle Street, Suite 3800, Chicago, Illinois 60603.
(12) Address is c/o Carolina Eye Associates, 2170 Midland Road, Southern Pines, North Carolina 28387.
(13) Address is 155 Bovet Road, Suite 660, San Mateo, California 94402.
(14) Constitutes shares beneficially owned by Frontenac VI Limited Partnership. Mr. Crawford disclaims beneficial ownership of such shares.
(15) Address is 4430 Arapahoe Avenue, Suite 220, Boulder, Colorado. Constitutes shares beneficially owned by American Healthcare Fund II, L.P. Mr. Johnson disclaims beneficial ownership of such shares.
(16) Address is 19605 N.E. 8th Street, Camas, Washington 98607. Constitutes shares beneficially owned by Trinity Ventures II, L.P., Trinity Ventures III, L.P., and Trinity Ventures Side-by-Side Fund I, L.P. Mr. Nierenberg disclaims beneficial ownership of such shares.
(17) Address is 815 West Van Buren, Suite 525, Chicago, Illinois 60607. Includes shares beneficially owned by affiliates of Dr. Sanders.
(18) Address is c/o Arris Pharmaceutical, 385 Oyster Point Blvd., Suite 3, San Francisco, California 94080.
(19) Address is 737 1-B Av. Saboia, Monte Estoril, Portugal.
(20) Address is 653 College Avenue, Menlo Park, California 94025.
(21) Address is 6560 Fannin, Suite 800, Houston, Texas 77030.
(22) Includes shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by such person or entity at the conversion rate of approximately 1.96 shares of Common Stock for each share of Series A Preferred Stock held.
(23) Does not include shares of Common Stock issuable upon conversion of the EyeSys Notes as the conversion price thereof has not been established by the Board of Directors of EyeSys.
(24) Includes shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by such person or entity at the conversion rate of approximately 1.115 shares of Common Stock for each share of Series B Preferred Stock held.
(25) Includes shares of the following number of Common Stock issuable upon exercise of warrants by the following person and entities:

      PERSON OR ENTITY                                             NO. OF SHARES
      ----------------                                             -------------
      Johnny Gayton...............................................      6,000
      David Greenspan.............................................      6,000
      Jack T. Holladay............................................      6,000
      John Hunkeler...............................................      8,000
      Maurice John................................................      6,000
      Raymond M. Stein............................................      6,000
      Roberto Zalvidar............................................      6,000
      American Healthcare Fund II, L.P. ..........................    170,652
      Frontenac VI Limited Partnership............................    498,749
      Robert G. Martin, M.D. .....................................     63,492
      Trinity Ventures II, L.P. ..................................    179,765
      Trinity Ventures III, L.P. .................................     49,768
      Trinity Ventures Side-by-Side Fund I, L.P. .................      9,632
      Donald R. Sanders...........................................     36,508
      Frederick J. Ruegsegger.....................................      7,936

  Also includes the following number of shares issuable upon exercise of options currently exercisable or exercisable within 60 days of the Record Date by the following persons:

      PERSON OR ENTITY                                             NO. OF SHARES
      ----------------                                             -------------
      Robert G. Martin, M.D. .....................................     29,375
      Henry Kuehn.................................................     50,000
      Donald R. Sanders...........................................    198,883
      Youssef S. Wakil, M.D. .....................................    110,000
      Frederick J. Ruegsegger.....................................    286,875
      Jeffrey K. Wilkins..........................................     61,250

  The following table sets forth as of the Record Date, information with respect to the principal amount due to each holder of an EyeSys Note and the percentage that such amount bears to the total principal outstanding under the EyeSys Notes:

                                  EYESYS NOTES

HOLDER                                               FACE VALUE OF NOTES PERCENT
------                                               ------------------- -------
Frontenac VI Limited Partnership....................     $1,238,053       41.3
Trinity Ventures II, L.P. ..........................        566,260       18.9
Trinity Ventures III, L.P. .........................        156,770        5.2
Trinity Ventures Side-by-Side Fund I, L.P. .........         30,338        1.0
American Healthcare Fund II, L.P. ..................        423,572       14.1
Frederick J. Ruegsegger.............................         25,000          *
Donald R. Sanders and affiliates....................        115,000        3.8
Peter Slack.........................................         40,000        1.3
Salih J. Wakil......................................         20,000          *
Michael G. Bartolotta...............................        100,000        3.3
Richard A. Elferman.................................         10,000          *
Douglas Llewellyn Jones.............................          5,000          *
Julie A. Kaufman....................................          8,000          *
Samuel and Karen Lederman...........................         10,000          *
Alan Lawrence Peck..................................         10,000          *
Robert G. Martin, M.D. .............................        200,000        6.7
John Thompson.......................................          3,000          *
Hazim Safi and Deborah Cave.........................         39,000        1.3
                                                         ----------
                                                         $2,999,993
                                                         ==========

--------
* Less than 1%

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

  The following Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1997 presents unaudited pro forma operating results for Premier as if the Agreement and Plan of Merger ("Merger") between Premier and EyeSys had occurred as of the beginning of the period presented. The following Pro Forma Condensed Consolidated Balance Sheet presents the unaudited pro forma financial condition of Premier as if the Merger occurred as of March 31, 1997. Of the total purchase price, $8.5 million represented the value of in-process research and development. The excess of the purchase price of EyeSys (exclusive of the amount allocated to in-process research and development) over the net identifiable assets and liabilities of EyeSys is reported as goodwill and developed product technology. The carrying values of EyeSys's net assets are assumed to equal their fair values for purposes of these unaudited pro forma financial statements, unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet. These values are subject to revision. However, management believes that any resulting adjustments will not have a material effect on the financial position or results of operations.

  The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations were prepared assuming the consummation of: (i) the Merger, which is accounted for under the purchase method of accounting; and (ii) the exchange of convertible notes of EyeSys for Premier Common Stock prior to the Merger. The unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent Premier's preliminary determination of the necessary adjustments and are based upon certain assumptions Premier considers reasonable under the circumstances. Final amounts may differ from those set forth below.

  The unaudited pro forma financial information presented does not consider any future events which may occur after the Merger including the possible payment of any Contingent Consideration based upon established financial goals for fiscal 1998. If any Contingent Consideration is paid, the cost of this transaction to Premier would increase. The unaudited pro forma financial information presented does not attempt to quantify any operating expense synergies or cost reductions of the combined operations of Premier and EyeSys that may be realized after the Merger. Nor does the unaudited pro forma financial information consider the incremental expense, capital or conversion costs which may be incurred as a result of the Merger.

  THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE MERGER BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF PREMIER FOLLOWING THE MERGER.

  The unaudited pro forma condensed financial information should be read in conjunction with the consolidated financial statements of Premier and the financial statements of EyeSys and the related notes thereto contained in (i) Premier's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended, and (ii) EyeSys's audited financial statements for the fiscal years ended December 31, 1996, 1995 and 1994 included herein in this registration statement and prospectus.

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          PREMIER LASER SYSTEMS, INC.

                                     YEAR ENDED MARCH 31, 1997(1)
                          ---------------------------------------------------------
                                                                        PRO FORMA
                                                      PRO FORMA         CONDENSED
                          PREMIER LASER   EYESYS     ADJUSTMENTS       CONSOLIDATED
                          ------------- -----------  -----------       ------------
Net sales...............   $ 5,530,861  $ 8,097,780   $     --         $13,628,641
Cost of sales...........     3,968,539    4,912,222         --           8,880,761
                           -----------  -----------   ---------        -----------
Gross profit............     1,562,322    3,185,558         --           4,747,880
Selling and marketing
 expenses...............     2,406,010    4,038,427         --           6,444,437
Research and development
 expenses...............     1,563,228    1,103,009     120,000 (2(a))   2,786,237
General and
 administrative
 expenses...............     1,736,184    1,692,624     236,405 (2(a))   3,665,213
Write off of investment
 in Mattan Corporation..       881,010          --          --             881,010
Termination of strategic
 alliance with IBC......       331,740          --          --             331,740
In-process research and
 development acquired in
 the Data.Site
 acquisition............       250,000          --          --             250,000
                           -----------  -----------   ---------        -----------
Loss from operations....    (5,605,850)  (3,648,502)   (356,405)        (9,610,757)
Interest (income)
 expense, net...........       (15,493)     516,496    (273,474)(2(b))     227,529
                           -----------  -----------   ---------        -----------
Net loss................    (5,590,357)  (4,164,998)    (82,931)        (9,838,286)
Less preferred stock
 dividends..............           --      (499,265)    499,265 (3)            --
                           -----------  -----------   ---------        -----------
Net loss attributable to
 common shareholders....   $(5,590,357) $(4,664,263)  $ 416,334        $(9,838,286)
                           ===========  ===========   =========        ===========
Net loss per common
 share..................   $     (0.96) $     (1.39)                   $     (1.46)(2(c))
                           ===========  ===========                    ===========
Weighted average shares
 outstanding............     5,833,326    3,352,994                      6,716,659 (3)
                           ===========  ===========                    ===========


See notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

                         UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

                          PREMIER LASER SYSTEMS, INC.

                                      AS OF MARCH 31, 1997(1)
                         --------------------------------------------------------------
                                                                            PRO FORMA
                           PREMIER                    PRO FORMA             CONDENSED
                            LASER         EYESYS     ADJUSTMENTS           CONSOLIDATED
                         ------------  ------------  -----------           ------------
         ASSETS
Current assets:
  Cash and cash
   equivalents.......... $    173,610  $        --   $       --            $    173,610
  Short-term
   investments..........    3,968,288           --           --               3,968,288
  Restricted cash.......    1,050,000           --           --               1,050,000
  Accounts receivable,
   net..................    1,718,312     2,447,613          --               4,165,925
  Inventories...........    2,964,632     1,290,450          --               4,255,082
  Prepaid expenses and
   other current assets.      783,319        96,885          --                 880,204
                         ------------  ------------  -----------           ------------
    Total current
     assets.............   10,658,161     3,834,948          --              14,493,109
  Property and
   equipment, net.......      780,945       926,196          --               1,707,141
  Intangible assets,
   net..................    6,832,749           --       600,000(2(a))        7,432,749
  Goodwill..............    1,042,279           --     3,546,080(2(a))        4,588,359
  Other assets..........        6,477        54,776          --                  61,253
                         ------------  ------------  -----------           ------------
                         $ 19,320,611  $  4,815,920  $ 4,146,080           $ 28,282,611
                         ============  ============  ===========           ============
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...... $  1,217,256  $  1,782,981  $       --            $  3,000,237
  Accrued liabilities...      590,369     1,367,888    1,100,000(2(b))        3,058,257
  Notes payable and
   current portion of
   capital lease
   obligations..........      831,920     5,116,124   (2,999,993)(2(d))       2,948,051
                         ------------  ------------  -----------           ------------
    Total current
     liabilities........    2,639,545     8,266,993   (1,899,993)             9,006,545
                         ------------  ------------  -----------           ------------
Long-term liabilities:
  Long-term debt........          --        234,860     (234,860)(2(d))             --
  Capital lease
   obligations--
   non-current..........       49,356           --           --                  49,356
                         ------------  ------------  -----------           ------------
    Total long-term
     liabilities........       49,356       234,860     (234,860)                49,356
                         ------------  ------------  -----------           ------------
Commitments and
 contingencies
Shareholders' equity
  Preferred stock.......          --      6,702,660   (6,702,660)(2(a))             --
  Common stock..........   27,130,448     2,010,621    8,589,379(2(a))       37,730,448
  Common stock-Class E-
   1....................    4,769,878           --           --               4,769,878
  Common stock-Class E-
   2....................    4,769,878           --           --               4,769,878
  Class A warrants......    2,295,328           --           --               2,295,328
  Class B warrants......    1,490,818           --           --               1,490,818
  Options outstanding...      190,001           --       495,000(2(a))          685,001
  Warrants to purchase
   Class A common stock.      192,130           --           --                 192,130
  Accumulated deficit...  (24,206,771)  (12,399,214)   3,899,214(2(a),(e))  (32,706,771)
                         ------------  ------------  -----------           ------------
    Total shareholders'
     equity.............   16,631,710    (3,685,933)   6,280,933             19,226,710
                         ------------  ------------  -----------           ------------
                         $ 19,320,611  $  4,815,920  $ 4,146,080           $ 28,282,611
                         ============  ============  ===========           ============

          See notes to Unaudited Pro Forma Consolidated Balance Sheet

                         NOTES TO UNAUDITED PRO FORMA

                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

1. BASIS OF PRESENTATION

  Premier's fiscal year ends on March 31. EyeSys's fiscal year ends on December 31. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 1997, results of operations for EyeSys are for the year ended December 31, 1996.

  The results of operations for EyeSys included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations contain certain reclassification entries in order to present cost of sales and operating expense information on a basis consistent with the presentation used by Premier.

2. PRO FORMA ADJUSTMENTS

  (a) Reflects the effect on depreciation and amortization expense resulting from the following:

   Amortization of goodwill (utilizing a 15 year life) related to the
    Merger and purchase price accounting adjustments..................  $236,405
   Amortization expense resulting from the allocation of purchase price to the fair value of developed product technology (utilizing an amortization period of 5 years)................................  $120,000

  (b) Convertible notes payable to certain shareholders of EyeSys aggregating $3,234,853 will be exchanged for Premier Common Stock in connection with the Merger. The pro forma condensed consolidated statement of operations reflects the reduction of interest expense aggregating $273,474 resulting from such conversion.

  (c) The pro forma adjustments exclude the effect of $8.5 million of purchased in-process research and development which is expected to be expensed by Premier in the quarter in which the Merger is consummated. If the write-off had been reflected, net loss per common share would increase from $(1.46) to $(2.73) for the year ended March 31, 1997.

3. NET LOSS PER COMMON SHARE AND PREFERRED STOCK DIVIDEND

  The pro forma weighted average common share amounts reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations represent the aggregate of the historical weighted average common shares of Premier and the 883,333 shares at an assumed value of $12 per share exchanged with the shareholders of EyeSys in connection with the Merger. The consolidated net loss per common share has been adjusted to exclude the accretion of dividends on EyeSys preferred stock which will be exchanged for Premier Common Stock in the Merger.

                         NOTES TO UNAUDITED PRO FORMA

                     CONDENSED CONSOLIDATED BALANCE SHEET

1. BASIS OF PRESENTATION

  For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the financial position of EyeSys is as of December 31, 1996, the year-end of EyeSys.

2. PRO FORMA ADJUSTMENTS

  The following table reflects a detailed breakdown of the pro forma adjustments in the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

    (a) Reflects the purchase of all outstanding EyeSys common stock for the aggregate price of $10.6 million or 883,333 shares at an assumed value of $12 per share on April 24, 1997, the date of the Merger Agreement and the issuance of 165,000 options to EyeSys option and warrant holders at an exercise price of $12 per share and with a deemed value of $3.00 per option, or an aggregate of $495,000. The carrying values of EyeSys's net assets are assumed to equal their fair values for purposes of these unaudited pro forma financial statements, unless indicated below. The fair market value of purchased in-process research and development of $8.5 million was determined by an independent appraisal. The entire amount is expected to be expensed by Premier in the quarter in which the acquisition is consummated. The remaining excess of the purchase price of EyeSys over its net book value as of the pro forma balance sheet date represents developed product technology and goodwill in the amount of $600,000 and $3,546,080, respectively.

    (b) Reflects Premier's estimate of costs associated with the Merger and estimated expenses associated with closing EyeSys's primary facility and related relocation costs aggregating approximately $1.1 million.

    (c) The accompanying Unaudited Condensed Consolidated Pro Forma Balance Sheet does not reflect any adjustments to the carrying values of EyeSys's net assets to equal their estimated fair values as such amounts are not anticipated to be significant. These values are subject to revision. However, management believes that any resulting adjustments will not have a material effect on the financial position or results of operations.

    (d) Convertible notes payable to certain shareholders of EyeSys aggregating $3,234,853 will be exchanged for Premier Common Stock immediately prior to the consummation of the Merger. The Pro Forma Condensed Consolidated Balance Sheet reflects such conversion.

    (e) Reflects the elimination of the equity of EyeSys upon the consolidation with Premier.

                      COMPARISON OF RIGHTS OF HOLDERS OF
                     EYESYS STOCK AND PREMIER COMMON STOCK

GENERAL

  The rights of holders of EyeSys Stock currently are governed by Delaware Law, EyeSys Charter, and the Bylaws ("EyeSys Bylaws") of EyeSys. Upon consummation of the Merger, stockholders of EyeSys will become stockholders of Premier and their rights as stockholders of Premier, which is a California corporation, will be governed by California Law and the Articles of Incorporation ("Premier Charter") and the Bylaws ("Premier Bylaws") of Premier.

  The following is a summary of material differences between the rights of holders of EyeSys Stock and Premier Common Stock. The summary does not purport to be complete and it is qualified in its entirety by reference to the Delaware law, California law, and the respective Charters and Bylaws of EyeSys and Premier.

PREFERENCE RIGHTS

  The Series A Preferred Stock and Series B Preferred Stock of EyeSys have certain preferences over the EyeSys Common Stock and include certain provisions that are not applicable to the EyeSys Common Stock, such as (i) liquidation preferences, (ii) dividend preferences, (iii) conversion rights,
(iv) redemptions rights, (v) class voting rights, and (vi) in the case of the Series B Preferred Stock, participation rights. The holders of Premier Common Stock do not possess any similar or comparable rights. Upon the conversion of EyeSys Preferred Stock into Premier Common Stock, the holders of EyeSys Preferred Stock will lose these special rights and preferences.

AMENDMENT OF CHARTER

  Under both California and Delaware law a company's charter may generally be amended by the approval of a majority of the outstanding shares entitled to vote. However, both California and Delaware law require that the adoption of certain amendments which specifically affect a particular class of shares be approved by a majority of the outstanding shares of that class.

  The EyeSys Charter provides an additional restriction on adopting certain amendments thereto. The EyeSys Charter provides that no provision therein shall be amended to diminish the rights and privileges of the holders of the Series B Preferred Stock without the written consent of the holders of not less than sixty-seven percent (67%) of the outstanding shares of Series B Preferred Stock. Thus, upon the conversion of Series B Preferred Stock into Premier Common Stock, holders of Series B Preferred Stock will no longer be entitled to such a supermajority voting requirement with respect to amending the Articles of Incorporation.

AMENDMENT OF BYLAWS

  The Premier Bylaws provide that the new bylaws may be adopted or the Premier Bylaws may be amended or repealed by either (i) the vote or written consent of holders of a majority of the outstanding shares entitled to vote or (ii) the Board of Directors. Notwithstanding the above, however, (i) the Board of Directors may not amend a bylaw provision specifying an authorized range or fixed number of directors and (ii) the shareholders may not amend the bylaws to reduce the fixed number or the minimum number of directors to a number less than five (5) if the votes cast against its adoption (or the shares not consenting in the case of action by written consent) exceed 16 2/3 percent of the outstanding shares entitled to vote thereon. The EyeSys Charter and EyeSys Bylaws provide that the EyeSys Bylaws may be amended by either (i) a majority of the outstanding shares entitled to vote, or (ii) the Board of Directors. Upon the conversion of EyeSys Stock into Premier Common Stock, EyeSys stockholders will gain greater power with respect to amending a fixed number or range of authorized directors because such change requires the approval of the holders of common stock.

NUMBER OF DIRECTORS

  The Premier Bylaws provide that the number of directors constituting the Board of Directors shall be not less than four (4) nor more than seven (7), with the exact number of directors to be fixed by resolution of the Board of Directors or shareholders. The Premier Board of Directors presently has five
(5) members. The EyeSys Bylaws provide that the number of directors of EyeSys shall be not less than five (5) nor more than (9), with the exact number to be fixed from time to time by the Board of Directors. The EyeSys Board of Directors is presently comprised of six (6) members.

REMOVAL OF DIRECTORS

  Pursuant to California Law, the shareholders of Premier may remove any director from the board, with or without cause, by affirmative vote of a majority of the outstanding shares entitled to vote thereon; provided, however, that a director may not be removed from the board if the number of shares voting against removal would be sufficient to elect a director to the board if voted cumulatively at an election where the same number of shares were present. The Premier Bylaws do not address the procedure for removing directors.

  Delaware Law contains provisions regarding the removal of directors that are substantially similar to California Law. The EyeSys Bylaws provide that any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Because Premier shareholders have cumulative voting rights, and EyeSys stockholders do not, the removal of a director from Premier's Board of Directors may require the approval of a greater percentage of the outstanding shares of common stock.

POWER TO CALL STOCKHOLDER MEETINGS

  Both the EyeSys Bylaws and the Premier Bylaws provide that a special meeting of stockholders may be called by (i) the Board of Directors, (ii) the Chairman of the Board, (iii) the President, or (iv) any one or more stockholders holding shares in the aggregate entitled to cast no less than ten percent (10%) of the votes at the meeting. Under the EyeSys Bylaws, if a meeting is requested by persons other than the Board of Directors, the officer receiving the request must promptly notify the stockholders of the meeting and the date specified for the meeting may not be less than 10 nor more than 60 days after the request for the meeting is received.

  Under the Premier Bylaws if a meeting is requested by persons other than the Board of Directors, the officer receiving the request must promptly notify the stockholders of the meeting and the date specified for the meeting may not be less than 35 nor more than 60 days after the request for the meeting is received. Also, if notice of the meeting has not been given within 20 days after receipt of the request, then the persons requesting the meeting may give the notice. Upon the conversion of EyeSys Stock into Premier common stock, EyeSys stockholders will retain the same rights to call a meeting; however, they will be required to provide a longer notice period to Premier before such a meeting can be held.

INDEMNIFICATION OF DIRECTORS/OFFICERS

  California Law provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their duties as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (iii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involves the absence of good faith on the party of the director (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders, (v) acts or omissions showing a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the company or its shareholders, (vi) any improper transaction between a director and the company in which the director has a material financial interest, or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Premier Charter provides that Premier's directors are not liable to Premier or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California Law. Certain liabilities of Premier's officers and directors may also be covered by Directors and Officers Liability Insurance that Premier may carry from time to time.

  The Premier Charter and the Premier Bylaws provide that Premier is authorized to indemnify its directors and officers to the fullest extent permitted by California Law, including circumstances in which indemnification is otherwise discretionary under California Law. Premier has entered into indemnification agreements with certain of its directors and officers that require Premier to indemnify such directors and officers to the fullest extent permitted by law.

  Delaware Law similarly permits a corporation to relieve directors of monetary liability for breaches of their fiduciary duty, except for the liability of a director resulting from (i) the breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) any transaction between a director and the company in which the director derives an improper personal benefit. The EyeSys Charter provides that EyeSys' directors are not liable to EyeSys or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by Delaware Law.

  The EyeSys Charter also provides that each person who is or was a director or officer of EyeSys and each person who serves or served at the request of EyeSys as a director, officer or partner of another entity shall be indemnified by EyeSys to the fullest extent authorized by Delaware Law. The EyeSys Bylaws provide that EyeSys shall indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director, officer, employee or agent of EyeSys, or is or was serving at the request of EyeSys as a director, officer, employee or agent of another entity, so long as such person acted in "good faith" and "in a manner he reasonably believed to be in or not opposed to the best interests of the corporation." Notwithstanding the foregoing, the EyeSys Bylaws provide that no person shall be indemnified thereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

  The above described provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its shareholders. Although technical differences do exist, as set forth above, the limitations on the liabilities of directors and the indemnification of officers and directors provided by Premier and EyeSys are substantially similar. Therefore, upon the conversion of EyeSys Stock into Premier Common Stock, the EyeSys stockholders generally will not be subject to any greater benefits or detriments with respect to such matters.

CUMULATIVE VOTING

  California Law provides that Premier shareholders have cumulative voting rights. Such cumulative voting rights entitle each shareholder, at an election of directors, to an aggregate number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is normally entitled, which votes may be distributed among one or more candidates.

  Under Delaware Law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors. The EyeSys Charter does not provide for cumulative voting.

  Cumulative voting provides a greater opportunity for a minority shareholder (or a group of minority shareholders) to elect a member to the board of directors and/or prevent a director from being removed from the board. In general, due to cumulative voting, minority stockholders of Premier have more power to elect a director than do minority stockholders of EyeSys. However, upon the conversion of EyeSys Stock into Premier Common Stock, EyeSys stockholders will be minority stockholders of Premier and due to the diverse holdings of Premier Common Stock, such EyeSys stockholders may not realize any benefit from cumulative voting.

             SELLING SECURITYHOLDER AND PLAN OF DISTRIBUTION

  This Prospectus/Proxy Statement may be used by the Selling Securityholder as a resale prospectus with respect to shares of Class A Common Stock issuable to it or its affiliates upon the exercise of a warrant issued to the Selling Securityholder by Premier in connection with services rendered to Premier relating to the Merger. An aggregate of up to 325,000 shares of Class A Common Stock issuable upon the exercise of the warrant may be offered by the Selling Securityholder. The following table sets forth certain information with respect to the Selling Securityholder. Premier will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between the Selling Securityholder and Premier, nor have any material relationships existed within the past three years.

                                                              NUMBER OF SHARES
                                                             OF CLASS A COMMON
                                                                   STOCK
                                                             BENEFICIALLY OWNED
                                                                AND MAXIMUM
      SELLING SECURITY HOLDER                                NUMBER TO BE SOLD
      -----------------------                                ------------------
      Dominick & Dominick(1)................................      325,000

--------

(1) Dominick & Dominick has acted as a financial advisor to Premier.

  All or a portion of the shares of Common Stock offered hereby by the Selling Securityholder may be delivered and/or sold in transactions from time to time on the Nasdaq National Market at prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices. The Selling Securityholder may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholder. The Selling Securityholder and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the sale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholder may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, Premier has agreed to indemnify the Selling Securityholder against certain liabilities, including, without limitation, certain liabilities under the Securities Act.

  The Selling Securityholder will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by them. Premier has paid the expenses of the preparation of this prospectus. Premier has not made any underwriting arrangements with respect to the sale of shares offered hereby on exercise of the warrants. Upon exercise of the warrants, the shares will be issued by Premier directly to the persons exercising the warrants.

                                LEGAL OPINIONS

  The validity of the issuance of the Premier Common Stock offered by this Prospectus/Proxy Statement will be passed upon for Premier by Rutan & Tucker, LLP, Costa Mesa, California. Rutan & Tucker, LLP will also opine to Premier upon certain of the federal income tax consequences of the Merger. Certain legal matters in connection with the Merger will be passed upon for EyeSys by Epstein Becker & Green, P.C., New York, New York.

                                    EXPERTS

  The consolidated financial statements of Premier appearing in Premier's annual report on Form 10-K for the year ended March 31, 1997, as amended, have been audited by Ernst & Young LLP, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Premier as of March 31, 1996 and for each of the two fiscal years in the period ended March 31, 1996 included in Premier's annual report on Form 10-K for the year ended March 31, 1997, as amended, that have been incorporated by reference herein have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The report of Price Waterhouse LLP with respect to such financial statements contains an explanatory paragraph that describes uncertainty as to the ability of Premier to continue as a going concern.

  The balance sheets of EyeSys at December 31, 1996 and 1995 and the statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, included in this Prospectus/Proxy Statement, have been so included in reliance on the report, which includes an explanatory paragraph discussing the uncertainty about EyeSys' ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in auditing and accounting.

                              FINANCIAL ADVISORS

  Cowen acted as financial advisor to EyeSys in connection with the Merger. Pursuant to the terms of its engagement, EyeSys has agreed to pay Cowen certain fees for its financial advisory services provided in connection with the Merger. If the Merger is consummated, Cowen will be paid an aggregate transaction fee of $325,000 (which includes the advisory fees described below), a portion of which will be paid by Premier. If the Merger is not consummated, Cowen is entitled only to an advisory fee of $25,000, which has already been paid by EyeSys. In addition, EyeSys has agreed to indemnify Cowen and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

                           SOLICITATION COMPENSATION

  EyeSys will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock in connection with the Special Meeting. In addition to the use of mails, proxies may be solicited by officers and employees of EyeSys in person or by telephone.

                                 OTHER MATTERS

  EyeSys knows of no other business that will be presented for action by the stockholders at the Special Meeting. If other business is properly presented for consideration at the Special Meeting, the enclosed proxy authorizes the person named therein to vote the shares in their discretion.

                      INDEX TO EYESYS FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Auditors............................................   F-2
Balance Sheets as of December 31, 1996 and 1995...........................   F-3
Statements of Operations for the years ended December 31, 1996, 1995, and
1994......................................................................   F-4
Statements of Changes in Stockholders' Equity for the years ended December
 31, 1996, 1995, and 1994.................................................   F-5
Statements of Cash Flows for the years ended December 31, 1996, 1995 and
1994......................................................................   F-6
Notes to Financial Statements.............................................   F-7
Balance Sheet as of March 31, 1997 (unaudited)............................  F-19
Statements of Operations for the three months ended March 31, 1997 and
1996 (unaudited)..........................................................  F-20
Statements of Cash Flows for the three months ended March 31, 1997 and
1996 (unaudited)..........................................................  F-21

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
EyeSys Technologies, Inc.:

  We have audited the accompanying balance sheets of EyeSys Technologies, Inc. as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EyeSys Technologies, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has reported net losses of $4,164,998, $3,424,996 and $3,708,657 for the years ended December 31, 1996, 1995 and
1994, respectively, and was in default of several loan covenants relating to its revolving lines of credit. In addition, the Company has not repaid these obligations within the respective terms. The above conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
May 13, 1997, except for Notes 5 and 15
as to which the date is June 3, 1997

                           EYESYS TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                                           DECEMBER 31,
                                                     -------------------------
                                                         1996         1995
                                                     ------------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.........................               $   730,968
  Trade and other receivables, net of allowance for
   doubtful accounts of $161,194 and $219,262....... $  2,447,813    2,601,015
  Inventories.......................................    1,290,450    1,827,644
  Prepaid expenses..................................       96,685      177,122
                                                     ------------  -----------
    Total current assets............................    3,834,948    5,336,749
Property and equipment, net.........................      926,196    1,312,286
Deposits and other assets...........................       54,776      164,768
                                                     ------------  -----------
    Total assets.................................... $  4,815,920  $ 6,813,803
                                                     ============  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable to a bank............................ $    650,000
  Notes payable and current maturities of long-term
   debt.............................................    1,376,131  $   158,786
  Notes payable to related parties, current
   maturities.......................................    3,089,993
  Accounts payable..................................    1,782,981    2,856,611
  Accrued liabilities...............................      890,504      548,584
  Customer deposits.................................       75,410       69,653
  Deferred revenue..................................      131,398       80,992
  Accrued interest payable to related parties.......      270,576        1,475
                                                     ------------  -----------
    Total current liabilities.......................    8,266,993    3,716,101
Long-term debt, less current maturities.............      234,860    1,347,058
Notes payable to related parties....................                 1,282,238
Commitments and contingencies
Stockholders' equity (deficit):
  Series A: noncumulative convertible preferred
   stock, 350,000 shares authorized; 101,784 shares
   issued and outstanding at December 31, 1996 and
   1995 ($7.00 per share or $712,488 aggregate
   liquidation preference at December 31, 1996 and
   1995)............................................      630,791      630,791
  Series B: cumulative, convertible preferred stock,
   4,953,026 shares authorized, issued and
   outstanding at December 31, 1996 and 1995 ($1.49
   and $1.39 per share or $7,383,809 and $6,884,544
   aggregate liquidation preference at December 31,
   1996 and 1995, respectively).....................    6,071,869    6,071,869
  Common stock; no par or stated value, 20,000,000
   shares authorized; 3,377,671 and 3,324,374 shares
   issued and outstanding at December 31, 1996 and
   1995, respectively...............................    2,010,621    1,999,962
  Accumulated deficit...............................  (12,399,214)  (8,234,216)
                                                     ------------  -----------
    Total stockholders' equity (deficit)............   (3,685,933)     468,406
                                                     ------------  -----------
    Total liabilities and stockholders' equity...... $  4,815,920  $ 6,813,803
                                                     ============  ===========

    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                          FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            1996         1995         1994
                                         -----------  -----------  -----------
Revenues:
  Product revenue....................... $ 8,097,780  $ 8,921,968  $ 8,297,967
  License fee revenue...................                  600,000
                                         -----------  -----------  -----------
                                           8,097,780    9,521,968    8,297,967
                                         -----------  -----------  -----------
Expenses:
  Costs of sales........................   4,912,222    5,089,694    4,498,840
  Selling, general and administrative...   5,731,051    5,726,183    5,277,651
  Research and development..............   1,103,009    1,946,153    2,255,320
                                         -----------  -----------  -----------
    Total operating costs and expenses..  11,746,282   12,762,030   12,031,811
                                         -----------  -----------  -----------
Loss from operations....................  (3,648,502)  (3,240,062)  (3,733,844)
Interest expense........................     492,269      198,191       14,226
Other expense (income) .................      24,227      (28,953)      (1,413)
                                         -----------  -----------  -----------
Loss before income tax (provision)
 benefit................................  (4,164,998)  (3,409,300)  (3,746,657)
Income tax (provision) benefit..........                  (15,696)      38,000
                                         -----------  -----------  -----------
Net loss................................  (4,164,998)  (3,424,996)  (3,708,657)
Less preferred stock dividends..........    (499,265)    (448,635)    (195,094)
                                         -----------  -----------  -----------
Net loss to common stockholders......... $(4,664,263) $(3,873,631) $(3,903,751)
                                         ===========  ===========  ===========
Net loss per common share............... $     (1.39) $     (1.19) $     (1.24)
                                         ===========  ===========  ===========
Weighted average shares outstanding.....   3,352,994    3,265,034    3,142,852
                                         ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             SERIES A           SERIES B
                         PREFERRED STOCK    PREFERRED STOCK         COMMON STOCK
                         ---------------- --------------------  -------------------- ACCUMULATED
                         SHARES   AMOUNT   SHARES     AMOUNT     SHARES     AMOUNT     DEFICIT        TOTAL
                         ------- -------- --------- ----------  --------- ---------- ------------  -----------
Balance at December 31,
 1993................... 101,784 $630,791                       3,142,061 $1,963,499 $ (1,100,563) $ 1,493,727
Issuance of common
 shares for cash under
 incentive Stock Option
 Plan...................                                           96,250     19,250                    19,250
Issuance of preferred
 stock for cash.........                  3,737,770 $4,709,591                                       4,709,591
Issuance of preferred
 stock for consulting
 services...............                     24,782     31,225                                          31,225
Payment of offering
 costs related to the
 preferred stock
 issuance...............                              (142,437)                                       (142,437)
Net loss for the year
 ended December 31,
 1994...................                                                               (3,708,657)  (3,708,657)
                         ------- -------- --------- ----------  --------- ---------- ------------  -----------
Balance at December 31,
 1994................... 101,784  630,791 3,762,552  4,598,379  3,238,311  1,982,749   (4,809,220)   2,402,699
                         ------- -------- --------- ----------  --------- ---------- ------------  -----------
Issuance of common
 shares for cash under
 incentive Stock Option
 Plan...................                                           86,063     17,213                    17,213
Issuance of preferred
 stock for cash.........                  1,190,474  1,499,999                                       1,499,999
Payment of offering
 costs related to the
 preferred stock
 issuance...............                               (26,509)                                        (26,509)
Net loss for the year
 ended December 31,
 1995...................                                                               (3,424,996)  (3,424,996)
                         ------- -------- --------- ----------  --------- ---------- ------------  -----------
Balance at December 31,
 1995................... 101,784  630,791 4,953,026  6,071,869  3,324,374  1,999,962   (8,234,216)     468,406
Issuance of common
 shares for cash under
 Stock Option Plan......                                           53,297     10,659                    10,659
Net loss for current
 year...................                                                               (4,164,998)  (4,164,998)
                         ------- -------- --------- ----------  --------- ---------- ------------  -----------
Balance at December 31,
 1996................... 101,784 $630,791 4,953,026 $6,071,869  3,377,671 $2,010,621 $(12,399,214) $(3,685,933)
                         ======= ======== ========= ==========  ========= ========== ============  ===========


    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                            FOR THE YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1996         1995         1994
                                          -----------  -----------  -----------
Cash flows from operating activities:
 Net loss...............................  $(4,164,998) $(3,424,996) $(3,708,657)
                                          -----------  -----------  -----------
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization expense.      498,170      348,898      208,723
  Provision for doubtful accounts.......                   195,200      165,000
  Provision for write-down on
   inventories..........................      315,771
  Loss on disposal of property and
   equipment............................        3,067        3,493
  Deferred federal income tax expense...                                 22,000
  Compensation for consulting services
   paid through issuance of preferred
   stock................................                                 31,225
  Changes in operating assets and
   liabilities:
   Decrease (increase) in accounts
    receivable..........................      153,202     (660,628)    (573,881)
   Decrease (increase) in inventories...      171,751     (482,088)     125,921
   Decrease (increase) in prepaid
    expenses............................       80,437      (95,420)      14,904
   Decrease (increase) in other assets..      109,994     (151,973)      (2,154)
   Increase (decrease) in accounts
    payable.............................   (1,073,630)   1,354,118     (146,213)
   Increase (decrease) in accrued
    liabilities.........................      268,645      (33,832)     347,869
   Increase (decrease) in customer
    deposits............................        5,757       (8,985)      23,970
   Increase (decrease) in deferred
    revenue.............................       50,406       42,667      (24,380)
   Increase in accrued interest payable
    to related parties..................      269,101        1,475
                                          -----------  -----------  -----------
    Total adjustments...................      852,671      512,925      192,984
                                          -----------  -----------  -----------
    Net cash used in operating
     activities.........................   (3,312,327)  (2,912,071)  (3,515,673)
                                          -----------  -----------  -----------
Cash flows from investing activities:
 Capital expenditures...................      (69,958)    (742,329)    (458,833)
 Proceeds from disposals of property and
  equipment.............................        4,481        1,882
                                          -----------  -----------  -----------
    Net cash used in investing
     activities.........................      (65,477)    (740,447)    (458,833)
Cash flows from financing activities:
 Bank overdraft.........................       73,275
 Proceeds from revolving lines of
  credit................................    1,489,807    1,594,000       75,000
 Repayment of revolving lines of credit.     (576,645)    (519,552)    (647,000)
 Proceeds from notes payable............      116,050      424,699      329,780
 Repayment of notes payable.............     (274,065)     (37,687)    (341,316)
 Proceeds from notes payable to related
  parties...............................    1,807,755    1,282,238
 Proceeds from issuance of preferred
  stock.................................                 1,499,999    4,709,591
 Offering costs in connection with
  issuance of preferred stock...........                   (26,509)    (142,437)
 Proceeds from issuance of common stock.       10,659       17,213       19,250
                                          -----------  -----------  -----------
    Net cash provided by financing
     activities.........................    2,646,836    4,234,401    4,002,868
                                          -----------  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents............................     (730,968)     581,883       28,362
Cash and cash equivalents at beginning
 of period..............................      730,968      149,085      120,723
                                          -----------  -----------  -----------
Cash and cash equivalents at end of
 period.................................  $       --   $   730,968  $   149,085
                                          ===========  ===========  ===========

    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  EyeSys Technologies, Inc. (the "Company"), formerly EyeSys Laboratories, Inc., manufactures and distributes a specialized line of diagnostic ophthalmic equipment which was internally developed by the Company for medical equipment distributors and doctors geographically located in North and South America, Europe and portions of Asia. Targeted markets include ophthalmologists and optometrists affiliated with refractive networks or contact lens labs. Domestic and foreign sales each comprise approximately 50% of the Company's sales. The Company faces competition from primarily three other companies in the corneal topography market. The following is a summary of the Company's significant accounting policies.

 Technology and Patents

  The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and changing customer needs. The Company believes that its future success will depend, in part, upon its ability to change and its ability to identify and develop technical innovations and apply them to new products designed for specific ophthalmic applications. The Company's success depends, in part, on its ability to continue to have patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others. The Company intends to vigorously defend its patents against any infringements. The Company has been issued several patents and several others are pending, all of which were internally developed.

 Regulations

  The Company's medical equipment is subject to review by the United States Food and Drug Administration (the "FDA"). The EyeSys Corneal Analysis system is categorized by the FDA as a Class One medical device and to date, has required only Regulation 510(k) Notification in the United States. To date, the Company has been inspected twice and has not received a notice of noncompliance with regulations specified by the FDA. In addition, sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The Company requires its distributors to obtain regulatory approval for the Company's products in their territories.

 Cash and Cash Equivalents

  For purposes of reporting cash flows the Company considers any highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

 Inventories

  Inventories, consisting of finished goods and parts and materials for construction of ophthalmic equipment, are stated at the lower of cost or market value with cost determined using the first-in, first-out (FIFO) method. See Note 3.

 Property and Equipment

  Property and equipment are recorded at cost. Disposals are removed at cost less accumulated depreciation and any gain or loss from disposition is reflected in current year income. Depreciation is provided over the estimated useful lives of the depreciable assets using the straight-line method for financial reporting purposes and an accelerated method for tax reporting purposes. All equipment is depreciated over an estimated useful life of five years, except for tooling and fixtures, which is depreciated over three years. Additions or improvements that increase the value or extend the life of an asset are capitalized. Maintenance and repairs are expensed as incurred.

                           EYESYS TECHNOLOGIES, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

 Advertising Expenses

  Advertising expenses consist primarily of costs incurred in promoting the Company's products, printed brochures and other activities. The Company expenses advertising as incurred. The Company's advertising expense was approximately $262,000, $289,000 and $233,000 in 1996, 1995 and 1994,
respectively.

 Provision for Warranty Claims

  Estimated warranty costs are accrued at the time of sale of the warranted products. Actual results could differ from those estimates.

 Income Taxes

  Income taxes have been provided in accordance with the liability method of accounting for income taxes (See Note 8). Accordingly, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year end. A valuation allowance is provided, if necessary, to reduce any resulting deferred tax assets to their estimated net realizable value. Actual results could differ from those estimates.

 Revenue Recognition

  The Company generally recognizes revenue upon shipment of its product to the customer. Revenue from the sale of extended warranties is deferred and recognized ratably over the warranty period. Revenues from extended warranties totaled approximately $198,000, $172,000 and $10,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Revenues from license fees are recognized upon delivery of the software and completion of substantially all obligations.

 Research and Development

  Research and development costs are expensed as incurred.

 Concentrations of Credit and Market Risk

  Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable, cash and cash equivalents.

  The Company sells products and grants credit primarily to medical equipment distributors and doctors geographically located in North and South America, Europe and portions of Asia. The Company investigates customers but generally does not require collateral for credit granted.

  The Company maintains its cash in demand deposits with major financial institutions selected by management based upon management's assessment of the financial stability of such financial institutions. Balances periodically exceed the $100,000 level covered by federal depository insurance; however, the Company has experienced no losses.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           EYESYS TECHNOLOGIES, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

 Loss Per Share

  Loss per share is computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding during the periods, if inclusion of such equivalents is not anti-dilutive.

 Reclassifications

  Certain prior year financial statement items of the Company have been reclassified to conform to the current year presentation. Such reclassifications had no effect on the Company's financial position, results of operations or cash flows.

 Recent Accounting Pronouncements

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share", ("SFAS 128"). SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Management of the Company believes that the adoption of SFAS 128 will not have a material effect on its disclosure of earnings per share.

2. TRADE AND OTHER RECEIVABLES, NET:

  Trade and other receivables, net consisted of the following at December 31, 1996 and 1995:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1995
                                                         ----------  ----------
   Accounts receivable, trade........................... $2,401,481  $2,749,260
   Employee advances and other..........................    207,526      71,017
                                                         ----------  ----------
       Total............................................  2,609,007   2,820,277
   Less allowance for doubtful accounts.................   (161,194)   (219,262)
                                                         ----------  ----------
       Trade and other receivables, net................. $2,447,813  $2,601,015
                                                         ==========  ==========

3. INVENTORIES:

  Inventories consisted of the following at December 31, 1996 and 1995:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1995
                                                         ----------  ----------
   Parts and materials.................................. $  580,974  $1,020,277
   Work in process......................................    195,644     120,055
   Finished goods inventory.............................    863,764     721,472
                                                         ----------  ----------
                                                          1,640,382   1,861,804
   Obsolescence reserve.................................   (349,932)    (34,160)
                                                         ----------  ----------
                                                         $1,290,450  $1,827,644
                                                         ==========  ==========

                           EYESYS TECHNOLOGIES, INC.

4. PROPERTY AND EQUIPMENT:

  Property and equipment consisted of the following at December 31, 1996 and 1995:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996         1995
                                                        -----------  ----------
   Computer equipment.................................. $   855,116  $  780,123
   Demonstration units.................................     320,812     329,845
   Office furniture and fixtures.......................     391,159     381,705
   Machinery and equipment.............................     117,998     119,324
   Tooling and fixtures................................     443,131     415,594
   Leasehold improvements..............................      48,423      60,617
                                                        -----------  ----------
       Total...........................................   2,176,639   2,087,208
   Less accumulated depreciation.......................  (1,250,443)   (774,922)
                                                        -----------  ----------
       Property and equipment, net..................... $   926,196  $1,312,286
                                                        ===========  ==========

  Demonstration units represent the Company's internally produced diagnostic ophthalmic devices that were removed from inventory at cost for placement at medical or research facilities to promote sales. Depreciation expense totaled $485,219, $335,947 and $195,772 in 1996, 1995 and 1994, respectively.

5. NOTES PAYABLE AND LONG-TERM DEBT:

  Notes payable and long-term debt consisted of the following at December 31, 1996 and 1995:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1995
                                                         ----------  ----------
   Note payable to a bank:
    Note payable to Silicon Valley Bank, bearing
    interest at prime (8.25% at December 31, 1996) plus
    2.25% per year, due monthly. This note is
    guaranteed by certain investors and collateralized
    by all assets, except inventory and fixed assets.
    On June 3, 1997, the Company amended the agreement
    to extend the maturity date through July 15, 1997..  $  650,000
                                                         ----------  ----------
                                                         $  650,000  $   --
                                                         ==========  ==========
   Notes payable to related parties:
    Uncollateralized bridge loans payable to
    stockholders, bearing interest at 10.5% per year.
    Principal and interest payments are due in June
    1997. At any time, at the option of the holders,
    the loans are convertible into shares of common
    stock based on the estimated fair value of the
    common stock at the conversion date................  $2,999,993  $1,282,238
    Uncollateralized notes payable to president and
    chief executive officer, bearing interest at prime
    plus 2% per year, due monthly. Principal is due on
    demand, but no later than December 31, 1997........      90,000
                                                         ----------  ----------
    Less current maturities............................  (3,089,933)
                                                         ----------  ----------
                                                         $   --      $1,282,238
                                                         ==========  ==========

                           EYESYS TECHNOLOGIES, INC.

5. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED):

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996         1995
                                                       -----------  ----------
Long term debt:
 Notes payable to a bank under $1,000,000 domestic
 revolving line of credit agreement funded by Silicon
 Valley Bank, bearing interest at prime (8.25%) plus
 2% per year, due monthly. This note is collateralized
 by all assets except inventory and fixed assets. On
 June 3, 1997, the Company amended the agreement to
 extend the maturity date through July 15, 1997. ..... $   626,909  $  398,992
 Notes payable to a bank under $1,000,000 foreign
 revolving line of credit agreement funded by Silicon
 Valley Bank, bearing interest at prime (8.25%) plus
 1.5% per year, due monthly. This note is
 collateralized by certain inventory and receivables.
 On June 3, 1997, the Company amended the agreement to
 extend the maturity date through July 15, 1997. .....     710,701     675,457
 Notes payable to a partnership, bearing interest at
 approximately 9.12% per year. Principal and interest
 payments are due in monthly installments based on a
 loan factor of 3.2137% through January 1999. This
 note is collateralized by certain fixed assets and
 equipment. ..........................................     121,485     212,986
 Notes payable to a partnership, bearing interest at
 approximately 10.17% per year. Principal and interest
 payments are due in monthly installments based on a
 loan factor of 3.2137% through July 1998. This note
 is collateralized by certain fixed assets and
 equipment............................................     130,699     186,671
 Other, principally capitalized leases................      21,197      31,738
                                                       -----------  ----------
                                                         1,610,991   1,505,844
 Less current maturities..............................  (1,376,131)   (158,786)
                                                       -----------  ----------
                                                       $   234,860  $1,347,058
                                                       ===========  ==========

  Approximate maturities of long-term debt under existing terms at December 31, 1996 are as follows:

   FISCAL YEARS ENDING IN:
   -----------------------
     1997............................................................ $1,376,131
     1998............................................................    216,193
     1999............................................................     18,667
                                                                      ----------
                                                                      $1,610,991
                                                                      ==========

  The weighted average interest rates for fiscal years 1996 and 1995 were 10.2% and 10.29%, respectively.

  The note payable to a bank and domestic and foreign revolving notes payable agreements contain certain covenants, the most restrictive of which requires that the Company's net loss on a monthly basis from April 1, 1996 to December 31, 1996 not exceed the amount specified in the agreement. At December 31, 1996, the Company was in violation of the net loss, the minimum net worth, debt to net worth ratio and other reporting covenants, which could allow the financial institution to accelerate the maturity of the note. The Company has not obtained waivers for noncompliance with these debt covenants; however, the bank has agreed to forebear from exercising its remedies under the agreements until July 15, 1997.

  The fair value of notes payable and long-term debt approximates carrying value as the related obligations accrue interest at a rate which is consistent with that currently offered for similar obligations.

                           EYESYS TECHNOLOGIES, INC.

5. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED):

  Interest expense to related parties was $269,101 and $1,475 in 1996 and 1995, respectively.

6. CAPITAL LEASE OBLIGATION:

  During 1994, the Company leased certain office equipment under an agreement which is classified as a capital lease. Amortization of the lease is included in depreciation.

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1995
                                                             --------  --------
Equipment held under capital lease.......................... $ 64,755  $ 64,755
Accumulated amortization....................................  (44,249)  (31,298)
                                                             --------  --------
                                                             $ 20,506  $ 33,457
                                                             ========  ========

7. ACCRUED LIABILITIES:

  Accrued liabilities consisted of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
Accrued professional fees.................................... $223,560 $ 33,952
Sales taxes payable..........................................   21,471   16,884
Accrued commissions..........................................  157,481  137,158
Accrued warranty costs.......................................  123,056  127,902
Accrued payroll..............................................   18,690   56,219
Accrued vacation.............................................  107,568   70,929
Bank overdraft...............................................   73,275
Other........................................................  165,403  105,540
                                                              -------- --------
                                                              $890,504 $548,584
                                                              ======== ========

8. INCOME TAXES:

  The composition of deferred tax assets and liabilities and the related tax effects as of December 31, 1996 and 1995 were as follows:

                                         1996                    1995
                                 ----------------------  ----------------------
                                  CURRENT   NONCURRENT    CURRENT   NONCURRENT
                                 ---------  -----------  ---------  -----------
Allowance for doubtful accounts
 receivable....................  $  55,000               $  90,000
Inventory reserves.............    143,000                  46,000
Research and development credit
 carryforward..................    191,000                 191,000
Other..........................    121,000                 119,000
Net operating loss
 carryforward..................             $ 3,579,000             $ 2,269,000
                                 ---------  -----------  ---------  -----------
  Total deferred tax assets....    510,000    3,579,000    446,000    2,269,000
Liability--property and equip-
 ment basis....................                 (57,000)                (72,000)
Valuation allowance............   (510,000)  (3,522,000)  (446,000)  (2,197,000)
                                 ---------  -----------  ---------  -----------
                                 $    --    $      --    $    --    $      --
                                 =========  ===========  =========  ===========

                           EYESYS TECHNOLOGIES, INC.

8. INCOME TAXES (CONTINUED):

  The difference between the 1996, 1995 and 1994 income tax provision (benefit) in the accompanying statement of operations and the amount that would result if the U.S. federal statutory rate of 34% were applied to the pre-tax financial loss was as follows:

                                   1996                    1995                    1994
                          ----------------------- ----------------------- -----------------------
                                       PERCENTAGE              PERCENTAGE              PERCENTAGE
                                        OF PRETAX               OF PRETAX               OF PRETAX
                            AMOUNT       INCOME     AMOUNT       INCOME     AMOUNT       INCOME
                          -----------  ---------- -----------  ---------- -----------  ----------
Benefit of federal
 income tax at statutory
 rate...................  $(1,416,099)   (34.0)%  $(1,159,162)   (34.0)%  $(1,273,863)   (34.0)%
State income tax, net of
 federal benefit........
Research and development
 tax credits............                              (35,499)    (1.0)       (64,999)    (1.7)
Increase in valuation
 reserve................    1,374,000     33.0      1,192,000     35.0      1,323,000     35.3
Other...................       42,099      1.0         18,357      0.4        (22,138)    (0.6)
                          -----------    -----    -----------    -----    -----------    -----
                          $       --       --     $    15,696      0.4%   $   (38,000)    (1.0)%
                          ===========    =====    ===========    =====    ===========    =====

  The components of the income tax (provision) benefit for the years ended December 31, 1996, 1995 and 1994, were as follows:

                                                       1996    1995      1994
                                                       ----- --------  --------
   Current
     Foreign.......................................... $     $(15,696)
     Federal..........................................                 $ 60,000
                                                       ----- --------  --------
                                                         --   (15,696)   60,000
                                                       ----- --------  --------
   Deferred
     Federal..........................................                  (22,000)
     State............................................
                                                       ----- --------  --------
                                                         --             (22,000)
                                                       ----- --------  --------
       Total income tax (provision) benefit........... $ --  $(15,696) $ 38,000
                                                       ===== ========  ========

  At December 31, 1996, the Company had net operating loss and tax credit carryforwards of approximately $10,520,000 and $191,000, respectively, which expire between 2009 and 2010. The utilization of the net operating loss carryforward is limited by approximately $918,000 related to certain ownership changes under Internal Revenue Code Section 382. The utilization of the tax credit carryforward may be limited by certain ownership changes under Internal Revenue Code Section 382.

9. STOCKHOLDERS' EQUITY:

  On June 15, 1994, the Company's board of directors authorized the issuance of 3,762,552 shares of Series B Cumulative Preferred Stock ("Series B Preferred Stock"), and subsequently, issued 3,762,552 shares at $1.26 per share which includes 24,782 shares issued in exchange for consulting services valued at $31,225. Holders of the Series B Preferred Stock are entitled to receive dividends at the rate of $.10 per share per year, payable in preference to any payments of dividends on Common Stock. The Series B Preferred Stock is convertible to common stock at the option of the holder with the value of the Series B Preferred Stock initially fixed at $1.26 per share and the value of the common shares determined by an independent appraisal. (The value of the Series B Preferred Stock for purposes of conversion is subject to periodic adjustment). The Series B Preferred Stock is

                           EYESYS TECHNOLOGIES, INC.

9. STOCKHOLDERS' EQUITY (CONTINUED):

automatically convertible to common stock upon the closing of a public offering of the Company's common stock meeting certain criteria as described in the amendment to the Company's articles of incorporation authorizing the issuance of Preferred Stock. At December 31, 1996 and 1995, the Company had approximately $1,142,994 and $643,729, respectively, in undeclared cash Series B Preferred dividends. The undeclared dividends are required to be paid upon conversion of the Series B Preferred Stock to common stock. During 1995, an additional 1,190,474 shares of Series B preferred stock were authorized and issued at $1.26 per share.

  On February 5, 1993, the Company's board of directors authorized the issuance of 350,000 shares of Series A noncumulative preferred stock ("Series A Preferred Stock") and, subsequently, issued 101,784 shares at $7.00 per share. Holders of the Series A Preferred Stock are entitled to receive dividends at the rate of $0.70 per share per year, payable in preference to any payment of dividends on common stock. The Series A Preferred Stock is convertible to common stock at the option of the holder, on a value basis, with the value of the Preferred Stock initially fixed at $7.00 per share and the value of common shares determined by independent appraisal. (The value of the Series A Preferred Stock for purposes of conversion is subject to periodic adjustment). The Series A Preferred Stock is automatically convertible to common stock upon the closing of a public offering of the Company's common stock meeting certain criteria as described in the amendment to the Company's articles of incorporation authorizing the issuance of Preferred Stock. On April 5, 1995, the Company authorized 3,000,000 shares of nondesignated preferred stock. As of December 31, 1996 and 1995, there were no nondesignated preferred stock issued or outstanding.

 Non Qualified Stock Options

  In years prior to 1994, the Company granted nonqualified stock options to employees, stockholders and other individuals who provided services to the Company. There was no activity in 1996 and 1995. The following is an analysis of stock option activity during the year ended December 31, 1994:

                      YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------
                      UNEXERCISED                  UNEXERCISED
                      OPTIONS AT                     OPTIONS    ORIGINAL
OPTION PRICE   YEAR    BEGINNING  OPTIONS OPTIONS    AT END    DURATION OF
 PER SHARE    GRANTED  OF PERIOD  GRANTED CANCELED  OF PERIOD    OPTION
------------  ------- ----------- ------- -------- ----------- -----------
 $1.55         1992     214,516           214,516                5 years
  2.15         1992      15,000            15,000                5 years
  2.55         1992      30,000            30,000                5 years
  3.53         1993     157,000           157,000                5 years
                        -------     ---   -------      ---
                        416,516     --    416,516      --
                        =======     ===   =======      ===

 Incentive Stock Option Plan

  Effective March 1, 1992, the stockholders adopted the Company's 1992 Incentive Stock Option Plan (the "ISOP"). The ISOP provides for the granting of options to purchase the Company's common stock by officers or other key employees of the Company upon the terms and conditions determined by a committee of the Board of Directors which administers the ISOP (1,000,000 shares of the Company's no par common stock were reserved for issuance under the ISOP). The ISOP expires in February 2002, and no further options or rights may be granted thereafter. Options granted under the ISOP generally expire ten years from the date of grant and the option price is market value, as determined by an independent appraisal. Options for 770,500 of the 1,000,000 shares reserved for issuance under the Plan have been issued based upon fair market values ranging from $1.55 to $3.53 per share. There was no activity in 1996 and 1995. The following is an analysis of stock option activity in the ISOP during the year ended December 31, 1994:

                           EYESYS TECHNOLOGIES, INC.

9. STOCKHOLDERS' EQUITY (CONTINUED):

                      YEAR ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------
                      UNEXERCISED                  UNEXERCISED
                      OPTIONS AT                     OPTIONS    ORIGINAL
OPTION PRICE   YEAR    BEGINNING  OPTIONS OPTIONS    AT END    DURATION OF
 PER SHARE    GRANTED  OF PERIOD  GRANTED CANCELED  OF PERIOD    OPTION
------------  ------- ----------- ------- -------- ----------- -----------
 $1.55         1992     358,250           358,250               10 years
  2.15         1992      14,500            14,500               10 years
  2.55         1992      66,000            66,000               10 years
  2.80         1992      95,000            95,000               10 years
  3.53         1993     236,750           236,750               10 years
                        -------     ---   -------      ---
                        770,500     --    770,500      --
                        =======     ===   =======      ===

  All stock options were granted at option prices in excess of the fair value of the stock at the date of grant and, accordingly, no compensation was recognized in connection with the granting of such options.

 1994 Stock Option Plan

  Effective July 19, 1994, the stockholders adopted the Company's 1994 Stock Option Plan (the "Plan") as a replacement to the previous nonqualified stock option plan and incentive stock option plan. Each incentive stock option or nonqualified stock option was replaced on the same terms as the surrendered option, except that the exercise price shall be the then current fair market value of the common stock, $.20 per share, at date of grant. At December 31, 1996 and 1995, a total of 2,100,000 shares of common stock were reserved for issuance under the Plan. The original duration of stock options granted range from one to ten years. Initial stock options granted vest 25% each year for the next four years. The following, which includes employees and non-employees, is an analysis of stock option activity in the Plan during the years ended December 31, 1996, 1995 and 1994:

                                                 1996       1995       1994
                                               ---------  ---------  ---------
   Options outstanding at beginning of year... 1,731,499  1,444,234        --
   Granted....................................   586,879    455,600  1,686,629
   Exercised..................................   (53,297)       --         --
   Forfeited..................................  (638,811)  (168,335)  (242,395)
                                               ---------  ---------  ---------
   Options outstanding at end of year......... 1,626,270  1,731,499  1,444,234
   Options exercisable at end of year......... 1,266,311    924,930    704,634

  All options have an exercise price of $.20.

  The Company has applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for stock options. Accordingly, no compensation expense has been recognized because the option price was not less than the fair value of the underlying stock. Had compensation cost been determined based upon the fair value of the options at the grant date for awards under the plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company's net loss would have increased by the pro forma amounts indicated below, for the years ended December 31, 1996 and 1995:

                           EYESYS TECHNOLOGIES, INC.

9. STOCKHOLDERS' EQUITY (CONTINUED):

                                                          1996         1995
                                                       -----------  -----------
  Net loss to common stockholders..................... $(5,307,992) $(4,068,725)
                                                       ===========  ===========
  Net loss to common stockholders--pro forma.......... $(5,320,920) $(4,074,834)
                                                       ===========  ===========
  Net loss per common share........................... $     (1.58) $     (1.25)
                                                       ===========  ===========
  Net loss per common share--pro forma................ $     (1.59) $     (1.25)
                                                       ===========  ===========
  Weighted-average fair value of options granted...... $       .05  $       .05
                                                       ===========  ===========
  Weighted-average remaining contractual life.........         9.5          9.5
                                                       ===========  ===========

  The fair value of each stock option granted is estimated on the date of grant using an option-pricing method with the following weighted average assumptions for 1996 and 1995: dividend yield of 0.0% for both years, expected volatility of 0% for both years, risk-free interest rate of 6.34% and 6.41% per year for 1996 and 1995, respectively, and expected life of 5 years for both years.

 Common Stock Purchase Warrants

  On September 28, 1994, the board of directors granted 80,000 common stock purchase warrants to certain of the Company's consultants. The exercise price of the warrants is $.20 and the warrants are exercisable as of the date of issuance. On December 14, 1994, the board of directors granted an additional 18,000 common stock purchase warrants.

  On April 17, 1996, the board of directors granted 952,379 common stock purchase warrants in connection with the bridge loan agreements. The exercise price of the warrants is $.20 and the warrants are exercisable as of the date of issuance.

  As of December 31, 1996, 18,000 warrants were exercised.

 Series B Preferred Stock Purchase Warrants

  On March 28, 1995, the Company issued 15,873 Series B preferred stock purchase warrants to Silicon Valley Bank. The exercise price of the warrants is $1.26 and the warrants are exercisable as of the date of issuance. On November 16, 1995, the Board of Directors issued 119,048 Series B preferred stock purchase warrants in connection with a loan agreement. The exercise price of the warrants is $1.26 and the warrants are exercisable as of the date of issuance. As of December 31, 1996, no Series B preferred stock warrants have been exercised.

10. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is a party to litigation arising in the ordinary course of business. Management regularly analyzes current information and, as necessary, provides an accrual for probable liabilities for the eventual disposition of the matter. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company's financial position, results of operations or cash flows.

                           EYESYS TECHNOLOGIES, INC.

10. COMMITMENTS AND CONTINGENCIES (CONTINUED):

 Operating Lease

  The Company leases its principal place of operations under a noncancelable operating lease. At December 31, 1996 the minimum future rental payments, including common area maintenance charges, due under this lease for the remainder of the lease term were as follows:

   YEAR ENDING DECEMBER 31,
   ------------------------
     1997.............................................................. $136,500
     1998..............................................................  141,960
     1999..............................................................  158,340
     2000..............................................................  118,755

  Total rent expense incurred under operating leases for the years ended December 31, 1996, 1995 and 1994 was approximately $144,000, $121,000 and
$117,000, respectively.

11. EMPLOYEE BENEFIT PLAN:

  Effective October 1, 1993, the Company adopted a defined contribution profit sharing 401(k) plan covering substantially all full time employees who have attained the age of twenty-one. Under the terms of the plan, employees who have completed at least one month of service may contribute from 1% to 20% of their annual salary to the plan. At the discretion of the Company, such contributions are available for matching contributions. The Company made no contributions to the plan for the years ended December 31, 1996, 1995 and 1994.

12. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                            DECEMBER 31,
                                                      -------------------------
                                                        1996     1995    1994
                                                      -------- -------- -------
Cash paid for interest expense....................... $493,415 $187,724 $42,184
                                                      ======== ======== =======
Cash paid for income taxes........................... $    --  $ 12,696 $   --
                                                      ======== ======== =======

13. CONTINUING OPERATIONS AND BASIS OF PRESENTATION:

  The Company reported net losses for the years ended December 31, 1996, 1995 and 1994 of $4,164,998, $3,424,996 and $3,708,657, respectively. During the year, the Company was in default of the minimum net loss, net worth, quick ratio and debt to net worth ratio covenants and other reporting requirements relating to its revolving lines of credit and note payable to a bank. Effective April 26, 1996, the Company renewed its lines of credit and obtained an additional $650,000 term note payable to Silicon Valley Bank which is guaranteed by certain investors. Advances shall accrue interest at prime plus 2.25% and are payable monthly. The entire amount of such advances and all accrued but unpaid interest were due and payable at March 11, 1997. On June 3, 1997, the Company renewed its lines of credit and note payable to July 15, 1997. Management has implemented or is in the process of implementing plans to improve profitability and financial position by obtaining additional equity investments and reducing expenses.

  During fiscal year 1996, the Company executed an extension of the bridge loans and the investors provided approximately $1,718,000 under the uncollateralized bridge loans. In addition, on April 26, 1996, the Company renewed the notes payable under the revolving lines of credit to Silicon Valley Bank extending the maturity date and modifying the financial covenants of the notes. In connection with the renewal, a warrant for 158,730 shares of common stock was issued to Silicon Valley Bank at an exercise price of $.20 which represents current market value. The warrant is exercisable as of the date of issuance. The Company has also engaged an investment banking firm to advise it with respect to various potential transactions by one or more third parties.

                           EYESYS TECHNOLOGIES, INC.

13. CONTINUING OPERATIONS AND BASIS OF PRESENTATION (CONTINUED):

  As part of the effort to ensure the long-term viability of the Company, management is enacting a plan to significantly reduce expenses while maintaining important sales and marketing activities.

  The Company's financial statements have been prepared using accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue in existence.

14. SUBSEQUENT EVENTS:

  In January and February 1997, the Company issued uncollateralized notes payable to various employees, stockholders and other investors for proceeds totaling approximately $200,000. The notes bear interest at the prime rate plus 2%. All principal and accrued interest are due and payable on June 30, 1997. These notes are subordinate to the Company's indebtedness to Silicon Valley Bank.

  On March 5, 1997, the Company's board of directors approved the Stay Bonus Program ("Program"), as amended, whereby certain key employees will receive a bonus for continued employment in the event of a sale or merger of the Company. As of April 16, 1997, the Company estimates bonuses of approximately $650,000 will be paid to key employees in connection with the merger discussed below. As of December 31, 1996, the Company has not recorded any liability associated with this Program.

  On April 24, 1997, the Company entered into an agreement and plan of merger (the "Agreement") with Premier Laser Systems, Inc. ("Premier") and Premier Acquisition of Delaware, Inc. ("PAI"), a wholly-owned subsidiary of Premier, whereby PAI will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Premier. As consideration for the merger, Premier would issue common stock up to an aggregate value of $10.6 million, plus options to purchase 165,000 shares of Premier's common stock with an aggregate value of $495,000. If the Company enters into certain license agreements related to its technology within 90 days of the closing, Premier may be required to issue additional common stock or options to purchase common stock pursuant to the following formula: Premier would issue securities with a value equal to 78% of the first $1,500,000 of license fees and 50% of additional license fees received prior to April 24, 1998. Additionally, Premier would pay certain liabilities and debt of the Company totaling approximately $300,000. The transaction is expected to close on or about August 1, 1997.

15. DISTRIBUTOR AGREEMENT:

  On June 2, 1997, the Company entered into an agreement with Marco Ophthalmic Inc. ("Marco") pursuant to which that company was appointed as the exclusive distributor in the United States of the System 2000 through March 31, 1998, and the hand-held corneal topography system currently under development for a three-year period following commercialization of that system.

  In return for these rights, Marco is expected to pay the Company a $200,000 licensing fee for the portable system and has committed to order 60 units of the System 2000 over the first four months of the contract. Marco has made an advance payment of $280,000 to the Company for 35 System 2000 units. The $200,000 licensing fee is refundable to Marco if the portable system is not commercially available by March 31, 1998. Marco is required to meet certain minimum purchase requirements in order to retain its exclusive distribution rights.

                           EYESYS TECHNOLOGIES, INC.

                           BALANCE SHEETS (UNAUDITED)

                                                     MARCH 31,    DECEMBER 31,
                                                        1997          1996
                                                    ------------  ------------
                      ASSETS
Current assets:
  Cash and cash equivalents........................ $     28,944
  Receivables, net of allowance for doubtful
   accounts of $163,085 and $161,194, respectively.    1,201,406  $  2,447,813
  Inventories......................................    1,384,177     1,290,450
  Prepaid expenses.................................       47,684        96,685
                                                    ------------  ------------
    Total current assets...........................    2,662,211     3,834,948
Property and equipment, net........................      817,110       926,196
Deposits and other assets..........................       52,921        54,776
                                                    ------------  ------------
    Total assets................................... $  3,532,242  $  4,815,920
                                                    ============  ============
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable to a bank........................... $    650,000  $    650,000
  Notes payable and current maturities of long-term
   debt............................................    1,257,775     1,376,131
  Notes payable to related parties, current
   maturities......................................    2,999,993     3,089,993
  Accounts payable.................................    1,767,670     1,782,981
  Accrued liabilities..............................      799,456       890,504
  Customer deposits................................       15,093        75,410
  Deferred revenue.................................      112,537       131,398
  Accrued interest payable to related parties......      335,954       270,576
                                                    ------------  ------------
    Total current liabilities......................    7,938,478     8,266,993
Long-term debt, less current maturities............      197,112       234,860
Commitments and contingencies
Stockholders' equity:
  Series A: noncumulative convertible preferred
   stock, 350,000 shares authorized; 101,784 shares
   issued and outstanding at March 31, 1997 and
   December 31, 1996 ($7.00 per share or $712,488
   aggregate liquidation preference at March 31,
   1997 and December 31, 1996).....................      630,791       630,791
  Series B: cumulative, convertible preferred
   stock, 4,953,026 shares authorized, issued and
   outstanding at March 31, 1997 and December 31,
   1996, respectively ($1.52 and $1.49 per share or
   $7,508,625 and $7,383,809 aggregate liquidation
   preference at March 31, 1997 and December 31,
   1996, respectively).............................    6,071,869     6,071,869
  Common stock; no par or stated value, 20,000,000
   shares authorized; 3,379,337 and 3,377,671
   shares issued and outstanding at March 31, 1997
   and December 31, 1996, respectively.............    2,010,954     2,010,621
  Accumulated deficit..............................  (13,316,962)  (12,399,214)
                                                    ------------  ------------
    Total stockholders' equity.....................   (4,603,348)   (3,685,933)
                                                    ------------  ------------
    Total liabilities and stockholders' equity..... $  3,532,242  $  4,815,920
                                                    ============  ============

    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                    THREE MONTHS   THREE MONTHS
                                                       ENDED          ENDED
                                                   MARCH 31, 1997 MARCH 31, 1996
                                                   -------------- --------------
Revenues:
  Product revenue.................................  $   868,744    $ 1,744,741
Expenses:
  Costs of sales..................................      463,872      1,068,418
  Selling, general and administrative.............    1,081,144      1,587,541
  Research and development........................      103,206        321,524
                                                    -----------    -----------
    Total operating costs and expenses............    1,648,222      2,977,483
                                                    -----------    -----------
Loss from operations..............................     (779,478)    (1,232,742)
Interest expense..................................      138,270        106,174
Other expense (income)............................                         112
                                                    -----------    -----------
Loss before income tax (provision) benefit........     (917,748)    (1,339,028)
Income tax (provision) benefit....................
                                                    -----------    -----------
Net loss..........................................     (917,748)    (1,339,028)
Less preferred stock dividends....................     (124,816)      (124,816)
                                                    -----------    -----------
Net loss to common stockholders...................  $(1,042,564)   $(1,463,844)
                                                    ===========    ===========
Net loss per common share.........................  $      (.31)   $      (.44)
                                                    ===========    ===========
Weighted average shares outstanding...............    3,378,708      3,342,502
                                                    ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                    THREE MONTHS   THREE MONTHS
                                                       ENDED          ENDED
                                                   MARCH 31, 1997 MARCH 31, 1996
                                                   -------------- --------------
Net cash provided by (used in) operating
 activities......................................    $ 352,863      $(968,964)
                                                     ---------      ---------
Cash flows from investing activities:
  Capital expenditures...........................       (4,873)       (74,001)
                                                     ---------      ---------
    Net cash used in investing activities........       (4,873)       (74,001)
                                                     ---------      ---------
Cash flows from financing activities:
  Bank overdraft.................................      (73,275)
  Proceeds from revolving lines of credit........       94,754
  Repayment of revolving lines of credit.........     (482,715)       (67,019)
  Proceeds from notes payable....................      206,304
  Repayment of notes payable.....................      (64,447)       (39,953)
  Proceeds from bridge loans.....................                     452,000
  Proceeds from issuance of common stock.........          333          4,400
                                                     ---------      ---------
    Net cash provided by (used in) financing
     activities..................................     (319,046)       349,428
                                                     ---------      ---------
Net increase (decrease) in cash and cash
 equivalents.....................................       28,944       (693,537)
Cash and cash equivalents at beginning of period.                     730,968
                                                     ---------      ---------
Cash and cash equivalents at end of period.......    $  28,944      $  37,431
                                                     =========      =========


    The accompanying notes are an integral part of the financial statements.

                           EYESYS TECHNOLOGIES, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION:

  The financial statements as of and for the periods ended March 31, 1997 and 1996 are unaudited, but in the opinion of management include all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. Interim results are not necessarily indicative of year-end results. The financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1996.

2. CONTINGENCIES:

 Technology and Patents

  The market for the Company's products is characterized by rapidly changing technology, evolving industry standards and changing customer needs. The Company believes that its future success will depend, in part, upon its ability to change and its ability to identify and develop technical innovations and apply them to new products designed for specific ophthalmic applications. The Company's success depends, in part, on its ability to continue to have patent protection for its products, maintain trade secret protection and operate without infringing on the proprietary rights of others. The Company intends to vigorously defend its patents against any infringements. The Company has been issued several patents and several others are pending, all of which were internally developed.

 Regulations

  The Company's medical equipment is subject to review by the United States Food and Drug Administration (the "FDA"). The EyeSys Corneal Analysis system is categorized by the FDA as a Class One medical device and to date, has required only Regulation 510(k) Notification in the United States. To date, the Company has been inspected twice and has not received a notice of noncompliance with regulations specified by the FDA. In addition, sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The Company requires its distributors to obtain regulatory approval for the Company's products in their territories.

3. INVENTORIES:

  Inventories are stated at the lower of cost or market value with cost determined using the first-in, first-out (FIFO) method.

  Inventories consisted of the following at March 31, 1997 and December 31, 1996:

                                                        MARCH 31,   DECEMBER 31,
                                                           1997         1996
                                                        ----------  ------------
   Parts and Materials................................. $  641,344   $  580,974
   Work in process.....................................    188,831      195,644
   Finished goods inventory............................    903,934      863,764
                                                        ----------   ----------
                                                         1,734,109    1,640,382
   Obsolescence reserve................................   (349,932)    (349,932)
                                                        ----------   ----------
                                                        $1,384,177   $1,290,450
                                                        ==========   ==========

4.  NOTES PAYABLE:

  On June 3, 1997, the Company amended the note payable to a bank and the domestic and foreign revolving notes payable agreements (the "Agreements") to extend the maturity date to July 15, 1997. The Agreements contain certain covenants, the most restrictive of which requires that the Company's net loss on a monthly basis

                           EYESYS TECHNOLOGIES, INC.

4. NOTES PAYABLE (CONTINUED):

from January 1, 1997 to June 30, 1997 not exceed $200,000. At March 31, 1997, the Company was in violation of the net loss, the minimum net worth, debt to net worth ratio and other reporting covenants, which could allow the financial institution to accelerate the maturity of the note. The Company has not obtained waivers for noncompliance with these debt covenants; however, the bank has agreed to forebear from exercising its remedies under the Agreements until July 15, 1997.

  In January and February 1997, the Company issued uncollateralized notes payable to various employees, stockholders and other investors for proceeds totaling approximately $200,000. The notes bear interest at the prime rate (8.50% at March 31, 1997) plus 2%. All principal and accrued interest are due and payable on June 30, 1997. These notes are subordinate to the Company's indebtedness to Silicon Valley Bank.

5. RECENT ACCOUNTING PRONOUNCEMENTS:

  In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share", ("SFAS 128"). SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company has not yet determined the impact that the adoption of SFAS 128 will have on its disclosure of earnings per share.

6. STAY BONUS PROGRAM:

  On March 5, 1997, the Company's board of directors approved the Stay Bonus Program ("Program"), as amended, whereby certain key employees will receive a bonus for continued employment in the event of a sale or merger of the Company. As of April 16, 1997, the Company estimates bonuses of approximately $650,000 will be paid to key employees in connection with the merger discussed below. As of March 31, 1997, the Company has not recorded any liability associated with this Program.

7. SUBSEQUENT EVENTS:

 Merger

  On April 24, 1997, the Company entered into an agreement and plan of merger (the "Agreement") with Premier Laser Systems, Inc. ("Premier") and Premier Acquisition of Delaware, Inc. ("PAI"), a wholly-owned subsidiary of Premier, whereby PAI will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Premier. As consideration for the merger, Premier would issue common stock up to an aggregate value of $10.6 million, plus options to purchase 165,000 shares of Premier's common stock with an aggregate value of $495,000. If the Company enters into certain license agreements related to its technology within 90 days of the closing, Premier may be required to issue additional common stock or options to purchase common stock pursuant to the following formula: Premier would issue securities with a value equal to 78% of the first $1,500,000 of license fees and 50% of additional license fees received prior to April 24, 1998. Additionally, Premier would pay certain liabilities and debt of the Company totaling approximately $300,000. The transaction is expected to close on or about August 1, 1997.

 Distributor Agreement

  On June 2, 1997, EyeSys entered into an agreement with Marco Ophthalmic Inc. pursuant to which that company was appointed as the exclusive distributor in the United States of the System 2000 through March 31, 1998, and the hand-held corneal topography system currently under development for a three-year period following commercialization of that system.

                           EYESYS TECHNOLOGIES, INC.

7. SUBSEQUENT EVENTS (CONTINUED):

  In return for these rights, Marco will pay EyeSys a $200,000 licensing fee for the portable system and has committed to order 60 units of the System 2000 over the first four months of the contract. Marco has made an advance payment of $280,000 to EyeSys for 35 System 2000 units. The $200,000 licensing fee is refundable to Marco if the portable system is not commercially available by March 31, 1998. Marco is required to meet certain minimum purchase requirements in order to retain its exclusive distribution rights.

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          PREMIER LASER SYSTEMS, INC.

                           PREMIER ACQUISITION, INC.

                                      AND

                           EYESYS TECHNOLOGIES, INC.

                                 APRIL 24, 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 RECITALS  .............................................................    A-1
 ARTICLE 1 DEFINITIONS..................................................    A-1
      1.1  Definitions..................................................    A-1
      1.2  General Terms................................................    A-6
 ARTICLE 2 PLAN OF MERGER...............................................    A-7
      2.1  Board of Directors' and Stockholders' Approval...............    A-7
      2.2  The Merger...................................................    A-7
      2.3  Escrow.......................................................   A-10
      2.4  The Closing..................................................   A-11
      2.5  Effective Time...............................................   A-11
      2.6  Registration Rights..........................................   A-11
      2.7  Restrictions on Securities...................................   A-11
      2.8  Surrender and Exchange of Outstanding Certificates, Premier
           Warrants for EyeSys Warrants and Premier Options for EyeSys
           Options; Status of Outstanding Certificates..................   A-11
      2.9  Appraisal Rights.............................................   A-12
      2.10 Reorganization...............................................   A-12
      2.11 Articles and Certificate of Incorporation; Bylaws; Directors
           and Officers of Premier and the Surviving Corporation........   A-12
 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF EYESYS.....................   A-13
      3.1  Organization and Standing....................................   A-13
      3.2  Capitalization...............................................   A-13
      3.3  Subsidiaries.................................................   A-14
      3.4  Authority, Approval and Enforceability.......................   A-14
      3.5  Financial Statements.........................................   A-14
      3.6  Material Changes.............................................   A-15
      3.7  Returns......................................................   A-16
      3.8  Properties and Inventories...................................   A-16
      3.9  Insurance....................................................   A-16
      3.10 Purchase, Sale and Other Agreements..........................   A-17
      3.11 Intellectual Property Rights.................................   A-18
      3.12 Employees and Employee Benefit Plans.........................   A-19
      3.13 Environmental and Safety Laws................................   A-20
      3.14 Proprietary Information and Inventions and Confidentiality
           Agreements...................................................   A-20
      3.15 Powers of Attorney...........................................   A-21
      3.16 Compliance with Laws and Permits; Regulatory Matters.........   A-21
      3.17 Absence of Litigation........................................   A-21
      3.18 No Brokers...................................................   A-21
      3.19 The Registration Statement and Proxy Statement/Prospectus....   A-21
      3.20 Taxes........................................................   A-22
      3.21 Other Taxes..................................................   A-24
      3.22 Compliance with Instruments..................................   A-24
      3.23 Foreign Status...............................................   A-24
      3.24 Consents and Approvals.......................................   A-24
      3.25 Accounts Receivable..........................................   A-24
      3.26 Inventory....................................................   A-25
      3.27 No Undisclosed Liabilities...................................   A-25

                                                                            PAGE
                                                                            ----
      3.28 Related Party Transactions....................................   A-25
      3.29 Distribution..................................................   A-25
 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PREMIER AND PAI.............   A-26
      4.1  Organization and Standing.....................................   A-26
      4.2  Subsidiaries..................................................   A-26
      4.3  Authority, Approval and Enforceability........................   A-26
      4.4  Financial Statements..........................................   A-26
      4.5  Material Changes..............................................   A-27
      4.6  Absence of Litigation.........................................   A-27
      4.7  No Brokers....................................................   A-27
      4.8  Insurance.....................................................   A-27
      4.9  Capitalization................................................   A-27
      4.10 Compliance with Laws..........................................   A-28
      4.11 The Registration Statement and Proxy Statement/Prospectus.....   A-28
      4.12 Taxes.........................................................   A-28
      4.13 Shares Fully Paid and Non-Assessable..........................   A-29
      4.14 SEC Documents.................................................   A-29
 ARTICLE 5 COVENANTS OF PREMIER, PAI AND EYESYS..........................   A-30
      5.1  Maintenance of Business.......................................   A-30
      5.2  Absence of Certain Changes....................................   A-30
      5.3  Actions Contrary to Stated Intent.............................   A-31
      5.4  Access to Information.........................................   A-31
      5.5  Other Discussions.............................................   A-31
      5.6  EyeSys Lock-Up Agreements.....................................   A-31
      5.7  Reasonable Best Efforts.......................................   A-31
      5.8  Registration Statement and Proxy Statement/Prospectus.........   A-31
      5.9  EyeSys Payables...............................................   A-32
      5.10 Tax Forms.....................................................   A-32
      5.11 Notification of Certain Matters...............................   A-32
      5.12 Merger Expenses...............................................   A-32
      5.13 Assumption of Bank Loan Agreement.............................   A-32
      5.14 Premier Covenant Regarding SEC Filings........................   A-32
      5.15 Premier Board Seat............................................   A-32
      5.16 Funding For EyeSys............................................   A-32
      5.17 Nonincluded Costs.............................................   A-33
      5.18 Options and Warrants..........................................   A-33
      5.19 March 31, 1997 Financial Statements...........................   A-33
      5.20 "Stay Bonuses," RSS Payable...................................   A-33
      5.21 Transactional Costs...........................................   A-33
      5.22 Reimbursement of Amounts Paid to Dissenting Shareholders......   A-33
 ARTICLE 6 CONDITIONS TO OBLIGATIONS OF PREMIER, PAI AND EYESYS..........   A-34
      6.1  Consents and Approvals........................................   A-34
      6.2  Representations, Warranties and Agreements....................   A-34
      6.3  Certificate...................................................   A-34
      6.4  Opinions of Counsel...........................................   A-34
      6.5  No Actions....................................................   A-34

                                                                            PAGE
                                                                            ----
      6.6  Proceeding and Documents......................................   A-34
      6.7  Accuracy of Documents and Information.........................   A-34
      6.8  Lock-Up Agreements............................................   A-34
      6.9  Contracts.....................................................   A-34
      6.10 Securities Approval...........................................   A-35
      6.11 Delaware Filings..............................................   A-35
      6.12 Termination of EyeSys Stock Option Plan.......................   A-35
      6.13 Intentionally Omitted.........................................   A-35
      6.14 Options, Warrants and EyeSys Notes............................   A-35
      6.15 Foreign Status Representation Letter..........................   A-35
      6.16 Escrow Agreement..............................................   A-35
      6.17 Bank Loan Agreement...........................................   A-35
      6.18 No EyeSys Material Adverse Effect.............................   A-35
      6.19 No Premier Material Adverse Effect............................   A-35
      6.20 Appraisal Rights..............................................   A-35
      6.21 Diligence Review..............................................   A-35
      6.22 Amount of Shares Issuable.....................................   A-36
      6.23 Estoppel Certificate..........................................   A-36
      6.24 Compliance With Rule 145......................................   A-36
      6.25 EyeSys Financial Information..................................   A-36
      6.26 EyeSys Personnel..............................................   A-36
 ARTICLE 7 INDEMNITY.....................................................   A-36
      7.1  Indemnification...............................................   A-36
      7.2  Escrow Agreement..............................................   A-36
      7.3  No Waiver.....................................................   A-37
      7.4  Indemnification of EyeSys Agents..............................   A-37
      7.5  Indemnification regarding Securities Act Issues...............   A-37
 ARTICLE 8 TERMINATION...................................................   A-37
      8.1  Termination by Mutual Consent.................................   A-37
      8.2  Termination by Premier or PAI or EyeSys.......................   A-38
      8.3  Effect of Termination.........................................   A-38
 ARTICLE 9 MISCELLANEOUS.................................................   A-38
      9.1  Notices.......................................................   A-38
      9.2  Entire Agreement; Modifications; Waiver.......................   A-39
      9.3  Captions......................................................   A-39
      9.4  Counterparts..................................................   A-39
      9.5  Publicity.....................................................   A-39
      9.6  Successors and Assigns........................................   A-39
      9.7  Governing Law.................................................   A-39
      9.8  Further Assurances............................................   A-39
      9.9  Each Party to Bear Own Costs..................................   A-39
      9.10 Confidentiality and Nondisclosure Agreements..................   A-40
      9.11 Attorneys' Fees...............................................   A-40
      9.12 Transfer of EyeSys Books and Assets...........................   A-40
      9.13 Appointment and Indemnity of Escrow Committee.................   A-40
      9.14 Survival of Representations and Warranties....................   A-40

EXHIBITS

 B   Escrow Agreement and Instructions
 C-1 Lock-Up Agreement
 C-2 Lock-Up Agreement
 D   Certificate of Merger
 F   Terms of Securities
 G   Intentionally Omitted
 H   Loans included in Nonincluded Costs

SCHEDULES

 2.1  Noteholders
 2.7  Stockholders Executing Lock-Up Agreements
 5.16 EyeSys Personnel
 5.21 Transactional Costs

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger is made as of April 24, 1997 by and among Premier Laser Systems, Inc., a California corporation ("Premier"), Premier Acquisition of Delaware, Inc., a Delaware corporation ("PAI"), EyeSys Technologies, Inc., a Delaware corporation ("EyeSys"), and Frontenac Company (the "Principal Shareholder").

                                   RECITALS

  A. The parties hereto intend that, subject to the terms and conditions hereinafter set forth, PAI, a wholly owned subsidiary of Premier, will be merged with and into EyeSys (the "Merger") in accordance with this Agreement and the applicable provisions of the laws of the State of Delaware, with EyeSys surviving as a wholly owned subsidiary of Premier. All outstanding shares of EyeSys Common Stock, EyeSys Series A Preferred Stock and EyeSys Series B Preferred Stock and the EyeSys Notes will be converted into the right to receive shares of Premier Common Stock.

  B. All outstanding EyeSys Common Stock Warrants, Preferred Warrants and EyeSys Options shall be either exercised or terminated prior to the Closing, or exchanged for Premier Options. EyeSys Common Stock, Preferred Stock, EyeSys Notes, EyeSys Options and EyeSys Warrants shall be collectively referred to herein as "Interests in EyeSys."

  C. By executing this Agreement, the parties hereto intend to adopt a plan of reorganization within the meaning of Section 368(a) the Internal Revenue Code of 1986.

  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  1.1 Definitions. The following terms shall have the following meanings for purposes of this Agreement:

  "Agreement" means this Agreement and Plan of Merger among Premier, PAI and EyeSys, dated as of April 24, 1997.

  "Appraisal Rights" shall have the meaning set forth in Section 5.22.

  "Bank" means the Silicon Valley Bank.

  "Certificate of Merger" shall mean that certificate, substantially in the form attached hereto as Exhibit D, that shall be filed in the office of the Delaware Secretary of State at the Effective Time.

  "Claim" or "Claims" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees, and any other expenses incurred, assessed or sustained by or against EyeSys.

  "Closing" shall have the meaning stated in Section 2.4.

  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

  "Code" means the Internal Revenue Code of 1986.

  "Contingency Payment" means, with respect to each EyeSys Note, the Principal of such Note multiplied by a factor of two (2).

  "Cowen" shall mean Cowen & Company, a limited partnership.

  "Cowen Shares" shall mean that amount of shares of Premier Common Stock, valued at the Per Share Value, equal to the lesser of (i) $75,000, or (ii) one-fourth of the amount of fees payable by EyeSys to Cowen and which are included in the Transactional Costs.

  "Dissenting Shareholders" means those EyeSys shareholders that exercise their dissenter's appraisal rights under the Delaware General Corporation Law, in connection with the Merger.

  "Dividends" with respect to a share of Series B Preferred Stock shall mean the accumulated and unpaid dividends thereon immediately prior to the Effective Time.

  "EA" shall mean, with respect to an EyeSys Note held by an EyeSys Affiliate Noteholder, the number of Merger Shares equal to the quotient of the Principal thereon divided by the Per Share Value.

  "Effective Time" shall have the meaning stated in Section 2.5.

  "ENA" shall mean with respect to an Eyesys Note held by an EyeSys Non-Affiliate Noteholder, the number of Merger Shares equal to the quotient of (x) the product of two multiplied by the Principal, divided by (y) the Per Share Value.

  "ERISA" means the Employee Retirement Income Security Act of 1974.

  "Escrow Agreement" shall mean that agreement pursuant to which certain Merger Shares shall be held in escrow for a period of one (1) year after the Effective Time as the source of payment for the indemnification obligations of EyeSys pursuant to Article 7 of this Agreement, substantially in the form of Exhibit B attached hereto.

  "Escrow Shares" shall have the meaning given in Section 2.3.

  "Exchange Act" means the Securities Exchange Act of 1934.

  "EyeSys" shall mean EyeSys Technologies, Inc., a Delaware corporation.

  "EyeSys Affiliate Noteholders" shall mean all holders of EyeSys Notes as so identified on Schedule 2.1.

  "EyeSys Certificate of Incorporation" shall have the meaning given in
Section 3.2(g) of this Agreement.

  "EyeSys Common Stock" shall mean all of the issued and outstanding shares of EyeSys Common Stock.

  "EyeSys Common Stock and Common Stock Equivalents" shall mean the sum of (i) the number of shares of Eyesys Common Stock outstanding immediately prior to the Effective Time (after giving effect to any exercise of Eyesys Warrants or Eyesys Options prior to the Closing) and (ii) the product of (a) the number of shares of Eyesys Common Stock issuable upon exercise of EyeSys Options outstanding immediately prior to the Effective Time and (b) the fraction, the numerator of which is the difference between the EyeSys Common Stock Consideration Per Share and the exercise price of each such EyeSys Option and the denominator of which is the Common Stock Consideration Per Share; and
(iii) the product of (a) the number of shares of Eyesys Common Stock issuable upon exercise of EyeSys Common Warrants outstanding immediately prior to the Effective Time and (b) the fraction, the numerator of which is the difference between the EyeSys Common Stock Consideration Per Share and the exercise price of each such EyeSys Common Warrant and the denominator of which is the Common Stock Consideration Per Share.

  "EyeSys Common Stock and Common Stock Equivalents Consideration" shall mean the difference between the Shareholder Consideration and the sum of the Series A Preference and the Series B Preference.

  "EyeSys Common Stock Consideration Per Share" shall mean the quotient of Eyesys Common Stock and Common Stock Equivalents Consideration divided by EyeSys Common Stock and Common Stock Equivalents.

  "EyeSys Common Warrants" means all warrants to purchase EyeSys Common Stock outstanding immediately prior to the Effective Time.

  "EyeSys Financials" shall have the meaning given in Section 3.5 of this Agreement.

  "EyeSys Letter" means that certain disclosure letter, certified by the President and Secretary of EyeSys and delivered by EyeSys to Premier prior to the Closing, that describes certain matters regarding EyeSys and sets forth exceptions to certain representations and warranties made by EyeSys for the benefit of Premier and PAI in this Agreement.

  "EyeSys Lock-Up Agreements" has the meaning given in Section 2.7.

  "EyeSys Material Adverse Effect" means any fact, event or condition, or the absence of any fact, event or condition, as the context requires, that, individually or in the aggregate, would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of EyeSys, or that would constitute a liability of EyeSys, individually in excess of $10,000, or in the aggregate in excess of $25,000.

  "EyeSys Non-Affiliate Noteholders" shall mean all holders of EyeSys Notes as so identified on Schedule 2.1.

  "EyeSys Notes" means those certain convertible subordinated notes issued by EyeSys prior to the date of this Agreement and outstanding immediately prior to the Closing.

  "EyeSys Options" shall mean all options outstanding immediately prior to the Effective Time to purchase EyeSys Common Stock.

  "EyeSys Pension Plan" shall have the meaning given in Section 3.12.

  "EyeSys Stockholders" has the meaning given in Section 2.7.

  "EyeSys Warrants" means all outstanding EyeSys Common Warrants and all outstanding Preferred Warrants.

  "First Amendment to the Restated Certificate of Incorporation of EyeSys" means the Certificate of Amendment of the Restated Certificate of Incorporation of EyeSys to be filed prior to the Closing, as provided in
Section 2.1(a), in form reasonably acceptable to Premier.

  "Form 10-K" shall have the meaning given in Section 4.14 of this Agreement.

  "Frontenac Payable" shall mean the obligation of EyeSys to reimburse Frontenac Company the amount of $72,500 for expenses paid by Frontenac Company on behalf of EyeSys.

  "GAAP" means generally accepted accounting principles.

  "Hazardous Substances" shall mean any asbestos, petroleum or any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including, without limitation, any material or substance that is designated or defined as a "hazardous substance," "hazardous waste" or "toxic substance" in (a) the Federal Water Pollution Control Act, 33 U.S.C.
(S)(S) 1251 et seq., and any amendments thereto, (b) the Federal Resource Conservation and Recovery Act 42 U.S.C. (S)(S) 6901 et seq., and any amendments thereto, (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., and any amendments thereto, or (d) the Hazardous Material Transportation Act, 49 U.S.C. (S)(S) 1801 et seq., and any amendments thereto.

  "Interest" with respect to an EyeSys Note shall mean the accrued and unpaid interest thereon immediately prior to the Closing.

  "Interests in EyeSys" shall have the meaning given in Recital B.

  "Intellectual Property" shall have the meaning given in Section 3.11 of this Agreement.

  "Loan Agreement" has the meaning given in Section 5.13 of this Agreement.

  "Losses" shall have the meaning given in Section 2 of this Agreement.

  "Merger" shall mean the merger of PAI, a wholly owned subsidiary of Premier, into EyeSys on the terms and conditions set forth in this Agreement.

  "Merger Consideration" shall mean the aggregate dollar amount of the Merger Securities issued in the Merger based upon the value(s) attributable to such Merger Securities under Article 2, plus $495,000.

  "Merger Securities" shall mean the Merger Shares and the securities issuable under Section 2.2(c) below.

  "Merger Shares" shall mean the sum of (a) that number of shares of Premier Common Stock determined by dividing $10,600,000 by the Per Share Value of the Premier Common Stock, plus (b) any additional shares required as a result of the elimination of fractional shares pursuant to Section 2.2(f).

  "Nonincluded Costs" shall mean all obligations for money borrowed as shown on Exhibit H existing at the Closing of EyeSys to one or more shareholders to EyeSys (excluding the Frontenac Payable); all legal and accounting fees payable by EyeSys other than those which are payable by Premier under Section
5.21 hereof; all amounts due to Cowen that are in excess of the amounts required to be paid by Premier hereunder; all amounts payable by EyeSys to settle claims as required by Section 5.20; and all interest accrued on the EyeSys Notes as of the Closing Date.

  "PAI" shall mean Premier Acquisition of Delaware, Inc., a Delaware corporation.

  "Per Share Value" shall mean, at the election of Premier, either (i) the average of the closing sales prices of Premier's Class A Common Stock for the fifteen (15) trading days immediately preceding the Closing; or (ii) the average of the closing sale prices of the Common Stock for the thirty (30) days ending fifteen (15) days prior to such Closing. The Per Share Value, as so defined, shall be used in the calculation of both the base amount of Merger Securities issuable under Section 2.2(b) hereof, as well as the additional Merger Securities potentially issuable under Section 2.2(c) hereof, except that with respect to the calculation of the additional securities issuable under Section 2.2(c), the Per Share Value shall also be determined in accordance with the terms of Section 2.2(c)(iii).

  "Preferred Stock" shall collectively refer to the Series A Preferred Stock and the Series B Preferred Stock.

  "Preferred Warrants" means all of the warrants to purchase Series B Preferred Stock that are outstanding immediately prior to the Effective Time.

  "Premier" shall mean Premier Laser Systems, Inc., a California corporation.

  "Premier Class AA Options" shall mean options to purchase Premier Common Stock, and having the terms set forth in Exhibit F hereto.

  "Premier Class BB Options" shall mean options to purchase Premier Common Stock, and having the terms set forth in Exhibit F hereto.

  "Premier Common Stock" means the Class A Common Stock of Premier.

  "Premier Letter" means that certain disclosure letter certified by the President and Secretary of Premier and delivered by Premier to EyeSys prior to the Closing, which describes certain matters regarding Premier and PAI and sets forth exceptions to certain representations and warranties made by Premier and PAI for the benefit of EyeSys in this Agreement.

  "Premier Material Adverse Effect" means any fact, event or condition, or the absence of any fact, event or condition, as the context requires, that, individually or in the aggregate, could or would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Premier.

  "Premier Options" shall mean options to purchase 165,000 shares of Premier Common Stock, and having the terms set forth in Exhibit F hereto.

  "Principal" with respect to an EyeSys Note shall mean the outstanding principal amount of such EyeSys Note immediately prior to the Effective Time.

  "Principal Shareholder" means Frontenac Company.

  "Proxy Statement/Prospectus" means the Proxy Statement/Prospectus furnished to the EyeSys shareholders for a special meeting of shareholders to be held on or about June 25, 1997.

  "Registration Statement" means that certain registration statement on Form S-4 to be filed with the Securities and Exchange Commission by Premier in connection with the registration of the issuance of the Merger Shares.

  "Returns" shall have the meaning given in Section 3.20 of this Agreement.

  "SEC" shall mean the Securities and Exchange Commission.

  "SEC Documents" shall have the meaning given in Section 4.14 of this Agreement.

  "Series A Preference" with respect to all of the outstanding shares of Series A Preferred Stock, in the aggregate, means that amount determined by multiplying (i) the difference between the total amount of the Shareholder Consideration and the Series B Preference times (ii) "D," calculated under the following formula:

  D = 0.12293255-(0.084469 * 10-/8/ * (Shareholder Consideration minus the Series B Preference)); provided, however, in no event shall D be more than .1215426 or less than .1204357.

  "Series B Preference" with respect to all of the outstanding shares of Series B Preferred Stock, in the aggregate, shall mean that amount of the Shareholder Consideration equal to "A" in the following formula:

  A = (1-P)*(Shareholder Consideration), where

  P equals (9.732853 * 10-/8/ * Shareholder Consideration) minus 0.31470577; provided, however, in no event shall P be less than .2726550 or more than .4016254.

  "Series B Preferred Stock" means all of the outstanding shares of EyeSys Series B Preferred Stock immediately prior to the Effective Time.

  "Shareholder Consideration" shall mean the difference between (a) the Merger Consideration and (b) the sum of (i) the Nonincluded Costs and (ii) the value of the Merger Shares issued to the holders of the EyeSys Notes pursuant to
Section 2.2(b)(i), based upon the Per Share Value.

  "Shareholder Guarantees" has the meaning given in Section 5.13 of this Agreement.

  "Shareholder Guarantors" has the meaning given in Section 5.14 of this Agreement.

  "Stay Bonus" shall have the meaning set forth in Section 5.20 of this Agreement.

  "Taxes" shall have the meaning given in Section 3.20 of this Agreement.

  "Transactional Costs" means such standard and customary fees and costs as may be reasonably claimed in connection with rendering services related to the Merger on behalf of EyeSys by Cowen, the accounting firm of Coopers & Lybrand and the following law firms: Epstein Becker & Green P.C., Hopkins & Sutter, and Gardere, Wynn, Sewell & Riggs, L.L.P.

  1.2 General Terms. As used in this Agreement, the terms "herein," "herewith," and "hereof" are references to this Agreement, taken as a whole; the term "includes" or "including" shall mean "including, without limitations," and references to a "Section," "subsection," "clause," "Article," "Exhibit," "Appendix," or "Schedule" shall mean a Section, subsection, clause, Article, Exhibit, Appendix or Schedule of this Agreement, as the case may be, unless in any such case the context requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a Law includes any amendment or modification thereof. The singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa.

                 [remainder of page intentionally left blank]

                                   ARTICLE 2

                                PLAN OF MERGER

  2.1 Board of Directors' and Stockholders' Approval.

  (a) The board of directors of EyeSys has duly adopted this Agreement and, prior to the Closing, this Agreement shall be submitted for approval by (1) at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, (2) a majority of the outstanding shares of the following voting as one class: EyeSys Common Stock, Series A Preferred Stock on an as-converted basis and Series B Preferred Stock on an as-converted basis, and (3) the holders of a majority of the outstanding principal under the EyeSys Notes. In addition, as conditions to the consummation of the Merger:

    (i) the First Amendment to the Restated Certificate of Incorporation of EyeSys, which amends the EyeSys Certificate of Incorporation to provide that if the Merger is consummated the Series A Preference and the Series B Preference shall be as set forth in Article 1, and to eliminate any right of the Series B Preferred Stock to participate with EyeSys Common Stock in liquidation of the net assets of EyeSys after payment of debts and preferences, shall be approved by (1) a majority of the outstanding shares of the following, voting as one class: EyeSys Common Stock, Series A Preferred Stock on an as-converted basis, and Series B Preferred Stock on an as-converted basis, (2) with respect to the amendments of Sections 4.3.4(b) and (c) of the Restated Certificate of Incorporation of EyeSys, at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, (3) with respect to the amendment of Section 4.2.4(b)(ii), a majority of the holders of Series A Preferred Stock voting as a separate class and at least 67% of the outstanding shares of Series B Preferred Stock voting as a separate class, and (4) the holders of a majority of the outstanding principal under the EyeSys Notes;

    (ii) on or before the Closing, the holders of EyeSys Notes who are listed on Schedule 2.1 shall have elected to accept in payment of their EyeSys Notes (excluding interest thereon), in whole or in part, EA or ENA, as the case may be.

  (b) The board of directors and sole shareholder of PAI have duly adopted and approved this Agreement in accordance with the applicable provisions of the Delaware General Corporation Law.

  2.2 The Merger.

  (a) At the Effective Time, subject to the terms and conditions of this Agreement, PAI shall be merged with and into EyeSys pursuant to the Certificate of Merger, with EyeSys as the surviving corporation; and the separate existence of PAI shall thereupon cease, and EyeSys, as the surviving corporation in the Merger and a wholly owned subsidiary of Premier, shall continue its corporate existence under the laws of the State of Delaware.

  (b) Subject to Section 2.2(f) and Section 2.3, at the Effective Time the Interests in EyeSys identified below shall be converted into the right to receive the securities set forth in this Section 2.2(b) as well as in Section 2.2(c), and the settlement of such issuance of securities shall be effected pursuant to Section 2.2(d):

    (i) each EyeSys Note outstanding immediately prior to the Effective Time held by an EyeSys Affiliate Noteholder shall be converted into the right to receive such number of the Merger Shares equal to EA, and each EyeSys Note outstanding immediately prior to the Effective Time held by an EyeSys Non-Affiliate Holder shall be converted into the right to receive such number of Merger Shares equal to ENA;

    (ii) each share of Series B Preferred Stock shall be converted into the right to receive such number of the Merger Securities equal to the Series B Preference divided by the Per Share Value, divided by the number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time.

    (iii) each Preferred Warrant that has not been exercised shall be cancelled.

    (iv) each share of Series A Preferred Stock shall be converted into the right to receive such number of Merger Securities equal to the Series A Preference, divided by the Per Share Value divided by the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time.

    (v) each share of EyeSys Common Stock, excluding shares held by Dissenting Shareholders, shall be converted into the right to receive such number of Merger Securities as is equal to the EyeSys Common Stock Consideration Per Share divided by the Per Share Value.

    (vi) all of the EyeSys Options and EyeSys Common Warrants that are not exchanged for Premier Options pursuant to Section 2.2(e) below or exercised by the holders thereof shall be terminated.

If the Merger Securities include Premier Class AA Options or Premier Class BB Options, the holders of each of the classes of EyeSys securities identified in
Section 2.2(b)(ii) through 2.2(b)(v) above shall, in their capacities as holders of such class of EyeSys securities, receive a pro rata share of each of the types of Premier securities included in the Merger Securities. The references in Sections 2.2(b)(ii), 2.2(b)(iv) and 2.2(b)(v) to the "number of Merger Securities" to be issued and to the "Per Share Value" shall be deemed to refer to the respective numbers of each type of Premier securities allocated, on such pro rata basis, under such sections, and to the Per Share Value of the Premier Common Stock, or the values attributed to the Premier Class AA Options and Premier Class BB Options determined under Section 2.2(c)(iii) below, as appropriate.

  (c) The Merger Securities shall also include Premier Common Stock, Premier Class AA Options and/or Premier Class BB Options, as set forth below.

    (i) Except as set forth in Section 2.2(c)(iv) below, EyeSys may, at its election, determine whether the securities so issuable shall be Premier Common Stock, Premier Class AA Options or Premier Class BB Options; provided, however, that unless waived by Premier in its sole discretion the maximum aggregate amount of Premier Class AA Options and Premier Class BB Options shall not exceed options to purchase 335,000 shares of Premier Common Stock.

    (ii) Such securities shall be issuable under this Section 2.2(c) only if EyeSys shall, prior to or within 90 days of the Closing Date (the "Contingency Termination Date"), execute a definitive license agreement with Nidek Company, Ltd. and/or Marco Ophthalmic, Inc., on terms reasonably acceptable to Premier (the "Future License Agreements"), and which provides for the payment of at least 10% of the Future License Fees (as defined below) on or prior to the Contingency Termination Date. The aggregate amount of securities issuable under this Section 2.2(c) (the "Contingent Consideration") shall be calculated by reference to the noncontingent license fees (the "Future License Fees") paid or payable to EyeSys under the Future License Agreements, which amounts shall have been actually received by EyeSys before the Contingency Termination Date or which are contractually required to be paid within one year from the date hereof. The value of the securities issuable under this Section 2.2(c) shall be equal to the sum of: (i) .78 times the amount of the Future License Fees, for the first $1,500,000 of such Future License Fees; plus (ii) .5 times the amount of the Future License Fees in excess of $1,500,000.

    (iii) For purposes of this Section 2.2(c), with respect to that amount of the Future License Fees which is received prior to the Closing Date, Premier Common Stock shall be valued at the Per Share Value used in connection with the Merger, and Premier Class AA Options and Premier Class BB Options shall be deemed to have the same value as Premier's outstanding publicly traded Class A Warrants and Class B Warrants computed in the same manner as the Per Share Value and over the same measuring periods, respectively, used in the calculation of the Per Share Value (but without adjustment for the differences in terms between such securities). With respect to that amount of the Future License Fees which is received after the Closing Date, the Premier Common Stock, Premier Class AA Options and Premier Class BB Options shall be valued using the same measuring period selected by Premier in computing the Per Share Value, but substituting the date of receipt of such additional Future License Fees for the date of the "Closing" in such definition.

    (iv) In no event shall Premier be obligated to issue Premier Common Stock under this Section 2.2(c) if the total number of shares so issuable, when taken together with all other Premier Common Stock issued in connection with the Merger, shall exceed the maximum number of shares issuable in the Merger without the approval of the Merger by Premier shareholders in accordance with the California Corporations Code (the "Maximum Amount"); provided, however, that in the event the number of shares of Premier Common Stock issuable hereunder exceeds the Maximum Amount, Premier shall have the option of delivering, in lieu of the shares that would be in excess of the Maximum Amount, either cash, Premier Class AA Options or Premier Class BB Options, such that the total amount of consideration paid by Premier hereunder is equal to the amount required to be paid under Section 2.2(c)(ii) above.

    (v) If any part of the Future License Fees with respect to which the Contingent Consideration has been calculated is not paid when due by the party obligated to pay such amounts, then the Contingent Consideration shall be recalculated using the amount of Future License Fees actually received within the one-year period after the Closing Date and the Per Share Value and/or warrant prices specified in Section 2.2(c)(iii) used to calculate the number of shares or options issued in the Contingent Consideration (the "Original Values"), and the excess of the amount of Contingent Consideration actually paid or delivered over the amount of Contingent Consideration as recalculated shall be reimbursed to Premier out of the Escrow Shares (using the Original Values). Section 2.3 shall govern the reallocation of the Merger Securities among the holders of Interests in EyeSys, in the event that Merger Securities shall be returned to Premier out of the Escrow pursuant to this Section 2.2(c)(v).

  (d) The conversion of the EyeSys Notes and exchange of Merger Securities for Nonincluded Costs (other than Stay Bonuses) shall be effected at the Closing. The amount and type of securities into which the Interests in EyeSys (other than the EyeSys Notes) shall be converted hereunder shall be calculated immediately after the Contingency Termination Date, when the total amount of the Contingent Consideration is known. Accordingly, within 3 business days after the Contingency Termination Date, the EyeSys Representative selected pursuant to Section 9.13 shall notify Premier of the type of securities EyeSys has elected to issue under Section 2.2(c)(i), and shall calculate the total amount and type of the securities issuable hereunder and shall notify Premier in writing of such calculation. Premier shall have 3 business days from the receipt of such notice to review the calculations contained therein, and unless Premier gives the EyeSys Representative notice in writing within such 3 day period of Premier's disapproval of such calculation, it shall be deemed final, absent manifest error. If Premier disapproves such calculation, it shall provide the EyeSys Representative with written notice of the reasons for such disapproval. The parties shall thereafter confer in a good faith effort to resolve such dispute. If such dispute cannot be resolved within two weeks after the date of Premier's notice of disapproval, the matter shall be submitted to binding arbitration in accordance with the procedures set forth in the Escrow Agreement. After the allocation of the Merger Securities has been agreed upon, or determined according to such arbitration procedures, Premier shall forward certificates representing the Merger Securities, in accordance with such allocation, pursuant to Section 2.8.

  (e) For purposes of this Section 2.2(e) only, the Premier Options included in the Shareholder Consideration shall be deemed to have a value of $3.00 per option. Premier shall issue to the holders of all then-outstanding EyeSys Options and EyeSys Common Warrants, and to the persons entitled to the Stay Bonuses, an aggregate of 165,000 Premier Options, as follows:

    (i) The value of outstanding and unexercised EyeSys Options shall be equal to the value of the EyeSys Common Stock issuable upon exercise thereof (using the Per Share Value of the Premier Common Stock into which such EyeSys Common Stock would be converted in this Merger), less the exercise price of such options. Each EyeSys Option shall be exchanged for that number of Premier Options as is equal to the value determined under the foregoing sentence, divided by $3.00. In the event that the Contingent Consideration is payable hereunder and there are no further Premier Options available for issuance in exchange for the full value of an Eyesys Option, determined in accordance with the second preceding sentence, then the holder thereof shall be entitled to receive the balance of such value in Merger Securities.

    (ii) If any Premier Options remain after EyeSys Options are exchanged under Section 2.2(e)(i) above, the remaining Premier Options shall then be issued in exchange for outstanding EyeSys Common Warrants. Each outstanding and unexercised EyeSys Common Warrant shall be exchanged for that number of Premier

  Options as is equal to the value of the EyeSys Common Stock issuable upon the "net exercise" thereof (using the Per Share Value of the Premier Common Stock into which such EyeSys Common Stock would be converted in this Merger), divided by $3.00. In the event that the Contingent Consideration is payable hereunder and there are no further Premier Options available for issuance in exchange for the full value of an EyeSys Common Warrant, determined in accordance with the second preceding sentence, then the holder thereof shall be entitled to receive the balance of such value in Merger Securities.

    (iii) If any Premier Options remain after the application of sections 2.2(e)(i) and 2.2(e)(ii) above, the remaining Premier Options shall be issued to the persons entitled to the holders of the Stay Bonuses, in satisfaction of such Stay Bonuses, at the rate of $3.00 of Stay Bonus forgiven for each Premier Option so issued. EyeSys shall determine which persons shall receive Premier Options under this Section 2.2(e)(iii).

    (iv) EyeSys shall make arrangements for agreements with the holders of the EyeSys Options and EyeSys Common Warrants and the persons entitled to the Stay Bonuses to exchange such securities or claims for the Premier Options in accordance with this Section 2.2(e), and for the termination of any EyeSys Option or EyeSys Common Warrant, or payment of any Stay Bonus, that is not exchanged or paid as set forth above. Premier will issue the Premier Options within three (3) business days after the determination of the allocation of the Merger Securities as set forth in Section 2.2(d).

  (f) Notwithstanding anything herein, with respect to each holder of Interests in EyeSys, if the aggregate number of shares of Premier Common Stock collectively issuable to such a holder for conversion of all of such holder's EyeSys Common Stock, Preferred Stock and EyeSys Notes pursuant to Section 2.2(b) includes a fractional share, such fractional share shall be rounded to the nearest whole number. The aggregate number of shares of Premier Common Stock purchasable under Premier Options issued in exchange for EyeSys Options and EysSys Common Warrants shall be rounded to the nearest whole number and the aggregate exercise price (but not the exercise price per share thereof) shall be adjusted accordingly. To the extent that any of the holders of Interests in EyeSys have presently outstanding rights to purchase shares of EyeSys capital stock that expire in whole or in part unexercised, the exchange ratios set forth above with respect to the exchange of Interests in EyeSys into shares of Premier Common Stock or Premier Options shall not be adjusted after the Effective Time of the Merger. All shares of EyeSys Common Stock or EyeSys Preferred Stock that are owned by EyeSys shall be canceled, and no securities of Premier or other consideration shall be delivered in exchange therefor.

  (g) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of PAI, each issued and outstanding share of capital stock of PAI shall continue to be issued and shall be converted into one share of Common Stock of EyeSys, as the surviving corporation in the Merger. Each stock certificate of PAI evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of EyeSys, as the surviving corporation in the Merger.

  2.3 Escrow.

  (a) Twenty percent of all securities otherwise issuable in respect of EyeSys Common Stock, Preferred Stock and the EyeSys Notes pursuant to Sections 2.2(b) (collectively, the "Escrow Shares") shall be deducted from the Merger Securities on a pro rata basis among the holders of EyeSys Common Stock, Preferred Stock and the EyeSys Notes and placed in an escrow for a one (1)- year period as the source of payment for the indemnification obligations of EyeSys, pursuant to Article 7 of this Agreement and the Escrow Agreement.

  (b) In addition to the shares described in Section 2.3(a) above, there shall be deposited into the Escrow that number of shares of Premier Common Stock (the "Escrowed Dissenting Shares") equal to the number of shares that would be issuable to any EyeSys stockholders who have perfected their Appraisal Rights at the Closing Date in accordance with Delaware law. To the extent that the Principal Shareholder sells shares of Premier Common Stock under Section 5.22, the Escrowed Dissenting Shares so deposited in the Escrow shall be immediately released to the Principal Shareholder, in an amount equal to the amounts of Premier Common Stock sold by it, and shall be subject to the Lock-Up Agreement executed by the Principal Shareholder. At such time as the claims of dissenting shareholders have been paid, all of the Escrowed Dissenting Shares that have not been released to the Principal Shareholder shall be returned to Premier. The Interests in Eyesys held by the Principal Shareholder shall be deemed converted, upon consummation of the Merger, into the right to receive that number of the Escrowed Dissenting Shares required to be delivered under this Section 2.3(b).

  (c) Upon the distribution out of the Escrow of any remaining securities to the holders of Interests in EyeSys, such securities shall be distributed to such holders in such amounts as would provide such holders with that amount of the Merger Securities that they would have received under Section 2.2(b) had the aggregate amount of Merger Securities originally issued been only the total amount of Merger Securities outstanding after any reimbursement to Premier of Merger Securities required to be made under this Agreement.

  2.4 The Closing. Subject to termination of this Agreement as provided in
Article 8 below, the closing of the Merger shall take place at the offices of Rutan & Tucker, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, at 10:00 a.m. on the business day that is three (3) business days after the Merger has been approved by the EyeSys shareholders, or such other place, time and date as Premier, PAI and EyeSys may mutually select (the "Closing").

  2.5 Effective Time. Upon the complete satisfaction or satisfactory waiver of all conditions set forth in Article 6 of this Agreement, the Certificate of Merger shall be executed and filed as set forth herein. Simultaneously with the Closing, the Certificate of Merger shall be submitted for filing in the office of the Secretary of State for the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger in the office of the Secretary of State for the State of Delaware (the "Effective Time").

  2.6 Registration Rights.

  (a) The Merger Shares, the Premier Options, the Premier Class AA Options, the Premier Class BB Options, the securities issuable upon exercise of any of such options and the Cowen Shares shall be registered, pursuant to the Registration Statement to be filed with the Securities and Exchange Commission. EyeSys shall furnish its shareholders with a Proxy
Statement/Prospectus for a special meeting of the shareholders of such company, to be held on or about June 15, 1997, or as soon thereafter as is practicable.

  (b) EyeSys shall provide Premier with such audited financial statements and other information concerning EyeSys (including updated financial information, if required by applicable securities laws) as may be required in order to accurately prepare the Registration Statement, and Premier shall have no obligation to file the Registration Statement until such information has been provided.

  2.7 Restrictions on Securities. The Premier Common Stock, Premier Class AA Options, Premier Class BB Options, and Premier Options issued to certain holders of Interests in EyeSys shall be subject to the following agreements:

  (a) the Lock-Up Agreement, executed by the EyeSys stockholders listed on
Schedule 2.7 (the "EyeSys Stockholders") in the forms attached hereto as Exhibit C-1 (for holders of 5% or more of the EyeSys Shares, on an as-converted basis) or Exhibit C-2 (for holders of less than 5% of the EyeSys Shares, on an as-converted basis) (collectively, the "EyeSys Lock-Up Agreements"); and

  (b) the Escrow Agreement.

  2.8 Surrender and Exchange of Outstanding Certificates, Premier Warrants for EyeSys Warrants and Premier Options for EyeSys Options; Status of Outstanding Certificates. The conversion of the EyeSys Notes, the EyeSys Common Stock and Preferred Stock into the right to receive Merger Shares and additional securities under Section 2.2(d), as provided for by this Agreement, shall occur automatically at the Effective Time without further action by the holders thereof. Until surrendered, each certificate that prior to the Effective Time represented shares of EyeSys Common Stock and Preferred Stock, as well as each EyeSys Note, will be deemed to evidence the right to receive the number of shares of Premier Common Stock or additional securities into which such EyeSys Common Stock, Preferred Stock or EyeSys Note have been converted. Premier shall, within ten (10) business days after the Effective Time, use reasonable efforts to notify each holder of a certificate or certificates theretofore representing a share or shares of EyeSys Common Stock, Preferred Stock and EyeSys Notes to surrender all of such holder's certificates or EyeSys Notes, as the case may be, to Premier. Following such surrender, and promptly after the determination required by Section 2.2(d) has been made, such holder shall be entitled to receive in exchange a certificate or certificates representing the Merger Securities into which such shares or EyeSys Notes have been converted.

  2.9 Appraisal Rights. Holders of EyeSys Common Stock or Preferred Stock who have complied with all requirements for perfecting the appraisal rights as set forth in the Delaware General Corporation Law shall be entitled to their rights under such laws. EyeSys shall give Premier prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instrument in respect thereof received by EyeSys.

  2.10 Reorganization. The parties intend to adopt the Agreement as a plan of reorganization and to consummate the Merger in accordance with Section 368(a) of the Code. To the best of its knowledge, EyeSys believes that (a) the fair market value of the Merger Shares and other consideration received by each EyeSys shareholder from Premier in respect of the Merger is approximately equal to the fair market value of the Interests in EyeSys surrendered in the exchange, and (b) that the fair market value of the assets of EyeSys after the Effective Time will equal or exceed the sum of the liabilities to which the transferred assets are subject.

  2.11 Articles and Certificate of Incorporation; Bylaws; Directors and Officers of Premier and the Surviving Corporation.

  (a) The Articles of Incorporation of Premier as in effect as of the date of this Agreement shall be the Articles of Incorporation of Premier after the Merger, unless and until thereafter amended. The Certificate of Incorporation of EyeSys, modified as indicated in the Certificate of Merger, shall be the Certificate of Incorporation of EyeSys as the surviving corporation after the Merger, unless and until thereafter amended.

  (b) The Bylaws of Premier as in effect immediately prior to the Effective Time shall be the Bylaws of Premier after the Merger, unless and until thereafter amended. The Bylaws of PAI in effect immediately prior to the Merger shall be the Bylaws of EyeSys as the surviving corporation after the Merger, unless and until thereafter amended.

  (c) The directors and officers of Premier immediately following the Effective Time of the Merger shall be the same as the directors and officers of Premier immediately prior to the Merger, until their successors are elected or appointed and qualified, except as set forth in Section 5.15.

  (d) The officers of EyeSys as the surviving corporation immediately following the Effective Time of the Merger shall be as follows until their successors are elected or appointed and qualified:

      Rom Rao             President and Director

      Michael Hiebert     Secretary and Chief Financial Officer

The directors of EyeSys as the surviving corporation immediately following the Effective Time shall be those persons specified by Premier at the Closing.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF EYESYS

  Except as set forth in the EyeSys Letter, which disclosures shall be deemed representations and warranties hereunder, EyeSys represents and warrants to Premier and PAI as follows:

  3.1 Organization and Standing.

  (a) EyeSys is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

  (b) EyeSys has delivered to Premier and PAI complete and accurate copies of its current Certificate of Incorporation and Bylaws, and minutes of all of its directors' and shareholders' meetings. EyeSys' stock books provided to Premier and PAI are complete and accurate as of the date hereof.

  3.2 Capitalization.

  (a) EyeSys' current outstanding capitalization (common stock, preferred stock, warrants and options and any other issued or granted security) is as set forth in the EyeSys Letter. The EyeSys Letter accurately describes the vesting schedules associated with EyeSys Options and states the number of shares of EyeSys Common Stock which may be acquired pursuant to unvested EyeSys Options. EyeSys has advised Premier in writing of the residence of any holder of an Interest in EyeSys if such residence is outside of the United States. EyeSys does not have in effect any stock appreciation rights plan and no stock appreciation rights are currently outstanding.

  (b) Other than as set forth in the EyeSys Letter, EyeSys does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents or other rights to purchase or otherwise acquire any of EyeSys' capital stock or other securities.

  (c) All of the issued and outstanding shares of EyeSys Common Stock and EyeSys Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and such common and preferred stock has been issued in full compliance with all applicable federal and state securities laws. All of EyeSys' incentive stock options have been issued in compliance with all laws, rules and regulations necessary to preserve such incentive stock option treatment. All EyeSys Options have been issued in accordance with EyeSys' current stock option plan.

  (d) Except for any restrictions imposed by applicable state and federal securities laws, and except as set forth in the EyeSys Letter, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of EyeSys Common or Preferred Stock.

  (e) Except as set forth in the EyeSys Letter, (i) none of the holders of EyeSys Option or EyeSys Warrants has registration rights, and (ii) EyeSys is not and will not be under any obligation to register under the Securities Act any shares of EyeSys Common or Preferred Stock or any other of its securities that might be issued in the future if the Merger were not consummated.

  (f) Except as set forth in the EyeSys Letter, EyeSys is neither a party nor subject to any agreement or understanding, and, to EyeSys' knowledge, there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any security.

  (g) Except as set forth in the EyeSys Letter, there have not been and nor are there outstanding any adjustments made or required to be made to the conversion prices of the Preferred Stock from those set forth in EyeSys' Restated Certificate of Incorporation (the "EyeSys Certificate of Incorporation"). The number of Merger Securities into which each share of EyeSys Common Stock, Preferred Stock and the EyeSys Notes convert pursuant to Section 2.2 of this Agreement is consistent with that which the holders of the respective Interests in EyeSys are entitled to under the amendments to the EyeSys Notes and the First Amendment to the Restated Certificate of Incorporation of EyeSys. Upon obtaining the approvals and consents described in Section 2.1(a) of this Agreement, (i) the EyeSys Notes shall have been duly amended and such amended EyeSys Notes shall be the legal, valid and binding obligation of EyeSys and the holders of the EyeSys Notes, and (ii) the First Amendment to the Restated Certificate of Incorporation of EyeSys shall have been duly adopted in accordance with Delaware Law upon the filing with the Secretary of State for the State of Delaware.

  3.3 Subsidiaries. EyeSys neither owns nor controls, directly or indirectly, any corporation, partnership, business, trust or other entity.

  3.4 Authority, Approval and Enforceability.

  (a) Subject to obtaining the approval of the holders of EyeSys Common Stock, Preferred Stock and the holders of the EyeSys Notes required pursuant to
Section 2.1(a), EyeSys has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all corporate action on its part necessary for such execution, delivery and performance has been duly taken.

  (b) Subject to obtaining all necessary consents, the execution and delivery by it of this Agreement do not, and the performance and consummation of the transactions contemplated by this Agreement shall not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of the EyeSys Certificate of Incorporation, the First Amendment to the Restated Certificate of Incorporation of EyeSys or its Bylaws, or any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment, or any agreement, lease, license, permit or other instrument to which it is a party or to which any of its assets is subject, the breach, violation, default, termination or forfeiture of which could or would result in a Material Adverse Effect.

  (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on its part for the consummation by it of the transactions contemplated by this Agreement, except the filing of the First Amendment to the Restated Certificate of Incorporation of EyeSys and the Certificate of Merger in the office of the Secretary of State of the State of Delaware.

  (d) Subject to Premier, PAI and EyeSys obtaining the approvals identified in
Section 2.1, this Agreement is the legal, valid and binding obligation of EyeSys, enforceable against EyeSys in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the availability of equitable remedies.

  3.5 Financial Statements.

  (a) Except as set forth in the EyeSys Letter, EyeSys has delivered to Premier and PAI complete copies of its consolidated balance sheets as at December 31 for calendar years 1991 through 1995 and the related statements of operations, shareholders' equity and cash flows for the calendar years 1990 through 1995 and the notes thereto, accompanied by the auditors' report containing the unqualified opinion of its independent certified public accountants. Prior to the Closing, EyeSys shall deliver to Premier and PAI a complete copy of its consolidated balance sheets as at December 31, 1996, and the related statements of operations, shareholders equity and cash flows for the calendar year 1996 and the notes thereto, accompanied by the auditor's report containing the opinion of its independent certified public accountants, containing a "going concern" qualification (the "1996 Financials"). The financial statements described above are referred to herein, collectively as the "Audited Financials." EyeSys' Audited Financials are (or, with respect to the 1996 Financials, will be) complete and correct in all material respects and present fairly its consolidated financial position as of those dates and the results of its operations and cash flows for the years then ended, in conformity with GAAP applied on a consistent basis.

  (b) EyeSys has delivered to Premier and PAI an unaudited consolidated balance sheet as of December 31, 1996 and the related unaudited statements of operations, shareholders' equity and cash flows for the twelve (12) months then ended (the "Interim Financials"). EyeSys' Interim Financials are complete and correct in all material respects (notwithstanding any annotations in the EyeSys Letter schedule of accounts receivable) and present fairly its financial condition as of December 31, 1996 and the results of its operations and cash flows for the twelve (12) months then ended, in conformity with GAAP applied on a basis consistent with its Audited Financials (except for the absence of notes thereto and subject to normal year-end audit adjustments, which are not material). The Audited Financials and the Interim Financials are hereinafter collectively referred to as the "EyeSys Financials."

  (c) There are no debts, liabilities or claims against EyeSys as of the dates of the EyeSys Financials that are not currently reflected in such EyeSys Financials, contingent or otherwise, which are or would be of a nature required to be reflected in a balance sheet prepared in accordance with GAAP. All deferred taxes of EyeSys are properly accounted for in the EyeSys Financials, in accordance with GAAP. EyeSys' revenue recognition policies with respect to the EyeSys Financials have been made in accordance with GAAP. All of EyeSys' general ledgers, books and records are located at EyeSys' principal place of business. EyeSys does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of EyeSys.

  (d) Subject to any reserves set forth in the EyeSys Financials, all of the accounts receivable and notes receivable owing to EyeSys, as of the date hereof, constitute and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay, or other rights of set-off against any thereof. Except as set forth in the EyeSys Letter, there is (i) no account debtor nor note debtor delinquent in its payment by more than 60 days, (ii) no account debtor nor note debtor that has refused (or, to the best knowledge of EyeSys, threatened to refuse) to pay its currently outstanding obligations to EyeSys for any reason, (iii) to the best knowledge of EyeSys, no account debtor nor note debtor that is insolvent or bankrupt, and (iv) no account receivable nor note receivable pledged to any third party by EyeSys.

  (e) Except for any Transaction Costs, all accounts payable and notes payable by EyeSys to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, there is no such account payable nor note payable delinquent in its payment, except as set forth in the EyeSys Letter, or any update thereto prior to the Closing.

  3.6 Material Changes. Since December 31, 1996, except as set forth in the EyeSys Letter, there has not been:

    (a) any material change in its assets, liabilities, financial condition, or operating results from that reflected in the Financials, except changes in the ordinary course of business that have not been, in the aggregate, material; nor any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting its business, properties, prospects, or financial condition (as such business is presently conducted and as it is proposed to be conducted);

    (b) any waiver or compromise by it of a valuable right or of a debt owed to it; nor any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by it, except in the ordinary course of business and that is not material to its business, properties, prospects, or financial condition (as such business is presently conducted and as it is proposed to be conducted);

    (c) any material change to a material contract or material arrangement by which it or any of its material assets is bound or subject; any material change in any compensation arrangement or agreement with any employee, consultant, officer, director or shareholder; any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets; nor notification that there has been a loss of or material order or contract cancellation by any of its customers;

    (d) any resignation or termination of employment of any of its key officers or employees; and EyeSys, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or employee;

    (e) any mortgage, pledge, transfer of a security interest in, or lien created by it, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; any loans or guarantees made by it to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; nor any declaration, setting aside or payment or other distribution in respect of any of its capital stock, nor any direct or indirect redemption, purchase, or other acquisition of any of such stock by it;

    (f) any other event or condition of any character that would result in a Material Adverse Effect; nor (other than in the ordinary course of business) any agreement or commitment by it to do any of the things described in this Section 3.6.

  3.7 Returns. EyeSys has not had any of its products returned by a purchaser or user thereof other than for minor, nonrecurring warranty problems. Except as set forth in the EyeSys Letter, EyeSys is not aware of any pending warranty claims. The reserves reflected on the EyeSys Financials for future warranty claims are adequate to provide for future warranty claims on products sold by EyeSys through the date of the EyeSys Financials.

  3.8 Properties and Inventories.

  (a) EyeSys has good and marketable title to and the right to use all of the assets used in its operations or necessary for the conduct of its business, as reflected in the EyeSys Financials, free and clear of any mortgages, pledges, security interests, licenses, encumbrances, restrictions or adverse claims, except as disclosed in the notes to its Financials, except for the lien of taxes not yet due and payable, and except as set forth in the EyeSys Letter. All of the physical assets reflected on its balance sheets included in the EyeSys Financials are valued therein at the lower of fair market value or the amount computed under other EyeSys financial reporting policies (and, for such purposes, taking into account any obsolescence of such assets), are in the possession of EyeSys, and will be in the possession of EyeSys at the Closing (except for inventory sold in the ordinary course of business). All of such physical assets are in good operating condition, normal wear and tear excepted.

  (b) Since September 30, 1996, there has not occurred any transfer of title other than in the ordinary course of business, any abandonment, any pilferage or any other material loss with respect to, any of its property, plant or equipment.

  (c) Included in the EyeSys Letter is a true and correct list of all of the physical assets (including fixed assets) owned by EyeSys having a net book value in excess of $5,000. EyeSys does not own any real property. All improvements on leased property used in the business of EyeSys and the present use thereof are in accordance with all applicable laws. The net book value of any fixed assets owned by EyeSys has not been written up nor down, other than pursuant to depreciation or amortization expense in accordance with its historical practice.

  (d) The EyeSys Letter lists all real property leases to which EyeSys is a party. Assuming due authorization, execution and delivery by the other parties thereto, such leases are legal, valid, binding and enforceable in accordance with their respective terms (except as limited by bankruptcy, insolvency, reorganization or other laws of general application affecting creditors' rights generally). EyeSys has a valid and subsisting leasehold interest in its leased real property, free and clear of all material encumbrances. Neither EyeSys nor, to the knowledge of EyeSys, any other party to any of such leases, is in material default under any of such leases, or has performed any act or omitted to perform any act which act or omission, with notice or lapse of time or both, will become a material default thereunder.

  3.9 Insurance. EyeSys maintains policies of insurance covering its assets, properties, business and liabilities in types and amounts customary for similarly sized companies engaged in similar businesses. EyeSys is in compliance with each of such policies, such that none of the coverage provided under such policies has been invalidated. EyeSys has fully paid all premiums and other payments which have become due to its insurers. The EyeSys Letter contains a complete and accurate list of all insurance policies, bonds and surety instruments. To the knowledge of EyeSys, there is no threat by any of the insurers to terminate or materially increase the premiums payable under any of such insurance policies due to the activities or loss experience of EyeSys.

  3.10 Purchase, Sale and Other Agreements.

  (a) Except as described in the EyeSys Letter, EyeSys is not a party to nor subject to any:

    (i) agreement for the purchase of inventory, supplies, or equipment, other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $10,000 or as have been entered into in the ordinary course of the business of EyeSys;

    (ii) lease or ownership of equipment, machinery or other personal property;

    (iii) agreement for the sale or lease of products or furnishing of its services, except individual purchase orders or aggregate purchase orders from a single customer involving payments of less than $10,000, or as have been entered into in the ordinary course of the business of EyeSys;

    (iv) joint venture, partnership or other contract or arrangement involving the sharing of profits;

    (v) agreement relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets or securities by any other person or of any other person by it other than as contemplated herein;

    (vi) agreement containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity or compete with any person or entity;

    (vii) agreement presently in effect pursuant to which it has appointed any organization or person to act as its distributor or sales agent or pursuant to which it has been appointed a distributor or sales agent by any third party;

    (viii) agreement with any of its officers, directors or affiliates, other than stock option or stock purchase plans or agreements or proprietary information or consulting or independent contractor agreements;

    (ix) agreement for the license of any patent, copyright, trade secret or other proprietary right or indemnification by it with respect to infringements of proprietary rights, except employee or consultant proprietary information agreements and except for those end-user licenses sold in the ordinary course of business by EyeSys in connection with the sale of its products;

    (x) agreements involving payments to or obligations of it, not otherwise described in this Section 3.10, in excess of $10,000 (other than agreements for the sale of inventory in the ordinary course of business); or

    (xi) agreements of indebtedness, capital equipment leases or guarantees of the obligations of others.

  (b) To the best of EyeSys' knowledge, except as set forth in the EyeSys Letter, no party to any such contract, agreement or arrangement intends to cancel, withdraw, modify or amend such agreement or arrangement or return a product for reimbursement or discontinue any provision of agreed-upon services.

  (c) Except as described in the EyeSys Letter, EyeSys has performed all material obligations required to be performed by it on or prior to the date hereof under each contract, obligation, commitment, agreement, undertaking, arrangement or lease referred to in this Agreement (including, without limitation, the Loan Agreement) or the EyeSys Letter, and it is not in default, breach nor violation thereunder, or under any other agreements to which it is a party, except for such defaults, breaches, or violations under such instruments or obligations that would not have a Material Adverse Effect.

  3.11 Intellectual Property Rights.

  (a) EyeSys has complete and undisputed title and ownership and the right to utilize all patents, trademarks, license rights, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for or used in its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. All of EyeSys' patents, trademarks, license rights, service marks, trade names and copyrights, whether or not registered, are identified in the EyeSys Letter. Except as disclosed in the EyeSys Letter, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is it bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. It has not received any communications nor is it aware of any entity alleging that it has violated or, by conducting its business as proposed, would violate any Intellectual Property of any other person or entity. It is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of EyeSys or that would conflict with its business as proposed to be conducted. EyeSys does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or persons it currently intends to hire as service providers) made prior to their employment by it. The EyeSys Letter sets forth all patents, patent applications, trademarks (registered or unregistered), license agreements, independent contractor or consulting agreements and any other Intellectual Property that requires a consent or waiver to consummate the transactions contemplated in this Agreement. All of EyeSys' license agreements with respect to its Intellectual Property are in writing and evidence legitimate ownership of such rights in EyeSys. All royalty obligations of EyeSys are listed in the EyeSys Letter. No claims for royalties have been, are or will be asserted against EyeSys. No invention that is shown as being owned by any individual service provider of EyeSys is necessary for the conduct of EyeSys' business.

  (b) EyeSys is not making use of any confidential information of third parties nor any confidential information in which any of its present or, to its actual knowledge, past employees or other service providers, has claimed a proprietary interest; and EyeSys is not actually aware of any facts that would give rise to such a claim.

  (c) Without limiting the generality of the foregoing representations, except as described in the EyeSys Letter, EyeSys expressly represents and warrants that:

    (i) EyeSys has satisfied all obligations pursuant to any and all consulting agreements;

    (ii) EyeSys has no present or future liability under any agreement to (x) provide indemnification for infringement of any third-party rights or otherwise; or (y) provide updates, enhancements, modifications, bug fixes, support, maintenance or the like of any products, or technology;

    (iii) Except as disclosed in the EyeSys Letter, as of the date of this Agreement, EyeSys has not entered into nor negotiated with others to enter into any consulting agreements, software development agreements, license agreements or similar agreements;

    (iv) EyeSys has retained all rights, title and interest (including, without limitation, rights to derivatives, modifications, updates and enhancements) to the components necessary for its business as now conducted and as proposed to be conducted in the future;

    (v) EyeSys knows of no facts or circumstances which would materially and adversely affect the validity or enforceability of any of its patents, trademarks, or copyrights;

    (vi) All fees and filings necessary to keep the patents, copyrights and trademarks of EyeSys in full force and effect, including without limitation, patent maintenance fees and annuity fees, have been duly and properly paid or executed;

    (vii) All applications of EyeSys for patents, trademark registrations and copyright registrations were properly filed in compliance with the applicable laws of the countries in which they were filed;

    (viii) All information known to EyeSys to be material to the patentability of the claims of EyeSys' U.S. patents and U.S. patent applicable was submitted to the United States Patent and Trademark Office in accordance with the duty of candor and good faith set forth in 37 C.F.R.
  (S)1.56;

    (ix) EyeSys has taken reasonable precautions to safeguard the confidentiality of its trade secrets;

    (x) All copyrightable material used in EyeSys products were either authored solely by employees of EyeSys within the scope or their employment or authored by nonemployees with the copyright rights assigned in writing to EyeSys; and

    (xi) The manufacturing, distribution, promotion and/or activities of EyeSys as its business is presently conducted or proposed to be conducted, does not violate any intellectual property rights, including without limitation patent rights, of any other person or entity.

  3.12 Employees and Employee Benefit Plans.

  (a) Other than as set forth in the EyeSys Letter regarding employee benefit plans, programs or arrangements maintained or sponsored by EyeSys (such plans, the "Employee Plans"), neither EyeSys nor any entity or trade or business which together with EyeSys is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code (its "ERISA Affiliates") is a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, any bonus (whether payable in cash or stock), stock option, stock purchase or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan, severance or other employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. EyeSys is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

  With respect to each such Employee Plan, EyeSys has furnished to Premier and PAI or their counsel complete and accurate copies of the plan documents (including plan amendments currently under consideration, trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications), and all IRS Forms 5500 filed with respect to any Employee Plans.

  (b) With respect to each of the Employee Plans subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(l) of ERISA, EyeSys has prepared in good faith and timely filed all requisite governmental reports, and has properly and timely posted or distributed all notices and reports to employees required to be filed, posted or distributed with respect to each such Employee Plan.

  (c) Each such Employee Plan has at all times been operated and administered in all material respects in accordance with its terms and all applicable laws, including but not limited to, ERISA and the Code.

  (d) Each Employee Plan that is intended to be qualified under Code Section 401(a) ("EyeSys Pension Plan") has received a favorable determination letter from the Internal Revenue Service that such Employee Plan is qualified under Code Section 401(a) and that the trust under such Employee Plan is exempt from tax under Code Section 501(a). EyeSys knows of no reasonable basis for the disqualification of any EyeSys Pension Plan from exemption under Section 401(a) of the Code.

  (e) Neither EyeSys nor any EyeSys Pension Plan, nor any fiduciary, trustee thereof nor, to the best knowledge of EyeSys, the administrator thereof or any party in interest (as defined in Section 3(14) of ERISA) or disqualified person (as defined in Section, 4975(e)(2) of the Code) with respect to such plan has engaged in any transaction which would subject EyeSys, the EyeSys Pension Plan, any trust created under such plan, or any trustee or administrator thereof, or any party dealing with such EyeSys Pension Plan or any such trust, to either civil liability or a civil penalty assessed pursuant to Section 409 or 502 of ERISA, or a tax imposed pursuant to Section 4975, 4976 or 4979 of the Code. EyeSys has no knowledge of any breach of fiduciary duties owed to EyeSys Pension Plan participants pursuant to the provisions of Part 4 of Title I of ERISA.

  (f) There are no pending claims by or on behalf of any of the EyeSys Employee Plans, by any employee or beneficiary covered under any such EyeSys Employee Plan, or otherwise involving any such EyeSys Employee Plan (other than claims for benefits in the ordinary course).

  (g) No EyeSys Pension Plan is subject to Section 412 of the Code nor Title IV of ERISA.

  (h) There are no strikes or labor disputes pending or threatened by nor any attempts at union organization of any EyeSys employees.

  (i) The EyeSys Letter includes a full and complete list of all directors, officers and employees of EyeSys as of the date of this Agreement, specifying their names and job titles. The EyeSys Letter provides accurate information to Premier and PAI regarding the total amount of base salary, whether it is fixed or commission or a combination thereof with respect to each of the foregoing. Except as set forth in the EyeSys Letter, the employment of each of EyeSys' employees is "at will" employment, except as may be required to the contrary under applicable law. Except as set forth in the EyeSys Letter, EyeSys does not have any obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, except as set forth in the EyeSys Letter, no severance pay will become due to any EyeSys employees under any EyeSys agreement, plan or program as a result of the Merger. EyeSys does not owe and has not accrued any bonuses or vacation pay or retirement benefits to employees or former employees, other than as set forth on the payroll records delivered by EyeSys to Premier and PAI prior to the Closing.

  (j) EyeSys has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") applicable to its employees prior to the Effective Time of the Merger.

  3.13 Environmental and Safety Laws. Except as described in the EyeSys Letter, there are no Hazardous Substances (as hereinafter defined) at any of the facilities owned or used by EyeSys. The EyeSys Letter describes the way in which EyeSys disposes of any Hazardous Substances used by it, including the names and locations of any offsite storage or disposal facilities used by EyeSys. EyeSys has not released, discharged nor disposed of Hazardous Substances on or under any of such facilities or on or under any premises previously occupied by EyeSys during the period in which such facilities have been owned or used by EyeSys. The facilities owned or used by EyeSys do not now contain, nor did such facilities or any premises previously occupied by EyeSys contain, any underground storage tanks for any Hazardous Substances. EyeSys has complied and is in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, use, sale, storage, handling, transfer and disposal of any Hazardous Substances. EyeSys has not been alleged to be in violation of, nor been subject to any administrative, judicial or regulatory proceeding pursuant to, such laws or regulations either now or any time during the past twenty-four months. No Claims have been or are currently asserted against EyeSys nor, to EyeSys' knowledge, will be asserted against EyeSys after the Effective Time, based on EyeSys' acts or failures to act prior to the Effective Time with respect to Hazardous Substances.

  3.14 Proprietary Information and Inventions and Confidentiality Agreements. Each employee, officer and director of EyeSys has executed a confidentiality agreement and all of the employees, officers and directors (not including non-employee directors) of EyeSys have executed a proprietary information and inventions agreement. Copies of such agreements have been provided to counsel to Premier and PAI. EyeSys is not aware that any of such persons is in violation thereof.

  3.15 Powers of Attorney. Except as set forth in the EyeSys Letter, no person holds a power of attorney from EyeSys.

  3.16 Compliance with Laws and Permits; Regulatory Matters. Except where the failure to so comply would not have a Material Adverse Effect, EyeSys has all valid and current permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments (and each is in full force and effect) and EyeSys has made all filings and registrations and the like necessary or required by law to conduct its business as presently conducted. EyeSys has not received any governmental notice within two years of the date hereof of any violation by EyeSys of any such laws, rules, regulations or orders. Except where the failure to comply would not have a Material Adverse Effect, (a) EyeSys is not in default or noncompliance under any such permits, consents, or similar instruments, and (b) the business and operations of EyeSys are in compliance with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity. Without limiting the generality of the foregoing, all of the products presently marketed by EyeSys have been approved or cleared to market pursuant to valid and subsisting Premarket Approval or Section 510(k) Clearances issued by the United States Food and Drug Administration ("FDA"). EyeSys has never conducted any clinical trials which have required Investigational Device Exemptions ("IDE's"). EyeSys is unaware of any medical complications arising in connection with or resulting from clinical trials conducted by EyeSys either directly or under its direction, or from the use of its products following FDA approval or clearance, except as set forth in the EyeSys Letter. No complaints have been received by EyeSys with respect to such procedures, and no Medical Device Reports have been filed by EyeSys or have been required to be filed. The design, manufacture and distribution of all of EyeSys' products has been conducted, and shall continue through the Closing Date to be conducted, in accordance with "good manufacturing practices" as required by the FDA.

  3.17 Absence of Litigation. Except as disclosed in the EyeSys Letter, neither EyeSys nor, to the best of its knowledge, any of its officers or directors is engaged in, or has been threatened with, any litigation, arbitration, investigation or other proceeding relating to it, its employee benefit plans, property, business, assets, licenses, permits or goodwill, or against or affecting the Merger or the actions taken or contemplated in connection therewith, nor, to the best of its knowledge, is there any reasonable basis therefor. There is no action, suit, proceeding or investigation pending or threatened against EyeSys that questions the validity of this Agreement or the Agreement of Merger or the right of EyeSys to enter into this Agreement or the Agreement of Merger or to consummate the transactions contemplated hereby or thereby or which might result in any Material Adverse Effect. The foregoing includes actions pending or threatened (or any reasonable basis therefor known to it) involving any dispute with its consultants or the prior employment of any of its employees, their use in connection with its business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by EyeSys currently pending, nor which it intends to initiate. Neither EyeSys nor, to the best of its knowledge, any of its officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person which would have a Material Adverse Effect.

  3.18 No Brokers. Except with respect to the fees payable to Cowen which are included in the Transactional Costs, EyeSys is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger nor in connection with any transaction contemplated hereby or thereby.

  3.19 The Registration Statement and Proxy Statement/Prospectus. The information supplied by EyeSys for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by EyeSys for inclusion in the Proxy Statement/Prospectus to be sent to the holders of interests in EyeSys will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Interests in

EyeSys, at the time of the EyeSys Stockholder Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statement made therein not false or misleading. If at any time prior to the Effective Time any event relating to EyeSys or any of its respective affiliates, officers or directors should be discovered by EyeSys which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, EyeSys shall promptly inform Premier and PAI. The Proxy Statement/Prospectus, including all financial statements of EyeSys required to be included therein, shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, EyeSys makes no representation or warranty with respect to any information supplied or required to be supplied by Premier or PAI which is contained in any of the foregoing documents.

  3.20 Taxes.

  (a) Definitions. For purposes of this Agreement:

    (i) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other expressed or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

    (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

  (b) EyeSys has properly completed and filed on a timely basis all Returns required to be filed on or prior to the date of this Agreement. As of the time of filing, the foregoing Returns properly reflected the applicable facts then known to EyeSys regarding its income, business, assets, operations, activities, status or any other information required to be shown thereon. No extension of time within which to file any Return that has been required to be filed has failed to be requested and granted. EyeSys will properly complete and file on a timely basis all Returns required to be filed on or prior to the Closing.

  (c) With respect to all Taxes imposed upon EyeSys, or for which EyeSys is or was liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the date of Closing, EyeSys has fully complied with all applicable tax laws and agreements, and except as set forth in the EyeSys Letter, all such amounts required to be paid by EyeSys to taxing authorities, on or before the date of this Agreement, have been paid. EyeSys does not owe any taxes on compensation paid to any of its employees.

  (d) No issues have been raised (nor are currently pending) by any taxing authority in connection with any of the Returns. No extensions nor waivers of statutes of limitations with respect to the Returns have been given by or requested from EyeSys. Except to the extent indicated in the EyeSys Letter, all deficiencies asserted or assessments made as a result of any state or federal income tax examinations have been fully paid, or are fully reflected as a liability in the Financials of EyeSys, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financials of EyeSys.

  (e) Except as set forth in the EyeSys Letter, there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of EyeSys. EyeSys is not a party to or bound by (nor will EyeSys become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement. EyeSys has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. EyeSys has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) nor agreed to have
Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

  (f) EyeSys has not elected to be treated as an S Corporation pursuant to
Section 1362(a) of the Code. None of the assets of EyeSys is property that EyeSys is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of EyeSys directly or indirectly secures any debt the interest on which is tax-exempt under Section 103 (a) of the Code. None of the assets of EyeSys is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

  (g) EyeSys has not made and has not agreed to make a deemed dividend election under Treas. Reg. (S)1.1502-32(f)(2) nor a consent dividend election under Section 565 of the Code. EyeSys has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of any applicable state or foreign tax laws by reason of a change in accounting method or otherwise. EyeSys has not participated in (and has not agreed to participate in) an international boycott within the meaning of Section 999 of the Code.

  (h) EyeSys is not a party to any agreement, contract, arrangement or plan that has resulted or would result, whether separately or in the aggregate, in connection with the Merger, or with any change of control of EyeSys or any other transaction contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code. To the best knowledge of EyeSys, except as set forth in the EyeSys Letter, no Shareholder of EyeSys is other than a United States person within the meaning of the Code. EyeSys does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, and EyeSys has not engaged in a trade or business within any foreign country.

  (i) Except as set forth in the EyeSys Letter, EyeSys is not party to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

  (j) The unpaid Taxes of EyeSys do not exceed any reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in EyeSys' balance sheets as at December 31, 1995 and September 30, 1996, as adjusted for the passage of time through the Effective Time in good faith in accordance with the past custom and practice of EyeSys. No Tax liability of EyeSys has been incurred since December 31, 1995, other than in the ordinary course of business, and an adequate reserve on the Financials has been made for all Taxes since that date.

  (k) After the date of this Agreement, no material election with respect to Taxes shall be made by EyeSys without the prior written consent of Premier and PAI.

  (l) The liabilities of EyeSys to which the transferred assets of EyeSys are subject were incurred by EyeSys in the ordinary course of its business.

  (m) To the best knowledge of EyeSys, there is no plan or intention on the part of the shareholders of EyeSys to sell, exchange, or otherwise dispose of such number of the Merger Shares as would reduce the EyeSys shareholders' ownership of shares of Premier Common Stock to a number of shares having a value, determined as of the Effective Time, of less than 50% of the value, determined as of the Effective Time, of all of the shares of EyeSys Common and Preferred Stock outstanding immediately prior to the Effective Time. For purposes of this representation, shares of EyeSys Common or Preferred Stock exchanged for cash or other property surrendered by dissenters, shall be treated as outstanding EyeSys Common or Preferred Stock at the Effective Time of the Merger. Moreover, shares of EyeSys Common or Preferred Stock and shares of Premier Common

Stock held by EyeSys shareholders as of the date hereof and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

  (n) EyeSys is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

  (o) At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by EyeSys immediately prior to the Merger will be held by the surviving corporation immediately after the Merger. For the purpose of determining the percentage of EyeSys' net and gross assets held by the surviving corporation immediately following the Merger, the following assets will be treated as property held by EyeSys immediately prior to the Merger that is not held by the surviving corporation subsequent to the Merger: (i) assets disposed of by EyeSys prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by EyeSys, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Premier regarding the Merger); (ii) assets disposed of after the Merger pursuant to a binding obligation entered into by EyeSys before the Merger and in contemplation thereof, other than in the ordinary course of business; (iii) assets used by EyeSys to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger; and (iv) assets used to make distribution, redemption or other payments in respect of EyeSys capital stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

  (p) EyeSys has not sold, exchanged or discontinued any line or lines of business with a value representing in the aggregate more than 25% of the current fair market value of the total assets of EyeSys as of the Closing.

  3.21 Other Taxes.

  (a) The hours worked by and payments made to EyeSys' employees have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local labor laws.

  (b) All payments due from EyeSys on account of employee health and welfare insurance have been paid or accrued as a liability on its balance sheets included in the EyeSys Financials.

  (c) All severance and vacation payments which are or were due and payable by EyeSys under the terms of any agreement have been paid or accrued as a liability on its balance sheets included in the EyeSys Financials.

  3.22 Compliance with Instruments. EyeSys is not in violation of or conflict with, breach of or in default under (either with the giving of notice or the passage of time or both) any term or provision of the EyeSys Certificate of Incorporation or its Bylaws.

  3.23 Foreign Status. EyeSys is not a foreign corporation, foreign partnership, foreign trust or foreign establishment (as each such term is defined in the Code).

  3.24 Consents and Approvals. The EyeSys Letter lists all consents and approvals required for the execution and delivery of this Agreement by EyeSys and the consummation of the Merger by EyeSys, including those that are necessary because of the transactions contemplated by this Agreement or those which are necessary to avoid the loss of the rights to use EyeSys' Intellectual Property or other rights.

  3.25 Accounts Receivable. The EyeSys Letter lists all accounts receivable, unbilled invoices and other debts due or recorded in the records of EyeSys, as of April 7, 1997. Notwithstanding any annotations in the EyeSys Letter schedule of accounts receivable, at least 95% of the amount of all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of EyeSys as being due to EyeSys as at the date of this Agreement will be good, payable and collectible in full in the ordinary course of business within ninety (90) days after the Closing (or one hundred twenty
(120) days, with respect to receivables, invoices and debts due from foreign (non-U.S.) payors), net of applicable reserves as recorded on EyeSys' books on the date hereof; no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable or other debts is or will at the Closing be subject to any counterclaim or set-off. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of EyeSys which is consistent with GAAP applied on a consistent basis.

  3.26 Inventory. The inventories shown on the Financials as of December 31, 1995 and September 30, 1996 or thereafter acquired by EyeSys, consisted of items of a quantity and quality usable or salable in the ordinary course of business. The inventories are valued at the lower of cost or market value, determined in accordance with generally accepted accounting principles consistently applied and on a basis which is consistent with the past practices of EyeSys. Since December 31, 1996, EyeSys has continued to replenish inventories in a normal and customary manner consistent with past practices. EyeSys has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. Except as disclosed in the EyeSys Letter, EyeSys does not have any sole source suppliers and has been and is able to acquire component parts from multiple sources on a timely basis. The values at which inventories are carried reflect the inventory valuation policy of EyeSys which is consistent with its past practice and in accordance with GAAP applied on a consistent basis.

  3.27 No Undisclosed Liabilities. Except as set forth in the EyeSys Letter, there is no outstanding claim, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, other than: (a) the liabilities and obligations that are fully reflected, accrued or reserved against on the Financials for which the reserves are appropriate and reasonable; (b) liabilities incurred in the ordinary course of business since the date of the Financials, (c) Transactional Costs, or (d) contractual liabilities or obligations not required to be disclosed in the Financials prepared in accordance with GAAP.

  3.28 Related Party Transactions. Except as set forth in the EyeSys Letter, or otherwise reflected in the Capitalization Table included in the EyeSys Letter, no employee, officer or director of EyeSys or member of his or her immediate family is indebted to EyeSys, nor is EyeSys indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in the EyeSys Letter, to the best of EyeSys' knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which EyeSys is affiliated or with which EyeSys has a business relationship, or any firm or corporation that competes with EyeSys, except that the employees, officers or directors of EyeSys and members of their immediate families may own stock in publicly traded companies that may compete with EyeSys. No member of the immediate family of any officer or director of EyeSys is directly interested in any material contract with EyeSys.

  3.29 Distribution. All of EyeSys' international distributors for its products are identified in the EyeSys Letter. EyeSys has entered into written distribution agreements with each of such distributors, copies of which have been delivered to Premier. All of such agreements are in full force and effect. To EyeSys' knowledge, no such distributor intends or expects to materially reduce the volume of purchases of EyeSys' products from the amounts purchased during the fiscal year ended December 31, 1996.

When used in this Article 3, "knowledge" means information actually known or which should have been known by any one of the directors of EyeSys or any of the following: Youssef Wakil, Kenneth Carbonari, David Harley, Michel Ulsas, David Liu or Henry Kuehn after inquiry by such persons of EyeSys personnel who report to them.

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF PREMIER AND PAI

  Except as set forth in Premier Letter, which disclosures shall be deemed representations and warranties hereunder, each of Premier and PAI represents and warrants to EyeSys as follows:

  4.1 Organization and Standing.

    (a) Each of Premier and PAI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify could or would have a Material Adverse Effect.

    (b) Prior to Closing, each of Premier and PAI shall have delivered or made available to EyeSys complete and accurate copies of its current Certificates of Incorporation and Bylaws, as the case may be.

  4.2 Subsidiaries. Premier does not own or control, directly or indirectly, any corporation, partnership, business, trust or other entity, except Data.Site, LLC and PAI.

  4.3 Authority, Approval and Enforceability.

    (a) Subject to obtaining any required approvals of their respective stockholders, each of Premier and PAI has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and all corporate action on their respective parts necessary for such execution, delivery and performance has been duly taken.

    (b) Subject to obtaining all necessary consents, the execution and delivery by each of Premier and PAI, as the case may be, of this Agreement do not, and the performance and consummation of the transactions contemplated by this Agreement shall not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of or default, termination or forfeiture under) any terms or provisions of its current Articles of Incorporation or Bylaws, as the case may be, or any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment, or any agreement, lease or other instrument to which either is a party or to which any of its assets is subject, the breach, violation, default, termination or forfeiture of which could or would result in a Material Adverse Effect.

    (c) No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on its part for the consummation by each of Premier and PAI, as the case may be, of the transactions contemplated by this Agreement, except the filing of the First Amendment to the Restated Certificate of Incorporation of EyeSys, and the Certificate of Merger in the offices of the Secretaries of State of the States of Delaware and California.

    (d) Subject to Premier, PAI and EyeSys obtaining the approvals identified in Section 2.1 of this Agreement, this Agreement is the legal, valid and binding obligation of Premier and PAI, respectively, and enforceable against Premier and PAI in accordance with the respective terms hereof and thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the availability of equitable remedies.

  4.4 Financial Statements.

    (a) Premier has delivered or made available to EyeSys complete copies of its consolidated balance sheets as at March 31 for the fiscal years 1994 through 1996 and the related statements of operations, shareholders' equity and cash flows for the years ended on each March 31 for the years 1994 through 1996 and the notes thereto (collectively, the "Premier Audited Financials") accompanied by the auditors' report and the opinion of its independent certified public accountants. Premier's Audited Financials present fairly its consolidated financial position as of those dates and the results of its operations and cash flows for the years then ended, in conformity with GAAP applied on a consistent basis.

    (b) Premier has delivered to EyeSys an unaudited consolidated balance sheet as of December 31, 1996 and the related unaudited statements of operations for the nine (9) months then ended (the "Premier Interim Financials"). Premier's Interim Financials present fairly its financial condition as of December 31, 1996 and the results of its operations and cash flows for the nine (9) months then ended, in conformity with GAAP applied on a basis consistent with the Premier Audited Financials (except for the absence of notes thereto and subject to normal year-end audit adjustments which are not material). The Audited Financials and the Interim Financials are hereinafter collectively referred to as the "Premier Financials."

  4.5 Material Changes. Since December 31, 1996, there has not been any material change in Premier's assets, liabilities, financial condition or operating results from that reflected in the Premier Financials or the Registration Statement, except changes in the ordinary course of business that have not been, in the aggregate, material.

  4.6 Absence of Litigation. Neither Premier nor, to the best of its knowledge, any of its officers or directors is engaged in, or has been threatened with, any litigation, arbitration, investigation or other proceeding relating to it, its employee benefit plans, property, business, assets, licenses, permits or goodwill, or against or affecting the Merger or the actions taken or contemplated in connection therewith, nor, to the best of its knowledge, is there any reasonable basis therefor. There is no action, suit, proceeding or investigation pending or threatened against Premier that questions the validity of this Agreement or the right of Premier or PAI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby or which might result in any Material Adverse Effect. The foregoing includes, without limitation, actions pending or threatened (or any reasonable basis therefor known to Premier) involving the prior employment of any of its employees, their use in connection with its business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by Premier currently pending or which it intends to initiate. Neither Premier nor, to the best of its knowledge, any of its officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person which would or could have a Material Adverse Effect.

  4.7 No Brokers. Except with respect to the fees payable to Cowen pursuant to
Section 5.21, Premier is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

  4.8 Insurance. Premier maintains policies of insurance covering its assets, properties and business in types and amounts customary for similarly sized companies engaged in similar businesses. Premier is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated. Premier has fully paid all premiums and other payments which may be due to its insurers. The Premier Letter contains a complete and accurate list of all insurance policies, bonds and surety instruments. There is no threat by any of the insurers to terminate or materially increase the premiums payable under any of such insurance policies due to the activities or loss experience of Premier.

  4.9 Capitalization.

    (a) Premier's capitalization (common stock, preferred stock, warrants and options and any other issued or granted security) is as set forth in the Premier Letter. Premier does not have in effect any stock appreciation rights plan and no stock appreciation rights are currently outstanding.

    (b) Other than as set forth in the Premier Letter, Premier does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert, capital stock equivalents or other rights to purchase or otherwise acquire any of Premier's capital stock or other securities.

    (c) All of the issued and outstanding shares of Premier's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. All of Premier's incentive stock options have been issued in compliance with all laws, rules and regulations necessary to preserve such incentive stock option treatment. All of Premier's options have been issued in accordance with Premier's current stock option plans. None of Premier's options are entitled to be accelerated as a result of the Merger.

    (d) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, or other restriction on transfer applicable to any shares of Premier capital stock.

    (e) Except as described in the Premier Letter, Premier is not and will not be under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

    (f) Premier is not a party or subject to any agreement or understanding, and, to Premier's knowledge, there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any security.

  4.10 Compliance with Laws. The business and operations of Premier and PAI are in compliance with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity, except where the failure so to comply would not have a Material Adverse Effect. Each of Premier and Premier PAI has all valid and current permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments (and each is in full force and effect) and each of Premier and PAI has made all filings and registrations and the like necessary or required by law to conduct its business as presently conducted, except where the failure to maintain such permits and other instruments or to make such filings and registrations would not have a Material Adverse Effect. Neither Premier nor PAI has received any governmental notice within two years of the date hereof of any violation by it of any such laws, rules, regulation or orders. Neither Premier nor PAI is in material default or material noncompliance under any such permits, consents, or similar instruments.

  4.11 The Registration Statement and Proxy Statement/Prospectus. The Registration Statement pursuant to which the Premier Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Premier and PAI for inclusion in the Proxy Statement/Prospectus to be sent to the holders of Interests in EyeSys will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Interests in EyeSys, at the time of the EyeSys Stockholder Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statement made therein not false or misleading. If at any time prior to the Effective Time any event relating to Premier or PAI or any of their respective affiliates, officers or directors should be discovered by Premier or PAI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Premier and PAI shall promptly inform EyeSys. The Proxy Statement/Prospectus, including all financial statements of Premier and PAI required to be included therein, shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Premier and PAI make no representation or warranty with respect to any information supplied by EyeSys which is contained in any of the foregoing documents.

  4.12 Taxes.

    (a) Prior to the Merger, Premier will be in control of PAI within the meaning of Section 368(c) of the Code. Premier shall not cause or permit PAI to issue additional shares of its stock that would result in

  Premier losing control of PAI within the meaning of Section 368(c) of the Code. No stock of PAI will be issued in the Merger.

    (b) During its corporate existence, PAI has owned no assets, and prior to the Merger shall not own any assets other than the Merger Shares of Premier to be distributed in the Merger.

    (c) As of the date hereof and as of the Effective Time, Premier has no plan or intention to reacquire any of its stock issued in the Merger, other than the possible acquisition of the Escrow Shares pursuant to Article 7 hereof.

    (d) Premier shall not: liquidate PAI; merge PAI with or into another corporation; sell or otherwise dispose of the stock of PAI in any transaction other than this Merger, nor cause PAI to sell or otherwise dispose of any of the assets of EyeSys acquired in the Merger, except for dispositions made in the ordinary course of business transfers described in
  Section 368(a) of the Code, or other liquidations, dispositions or transfers which may be made without disqualifying the Merger as a tax-free reorganization under the Code. Following the Merger, Premier will cause EyeSys to continue the historic business of EyeSys or to use a significant portion of EyeSys' business assets in a business.

    (e) There is no intercorporate indebtedness existing between EyeSys and Premier nor between EyeSys and PAI that was issued, acquired, or will be settled at a discount. Premier is not an investment company as defined in
  Section 368(a)(2)(F)(iii) and (iv) of the Code.

  4.13 Shares Fully Paid and Non-Assessable. The shares of Premier Common Stock issuable to holders of Interests in EyeSys pursuant to Section 2.2, when issued as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights of any security holder of Premier.

  4.14 SEC Documents. Premier has furnished, or within 10 days of the date hereof shall furnish, EyeSys with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Premier with the SEC since November 1, 1994 (the "SEC Documents"), which are all the documents that Premier was required to file with the SEC under the Exchange Act since that date. The SEC Documents as of their respective dates complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, applicable to such SEC Documents, and none of the SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except to the extent that the information contained in Premier's Annual Report on Form 10-K for its fiscal year ended March 31, 1996 ("Form 10-K") has been revised or superseded by a later-filed SEC Document, or except as set forth in the Registration Statement or the Premier Letter, the Form 10-K does not currently contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Premier included in the SEC Documents as of their respective dates complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and subject to normally recurring audit adjustments.

                                   ARTICLE 5

                     COVENANTS OF PREMIER, PAI AND EYESYS

  Each of Premier, PAI and EyeSys, as the case may be, covenants to the other, except as expressly provided otherwise herein, as follows:

    5.1 Maintenance of Business.

      (a) During the period from the date hereof to the Effective Time, it shall carry on and preserve its business, goodwill and its relationships with distributors, customers, suppliers, officers, employees, agents and others in substantially the same manner as it did prior to the date of this Agreement. It will use its reasonable efforts to keep and maintain the existing favorable business relationship with each of such distributors, customers, suppliers, officers, employees and agents. If it becomes aware of a deterioration in a relationship with any distributor, customer, supplier, officer, employee or agent which is material to its business or prospects, it will promptly bring such information to the attention of the other and will use its best efforts to restore such relationship or establish a reasonable replacement relationship, as may be appropriate. EyeSys recognizes that Premier and PAI intend to continue certain of EyeSys' existing businesses after the Effective Date and that Premier and PAI intend to continue EyeSys' current relationships with its customers and other parties.

      (b) EyeSys agrees to consult with Premier concerning any material operating decisions (including, without limitation, proposed employee hiring layoff and termination decisions). Notwithstanding the foregoing, EyeSys expressly acknowledges that EyeSys alone shall make such operating decisions and shall be solely responsible for their implementation, consequences and liabilities, if any.

    5.2 Absence of Certain Changes. Prior to the Closing, except as expressly permitted or contemplated hereby, or except as set forth in the EyeSys Letter or the Premier Letter, as the case may be, neither party shall, without the prior written consent of the other party:

      (a) incur any additional indebtedness for money borrowed or guarantee any indebtedness or obligation of any other party; set aside or pay any dividend or distribution of assets to, or repurchase any of its stock from any of its shareholders; issue or grant any securities or securities convertible into capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock;

      (b) enter into, amend or terminate any employment or consulting agreement or any similar agreement or arrangement; increase the compensation payable or to become payable to any of its officers, employees or agents above the amount payable as of December 31, 1996, or adopt or amend any employee benefit plan or arrangement;

      (c) acquire or dispose of any properties or assets used in its business except in the ordinary course of business; permit any change in the nature of business or the manner in which its books and records are maintained;

  (d) waive any statute of limitations so as to extend any tax or other liability; create or suffer to be imposed any lien, mortgage, security interest or other charge on or against its properties or assets; or enter into, amend or terminate any lease of real or personal property otherwise than in the ordinary course of business;

  (e) except as contemplated by Section 2.1, amend its Certificate of Incorporation or Bylaws; engage in any activities or transactions outside the ordinary course of its business as conducted at the date hereof; make any amendments or changes in any instruments, agreements, other documents or written information delivered by it or its representatives to the other or its representatives; or accelerate the vesting of any employee stock benefit (including vesting under stock purchase agreements or the exercisability of stock options).

  5.3 Actions Contrary to Stated Intent. Each party will use its best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code and accordingly will not, either before or after consummation of the Merger, take any action or fail to take any action that would prevent the Merger from so qualifying as a tax-free reorganization under
Section 368(a) of the Code, or that would be inconsistent with such qualification.

  5.4 Access to Information. Each party will give to the other party and their respective accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to its business, assets and liabilities, and each party will furnish to the other party, their respective accountants, legal counsel and other representatives during such period all such information concerning its affairs as the other may reasonably request but subject to Section 9.10 below; provided, that any furnishing of such information pursuant hereto or any investigation by each party hereto shall not affect such party's right to rely on the representations, warranties, agreements and covenants made by the other party in this Agreement.

  5.5 Other Discussions. From the date hereof until the Closing or the termination of this Agreement in accordance with Article 8 hereof, whichever occurs first, neither EyeSys nor any officer, director, shareholder, agent or representative of EyeSys will discuss or negotiate, or authorize any person or entity to discuss or negotiate on its or their behalf, with any other party, concerning the possible disposition of EyeSys' business, assets or capital stock, except that such persons may discuss and negotiate back-up offers to sell or otherwise dispose of EyeSys' business, assets or capital stock in case the Merger is not consummated pursuant to this Agreement, provided that EyeSys must inform any potential purchaser or acquirer that EyeSys has entered into this definitive Agreement with Premier.

  5.6 EyeSys Lock-Up Agreements. EyeSys shall use its reasonable best efforts to cause the EyeSys Shareholders to execute and deliver to Premier the EyeSys Lock-Up Agreements.

  5.7 Reasonable Best Efforts. Each party will use its reasonable best efforts to cause all conditions to the Closing to be satisfied, including obtaining any of its consents necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement.

  5.8 Registration Statement and Proxy Statement/Prospectus. As promptly as practicable, Premier, PAI and EyeSys shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/Prospectus and the Registration Statement of Premier with respect to the Premier Common Stock to be issued in connection with the Merger and shall use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable, and to mail the Proxy Statement/Prospectus to EyeSys shareholders, as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of Premier and EyeSys in favor of the Merger; provided, that the Boards of Directors of Premier or EyeSys may, at any time prior to the Effective Time, withdraw, modify or change such recommendation if, in the opinion of either such Board of Directors, the Board determines in good faith that there is a reasonable possibility that the failure to withdraw, modify or change such recommendation could be a breach of its fiduciary duties under applicable law. EyeSys shall call and hold a shareholder meeting as promptly as practicable after the date on which the Registration Statement becomes effective and in accordance with applicable laws for the purpose of obtaining the approvals required herein.

  5.9 EyeSys Payables. EyeSys shall pay its accounts payable, including (without limitation) its payroll, amounts due under equipment and facilities leases, loan agreements and similar leases and agreements, sales and payroll taxes and trade payables, and all other taxes, in a timely manner.

  5.10 Tax Forms. EyeSys shall not make or change any material Tax election, adopt or change any material Return or any amendment to a material Return, enter into any closing agreement, settle any Tax claim or assessment, file any state or federal income tax return, or consent to any extension or waiver of limitation period applicable to any Tax claim or assessment, without the prior consent of Premier, which consent will not be unreasonably withheld.

  5.11 Notification of Certain Matters. EyeSys shall give prompt notice to Premier, and Premier and PAI shall give prompt notice to EyeSys, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the notifying party contained in this Agreement to become materially untrue or inaccurate, or (b) any failure of the notifying party to materially comply with or to satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

  5.12 Merger Expenses. EyeSys will use its best efforts to limit all of its non merger-related fees and expenses to be incurred by it prior to or on the Closing.

  5.13 Assumption of Bank Loan Agreement. EyeSys and the Silicon Valley Bank ("Bank") have entered into that certain Bank Loan Agreement, dated as of March 11, 1995, as amended, pursuant to which the Bank agreed to loan EyeSys up to $2,100,000 (the "Loan Agreement"). Up to $650,000 of such loan has been guaranteed by each of Frontenac VI Limited Partnership and American Healthcare Fund II, L.P., shareholders of EyeSys (the "Shareholder Guarantees"). EyeSys shall use its reasonable best efforts to obtain the agreement of the Bank, or another lender acceptable to Premier, to agree to advance at least $2,100,000 for at least one year after Closing at advance rates no greater than those specified in the Loan Agreement, with such adjustments to the loan covenants as reflect the merged companies and are acceptable to Premier. Premier agrees to provide to Bank the corporate guaranty of Premier with respect to $300,000 principal amount of indebtedness of EyeSys to Bank; provided, however, that
(i) Bank's recourse under such guaranty shall be limited to Premier's accounts receivable, inventory and fixed assets; (ii) Premier's obligation to provide such guaranty is subject to the condition that Frontenac Company and/or other shareholders reasonably acceptable to Premier shall have agreed that in the event the Merger is terminated for any reason, Frontenac and such other shareholders shall provide a guaranty to Bank in substitution for the guaranty provided by Premier; and (iii) Bank shall have agreed to accept such substitute guaranty in lieu of the Premier guaranty.

  5.14 Premier Covenant Regarding SEC Filings. For the benefit of affiliates of EyeSys, Premier agrees to make all filings it is required to make pursuant to the Exchange Act through 1998 on a timely basis; provided, however, that Premier shall be entitled to cure any late filings in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

  5.15 Premier Board Seat. Commencing with the next annual meeting of Premier shareholders at which directors are to be elected after the Closing (or at such earlier time as there may be a vacancy on Premier Board of Directors), Premier shall nominate for election to its Board of Directors a person who is designated from time to time by Frontenac Co., and who is reasonably acceptable to Premier. The foregoing obligation shall terminate on the earlier of: (i) three (3) years from the Closing Date of the Merger; or (ii) at such time as the persons receiving Premier Common Stock in the Merger hold in the aggregate less than five percent (5%) of the outstanding Premier voting stock.

  5.16 Funding For EyeSys. From the date hereof until the earlier of the Closing or the termination of the Merger in accordance with Article 8 below, Premier will loan to EyeSys, pursuant to a Demand Promissory Note bearing interest at the rate of 10.5% per annum (or, if less, the maximum rate permitted by law) and secured by substantially all of the assets of EyeSys, the Reasonable Cash Requirements of EyeSys; provided that Premier's obligation to provide such loan shall be subject to the conditions that: (i) all necessary approvals of shareholders of EyeSys with respect to the Merger and the transactions contemplated hereby shall have been obtained and shall be irrevocable (provided that for this purpose, the delivery of irrevocable written consents to the Merger by those EyeSys shareholders holding sufficient votes to approve the Merger under its charter documents and applicable law shall be deemed to satisfy this condition); (ii) EyeSys shall not be in breach of any material representation, warranty or covenant set forth in this Agreement; (iii) no regulatory approvals or licenses shall be required as a condition to the Closing (other than approval of the Securities and Exchange Commission of the Registration Statement); (iv) the condition set forth in Section 6.17 concerning the Bank's credit facilities shall have been met, and (v) the employees of EyeSys identified on Schedule 5.16 shall have agreed to be employed by Premier after the Closing. For purposes hereof, the term "Reasonable Cash Requirements" shall mean the monthly cash requirements of EyeSys following the execution of this Agreement as set forth in that certain operating plan of EyeSys in the form agreed to by the parties (the "Operating Plan"), but in no event shall exceed $100,000 per month.

  5.17 Nonincluded Costs. EyeSys shall make arrangements for the payment of the Nonincluded Costs either out of the Merger Shares or from the proceeds received by EyeSys after the date hereof from the exercise of any option or warrant, but in no event from the funds or other assets of EyeSys.

  5.18 Options and Warrants. Prior to the Closing, EyeSys shall make arrangements for the exercise, termination or exchange of the EyeSys Options and EyeSys Warrants, as set forth herein. Any cash proceeds received as a result of such exercise may be applied by EyeSys to the payment of the Nonincluded Costs.

  5.19 March 31, 1997 Financial Statements. Prior to the Closing, EyeSys shall prepare and forward to Premier unaudited financial statements for the three-month period ended March 31, 1997, which statements shall be prepared in accordance with GAAP, and shall be subject to normal audit adjustments, but shall reflect accounting policies and conventions with respect to reserves, write-offs and other similar matters approved by Premier. Prior to the Closing, Premier shall prepare and forward to EyeSys unaudited financial statements for the year ended March 31, 1997, which shall be prepared in accordance with GAAP but shall be subject to normal audit adjustments, and shall further deliver, upon completion, copies of its audited financial statements for such fiscal year (provided that EyeSys shall maintain such financial statements as confidential until such time as a press release or other public announcement concerning Premier's results of operations for such fiscal year has been published).

  5.20 "Stay Bonuses," RSS Payable. Prior to the Closing, EyeSys shall make arrangements for the termination and/or satisfaction of all bonuses or other consideration payable to EyeSys employees, consultants or advisers in order to induce them to remain in the employ of, or to continue to render services to, EyeSys (the "Stay Bonuses"). Prior to the Closing, EyeSys shall also make arrangements for the compromise and payment of all amounts due by EyeSys to RSS, LLC. Any amounts payable in connection with the foregoing arrangements shall be paid from the Merger Shares or the proceeds thereof.

  5.21 Transactional Costs. EyeSys shall deliver to Premier at least two business days prior to the Closing a list of the transactional fees claimed by the parties listed on Schedule 5.21 in connection with the Merger. At the Effective Time, Premier shall pay the lesser of: (i) the Transactional Costs of such parties, or (ii) the amount of $100,000, to be applied to the Transactional Costs other than the fees payable to Cowen. In addition, Premier shall pay a cash payment to Cowen of the lesser of (i) $75,000 or (ii) one-fourth of the investment banking fee of Cowen (the "Cowen Fees"), and shall issue the Cowen Shares to Cowen, all of which shall be in payment of one-half of the investment fee due Cowen. EyeSys shall be responsible for paying the remaining portion of such transactional costs and remaining portion of the Cowen Fee, pursuant to Section 5.17 hereof. At the Effective Time, Premier also shall repay on behalf of EyeSys the amount of $72,500 in full satisfaction of the Frontenac Payable.

  5.22 Reimbursement of Amounts Paid to Dissenting Shareholders. The Principal Shareholder agrees that if the total amount payable to Dissenting Shareholders under the Delaware General Corporation Law ("Appraisal Rights"), as a result of the exercise of their Appraisal Rights, exceeds $250,000, the Principal Shareholder shall sell Premier Common Stock received by it in the Merger, in a manner reasonably acceptable to Premier, until the net proceeds from such sale(s) equals the total amount payable to such Dissenting Shareholders, and shall remit such net proceeds to Premier to reimburse it for the amounts so paid to Dissenting Shareholders. The Principal Shareholder shall be released from its Lock Up Agreements to the extent necessary to sell Premier Common Stock under this
Section 5.22. The maximum number of shares that the Principal Shareholder shall sell hereunder is equal to the number of Escrowed Dissenting Shares.

                                   ARTICLE 6

             CONDITIONS TO OBLIGATIONS OF PREMIER, PAI AND EYESYS

  The obligations of Premier, PAI and EyeSys to consummate the transactions contemplated hereby are, at the election of each such party, subject to satisfaction of the following conditions by the other party, to the extent applicable to the other party, or waiver thereof:

  6.1 Consents and Approvals. The parties hereto shall have obtained all consents and approvals of stockholders and third parties (including governmental authorities) required to consummate the transactions contemplated by this Agreement and the Certificate of Merger, or as required by applicable law.

  6.2 Representations, Warranties and Agreements. All representations and warranties (including those contained in the Premier and EyeSys Letters) made herein by the other party and those contained in any documents executed by stockholders of the other party shall be true, accurate and correct in all material respects as of the date made and as if made as of the Closing. The other party shall have performed in all material respects all obligations and agreements undertaken by it herein to be performed at or prior to the Closing.

  6.3 Certificate. The parties shall have received at the Closing a certificate, dated as of the Closing and executed by the other's President and Secretary, to the effect that the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied or waived by the other party.

  6.4 Opinions of Counsel. Premier and PAI shall have received at the Closing the opinion of Epstein Becker & Green, P.C., counsel to EyeSys, in form and substance satisfactory to Premier and PAI and their counsel. EyeSys shall have received at the Closing the opinion of Rutan & Tucker, LLP, counsel to Premier and PAI, in form and substance satisfactory to EyeSys and its counsel.

  6.5 No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction, and no litigation, arbitration, action or other proceeding shall have been commenced or overtly threatened against either party hereto as a result of or relating to the transactions contemplated hereby.

  6.6 Proceeding and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to its counsel, and it shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

  6.7 Accuracy of Documents and Information. The copies of all material instruments, agreements, other documents and written information delivered to the other by it or its representatives, including, without limitation, the EyeSys Letter and the Premier Letter, shall be complete and correct as of the Closing.

  6.8 Lock-Up Agreements. Premier and PAI shall have received an EyeSys Shareholder Lock-Up Agreement executed by each EyeSys Shareholder.

  6.9 Contracts. Premier shall be satisfied that EyeSys shall have amended or obtained waivers in respect of any and all rights pursuant to contract that will be necessary in order to consummate the Merger and to enable EyeSys to conduct its business and operations after the Effective Time of the Merger substantially as EyeSys did immediately preceding the Effective Time of the Merger.

  6.10 Securities Approval. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC.

  6.11 Delaware Filings. Premier and EyeSys shall be satisfied that as of the Effective Time, the First Amendment to the Restated Certificates of Incorporation of EyeSys, and the Certificate of Merger shall have been filed in the office of the Secretary of State of the State of Delaware.

  6.12 Termination of EyeSys Stock Option Plan. The EyeSys Board of Directors shall have voted to terminate the EyeSys' Stock Option Plan as of the Effective Time.

  6.13 Intentionally Omitted.

  6.14 Options, Warrants and EyeSys Notes. Those persons identified on Exhibit
2.1 as converting their EyeSys Notes or waiving Contingency Payments thereon shall have converted such EyeSys Notes, or waived their Contingency Payments, to the extent shown in such schedule. All outstanding rights, options, warrants and convertible securities of EyeSys described in the EyeSys Letter shall have been terminated, canceled, replaced or otherwise eliminated, to the satisfaction of Premier, consistent with the other provisions of this Agreement. All existing registration rights of holders of Interests in EyeSys shall have been terminated and Premier shall have received a certificate to such effect, signed on behalf of EyeSys by the President and Secretary of EyeSys.

  6.15 Foreign Status Representation Letter. EyeSys shall furnish Premier with an affidavit stating under penalty of perjury that EyeSys is not a foreign corporation, foreign partnership, foreign trust or foreign establishment (as each term is defined in the Code) and will provide in such affidavit its taxpayer identification number and shall have executed a representation letter substantially in the form provided by Premier to EyeSys and its counsel before Closing.

  6.16 Escrow Agreement. The Escrow Agreement shall be executed by all of the appropriate parties.

  6.17 Bank Loan Agreement. Bank, or another lender acceptable to Premier, shall have consented to the Merger and shall have agreed to continue to loan at least $2,100,000 for at least one year after Closing at the advance rates currently available to EyeSys, as specified in the Loan Agreement, with such adjustments to the loan covenants and other terms as reflect the merged companies and are acceptable to Premier, and shall further have agreed to release the Shareholder Guarantees at the Closing.

  6.18 No EyeSys Material Adverse Effect. Premier shall not have become aware of any fact, event or condition, or the absence of any fact, event or condition, as the context requires, which, individually or in the aggregate would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of EyeSys.

  6.19 No Premier Material Adverse Effect. EyeSys shall not have become aware of any fact, event or condition, or the absence of any fact, event or condition, as the context requires, which, individually or in the aggregate would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Premier.

  6.20 Appraisal Rights. At the Closing, EyeSys shareholders holding in the aggregate less than 10% of the EyeSys Common Stock, shall have perfected their Appraisal Rights, and none of the holders of EyeSys Preferred Stock shall have perfected their Appraisal Rights.

  6.21 Diligence Review. Premier shall have completed, to its reasonable satisfaction, a "due diligence review" of: (i) the patent and proprietary rights, including potential infringement of patents, relating to the products sold or proposed to be sold and technology owned by EyeSys; and (ii) the relationships between EyeSys and its distributors and vendors. Such due diligence review shall be deemed satisfactorily completed unless

Premier notifies EyeSys: (x) within 21 days of the date hereof that it is dissatisfied with the relationships between EyeSys and its distributors and/or vendors; (y) prior to the Closing Date, that it is dissatisfied with issues pertaining to the validity of EyeSys' patents or to the possible infringement of the patent rights of others by products sold by EyeSys; and (z) within 10 days of the date hereof that it is dissatisfied with EyeSys' title to the proprietary rights to the technology used in EyeSys' products.

  6.22 Amount of Shares Issuable. The number of shares of Premier Common Stock issuable hereunder shall not exceed the maximum amount that is issuable without the approval of the Merger by the shareholders of Premier (the "Maximum Amount") as required under the California Corporations Code. To the extent the number of shares of Premier Common Stock issuable hereunder exceeds such Maximum Amount, Premier shall deliver, in lieu of such excess, Premier Class AA Options, Premier Class BB Options, cash or promissory notes (having a maturity of not more than three years and bearing interest at the rate of 10.5% per annum), selected by Premier, having a value equivalent to the value of such excess.

  6.23 Estoppel Certificate. Premier shall have received from General Electric Company and Colloptics Inc. an Estoppel Certificate, in form and substance acceptable to Premier, confirming that the License Agreement among them and EyeSys dated September 23, 1994 is in full force and effect.

  6.24 Compliance With Rule 145. All persons who are "affiliates" of EyeSys at the Closing Date shall have executed and delivered to Premier an agreement in form and substance satisfactory to Premier providing that such persons will not sell or otherwise dispose of any securities of Premier received pursuant to the Merger except in compliance with Rule 145 promulgated under the Securities Act of 1933, as amended.

  6.25 EyeSys Financial Information. EyeSys shall have delivered to Premier its audited financial statements for the year ended December 31, 1996, and such additional financial information concerning EyeSys as is necessary to permit Premier to comply with its reporting requirements under the Securities Exchange Act of 1934, as amended.

  6.26 EyeSys Personnel. No more than three of the EyeSys personnel identified on Schedule 5.16 shall have failed to agree to be employed by Premier after the closing, and no more than two of Joe Wakil, Ken Carbonari, David Liu, Michel Olsas, David Headlee and Eric Serfoss shall have failed to so agree.

                                   ARTICLE 7

                                   INDEMNITY

  7.1 Indemnification. EyeSys agrees to indemnify, defend and hold harmless Premier and PAI from and against and shall reimburse Premier and PAI against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Losses") that Premier or PAI shall incur or suffer and which arise from or are attributable to by reason of or in connection with any breach or inaccuracy of or any failure to perform or comply with any of EyeSys' representations, warranties, agreements or covenants contained in this Agreement (including any exhibit, letter, schedule or certificate referred to herein) or in the Escrow Agreement. Notwithstanding the foregoing, in the absence of fraud, EyeSys shall have no obligations under this Section 7.1 with respect to Losses that would otherwise be deemed to have incurred: (a) due to a breach of a representation or warranty by EyeSys with respect to its inventory, or (b) as a result of the condition of its fixed assets, so long as the representations and warranties set forth in the first two sentences of Section 3.8(a) hereof are true and correct.

  7.2 Escrow Agreement. The indemnity obligations of EyeSys hereunder shall be met pursuant to the terms and conditions of the Escrow Agreement. The indemnification made pursuant to Section 7.1 and the representations, warranties, covenants and other agreements set forth in this Agreement and in the Escrow

Agreement, shall survive Closing for a period of twelve (12) months after the Effective Time, except that indemnity for Losses for which claim has been made pursuant to the terms of the Escrow Agreement against the Escrow Shares within such twelve (12)-month period shall survive until resolved pursuant to the terms of the Escrow Agreement. As set forth herein, the indemnity obligations of EyeSys under this Article 7 (together with all of EyeSys' representations, warranties, covenants and other agreements) set forth herein shall survive the Closing and, absent fraud, shall be satisfied solely and exclusively by recourse against the Escrow Shares in accordance with the Escrow Agreement and this Agreement.

  7.3 No Waiver. No investigation made by or on behalf of Premier or PAI with respect to EyeSys shall be deemed to affect Premier's or PAI's reliance on the representations, warranties, covenants and agreements made by EyeSys contained in this Agreement and shall not be a waiver of Premier's or PAI's rights to indemnity as herein provided for the breach or inaccuracy of or failure to perform or comply with any of EyeSys' representations, warranties, covenants or agreements under this Agreement or the Escrow Agreement.

  7.4 Indemnification of EyeSys Agents. Premier agrees that until six (6) years from the Effective Time, Premier shall maintain all rights to indemnification existing in favor of the present and former directors, officers, employees, fiduciaries and agents of EyeSys under the terms of its charter and bylaws in effect immediately prior to the Effective Time, and that the charter and bylaws of EyeSys as the surviving corporation, or any successor in interest of EyeSys, shall not be amended to reduce or limit the rights of indemnity afforded to such persons.

  7.5 Indemnification regarding Securities Act Issues. In connection with the registration by Premier of any of its securities under the Securities Act pursuant to this Agreement, EyeSys shall indemnify and hold harmless Premier, each underwriter (as defined in the Securities Act) and each controlling person of any holder or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which Premier, such underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary proxy statement/prospectus or final proxy statement/prospectus contained therein, or any amendment to supplement thereto, or any other document, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by EyeSys of the Securities Act or any Blue Sky law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law, or any other law, applicable to Premier in connection with any such registration, qualification or compliance, and shall reimburse each such holder, underwriter or controlling person for any legal or other expenses reasonably incurred by such holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that EyeSys shall not be liable to Premier, any underwriter or any controlling person in any such case unless and to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to Premier by EyeSys specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of Premier or such underwriter or controlling person.

                                   ARTICLE 8

                                  TERMINATION

  8.1 Termination by Mutual Consent. At any time prior to the Closing, this Agreement and the Agreement of Merger may be terminated by written consent of Premier, PAI and EyeSys, notwithstanding approval of the Merger by the stockholders of PAI or EyeSys.

  8.2 Termination by Premier or PAI or EyeSys.

  (a) Premier or PAI may terminate this Agreement at any time prior to the Closing by delivery of written notice to EyeSys if: (1) EyeSys has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten (10) days of receiving written notice thereof, (2) any representation or warranty made by EyeSys is false or inaccurate in any material respect or there is any material misrepresentation or omission by EyeSys; (3) upon the occurrence of a Material Adverse Effect with respect to EyeSys; (4) the rate of sales received by EyeSys, measured on a monthly basis, shall have declined by more than 10% (calculated separately for international sales and domestic sales) as compared to the average monthly sales rate over the corresponding period as set forth in the Operating Plan; (5) any of the EyeSys foreign distributors who have been responsible on an annual basis for more than ten percent (10%) of EyeSys' foreign sales, or any EyeSys domestic independent manufacturing representative who has been responsible on an annual basis for more than ten percent (10%) of EyeSys' domestic sales, shall have terminated his, her or its relationship with EyeSys; or (6) the Closing has not occurred by July 15, 1997.

  (b) EyeSys may terminate this Agreement at any time prior to the Closing by delivery of written notice to Premier and PAI if: (1) Premier or PAI has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten
(10) days of receiving written notice thereof, (2) any representation or warranty made by Premier or PAI is false or inaccurate in any material respect or there is any material misrepresentation or omission by either Premier or PAI; (3) upon the occurrence of a Material Adverse Effect with respect to Premier; or (4) the Closing has not occurred by July 15, 1997.

  8.3 Effect of Termination. In the event of termination as provided above, all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of either party's officers, directors or stockholders; provided, that (a) Sections 9.5, 9.9, 9.10 and 9.11 shall survive such termination and continue in full force and effect, and (b) nothing herein will relieve any party from liability for any breach of this Agreement which occurred prior to such termination.

                                   ARTICLE 9

                                 MISCELLANEOUS

  9.1 Notices. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid as follows:

  (a)  If to Premier or PAI:

    Premier Laser Systems, Inc.
    3 Morgan
    Irvine, CA 92718
    Attention: Chief Executive Officer
    Facsimile: (714) 951-7218

    With a copy to:

    Rutan & Tucker
    611 Anton Boulevard, Suite 1400
    Costa Mesa, California 92626
    Attention: Thomas G. Brockington, Esq.
    Facsimile: (714) 546-9035

  (b)If to EyeSys:

    EyeSys Technologies, Inc.
    2776 Bingle Road
    Houston, TX 77055
    Attention: President and Chief Executive Officer
    Facsimile: (713) 465-2418

    With a copy to:

    Epstein Becker & Green, P.C.
    250 Park Avenue
    New York, NY 10177
    Attention: Lowell S. Lifschultz, Esq.
    Facsimile: (212) 661-0989

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

  9.2 Entire Agreement; Modifications; Waiver. Except as set forth in Section
9.10 herein, this Agreement constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto, including, without limitation, the Letter of Intent dated March 3, 1997, by and between Premier and EyeSys. No variation or modification of this Agreement and no waiver of any provision or condition hereof or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought. After the Effective Time, the rights and remedies available to Premier and PAI pursuant to this Agreement and all exhibits hereunder shall be as set forth in Article 7.

  9.3 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

  9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof but all of which together shall constitute one agreement.

  9.5 Publicity. Except for disclosure (if any) required by any law to which any party is subject, the timing and content of any announcements, press releases and public statements concerning the acquisition contemplated hereby shall be by mutual agreement of Premier and EyeSys.

  9.6 Successors and Assigns. No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

  9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California; provided that matters affecting the validity of the corporate action taken by the parties relating to the Merger shall be governed by the applicable General Corporation Laws of the States of Delaware and California.

  9.8 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effect the Merger.

  9.9 Each Party to Bear Own Costs. Subject to Section 5.21, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and the Agreement of

Merger and in closing and carrying out the transactions contemplated by this Agreement and the Agreement of Merger; provided, however, that any costs related to the Merger, other than the Transactional Costs to be paid by Premier pursuant to Section 5.21, shall be paid by EyeSys shareholders. Each of the parties and its respective advisors shall use its best efforts to minimize all Merger-related fees and expenses.

  9.10 Confidentiality and Nondisclosure Agreements. Except as required by law, statute, rule or regulation, all confidential information which shall have been furnished or disclosed by one party to the other pursuant to this Agreement shall be held in confidence pursuant hereto or pursuant to the confidential information non-disclosure agreements entered into by such parties, and shall not be disclosed to any person other than those with a need to have access to such information, including their respective employees, directors, legal counsel, accountants or financial advisors.

  9.11 Attorneys' Fees. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys, fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

  9.12 Transfer of EyeSys Books and Assets. EyeSys agrees, at any time after the Closing, upon the request of Premier or PAI to do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better assigning, transferring, conveying and confirming to Premier, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of any or all of the books, records and assets of EyeSys. EyeSys and its counsel shall provide Premier and its counsel upon request all documentation covering all aspects of EyeSys' business operations.

  9.13 Appointment and Indemnity of Escrow Committee.

  (a) By approval of this Agreement (by written consent or at a duly authorized shareholders' meeting) the EyeSys shareholders shall appoint James
E. Crawford, or any successor designated by James E. Crawford or his legal representative as the EyeSys Representative pursuant to the Escrow Agreement. Mr. Crawford or his designated successor shall have all of the authority granted to the EyeSys Representative pursuant to the Escrow Agreement.

  (b) The EyeSys Representative shall not be liable to anyone whatsoever by reason of any error or judgment or of any act done or step taken or omitted by him in good faith or for any mistake of fact or law except as is provided in
Section 11 of the Escrow Agreement.

  9.14 Survival of Representations and Warranties. The representations and warranties made by EyeSys in this Agreement shall survive the Effective Time for a one (1)-year period consistent with the provisions of Article 7 of this Agreement. The representations and warranties of Premier and PAI shall terminate as of the Effective Time; provided, however, the representation made by Premier and PAI in Sections 4.11 and 4.13 of this Agreement shall survive the Closing for a one (1)-year period.

  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                          PREMIER LASER SYSTEMS, INC.

                                          By: /s/ Colette Cozean
                                            ___________________________________
                                            Name: Colette Cozean
                                                 ______________________________
                                            Title: CEO
                                                _______________________________

                                          PREMIER ACQUISITION OF DELAWARE,
                                           INC.

                                          By: /s/ Colette Cozean
                                            ___________________________________
                                            Name: Colette Cozean
                                                 ______________________________
                                            Title: CEO
                                                _______________________________

                                          EYESYS TECHNOLOGIES, INC.

                                          By: /s/ Henry H. Kuehn
                                            ___________________________________
                                            Name: Henry H. Kuehn
                                                 ______________________________
                                            Title: CEO
                                                _______________________________

                                          FRONTENAC COMPANY (signing as the
                                          "Principal Shareholder" and with
                                          respect to the obligations in
                                          Section 5.22 of this Agreement only)

                                          By: /s/ James E. Crawford III
                                            ___________________________________
                                            Name: James E. Crawford III
                                                 ______________________________
                                            Title: General Partner
                                                _______________________________

                                   EXHIBIT B

                       ESCROW AGREEMENT AND INSTRUCTIONS

  This Escrow Agreement and Instructions ("Agreement") is entered into by and among Premier Laser Systems, Inc., a California corporation, EyeSys Technologies, Inc., a Delaware corporation, James E. Crawford or his duty appointed successor in interest, and ________________________.

                                   RECITALS

  A. Pursuant to the terms of the Merger Agreement, Premier and EyeSys have agreed to establish an escrow to hold twenty percent (20%) of the Merger Securities issued in respect of the EyeSys Common Stock, Preferred Stock and the EyeSys Notes (collectively, the "Escrow Shares") for a one (1)-year period as the source of payment for certain indemnification obligations of EyeSys. In addition, pursuant to the terms of Section 2.3(b) of the Merger Agreement, the escrow shall hold the "Escrowed Dissenting Shares," as such term is defined in the Merger Agreement, for disposition pursuant to such Section 2.3(b). The term "Escrow Shares," as used herein, does not include the "Escrowed Dissenting Shares."

  B. has agreed to act as Escrow Holder. James E. Crawford has been appointed to serve as the EyeSys Representative pursuant to Section 9.13 of the Merger Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

  1. Definitions. Unless the context requires to the contrary or terms are otherwise defined herein, terms used in this Agreement, but not defined herein shall have the meaning given in the Merger Agreement. The following terms shall have the meanings specified below:

    "Agreement" shall mean this Escrow Agreement and Instructions.

    "Distribution Date" shall mean the date which is five (5) business days after Escrow Holder has received written authorization from both Premier and the EyeSys Representative to distribute Escrow Shares, or Escrow Holder is otherwise authorized to make a distribution of Escrow Shares pursuant to the terms of this Agreement.

    "Escrow Holder" shall mean               .

    "Escrow Period" shall have the meaning set forth in Section 4 of this Agreement.

    "Escrow Shares" shall have the meaning given in Recital A of this Agreement, and shall also include any stock resulting from stock recapitalizations, any stock dividends paid on such shares during the period of time they are held in escrow, and any cash or other property received by EyeSys prior to the Distribution Date from account debtors on account of receivables, invoices or other payables with respect to which an indemnification claim has been made under Sections 7.1 and 3.25 of the Agreement, and for which Premier has been reimbursed as a result thereof.

    "Escrow Shareholders" shall mean the former holders of EyeSys Common Stock, Preferred Stock and EyeSys Notes who have Merger Shares held in escrow pursuant to the terms of the Agreement.

    "Escrowed Dissenting Shares" shall have the meaning set forth in Section 2.3(b) of the Merger Agreement.

    "EyeSys" shall mean EyeSys Technologies, Inc., a Delaware corporation.

    "EyeSys Representative" shall mean James Crawford or any successor duly appointed pursuant to the terms of the Merger Agreement.

    "Losses" shall have the meaning given in Section 1 of this Agreement.

    "Merger Agreement" shall mean that certain Agreement and Plan of Merger, entered into by and among Premier, EyeSys and Premier Acquisition, Inc., dated as of April 24, 1997.

    "Premier" shall mean Premier Laser Systems, Inc., a California corporation, or any of its subsidiaries.

    "Premier Certificate" shall have the meaning given in Section 6 of this Agreement.

    "Premier Notice" shall have the meaning given in Section 6 of this Agreement.

    "Share Price" shall mean the Per Share Value, as defined in the Merger Agreement, and shall be calculated by using the same measuring period selected by Premier in computing the Per Share Value under the Merger Agreement, but substituting the date three (3) business days prior to the date of a distribution of Shares to Premier hereunder for the "Closing Date" in such definition (except in the case of reimbursements under Section 2.2(d)(v) of the Merger Agreement, in which case Escrow Shares shall be valued as set forth in such Section 2.2(d)(v)).

  2. Indemnification. Pursuant to Article 7 of the Merger Agreement, EyeSys has entered into the following indemnification agreement:

  "EyeSys agrees to indemnify, defend and hold harmless Premier and PAI from and against and shall reimburse Premier and PAI against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Losses") that Premier or PAI shall incur or suffer and which arise from or are attributable to by reason of or in connection with any breach or inaccuracy of or any failure to perform or comply with any of EyeSys' representations, warranties, agreements or covenants contained in this Agreement (including any exhibit, letter, schedule or certificate referred to herein) or in the Escrow Agreement. Notwithstanding the foregoing, in the absence of fraud, EyeSys shall have no obligations under this Section 7.1 with respect to Losses that would otherwise be deemed to have incurred: (a) due to a breach of a representation or warranty by EyeSys with respect to its inventory, or
  (b) as a result of the condition of its fixed assets, so long as the representations and warranties set forth in the first two sentences of
  Section 3.8(a) hereof are true and correct."

  EyeSys has also agreed in the Agreement that in the circumstances set forth in Section 2.2(c)(vi) of the Agreement, it may be required to return certain Escrow Shares to Premier. Any claim by Premier that it is entitled to the receipt of such securities under Section 2.2(c)(vi) shall be deemed a "claim for indemnification" hereunder, and the amount of Escrow Shares Premier believes it is entitled to as a result thereof shall be treated as a "Loss" hereunder.

  3. Escrow Holder. Pursuant to Section 1.3 of the Merger Agreement, as of the Effective Time, Premier shall cause the Escrow Shares to be deposited with Escrow Holder. Escrow Holder shall hold, safeguard, and distribute the Escrow Shares in accordance with the terms and instructions set forth in this Agreement.

  4. Escrow Period. The Escrow Shares shall be held in escrow by the Escrow Holder for a period of twelve (12) months after the Effective Time, except that if any notice of a claim for indemnification has been given to Escrow Holder by Premier against the Escrow Shares within such twelve (12)-month period, such number of Escrow Shares as may be necessary to satisfy the claim for indemnification (as determined pursuant to Section 10 below) shall remain in escrow until such time as all of such indemnification claims have been resolved pursuant to Section 8 or Section 9 of this Agreement (the "Escrow Period").

  5. The EyeSys Representative. The EyeSys Representative shall act as the agent of EyeSys and the Escrow Shareholders, for the purpose of receiving all notices, giving all approvals, and doing all other things and exercising all other rights of EyeSys and the Escrow Shareholders pursuant to this Agreement. The EyeSys Representative has agreed to waive the right to any fees for performing such services. Any costs or expenses incurred by the EyeSys Representative in performance of his obligations under this Agreement shall be reimbursed from the Escrow Shares at the expiration of the Escrow Period, subject to the prior satisfaction of any rights of Premier to reimbursement from the Escrow Shares.

  6. Premier Certification. In the event that Premier believes in good faith that it is entitled to indemnification pursuant to the Merger Agreement, or to receive Escrow Shares under Section 2.2(c)(vi) of the Merger Agreement, Premier shall deliver a notice (the "Premier Notice") to the Escrow Holder and the EyeSys Representative which:

    (a) states that Premier anticipates that it may sustain Losses for which it is entitled to indemnification pursuant to the Merger Agreement; and the nature of the misrepresentation, breach of warranty or covenant, or other basis upon which the claim for indemnification is based; and

    (b) provides a good faith estimate of the amount of Losses which Premier may sustain, if Premier has sufficient information upon which to estimate reasonably the amount of the Losses, including any amounts paid or accrued as of the date of the Premier Certificate, if applicable.

  At such time as Premier has determined the exact amount of any claim for Losses, Premier shall deliver a certificate signed by the chief executive officer, president or any vice president of Premier to Escrow Holder and the EyeSys Representative ("Premier Certificate") which certifies that Premier is entitled to payment of the amount specified pursuant to the Merger Agreement and this Agreement.

  7. Distributions to Premier of the Escrow Shares. Subject to the provisions of Section 8 of this Agreement, within no more than forty-five (45) days after receipt of a Premier Certificate which makes claim for a specific amount, Escrow Holder shall distribute to Premier such number of the Escrow Shares, based upon the Share Price, as is equal to the amount claimed by Premier in the Premier Certificate. To the extent that the Escrow Shares consist of different types of securities (e.g., Common Stock or different types of options), Premier shall be entitled to specify which types of such securities are to be distributed to it under this Section 7.

  8. Objections to Distributions. Notwithstanding Section 7 of this Agreement, Escrow Holder shall not make any distribution of Escrow Shares claimed by Premier unless Escrow Holder either (a) has received written authorization from the EyeSys Representative to make the distribution, or (b) at least thirty (30) days have elapsed from the date that Escrow Holder determines that a Premier Certificate was delivered to the EyeSys Representative without any response from the EyeSys Representative. Escrow Holder shall distribute such number of Escrow Shares to Premier as is required pursuant to Section 7 no later than five (5) days after receipt of authorization from the EyeSys Representative or expiration of the thirty (30)-day period. If the EyeSys Representative has a reasonable basis for objecting to a claim for Losses from Premier and has provided the Escrow Holder with written notice of an objection ("Notice of Objection") within such thirty (30)-day period, Escrow Holder shall make a distribution of the Escrow Shares only when permitted pursuant to
Section 9 of this Agreement.

  9. Settlement of Disputed Claims; Arbitration.

  (a) If the EyeSys Representative delivers a Notice of Objection to the reimbursement of Premier for any claim made in any Premier Certificate, the EyeSys Representative and Premier shall attempt in good faith to agree on the rights of the respective parties regarding any disputed claims. At such time as the EyeSys Representative and Premier may reach agreement, a memorandum setting forth the agreement shall be prepared and signed by both parties and shall be furnished to Escrow Holder. Escrow Holder shall be entitled to rely on any such memorandum, and shall promptly make distributions of the Escrow Shares in accordance with the terms of such a memorandum.

  (b) If no such agreement has been reached within fifteen (15) days after a Notice of Objection from the EyeSys Representative, such disputed claim may be sent to mediation in accordance with such mediation procedures as the parties may agree. If the dispute has not been resolved within sixty (60) days after issuance of a Notice of Objection from the EyeSys Representative, the dispute shall be submitted to arbitration as set forth below. The mediator of any dispute submitted to mediation under this section shall not serve as arbitrator of such dispute unless otherwise agreed to by all of the parties to the arbitration. In addition to resolving pending disputes, the mediator shall provide assistance with respect to allocating responsibility for the costs of mediation.

  (c) If, and to the extent that, any disputed claim is not resolved through good faith negotiation or through mediation in accordance with subsections (a) and (b) above, such disputed claim shall, upon demand of a party, be submitted to and decided by binding arbitration. The arbitration shall be conducted pursuant to Part 3, Title 9 of the California Code of Civil Procedure (Sections 1280-1288.8). Discovery, including depositions for the purpose of discovery, shall be broadly permitted, and the provisions of Code of Civil Procedure Section 1283.05 shall apply. Any demand to arbitrate, for purposes of the statute of limitations, shall have the same effect as if suit had been filed on the date the demand is made. The arbitration shall occur in Orange County, California. The parties shall agree upon an arbitrator twenty-one (21) days after the demand is made, and if the parties fail to so agree, then any of them may apply to the court for an order appointing an arbitrator meeting the requirements of this section. The decision of the arbitrator shall be final and binding, and shall be subject to confirmation, correction or vacation in accordance with the provisions of Code of Civil Procedure Sections 1285-1287.4. Any application, petition or other proceeding (i) to enforce the award or the provisions of this Agreement, (ii) to the extent that the arbitrator does not have the power or authority to resolve or grant the relief sought, and/or (iii) for provisional or equitable relief pending appointment of the arbitrator, shall be commenced in the appropriate state or federal courts having jurisdiction in Orange County, California and the parties hereby consent to jurisdiction and venue in such courts. The decision of the arbitrator about the validity of any claim in a Premier Certificate shall be binding and conclusive on the parties to this Agreement; and notwithstanding anything to the contrary in this Escrow Agreement, Escrow Holder shall make or withhold distributions of the Escrow Shares or otherwise act in accordance with the arbitrator's decision. The prevailing party in the arbitration, as determined by the arbitrator, shall be entitled to reimbursement of any costs or expenses incurred by it in connection with any mediation or arbitration hereunder, except to the extent decided to the contrary by the arbitrator. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction over the matter.

  10. Final Distribution of Escrow Shares. Upon expiration of the Escrow Period and receipt of written authorization from Premier, Escrow Holder shall distribute to Escrow Shareholders all shares then remaining in the escrow, except (a) such number of Escrow Shares as are sufficient, in the reasonable judgment of Premier to satisfy any unsatisfied claims specified in any Premier Notice or Premier Certificate previously delivered to Escrow Holder; (b) such number of Escrow Shares as are sufficient, in the reasonable judgment of the EyeSys Representative to pay the costs and expenses incurred or likely to be incurred by the EyeSys Representative, and (c) the fees and disbursements of the Escrow Holder. As soon as all claims have been resolved, Escrow Holder shall distribute to the EyeSys Shareholders all shares then remaining in the escrow not required to satisfy those claims, amounts due to the EyeSys Representative and the unpaid fees and disbursements of the Escrow Holder. Distributions of the remaining Escrow Shares to the EyeSys Shareholders pursuant to this Escrow Agreement, whenever made, shall be proportionate to the EyeSys Shareholders respective interests as determined pursuant to Section
2.2 of the Merger Agreement.

  11. Disposition of Escrowed Dissenting Shares. In the event the Principal Shareholder (as defined in the Merger Agreement) sells any shares and remits the proceeds thereof to Premier pursuant to Section 5.22 of the Merger Agreement, upon the notification to Escrow Holder of such sale and acknowledgment of receipt by Premier of such proceeds, Escrow Holder shall distribute to the Principal Shareholder, out of the Escrowed Dissenting Shares, shares of Premier Class A Common Stock in an amount equal to the number of shares sold by the Principal Shareholder. At such time as the Principal Shareholder has no further obligations under Section 5.22 of the Merger Agreement, all of the Escrowed Dissenting Shares then remaining in the Escrow shall be returned to Premier.

  12. Liability and Indemnification of Escrow Holder and the EyeSys Representative.

  (a) In performing any duties under this Escrow Agreement, neither Escrow Holder nor the EyeSys Representative shall be liable to any party hereto for damages, losses or expenses, except for gross negligence or willful misconduct on the part of the Escrow Holder. Escrow Holder shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or
(ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement, that Escrow Holder shall in good faith believe to be genuine, nor shall Escrow Holder be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. Escrow Holder is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.

  (b) The parties hereto agree jointly and severally to indemnify and hold Escrow Holder harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, reasonable attorneys' fees and disbursements that may be imposed on or incurred by Escrow Holder in connection with the performance of Escrow Holder's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, but excluding any losses, claims, damages, liabilities and expenses (including costs of investigation, attorneys' fees and disbursements) resulting from Escrow Holder's negligence or willful misconduct.

  (c) Notwithstanding the foregoing, the EyeSys Representative shall have no personal responsibility with respect to any actions taken or not taken in connection with the performance of his obligations hereunder. To the extent that the EyeSys Representative may incur costs or expenses under this Agreement, including with respect to the indemnity provided to the Escrow Holder, such obligations shall be satisfied solely by the Escrow Shares, subject to the prior satisfaction of any rights of Premier to reimbursement from the Escrow Shares.

  13. Miscellaneous.

  (a) Successors and Assigns. This Agreement shall be binding upon and, except as otherwise expressly provided herein, shall inure to the benefit of the parties hereto and their respective successors and assigns.

  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California.

  (c) Attorneys' Fees. Except as provided otherwise in Section 9 of this Agreement, in the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

  (d) Captions and Headings. The captions and headings included in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

  (e) Entire Agreement; Modifications; Waiver. This Agreement, together with the Merger Agreement, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto, including, without limitation, the Memorandum of
Understanding, dated             , 1997, by and among Premier and EyeSys. No
variation nor modification of this Agreement and no waiver of any provision or condition hereof, nor granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

  (f) Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

  (g) Notice. Any notice given hereunder shall be in writing and shall be deemed delivered upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid as follows:

    If to Premier:

      Premier Laser Systems, Inc.
      3 Morgan
      Irvine, CA 92718
      Attention: Chief Executive Officer
      Facsimile: (714) 951-7218

    With a copy to:

      Rutan & Tucker
      611 Anton Boulevard, Suite 1400
      Costa Mesa, California 92626
      Attention: Thomas G. Brockington, Esq.
      Facsimile: (714) 546-9035

    If to EyeSys:

      EyeSys Technologies, Inc.
      2776 Bingle Road
      Houston, TX 77055
      Attention: President and Chief Executive Officer
      Facsimile: (713) 465-2418

    With a copy to:

      Epstein Becker & Green, PC
      250 Park Avenue
      New York, New York 10177
      Attention: Lowell S. Lifschultz, Esq.
      Facsimile: (212) 661-0989

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

  (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, enforceable against the signatory thereto, but all of which together shall constitute but one agreement.

  IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed on its behalf by its duly authorized officer, this Agreement, all as of the day and year first above written.

                                          PREMIER LASER SYSTEMS, INC.
                                          a California corporation

                                          By: _________________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                          EYESYS TECHNOLOGIES, INC.
                                          a Delaware corporation

                                          By: _________________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                          EYESYS REPRESENTATIVE

                                          By: _________________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                          ESCROW HOLDER

                                          By: _________________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                                                    EXHIBIT C-1

                          PREMIER LASER SYSTEMS, INC.

                               LOCK-UP AGREEMENT
                   (FOR HOLDERS OF 5% OR MORE OF THE SHARES)

                                        , 1997

Premier Laser Systems, Inc.
3 Morgan
Irvine, CA 92718

Ladies and Gentlemen:

  The undersigned understands that you have entered into that certain
Agreement and Plan of Merger dated as of               , 1997, by and among
Premier Laser Systems, Inc., a California corporation ("Premier"), Premier Acquisition, Inc., a California corporation, and a wholly owned subsidiary of Premier, and EyeSys Technologies, Inc., a Delaware corporation (the "Merger Agreement"), which provides for the issuance of Class A Common Stock, no par value, of Premier ("Common Stock") pursuant to Premier's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on
       , 1997 (Registration No. 333-       ) (as may be amended or
supplemented, the "Registration Statement"). For purposes hereof, the term
"Primary EyeSys Shareholder Group" shall mean the     former holders of EyeSys
securities who receive the largest number of shares of Common Stock as a result of the transactions described in the Merger Agreement.

  In consideration of the foregoing and in acknowledgment of the benefit therefrom to the undersigned, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees: (i) for a period of four and one-half (4 1/2) months from the Effective Time (as defined in the Merger Agreement), not to offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly (collectively, a "Disposition") any of the shares of Common Stock, any then-vested options or any then-vested warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned by the undersigned; and
(ii) for a period commencing at the end of such four and one-half (4 1/2) month period and ending November 30, 1997, an amount which, when added to all other Dispositions by the Primary EyeSys Shareholder Group, does not exceed 65,000 shares per month, and thereafter, during each month, an amount equal to one-ninth ( 1/9) of the number of shares held by such person on November 30, 1997; provided, however, that if at any time Premier notifies the undersigned that it will commence within thirty (30) days a "call" with respect to Premier's outstanding Class A or Class B Warrants, the undersigned will not make any further Dispositions until the termination of such call (provided that the foregoing suspension of dispositions shall not exceed ninety (90) days in length). The restrictions set forth in section (i) above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the four and one-half (4 1/2) month lock-up period, even if such Securities would be disposed of by someone other than the undersigned.

  Notwithstanding any other provision of this Agreement to the contrary, in no event shall the undersigned offer for sale, sell or otherwise dispose of any Securities received pursuant to the Merger Agreement in an amount or manner which violates Rule 145(d) promulgated under the Securities Act of 1933, as amended.

  Furthermore, the undersigned hereby agrees and consents to the entry of stop-transfer instructions with Premier's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.

                                          -------------------------------------
                                          Name:

Accepted as of the date
first set forth above:

PREMIER LASER SYSTEMS, INC.

By: ______________________________________
        Authorized Representative

Premier requests that this Lock-Up Agreement be completed and delivered to Premier's counsel, Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, Attn: Thomas G. Brockington, Esq.

                                                                    EXHIBIT C-2

                          PREMIER LASER SYSTEMS, INC.

                               LOCK-UP AGREEMENT
                  (FOR HOLDERS OF LESS THAN 5% OF THE SHARES)

                                        , 1997

Premier Laser Systems, Inc.
3 Morgan
Irvine, CA 92718

Ladies and Gentlemen:

  The undersigned understands that you have entered into that certain
Agreement and Plan of Merger dated as of               , 1997, by and among
Premier Laser Systems, Inc., a California corporation ("Premier"), Premier Acquisition, Inc., a California corporation, and a wholly owned subsidiary of Premier, and EyeSys Technologies, Inc., a Delaware corporation (the "Merger Agreement"), which provides for the issuance of Class A Common Stock, no par value, of Premier ("Common Stock") pursuant to Premier's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on
            , 1997 (Registration No. 333-       ) (as may be amended or
supplemented, the "Registration Statement").

  In consideration of the foregoing and in acknowledgment of the benefit therefrom to the undersigned, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that the undersigned shall not offer for sale, sell or otherwise dispose of, (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly (collectively, a "Disposition"), any of the shares of Common Stock, any then-vested options or any then-vested warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), except that during each calendar month after the closing of the transactions contemplated by the Merger Agreement the undersigned shall be entitled to sell or otherwise dispose of Securities in an amount equal to (but not more than) one-tenth ( 1/10) of the number of shares of Common Stock issued to such person in connection with the Merger Agreement (treating, for such purposes, warrants, options and convertible securities as though they had been exercised or converted in accordance with their terms). The restrictions set forth above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities in excess of the amount specified above, even if such Securities would be disposed of by someone other than the undersigned.

  Furthermore, the undersigned hereby agrees and consents to the entry of stop-transfer instructions with Premier's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.

                                          -------------------------------------
                                          Name:

Accepted as of the date
first set forth above:

PREMIER LASER SYSTEMS, INC.

By: ______________________________________
        Authorized Representative

Premier requests that this Lock-Up Agreement be completed and delivered to Premier's counsel, Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, Attn: Thomas G. Brockington, Esq.

                                                                      EXHIBIT D

                             CERTIFICATE OF MERGER
                           OF DOMESTIC CORPORATIONS

                             CERTIFICATE OF MERGER
                                      OF
                           PREMIER ACQUISITION, INC.
                                     INTO
                           EYESYS TECHNOLOGIES, INC.

 The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DOES HEREBY CERTIFY:

    FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

              NAME                                   STATE OF INCORPORATION

      Premier Acquisition, Inc.                            Delaware

      EyeSys Technologies, Inc.                            Delaware

    SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
  Section 251 of the General Corporation Law of the State of Delaware.

    THIRD: That the name of the surviving corporation of the merger is EyeSys Technologies, Inc.

    FOURTH: That the certificate of incorporation in the form of the Certificate of Incorporation of EyeSys attached hereto, shall be the certificate of incorporation of the surviving corporation.

    FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is EyeSys Technologies, Inc., c/o Premier Laser Systems, Inc., 3 Morgan, Irvine, California 92618.

    SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                                          EYESYS TECHNOLOGIES, INC.

                                          By: _________________________________
                                                        President

ATTEST:

By: ______________________________________

------------------------------------------
                Secretary

                                                                      EXHIBIT F

                              TERMS OF SECURITIES

PREMIER CLASS AA OPTIONS

  Each Premier Class AA Option shall represent the right to purchase one share of Premier's Class A Common Stock at an exercise price of $6.50 at any time through November 30, 1999. Commencing immediately, such Premier Class AA Option shall be redeemable by Premier at a price of $.05 per option on thirty
(30) days written notice, so long as the average closing bid price, as reported by the Nasdaq Stock Market, of the Class A Common Stock exceeds $9.10 per share, for thirty (30) consecutive trading days ending within fifteen (15) days of the notice of redemption.

PREMIER CLASS BB OPTIONS

  Each Premier Class BB Option shall represent the right to purchase one share of Premier's Class A Common Stock at an exercise price of $8.00 at any time through November 30, 1999. Commencing immediately, such Premier Class BB Option shall be redeemable by Premier at a price of $.05 per option on thirty
(30) days written notice, so long as the average closing bid price, as reported by the Nasdaq Stock Market, of the Class A Common Stock exceeds $11.20 per share, for thirty (30) consecutive trading days ending within fifteen (15) days of the notice of redemption.

PREMIER OPTIONS

  Each Premier Option shall represent the right to purchase one share of Class A Common Stock for a period commencing twelve (12) months from the Closing Date and ending of three (3) years from the Closing Date, at an exercise price equal to the Per Share Value. The Premier Options shall not be redeemable.

                                                                       EXHIBIT G

                                 OPERATING PLAN

                            [intentionally omitted]

                                                                       EXHIBIT H

                      LOANS INCLUDED IN NONINCLUDED COSTS

  The obligations for money borrowed included in the Nonincluded Costs shall consist of $300,000 principal amount of loans from shareholders made in 1997, together with accrued interest thereon.

                                                                    SCHEDULE 2.1

                                  NOTEHOLDERS

EYESYS AFFILIATE NOTEHOLDERS

  Frontenac VI Limited Partnership
  Trinity Ventures II, L.P.
  Trinity Ventures III, L.P.
  Trinity Ventures Side-by-Side Fund I, L.P.
  American Healthcare Fund II, L.P.
  Robert G. Martin, M.D.
  Frederick Ruegseggar

EYESYS NONAFFILIATE NOTEHOLDERS

  All other Noteholders

                                                                    SCHEDULE 2.7

                    STOCKHOLDERS EXECUTING LOCKUP AGREEMENTS

STOCKHOLDERS EXECUTING LOCKUP AGREEMENT ON EXHIBIT C-1

  Youssef S. Wakil
  Henry Kuehn
  James Crawford
  Robert G. Martin
  Kinney L. Johnson
  David Nierenberg
  American Healthcare Fund II, L.P.
  Frontenac VI Limited Partnership
  Trinity Ventures II, L.P.
  Trinity Ventures III, L.P.
  Trinity Ventures Side-by-Side Fund I, L.P.

STOCKHOLDERS EXECUTING LOCKUP AGREEMENT ON EXHIBIT C-2

  All other stockholders

                                                                   SCHEDULE 5.16

                                EYESYS PERSONNEL

David Headlee
Lisa Manis
Bonnie Schwebb
Chris Boyle
Liz Ojeda
Michel Ulsas
Victor Lau
Debbie Gabriel
Beth Soper
David Liu
Eddie Phillipe
James Tang
Eric Serfoss
John Clark
Ken Carbonari
Joe Wakil

                                   EXHIBIT B

                          PROPOSED CHARTER AMENDMENTS

  EyeSys Technologies, Inc. ("EyeSys") proposes to amend its Restated Certificate of Incorporation (the "EyeSys Charter") as follows:

  (1) EyeSys proposes to amend Section 4.1.3 of the EyeSys Charter to read in its entirety as follows:

    4.1.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding Preferred Stock now or hereafter authorized shall be entitled upon such Liquidation, the holders of Common Stock shall be entitled to the remaining assets of the Corporation.

  (2) EyeSys proposes to amend Section 4.2.4(a) and (b) of the EyeSys Charter to read in its entirety as follows:

    (a) Preference. In the event of any Liquidation, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment or declaration and setting apart for payment in full of the preferential amounts payable to the holders of Series B Preferred Stock pursuant to Section 4.3.4 hereof and prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $7.00 for each outstanding share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends on such share (such amount being referred to herein as the "Series A Premium"); provided, however, that in the event of a Liquidation as a result of the merger contemplated by the Agreement and Plan of Merger dated as of April 24, 1997, by and among Premier Laser Systems, Inc., Premier Acquisition of Delaware, Inc. and the Corporation (the "Premier Merger Agreement"), a copy of which is attached hereto as Exhibit A, then the Series A Premium shall equal the quotient of (x) the Series A Preference as that term is defined in the Merger Agreement divided by (y) the number of shares of Series A Preferred Stock outstanding immediately prior to the effective time of the merger contemplated thereby. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Premium, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the number of shares of such Series A Preferred Stock owned by each such holder. After the payment or the setting apart for payment to the holders of shares of Series A Preferred Stock of the Series A Premium, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation, and the holders of Common Stock shall be entitled to the remaining assets of the Corporation.

    (b) Mergers. A merger, reorganization, or sale of all or substantially all of the assets of this Corporation in which the stockholders of this Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction shall be deemed to be a Liquidation within the meaning, of this Section II of Article FOURTH. Any securities to be delivered to the holders of the Series A Preferred Stock and Common Stock upon merger, reorganization or sale of substantially all the assets of the Corporation shall be valued for purposes of this Section 4.2.4 as follows:

      (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three business days prior to the closing;

      (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three business days prior to the closing;

      (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation; and

      (iv) notwithstanding paragraphs (i)-(iii) above, in the event of a Liquidation as a result of the merger contemplated by the Premier Merger Agreement, the value of the securities of Premier Laser Systems, Inc. ("Premier Securities") to be delivered to the holders of Series A Preferred Stock thereunder shall be that value ascribed to them under the Premier Merger Agreement.

  (3) EyeSys proposes to amend Section 4.3.4(b) and (c) of the EyeSys Charter to read in its entirety as follows:

    (b) After the payment or the setting aside for such payment of the preferential amounts payable upon a Liquidation to the holders of Series B Preferred Stock hereunder and to the holders of Series A Preferred Stock pursuant to Section 4.2.4 hereof, all of the remaining assets of the Corporation, if any, shall be distributed to the holders of shares of Common Stock.

    (c) Except as otherwise provided in this Section 4.3.4(c), if any of the assets of the Corporation are to be distributed other than in cash under this Section 4.3.4 or for any other purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series B Preferred Stock of the appraiser's valuation. Notwithstanding anything to the contrary contained herein, in the event of a Liquidation as a result of the merger contemplated by the Premier Merger Agreement, the value of Premier Securities to be delivered to holders of Series B Preferred Stock thereunder shall be that value ascribed to them in the Premier Merger Agreement.

  (4)  EyeSys proposes to amend the definition of the seventh term defined in
Section 4.3.9 of the EyeSys Charter to read in its entirety as follows:

    "Series B Liquidation Price" means with respect to a share of Series B Preferred Stock the sum of the Series B Cost plus accumulated but unpaid Series B Dividends on such share; provided, however, that in the event of a Liquidation as a result of the merger contemplated by the Premier Merger Agreement, then the Series B Liquidation Price shall equal the Series B Preferences (as that term is defined in the Premier Merger Agreement) divided by the number of shares of Series B Preferred Stock outstanding immediately prior to the effective time of the merger contemplated thereby.

                                   EXHIBIT C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(S) 262. APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
   (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne, by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   EXHIBIT D

                       COWEN & COMPANY FAIRNESS OPINION

May 16, 1997

Board of Directors
EyeSys Technologies, Inc.
2776 Bingle Road
Houston, TX 77055

Gentlemen:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share ("EyeSys Common Stock"), Series A Preferred Stock ("Series A Stock") and Series B Preferred Stock ("Series B Stock" and, together with the EyeSys Common Stock and the Series A Stock, the "EyeSys Stock") of EyeSys Technologies, Inc. ("EyeSys" or the "Company"), of the terms of the Merger (as hereinafter defined) with Premier Acquisition of Delaware, Inc. ("PAI"), a subsidiary of Premier Laser Systems, Inc. ("Premier"). For the purposes of this opinion, the "Merger" means the transaction described below pursuant to that certain Agreement and Plan of Merger among the Company, Premier and PAI dated April 24, 1997 (the "Merger Agreement").

  As more specifically set forth in the Merger Agreement, and subject to certain terms and conditions thereof, the Merger contemplates that PAI shall be merged with and into EyeSys and EyeSys, as the surviving corporation, will become a wholly owned subsidiary of Premier pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement). At the Effective Time, among other things, (i) all outstanding shares of EyeSys Stock and the EyeSys Notes (as defined in the Merger Agreement) will convert into a right to receive shares of Class A Common Stock, no par value, of Premier ("Premier Common Stock") as determined in accordance with the Merger Agreement; (ii) the EyeSys Options (as defined in the Merger Agreement) will be exchanged for Premier Options (as defined in the Merger Agreement), and may in certain circumstances also be exchanged for Premier Common Stock; and (iii) the EyeSys Common Warrants (as defined in the Merger Agreement) will be exchanged for Premier Options and/or Premier Common Stock, depending upon the satisfaction of certain conditions. The aggregate value of the securities issuable in the Merger (the "Merger Consideration") is equal to the sum of (a) $10,600,000,
(b) $495,000 (representing the value of the Premier Options issuable in the Merger) and (c) the Contingent Consideration (as defined in the Merger Agreement). The Contingent Consideration will be determined no later than 90 days after the Closing (as defined in the Merger Agreement) of the Merger, and is based upon revenues to be received by EyeSys from certain licensing agreements during the 12 months following the Closing. Consummation of the Merger on the foregoing terms will be subject to the approval of the respective stockholders and noteholders of the Company.

  In the ordinary course of its services, Cowen & Company ("Cowen") is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters. In arriving at our opinion, Cowen has, among other things:

  (1) reviewed the April 24, 1997 draft of the Merger Agreement;

  (2) held meetings and discussions with representatives of the management of EyeSys to discuss the business operations, historical financial results and future prospects of EyeSys, Premier and the combined company;

  (3) reviewed certain information of a business and financial nature regarding EyeSys, furnished to Cowen by management of EyeSys, including consolidated financial statements for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 and the fiscal quarter ended March 31, 1997 and certain projected financial data and operating data;

   (4) reviewed certain publicly available filings of Premier with the Securities and Exchange Commission, including consolidated financial statements for the fiscal years ended March 31, 1994, 1995, and 1996 and the three fiscal quarters ended December 31, 1996;

   (5) discussed with the Company's management EyeSys' competitive position, current and anticipated future conditions in the ophthalmic instrument industry and the potential strategic synergies of a combination with Premier;

   (6) considered the financial terms, to the extent publicly available, of selected recent business transactions deemed to be comparable in whole or in part to the Merger pursuant to the Merger Agreement;

   (7) compared certain financial and stock market information regarding EyeSys with similar information regarding certain companies which we deemed relevant;

   (8) reviewed historical market prices and trading volumes of Premier Common Stock from May 9, 1996 to May 9, 1997, and compared those trading histories with other companies which we deemed relevant;

   (9) performed a discounted future net income valuation of EyeSys based on projections provided by EyeSys' management;

  (10) analyzed pro forma ownership in the combined company by EyeSys' current shareholders; and

  (11) reviewed other publicly available information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

  At the request of the EyeSys Board, Cowen also solicited third party indications of interest in acquiring all or substantially all of the stock or assets of EyeSys.

  On May 15, 1997, the closing price of Premier Common Stock, in the last transaction reported by the NASDAQ, was $11.625 per share.

  In rendering our opinion, we relied upon the Company's management with respect to the accuracy and completeness of the financial and other information furnished to us as described above. Cowen was not provided with detailed financial projections for Premier. We have not assumed any responsibility for independent verification of such information, including financial information, nor have we made an independent evaluation or appraisal of any of the properties or assets of the Company or Premier.

  We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction contemplated by the Merger Agreement and will receive a fee for our services. A significant portion of such fee is contingent upon the closing of the Merger.

  On the basis of our review and analysis, as described above, it is our opinion as investment bankers that, as of the date hereof, the financial terms of the Merger are fair, from a financial point of view, to the holders of the outstanding shares of EyeSys Stock.

                                          Very truly yours,

                                          /s/ Cowen & Company

                                          Cowen & Company

                                   EXHIBIT E

                 POWER OF ATTORNEY TO SIGN EXCHANGE AGREEMENTS

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned, who is a holder of securities of EyeSys Technologies, Inc., a Delaware corporation ("EyeSys"), an employee of EyeSys entitled to a bonus (a "Stay Bonus") in connection with the undersigned's continued employment with EyeSys, or a creditor or claimant of EyeSys, does hereby constitute and appoint JAMES E. CRAWFORD, II and HENRY KUEHN, and each of them, with full power to act without the other, the undersigned's true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all of the agreements enumerated below (collectively, the "Exchange Agreements") applicable to the undersigned, and any other documents in furtherance of the Exchange Agreements, and to deliver same to Premier Laser Systems, Inc., a Delaware corporation ("Premier"), in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of April 24, 1997, by and among Premier, Premier Acquisition of Delaware, Inc., a Delaware corporation ("PAI"), and EyeSys (the "Merger Agreement"), under which PAI shall merge with and into EyeSys (the "Merger"), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. Unless otherwise defined herein, capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Merger Agreement, a copy of which was attached as an exhibit to the Prospectus and Proxy Statement dated
           , 1997 (the "Prospectus and Proxy Statement"), of Premier and EyeSys, a copy of which has been mailed to the undersigned and receipt of which is hereby acknowledged by the undersigned.

  1. If the undersigned is an EyeSys Stockholder, a Lock-Up Agreement (the forms of which are attached to the Merger Agreement as Exhibit C-1 and C-2) which restrict the sale of Premier Common Stock received in the Merger. EyeSys Stockholders listed on Schedule 2.7 to the Merger Agreement are required to sign a Lock-Up Agreement in the form of Exhibit C-1; all other EyeSys Stockholders are required to sign a Lock-Up Agreement in the form of Exhibit C-2.

  2. If the undersigned is a holder of an EyeSys Note, an agreement to accept Premier Common Stock in satisfaction of such note in accordance with terms of the Merger Agreement and if the holder is an EyeSys Affiliate Noteholder to waive all of the Contingency Payment thereon and if the holder is an EyeSys Non-Affiliate Noteholder to waive one-half of the Contingency Payment thereon.

  3. If the undersigned is a holder of EyeSys Options, EyeSys Common Warrants or entitled to a Stay Bonus, an agreement to accept Premier Options and/or Premier Common Stock in exchange for the cancellation of such options and warrants or the full payment of such Stay Bonus in accordance with the terms of the Merger Agreement.

  4. If the undersigned is a party to any registration rights agreement relating to securities of EyeSys, an agreement to terminate any and all such agreements to be effective immediately prior to the Effective Time.

  5. If the undersigned is a creditor or claimant of EyeSys, to the extent the undersigned's claims are included within Nonincluded Costs, an agreement to accept Premier Common Stock (or in the case of holders of Stay Bonuses, Premier Common Stock and/or Premier Options) in exchange for the full payment of such claims in accordance with the terms of the Merger Agreement.

  6. If the undersigned is a holder of Preferred Warrants, an agreement to terminate such Preferred Warrants immediately prior to the Effective Time.

  7. If the undersigned, pursuant to the Restated Certificate of Incorporation or Bylaws of EyeSys or any agreement to which the undersigned and EyeSys is a party, is entitled to notice of the record date or meeting date of the Special Meeting of Stockholders of EyeSys at which approval of the Merger Agreement and approval of the amendments to the Restated Certificate of Incorporation of EyeSys described in the Prospectus and Proxy Statement are to be considered, an agreement waiving any and all such notices. This item 7 shall not waive any right to notice of the record date or meeting date of the Special Meeting otherwise imposed under Sections 251 and 262 of the Delaware General Corporation Law.

                                          -------------------------------------
                                          [Signature]

                                          -------------------------------------
                                          [Print Name]

                                          -------------------------------------
                                          [Specify Nature of Relationship with
                                          EyeSys -Stockholder, holder of
                                          EyeSys Note, employee entitled to a
                                          Stay Bonus, or creditor or claimant,
                                          indicating number of shares, amount
                                          of principal of EyeSys Note, amount
                                          of Stay Bonus, or amount of claim of
                                          creditor or claimant included within
                                          Nonincluded Costs]

                                                                 EXHIBIT F

                            FIRST AMENDMENT TO

                       AGREEMENT AND PLAN OF MERGER

  This First Amendment to Agreement and Plan of Merger ("First Amendment") is made as of August 6, 1997 by and among Premier Laser Systems, Inc., a California corporation ("Premier"), Premier Acquisition of Delaware, Inc., a Delaware corporation ("PAI"), EyeSys Technologies, Inc., a Delaware corporation ("EyeSys"), and Frontenac Company (the "Principal Shareholder").

                                 RECITALS

  A. The parties hereto have entered into that certain Agreement and Plan of Merger dated as of April 24, 1997 (the "Merger Agreement"), pursuant to which PAI, a wholly owned subsidiary of Premier, will be merged with and into EyeSys (the "Merger"), with EyeSys surviving as a wholly owned subsidiary of Premier. All capitalized terms that are not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

  B. The parties desire to amend certain provisions of the Merger Agreement as provided below.

  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

  1. Termination Date. The parties hereby agree that the deadline for the Closing of the Merger specified in Section 8.2(a)(6) and Section 8.2(b)(4) is hereby extended to September 15, 1997.

  2. Contingent Consideration. The parties agree that the Contingent Consideration, if any, shall be paid only in shares of Premier Common Stock and that no Class AA Options or Class BB Options shall be issued in the Merger. The parties agree that for purposes of calculation of the Contingent Consideration, notwithstanding any provisions of the Merger Agreement to the contrary, the Future License Fees shall include only those fees actually received by April 24, 1998.

  3. Modifications of Escrow Arrangements.

  (a) The term of the escrow referred to in Section 2.3(a) of the Merger Agreement (the "Escrow"), insofar (and solely insofar) as it relates to claims that EyeSys' products infringe any patents ("Patent Claims"), shall be eighteen (18) months, unless EyeSys provides evidence satisfactory to Premier, that EyeSys publicly demonstrated its "Pupil Finder" product in March 1991, or earlier. If EyeSys provides such evidence, the escrow period for all claims shall remain at one year from the Closing. The term of the Escrow, insofar as it relates to claims other than Patent Claims, shall remain at twelve (12) months.

  (b) The amount of shares to be deducted from the Merger Securities on a pro rata basis and placed into the escrow, as described in Section 2.3(a) of the Merger Agreement (the "Escrow"), shall be equal to twenty percent (20%) of all securities otherwise issuable under the Merger Agreement (the "Base Escrow Amount"), plus additional Class A Common Stock (the "Additional Escrowed Shares") having an aggregate value (measured at the Closing Date) equal to $1 million. The Additional Escrowed Shares shall be available solely for the purpose of indemnifying Premier against loss, cost, expense, and damage (including reasonable attorneys' fees), if any, incurred by or threatened against Premier or EyeSys and arising out of or relating to actual or claimed infringement of patents. The Base Escrow Amount shall not be used to indemnify Premier for claims that are first made more than one year from the Closing, and at the end of such one year period the Base Escrow Amount, less any Escrow Shares distributed to Premier or reserved for future distribution to Premier in accordance with the Escrow Agreement, shall be released to the Escrow Shareholders in accordance with the terms of the Escrow Agreement.

  4. Colloptics. Premier hereby waives the condition to closing set forth in
Section 6.23 of the Merger Agreement, relating to receipt of an estoppel certificate from General Electric Company and Colloptics Inc. The parties agree that following the closing of the Merger EyeSys and/or Premier may take legal action against General Electric Company and/or Colloptics Inc. relating to the enforcement of the License Agreement among them and EyeSys dated September 23, 1994 (the "License Agreement"). Any expenses incurred in such legal action shall be reimbursed to Premier from the Escrow. If Premier is unable to successfully enforce the License Agreement, through legal action or otherwise, during the period ending one year from the Closing Date, Premier shall be entitled to liquidated damages (which shall be charged to the Escrow) in an amount equal to $275,000 (but in such event shall be entitled to no additional amounts for expenses incurred in seeking to enforce the License Agreement). Premier shall be solely entitled to determine whether it has been able to "successfully enforce" the License Agreement. THE PARTIES AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO ESTABLISH THE EXACT AMOUNT OF PREMIER'S DAMAGES RESULTING FROM ITS INABILITY TO ENFORCE THE LICENSE AGREEMENT, AND THAT THE FOREGOING IS A REASONABLE ESTIMATE OF SUCH DAMAGES.

  Initials: _____ for Premier _____ for EyeSys _____ for the Principal
  Shareholder

  The maximum aggregate amount that may be charged to the Escrow for the purpose of indemnifying or compensating Premier for loss of the License Agreement (or for any expenses incurred in seeking to enforce the License Agreement) shall be $275,000. If EyeSys and/or Premier successfully enforces the License Agreement and receives any license or similar fees from future licensing or disposition of rights under the License Agreement, such fees shall be applied first to the replenishment of the Escrow, if and only to the extent that any Escrow Shares have been released to Premier to indemnify it under this Section 4.

  5. Waiver of Conditions. Premier hereby waives the conditions set forth in Sections 6.21, 6.23 and 6.26 of the Merger Agreement. Premier further agrees to waive its right to terminate the Merger Agreement under the circumstances set forth in Sections 8.2(a)(4) and (5) of the Merger Agreement.

  6. Evaluation of Contingent Consideration. For purposes of calculating the Merger Securities issuable with respect to the Contingent Consideration, if any, the parties shall use the Per Share Value in effect at the Closing Date.

  7. Amendment of Definition of Series B Preference. The definition of "Series B Preference," as set forth in the Merger Agreement, is hereby amended to read in full as follows:

  "Series B Preference" with respect to all of the outstanding shares of Series B Preferred Stock, in the aggregate, shall mean that amount of the Shareholder Consideration equal to "A" in the following formula:

  A = (1-P)*(any Principal or Contingency Payments made to holders of EyeSys Notes in excess of $3,359,993, plus the Shareholder Consideration), where

  P equals (9.732853 * 10-8 * (any Principal or Contingency Payments made to holders of EyeSys Notes in excess of $3,359,993, plus theShareholder Consideration)) minus 0.31470577; provided, however, in no event shall P be less than .2726550 or more than .4016254.

  8. Full Force and Effect. Except as expressly amended by this First Amendment, the Merger Agreement is hereby ratified, confirmed and approved, and shall continue in full force and effect.

  9. Execution in Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, each of the parties has executed this First Amendment to Agreement and Plan of Merger as of the date first above written.

                                          PREMIER LASER SYSTEMS, INC.

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

                                          PREMIER ACQUISITION OF DELAWARE,
                                           INC.

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

                                          EYESYS TECHNOLOGIES, INC.

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

                                          FRONTENAC COMPANY

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

PROXY                      EYESYS TECHNOLOGIES, INC.
        SPECIAL MEETING OF STOCKHOLDERS AND NOTEHOLDERS, AUGUST 1, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder(s)/noteholder(s) of EyeSys Technologies (the "Company") hereby appoints James Crawford and Henry Kuehn, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote, and in the case of noteholders all votes entitled to be cast by such noteholders, at the Special Meeting of Stockholders and Noteholders of the Company to be held on August 1, 1997, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S)/NOTEHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

 [X] Please mark your vote as in this example.

  1. Proposal to adopt the Agreement and Plan of Merger dated as of April 24, 1997 among Premier Laser Systems, Inc., Premier Acquisition of Delaware, Inc. and the Company (the "Merger Agreement").

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  2. Proposal to adopt the amendment to the Company's Restated Certificate of Incorporation, providing that if the merger is consummated the amount payable to holders of Series A Preferred Stock, the amount payable to holders of Series B Preferred Stock, and the value of securities delivered in satisfaction of such preferences shall be calculated in accordance with the terms of the Merger Agreement, which includes eliminating any right of the Series B Preferred Stock to participate with Common Stock in the liquidation of the net assets of the Company after payment of debts and preferences.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN


                     PLEASE SIGN AND MAIL THIS PROXY TODAY

                                           Please sign exactly as name appears
                                           on stock certificate or note. When
                                           shares or notes are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           a corporation, please sign in full
                                           corporate name by President or
                                           other authorized officer. If a
                                           partner, please sign in partnership
                                           name by authorized person.

                                           ____________________________________
                                                        Signature

                                           ____________________________________
                                               Signature, (if held jointl)

                                           DATE:_________________________, 19

                                           DATE:_________________________, 19

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The California General Corporations Laws provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (iii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involves the absence of good faith on the party of the director (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (v) acts or omissions showing a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (vi) any improper transaction between a director and the Registrant in which the director has a material financial interest, or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Registrant's Articles of Incorporation provide that the Registrant's directors are not liable to the Registrant or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California Law.

  The inclusion of the above provision in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its shareholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

  The Registrant's Articles of Incorporation provide that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by California Law, including circumstances in which indemnification is otherwise discretionary under California Law. The Registrant has entered into indemnification agreements with certain of its directors and officers that require the Registrant to indemnify such directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   2.1   Agreement and Plan of Merger dated as of April 24, 1997 among Premier
         Laser Systems, Inc., EyeSys Technologies, Inc. and Premier Acquisition
         of Delaware, Inc. Filed herewith as Exhibit A to the Prospectus/Proxy
         Statement.
   3.1   Amended and Restated Articles of Incorporation as filed with the
         California Secretary of State on November 23, 1994. (incorporated herein by this reference to Exhibit 4.8 to the Registrant's Quarterly
         Report on Form 10-QSB for the Quarter ended December 31, 1994)
   3.2   Bylaws of the Registrant, as amended. (incorporated herein by this reference to Exhibit 3.3 to the Registrant's Registration Statement on
         Form SB-2, Registration No. 33-83984)
   4.1   Form of Common Stock Certificate. (incorporated herein by this reference to Exhibit No. 4.4 to the Registrant's Registration
         Statement on Form SB-2, Registration No. 33-83984)
   4.2   Form of "Premier Option" (filed herewith).
   5.1   Amended and Restated Opinion of Rutan & Tucker regarding legality
         (filed herewith).
   8.1   Opinion of Rutan & Tucker regarding tax matters (previously filed).
  10.1   Letter Agreement and Patent License Agreement dated August 29, 1991 among the Registrant, Patlex Corporation and Gordon Gould.
         (incorporated herein by this reference to Exhibit 10.1 to the
         Registrant's Registration Statement on Form SB-2, Registration No. 33-
         83984)
  10.2   Assignment Agreement dated July 27, 1992 between the Registrant and
         Michael Colvard, M.D. (incorporated herein by this reference to
         Exhibit 10.2 to the Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
  10.3   Gold Catalyst Licensing Agreement dated April 16, 1992 between the
         Registrant and Optical Engineering, Inc. (incorporated herein by this reference to Exhibit 10.3 to the Registrant's Registration Statement
         on Form SB-2, Registration No. 33-83984)
  10.4   Assignment and Modification Agreement dated July 26, 1991 among the
         Registrant, Pfizer Hospital Products Group and Medical Laser
         Technologies Limited. (incorporated herein by this reference to
         Exhibit 10.4 to the Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
  10.8   Letter Agreement dated October 13, 1987 between Pfizer Laser Systems,
         Inc. and Duke University, together with Patent Assignment as filed in the U.S. Patent and Trademark Office on October 23, 1993.
         (incorporated herein by this reference to Exhibit 10.8 to the
         Registrant's Registration Statement on Form SB-2, Registration No. 33-
         83984)
 +10.10  Lead Generation/Distribution Agreement dated March 17, 1994 between the Registrant and Burkhart Dental Supply Company. (incorporated herein by this reference to Exhibit 10.10 to the Registrant's
         Registration Statement on Form SB-2, Registration No. 33-83984)
  10.12  Form of International Distribution Agreement. (incorporated herein by this reference to Exhibit 10.12 to the Registrant's Registration
         Statement on Form SB-2, Registration No. 33-83984)
  10.13  Letter of Intent between the Registrant and Richard Leaderman, D.D.S., together with related Patent Assignments as filed in the U.S. Patent and Trademark Office on February 22, 1994. (incorporated herein by this reference to Exhibit 10.13 to the Registrant's Registration
         Statement on Form SB-2, Registration No. 33-83984)
 +10.14  Exclusive Marketing Agreement dated July 26, 1994 between the
         Registrant, Proclosure, Inc. and Nippon Shoji Kaisha, Ltd.
         (incorporated herein by this reference to Exhibit 10.14 to the
         Registrant's Registration Statement on Form SB-2, Registration No. 33-
         83984)
  10.15  Form of Indemnification Agreement. (incorporated herein by this reference to Exhibit 10.23 to the Registrant's Registration Statement
         on Form SB-2, Registration No. 33-83984)
  10.16  Industrial Lease dated December 6, 1995 between the Registrant and
         Irvine Company. (incorporated herein by this reference to Exhibit
         10.22 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.17   Use and Cost Sharing Agreement dated December 1, 1995 between the
         Registrant and Biopsys Medical, Inc. (incorporated herein by this reference to Exhibit 10.23 to the Registrant's Annual Report on Form
         10-KSB for the fiscal year ended March 31, 1996)
 10.18   Purchase/Supply Agreement dated January 13, 1987 between Infrared
         Fiber Systems, Inc. and Pfizer Hospital Products Group, Inc., as
         amended. (incorporated herein by this reference to Exhibit 10.26 to the Registrant's Registration Statement on Form SB-2, Registration No.
         33-83984)
 10.19   Letter of Intent dated October 19, 1995 between the Registrant and
         International Biolaser Corporation, together with related Promissory
         Note dated October 19, 1995 payable to Registrant in the original principal amount of $125,000, and Security Agreement dated October 19,
         1995 between the Registrant and International Biolaser Corporation.
         (incorporated herein by this reference to Exhibit 10.24 to the
         Registrant's Annual Report on Form 10-KSB for the fiscal year ended
         March 31, 1996)
 10.20   Share Exchange Agreement dated December 20, 1995 among the Registrant,
         658994 Alberta Ltd., 658997 Alberta Ltd. and Mattan Corporation.
         (incorporated herein by this reference to Exhibit 10.1 to the
         Registrant's Quarterly Report on Form 10-QSB for the quarter ended
         December 31, 1995)
 10.21   Purchasing Agreement dated December 20, 1995 between the Registrant and Mattan Corporation. (incorporated herein by this reference to
         Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB for
         the quarter ended December 31, 1995)
 10.22   Exclusive Licensing Agreement dated June 1, 1992 between the
         Registrant and Quentin M. Murphy, D.D.S. (incorporated herein by this reference to Exhibit 10.27 to the Registrant's Annual Report on Form
         10-KSB for the fiscal year ended March 31, 1996)
 10.23   Broker Agreement dated March 13, 1996 among the Registrant, First
         National Marketing Services, Inc. and William F. Sullivan.
         (incorporated herein by this reference to Exhibit 10.29 to the
         Registrant's Annual Report on Form 10-KSB for the fiscal year ended
         March 31, 1996)
 10.24   Form of Consulting Agreement. (incorporated herein by this reference to Exhibit 10.30 to the Registrant's Annual Report on Form 10-KSB for
         the fiscal year ended March 31, 1996)
 10.25   Radiation Services Agreement dated January 10, 1994 between the
         Registrant and SteriGenics International. (incorporated herein by this reference to Exhibit 10.31 to the Registrant's Annual Report on Form
         10-KSB for the fiscal year ended March 31, 1996)
 10.26   Form of Warrant Agreement (including forms of Class A and Class B
         Warrant Certificates). (incorporated herein by this reference to
         Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
 10.27   Form of Underwriter's Unit Purchase Option. (incorporated herein by this reference to Exhibit 4.2 to the Registrant's Registration
         Statement on Form SB-2, Registration No. 33-83984)
 10.28   Form of Finders' Unit Purchase Option. (incorporated herein by this reference to Exhibit4.3 to the Registrant's Registration Statement on
         Form SB-2, Registration No. 33-83984)
 10.29   1992 Stock Option Plan, together with form of Nonqualified Stock
         Option Agreement and form of Incentive Stock Option Agreement.
         (incorporated herein by this reference to Exhibit 4.5 to the
         Registrant's Registration Statement on Form SB-2, Registration No. 33-
         83984)
 10.30   1995 Employee Stock Option Plan, together with form of Nonqualified
         Stock Option Agreement and form of Incentive Stock Option Agreement.
         (incorporated herein by this reference to Exhibit 10.34 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         March 31, 1996)
 10.31   1996 Stock Option Plan. (incorporated herein by this reference to
         Exhibit 10.36 to the Registrant's Annual Report on Form 10-KSB for the
         fiscal year ended March 31, 1996)
 10.32   Form of Nonstatutory Stock Option Agreement between the Registrant and
         Colette Cozean (granting option to purchase 358,650 shares of
         Registrant's Common Stock). (incorporated herein by this reference to
         Exhibit 10.32 to the Registrant's Annual Report on Form 10-KSB for the
         fiscal year ended March 31, 1996)
 10.33   Form of Termination Agreement between the Registrant and certain of the Registrant's Executive Officers. (incorporated herein by this reference to Exhibit 10.33 to the Registrant's Annual Report on Form
         10-KSB for the fiscal year ended March 31, 1996)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.34   Joint Venture Agreement dated January 31, 1997 among the Registrant,
         RSS, LLC and Data.Site, LLC. (incorporated herein by this reference to
         Exhibit 10.39 to the Registrant's Annual Report on Form 10-K for the
         fiscal year ended March 31, 1997)
 10.35   Operating Agreement of Data.Site, LLC dated January 31, 1997.
         (incorporated herein by this reference to Exhibit 10.40 to the
         Registrant's Annual Report on Form 10-K for the fiscal year ended
         March 31, 1997)
 10.36   February 1996 Stock Option Plan. (incorporated herein by this reference to Exhibit 10.35 to the Registrant's Annual Report on Form
         10-KSB for the fiscal year ended March 31, 1996)
 10.37   Loan Agreement dated June 3, 1996 between the Registrant and Silicon
         Valley Bank, together with Schedule to Loan Agreement dated June 3,
         1996. (incorporated herein by this reference to Exhibit 10.36 to the
         Registrant's Registration Statement on Form SB-2, Registration No.
         333-04219)
 10.38   Pledge Agreement dated June 3, 1996 between the Registrant and Silicon
         Valley Bank. (incorporated herein by this reference to Exhibit 10.37 to the Registrant's Registration Statement on Form SB-2, Registration
         No. 333-04219)
 10.39   Warrant to Purchase Stock dated June 3, 1996 issued to Silicon Valley
         Bank. (incorporated herein by this reference to Exhibit 10.38 to the
         Registrant's Registration Statement on Form SB-2, Registration No.
         333-04219)
 10.40   Registration Rights Agreement dated June 3, 1996 between the
         Registrant and Silicon Valley Bank. (incorporated herein by this reference to Exhibit 10.39 to the Registrant's Registration Statement
         on Form SB-2, Registration No. 333-04219)
 10.41   Antidilution Agreement dated June 3, 1996 between the Registrant and
         Silicon Valley Bank. (incorporated herein by this reference to Exhibit
         10.40 to the Registrant's Registration Statement on Form SB-2,
         Registration No. 333-04219)
 10.42   Agreement dated August 12, 1996 between the Registrant and Circuit
         Tree Medical, Inc. (incorporated herein by this reference to Exhibit
         10.42 to the Registrant's Registration Statement on Form SB-2,
         Registration No. 333-04219)
 10.43   Amendment to Loan Agreement together with Schedule, dated February 13,
         1997, between the Registrant and Silicon Valley Bank. (incorporated herein by this reference to Exhibit 10.37 to the Registrant's Annual
         Report on Form 10-K for the fiscal year ended March 31, 1997)
 10.44   Pledge Agreement dated February 13, 1997 between the Registrant and
         Silicon Valley Bank. (incorporated herein by this reference to Exhibit
         10.38 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997)
 10.45   Employee Bonus Stock Plan, together with form of Bonus Stock
         Agreement. (incorporated herein by this reference to Exhibit 4.6 to the Registrant's Registration Statement on Form SB-2, Registration
         No. 33-83984)
 21      List of Subsidiaries of Registrant. Incorporated herein by this reference to Exhibit 21 to the Registrant's Annual Report on Form 10-K
         for the fiscal year ended March 31, 1997, as amended by Form 10-K/A filed with the Commission on June 18, 1997.
 23.1    Consent of Ernst & Young LLP (filed herewith).
 23.2    Consent of Price Waterhouse LLP (filed herewith).
 23.3    Consent of Coopers & Lybrand L.L.P. (filed herewith).
 23.4    Consent of Rutan & Tucker (included in the opinions filed as Exhibits
         5.1 and 5.2).
 24      Power of Attorney (included on signature page).
 99.1    Agreement dated July 23, 1997 between Nidek Co., Ltd. and EyeSys
         Technologies, Inc. (to be filed by amendment)
 99.2    Exclusive Distribution Agreement dated June 1, 1995 between Nidek Co.,
         Ltd. and EyeSys Technologies, Inc. (to be filed by amendment)
 99.3    Exclusive Distribution Agreement dated June 2, 1997 between EyeSys
         Technologies, Inc. and Marco Ophthalmic Inc. (to be filed by amendment)

--------

+ Confidential treatment was granted with respect to portions of this Exhibit.

ITEM 22. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona bide offering thereof.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant is the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  (e) The undersigned Registration hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (f) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (g) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (f) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 24 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on August 5, 1997.

                                          PREMIER LASER SYSTEMS, INC.

                                                 /s/ Colette Cozean
                                          By: _________________________________
                                                   Colette Cozean, Ph.D.
                                                Chief Executive Officer and
                                                         President


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                             TITLE                    DATE
                ----                             -----                    ----

        /s/ Colette Cozean           Chairman of the Board,          August 5, 1997
____________________________________ President and Chief
       Colette Cozean, Ph.D.         Executive Officer (Principal
                                     Executive Officer)

                                     Director                        August  , 1997
____________________________________
           Patrick J. Day

                 *                   Director                        August 5, 1997
____________________________________
        Grace Chin-Hsin Lin

                 *                   Director                        August 5, 1997
____________________________________
         E. Donald Shapiro

                 *                   Director                        August 5, 1997
____________________________________
       G. Lynn Powell, D.D.S.

                 *                   Vice President of Finance       August 5, 1997
____________________________________ and Chief Financial Officer
          Michael Hiebert            (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)


     /s/ Colette Cozean
*By: ______________________
     Colette Cozean, Ph.D.,
     Attorney in fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
   2.1   Agreement and Plan of Merger dated as of April 24, 1997
         among Premier Laser Systems, Inc., EyeSys Technologies,
         Inc. and Premier Acquisition of Delaware, Inc. Filed
         herewith as Exhibit A to the Prospectus/Proxy
         Statement.
   3.1   Amended and Restated Articles of Incorporation as filed
         with the California Secretary of State on November 23,
         1994. (incorporated herein by this reference to Exhibit
         4.8 to the Registrant's Quarterly Report on Form 10-QSB
         for the Quarter ended December 31, 1994)
   3.2   Bylaws of the Registrant, as amended. (incorporated
         herein by this reference to Exhibit 3.3 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
   4.1   Form of Common Stock Certificate. (incorporated herein
         by this reference to Exhibit No. 4.4 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
   4.2   Form of "Premier Option" (filed herewith).
   5.1   Amended and Restated Opinion of Rutan & Tucker
         regarding legality (filed herewith).
   8.1   Opinion of Rutan & Tucker regarding tax matters
         (previously filed).
  10.1   Letter Agreement and Patent License Agreement dated
         August 29, 1991 among the Registrant, Patlex
         Corporation and Gordon Gould. (incorporated herein by
         this reference to Exhibit 10.1 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         33-83984)
  10.2   Assignment Agreement dated July 27, 1992 between the
         Registrant and Michael Colvard, M.D. (incorporated
         herein by this reference to Exhibit 10.2 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
  10.3   Gold Catalyst Licensing Agreement dated April 16, 1992
         between the Registrant and Optical Engineering, Inc.
         (incorporated herein by this reference to Exhibit 10.3
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 33-83984)
  10.4   Assignment and Modification Agreement dated July 26,
         1991 among the Registrant, Pfizer Hospital Products
         Group and Medical Laser Technologies Limited.
         (incorporated herein by this reference to Exhibit 10.4
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 33-83984)
  10.8   Letter Agreement dated October 13, 1987 between Pfizer
         Laser Systems, Inc. and Duke University, together with
         Patent Assignment as filed in the U.S. Patent and
         Trademark Office on October 23, 1993. (incorporated
         herein by this reference to Exhibit 10.8 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
 +10.10  Lead Generation/Distribution Agreement dated March 17,
         1994 between the Registrant and Burkhart Dental Supply
         Company. (incorporated herein by this reference to
         Exhibit 10.10 to the Registrant's Registration
         Statement on Form SB-2, Registration No. 33-83984)
  10.12  Form of International Distribution Agreement.
         (incorporated herein by this reference to Exhibit 10.12
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 33-83984)
  10.13  Letter of Intent between the Registrant and Richard
         Leaderman, D.D.S., together with related Patent
         Assignments as filed in the U.S. Patent and Trademark
         Office on February 22, 1994. (incorporated herein by
         this reference to Exhibit 10.13 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         33-83984)
 +10.14  Exclusive Marketing Agreement dated July 26, 1994
         between the Registrant, Proclosure, Inc. and Nippon
         Shoji Kaisha, Ltd. (incorporated herein by this
         reference to Exhibit 10.14 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         33-83984)
  10.15  Form of Indemnification Agreement. (incorporated herein by this reference to Exhibit 10.23 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         33-83984)
  10.16  Industrial Lease dated December 6, 1995 between the
         Registrant and Irvine Company. (incorporated herein by
         this reference to Exhibit 10.22 to the Registrant's
         Annual Report on Form 10-KSB for the fiscal year ended
         March 31, 1996)

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
 10.17   Use and Cost Sharing Agreement dated December 1, 1995
         between the Registrant and Biopsys Medical, Inc.
         (incorporated herein by this reference to Exhibit 10.23
         to the Registrant's Annual Report on Form 10-KSB for
         the fiscal year ended March 31, 1996)
 10.18   Purchase/Supply Agreement dated January 13, 1987
         between Infrared Fiber Systems, Inc. and Pfizer
         Hospital Products Group, Inc., as amended.
         (incorporated herein by this reference to Exhibit 10.26
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 33-83984)
 10.19   Letter of Intent dated October 19, 1995 between the
         Registrant and International Biolaser Corporation,
         together with related Promissory Note dated October 19,
         1995 payable to Registrant in the original principal
         amount of $125,000, and Security Agreement dated
         October 19, 1995 between the Registrant and
         International Biolaser Corporation. (incorporated
         herein by this reference to Exhibit 10.24 to the
         Registrant's Annual Report on Form 10-KSB for the
         fiscal year ended March 31, 1996)
 10.20   Share Exchange Agreement dated December 20, 1995 among
         the Registrant, 658994 Alberta Ltd., 658997 Alberta
         Ltd. and Mattan Corporation. (incorporated herein by
         this reference to Exhibit 10.1 to the Registrant's
         Quarterly Report on Form 10-QSB for the quarter ended
         December 31, 1995)
 10.21   Purchasing Agreement dated December 20, 1995 between
         the Registrant and Mattan Corporation. (incorporated
         herein by this reference to Exhibit 10.2 to the
         Registrant's Quarterly Report on Form 10-QSB for the
         quarter ended December 31, 1995)
 10.22   Exclusive Licensing Agreement dated June 1, 1992
         between the Registrant and Quentin M. Murphy, D.D.S.
         (incorporated herein by this reference to Exhibit 10.27
         to the Registrant's Annual Report on Form 10-KSB for
         the fiscal year ended March 31, 1996)
 10.23   Broker Agreement dated March 13, 1996 among the
         Registrant, First National Marketing Services, Inc. and
         William F. Sullivan. (incorporated herein by this
         reference to Exhibit 10.29 to the Registrant's Annual
         Report on Form 10-KSB for the fiscal year ended March
         31, 1996)
 10.24   Form of Consulting Agreement. (incorporated herein by
         this reference to Exhibit 10.30 to the Registrant's
         Annual Report on Form 10-KSB for the fiscal year ended
         March 31, 1996)
 10.25   Radiation Services Agreement dated January 10, 1994
         between the Registrant and SteriGenics International.
         (incorporated herein by this reference to Exhibit 10.31
         to the Registrant's Annual Report on Form 10-KSB for
         the fiscal year ended March 31, 1996)
 10.26   Form of Warrant Agreement (including forms of Class A
         and Class B Warrant Certificates). (incorporated herein
         by this reference to Exhibit 4.1 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         33-83984)
 10.27   Form of Underwriter's Unit Purchase Option.
         (incorporated herein by this reference to Exhibit 4.2
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 33-83984)
 10.28   Form of Finders' Unit Purchase Option. (incorporated
         herein by this reference to Exhibit4.3 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 33-83984)
 10.29   1992 Stock Option Plan, together with form of
         Nonqualified Stock Option Agreement and form of
         Incentive Stock Option Agreement. (incorporated herein
         by this reference to Exhibit 4.5 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         33-83984)
 10.30   1995 Employee Stock Option Plan, together with form of
         Nonqualified Stock Option Agreement and form of
         Incentive Stock Option Agreement. (incorporated herein
         by this reference to Exhibit 10.34 to the Registrant's
         Annual Report on Form 10-K for the fiscal year ended
         March 31, 1996)
 10.31   1996 Stock Option Plan. (incorporated herein by this
         reference to Exhibit 10.36 to the Registrant's Annual
         Report on Form 10-KSB for the fiscal year ended March
         31, 1996)
 10.32   Form of Nonstatutory Stock Option Agreement between the
         Registrant and Colette Cozean (granting option to
         purchase 358,650 shares of Registrant's Common Stock).
         (incorporated herein by this reference to Exhibit 10.32
         to the Registrant's Annual Report on Form 10-KSB for
         the fiscal year ended March 31, 1996)
 10.33   Form of Termination Agreement between the Registrant
         and certain of the Registrant's Executive Officers.
         (incorporated herein by this reference to Exhibit 10.33
         to the Registrant's Annual Report on Form 10-KSB for
         the fiscal year ended March 31, 1996)

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                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
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
 10.34   Joint Venture Agreement dated January 31, 1997 among
         the Registrant, RSS, LLC and Data.Site, LLC.
         (incorporated herein by this reference to Exhibit 10.39
         to the Registrant's Annual Report on Form 10-K for the
         fiscal year ended March 31, 1997)
 10.35   Operating Agreement of Data.Site, LLC dated January 31,
         1997. (incorporated herein by this reference to Exhibit
         10.40 to the Registrant's Annual Report on Form 10-K
         for the fiscal year ended March 31, 1997)
 10.36   February 1996 Stock Option Plan. (incorporated herein
         by this reference to Exhibit 10.35 to the Registrant's
         Annual Report on Form 10-KSB for the fiscal year ended
         March 31, 1996)
 10.37   Loan Agreement dated June 3, 1996 between the
         Registrant and Silicon Valley Bank, together with
         Schedule to Loan Agreement dated June 3, 1996.
         (incorporated herein by this reference to Exhibit 10.36
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 333-04219)
 10.38   Pledge Agreement dated June 3, 1996 between the
         Registrant and Silicon Valley Bank. (incorporated
         herein by this reference to Exhibit 10.37 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 333-04219)
 10.39   Warrant to Purchase Stock dated June 3, 1996 issued to
         Silicon Valley Bank. (incorporated herein by this
         reference to Exhibit 10.38 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         333-04219)
 10.40   Registration Rights Agreement dated June 3, 1996
         between the Registrant and Silicon Valley Bank.
         (incorporated herein by this reference to Exhibit 10.39
         to the Registrant's Registration Statement on Form SB-
         2, Registration No. 333-04219)
 10.41   Antidilution Agreement dated June 3, 1996 between the
         Registrant and Silicon Valley Bank. (incorporated
         herein by this reference to Exhibit 10.40 to the
         Registrant's Registration Statement on Form SB-2,
         Registration No. 333-04219)
 10.42   Agreement dated August 12, 1996 between the Registrant
         and Circuit Tree Medical, Inc. (incorporated herein by
         this reference to Exhibit 10.42 to the Registrant's
         Registration Statement on Form SB-2, Registration No.
         333-04219)
 10.43   Amendment to Loan Agreement together with Schedule,
         dated February 13, 1997, between the Registrant and
         Silicon Valley Bank. (incorporated herein by this
         reference to Exhibit 10.37 to the Registrant's Annual
         Report on Form 10-K for the fiscal year ended March 31,
         1997)
 10.44   Pledge Agreement dated February 13, 1997 between the
         Registrant and Silicon Valley Bank. (incorporated
         herein by this reference to Exhibit 10.38 to the
         Registrant's Annual Report on Form 10-K for the fiscal
         year ended March 31, 1997)
 10.45   Employee Bonus Stock Plan, together with form of Bonus
         Stock Agreement. (incorporated herein by this reference
         to Exhibit 4.6 to the Registrant's Registration
         Statement on Form SB-2, Registration No. 33-83984)
 21      List of Subsidiaries of Registrant. Incorporated herein
         by this reference to Exhibit 21 to the Registrant's
         Annual Report on Form 10-K for the fiscal year ended
         March 31, 1997, as amended by Form 10-K/A filed with
         the Commission on June 18, 1997.
 23.1    Consent of Ernst & Young LLP (filed herewith).
 23.2    Consent of Price Waterhouse LLP (filed herewith).
 23.3    Consent of Coopers & Lybrand L.L.P. (filed herewith).
 23.4    Consent of Rutan & Tucker (included in the opinions
         filed as Exhibits 5.1 and 5.2).
 24      Power of Attorney (included on signature page).
 99.1    Agreement dated July 23, 1997 between Nidek Co., Ltd.
         and EyeSys Technologies, Inc. (to be filed by
         amendment)
 99.2    Exclusive Distribution Agreement dated June 1, 1995
         between Nidek Co., Ltd. and EyeSys Technologies, Inc.
         (to be filed by amendment)
 99.3    Exclusive Distribution Agreement dated June 2, 1997
         between EyeSys Technologies, Inc. and Marco Ophthalmic
         Inc. (to be filed by amendment)
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+ Confidential treatment was granted with respect to portions of this Exhibit.